     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 2002

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          TESORO PETROLEUM CORPORATION
                             AND OTHER REGISTRANTS
                     (SEE TABLE OF OTHER REGISTRANTS BELOW)
             (Exact name of registrant as specified in its charter)

              DELAWARE                               2911                              95-0862768
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)              Identification No.)

                            300 CONCORD PLAZA DRIVE
                         SAN ANTONIO, TEXAS 78216-6999
                                 (210) 828-8484
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            JAMES C. REED, JR., ESQ.
                           EXECUTIVE VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                            300 CONCORD PLAZA DRIVE
                         SAN ANTONIO, TEXAS 78216-6999
                                 (210) 828-8484
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                               CHARLES L. STRAUSS
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                              HOUSTON, TEXAS 77010
                                 (713) 651-5151

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
         SECURITIES TO BE REGISTERED               REGISTERED            PER UNIT             PRICE(1)       REGISTRATION FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
9 5/8% Senior Subordinated Notes due 2012,
  Series B...................................     $450,000,000             100%             $450,000,000           $41,400
---------------------------------------------------------------------------------------------------------------------------------
Subsidiary Guarantees(3).....................         N/A                  N/A                  N/A                  N/A
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(f)(2), represents the book value of the outstanding 9 5/8% Senior Subordinated Notes due 2012 for which the registered securities will be exchanged. Estimated solely for the purpose of calculating the registration fee.

(2) Calculated Pursuant to Rule 457(f)(2). Pursuant to Rule 457(n), no additional registration fee is required for the registration of the subsidiary guarantees.

(3) No separate consideration will be received for the guarantees. The guarantees are not traded separately.
                             ---------------------
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           TABLE OF OTHER REGISTRANTS

                                                   STATE OR OTHER    PRIMARY STANDARD
                                                  JURISDICTION OF       INDUSTRIAL
EXACT NAME OF REGISTRANT AS                       INCORPORATION OR    CLASSIFICATION     I.R.S. EMPLOYER
SPECIFIED IN ITS CHARTER                            ORGANIZATION          NUMBER        IDENTIFICATION NO.
---------------------------                       ----------------   ----------------   ------------------
Digicomp Inc. ..................................    Delaware               7379             74-2521015
Far East Maritime Company.......................    Delaware               4422             74-2886469
Gold Star Maritime Company......................    Delaware               4422             74-2886462
Kenai Pipe Line Company.........................    Delaware               4613             94-6062891
Smiley's Super Service, Inc. ...................     Hawaii                5541             99-0088611
Tesoro Alaska Company...........................    Delaware               2911             94-1646130
Tesoro Alaska Pipeline Company..................    Delaware               4613             74-1839523
Tesoro Aviation Company.........................    Delaware               4522             74-2922277
Tesoro Financial Services Holding Company.......    Delaware               6711             51-0377202
Tesoro Gas Resources Company, Inc. .............    Delaware               1311             92-0150083
Tesoro Hawaii Corporation.......................     Hawaii                2911             99-0143882
Tesoro High Plains Pipeline Company.............    Delaware               4612             74-3009696
Tesoro Marine Services Holding Company..........    Delaware               5171             74-2807425
Tesoro Marine Services, LLC ....................    Delaware               5171             74-2766974
Tesoro Maritime Company.........................    Delaware               4422             74-2886466
Tesoro Northstore Company.......................     Alaska                5541             92-0098209
Tesoro Petroleum Companies, Inc. ...............    Delaware               7389             74-2385513
Tesoro Refining and Marketing Company...........    Delaware               2911             76-0489496
Tesoro Technology Company.......................    Delaware               7379             74-2521013
Tesoro Trading Company..........................    Delaware               5172             75-3025497
Tesoro Vostock Company..........................    Delaware               5172             74-2257610
Victory Finance Company.........................    Delaware               6719             51-0377203

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JULY 16, 2002

                      (TESORO PETROLEUM CORPORATION LOGO)

                          TESORO PETROLEUM CORPORATION
                               OFFER TO EXCHANGE
              9 5/8% SENIOR SUBORDINATED NOTES DUE 2012, SERIES B
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                      FOR
                            ANY AND ALL OUTSTANDING
                   9 5/8% SENIOR SUBORDINATED NOTES DUE 2012
                 ($450,000,000 IN PRINCIPAL AMOUNT OUTSTANDING)

                               THE EXCHANGE OFFER

     The exchange offer expires at 5:00 p.m., New York City time, on           ,
2002, unless extended.

     The exchange offer is not conditioned upon the tender of any minimum aggregate amount of the outstanding 9 5/8% Senior Subordinated Notes due 2012, which we refer to in this prospectus as the outstanding 9 5/8% notes due 2012.

     All of the outstanding 9 5/8% notes due 2012 tendered according to the procedures in this prospectus and not withdrawn will be exchanged for an equal principal amount of exchange notes.

     The exchange offer is not subject to any condition other than that it not violate applicable laws or any applicable interpretation of the staff of the Securities and Exchange Commission.

                               THE EXCHANGE NOTES

     The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding 9 5/8% notes due 2012, except that we have registered the exchange notes with the Securities and Exchange Commission. In addition, the exchange notes will not be subject to the transfer restrictions applicable to the outstanding 9 5/8% notes due 2012. We will not apply for listing any of the exchange notes on any securities exchange or to arrange for them to be quoted on any quotation system.

     The outstanding 9 5/8% notes due 2012 were originally issued by Tesoro Escrow Corp., our direct, wholly-owned subsidiary. On May 17, 2002, in connection with the acquisition of the Golden Eagle Assets, Tesoro Escrow Corp. merged with and into us and the outstanding 9 5/8% notes due 2012 became our senior subordinated obligations, guaranteed by the subsidiary guarantors.

     The exchange notes will be our unsecured senior subordinated obligations and will be guaranteed on a senior subordinated basis by our subsidiary guarantors. The exchange notes will rank pari passu in right of payment with our existing 9% Senior Subordinated Notes due 2008 and our existing 9 5/8% Senior Subordinated Notes due 2008 and will be subordinated in right of payment to all of our existing and future indebtedness other than existing indebtedness to the seller of the Golden Eagle Assets.

     Interest on the exchange notes will accrue from April 9, 2002, or from the most recent interest payment date to which interest has been paid, and is payable on April 1 and October 1 of each year, beginning on October 1, 2002. The notes will mature on April 1, 2012.

     WE URGE YOU TO CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 21 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2002.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Incorporation of Certain Information
  by Reference........................  iii
Forward-Looking Statements............   iv
Prospectus Summary....................    1
Risk Factors..........................   21
Acquisition of The Golden Eagle
  Assets..............................   31
The Exchange Offer....................   33
Use of Proceeds.......................   43
Ratio of Earnings to Fixed Charges....   43
Capitalization........................   44
Pro Forma Financial Statements........   45

                                        PAGE
                                        ----
Selected Historical Consolidated
  Financial Data......................   53
Business..............................   55
Management............................   72
Description of Other Indebtedness.....   76
Description of the Exchange Notes.....   78
Certain Federal Income Tax
  Considerations......................  118
Plan of Distribution..................  121
Legal Matters.........................  121
Experts...............................  122

                             ---------------------

     You should rely only upon the information contained or incorporated by reference in this document. We have not authorized any other person to provide you with different information in connection with the exchange offer covered by this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or a solicitation of an offer to buy, the outstanding 9 5/8% notes due 2012 or the exchange notes in any jurisdiction where, or to any person to or from whom, the offer or sale is not permitted. You should assume the information appearing in this document is accurate only as of the date on the front cover of this document. Our business, financial condition, results of operations and prospects may have changed since that date.

     This document is based on information provided by us and other sources we believe are reliable. We have summarized certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this document. In making an investment decision, you must rely on your own examination of our business and the terms of this exchange offer and the exchange notes, including the merits and risks involved. This exchange offer is being made on the basis of this prospectus. Any decision to participate in the exchange offer must be based on the information contained in or incorporated by reference in this prospectus.

     We urge you to contact us with any questions about this exchange offer or if you require additional information to verify the information contained in this document.

     We are not making any representation to any holder of the outstanding
9 5/8% notes due 2012 regarding the legality of an investment in the exchange notes by it under any legal investment or similar laws or regulations. You should not consider any information in this document to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the exchange notes.

     The federal securities laws prohibit trading in our securities while in possession of material non-public information with respect to us.

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXCEPTION OR EXEMPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY

PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT, ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                             ---------------------

     Tesoro Escrow Corp. sold the outstanding 9 5/8% notes due 2012 to Lehman Brothers Inc., ABN AMRO, Incorporated, Banc One Capital Markets, Inc., Credit Lyonnais Securities (USA), Inc. and Scotia Capital (USA) Inc., as the initial purchasers, on April 9, 2002, in transactions not registered under the Securities Act of 1933, as amended, in reliance upon the exemption provided in
Section 4(2) of the Securities Act. The initial purchasers placed the outstanding 9 5/8% notes due 2012 with qualified institutional buyers (as defined in Rule 144A under the Securities Act) ("Qualified Institutional Buyers" or "QIBs"), each of whom agreed to comply with certain transfer restrictions and other restrictions. Accordingly, the outstanding 9 5/8% notes due 2012 may not be reoffered, resold or otherwise transferred in the United States unless such transaction is registered under the Securities Act or an applicable exemption from the registration requirements of the Securities Act is available. On May 17, 2002, in connection with the acquisition of the Golden Eagle Assets, Tesoro Escrow Corp. merged with and into us and the outstanding 9 5/8% notes due 2012 became our senior subordinated obligations, guaranteed by the subsidiary guarantors. We are offering the exchange notes hereby in order to satisfy our obligations under a registration rights agreement among us, the subsidiary guarantors and the initial purchasers relating to the outstanding 9 5/8% notes due 2012.

     The exchange notes will bear interest at a rate of 9 5/8% per annum, payable semiannually on April 1 and October 1 of each year, commencing October 1, 2002. Holders of exchange notes of record on September 15, 2002, will receive on October 1, 2002, an interest payment in an amount equal to (x) the accrued interest on such exchange notes from the date of issuance thereof to October 1, 2002, plus (y) the accrued interest on the previously held outstanding 9 5/8% notes due 2012 from the date of issuance of such outstanding 9 5/8% notes due 2012 (April 9, 2002) to the date of exchange thereof. The outstanding 9 5/8% notes due 2012 and the exchange notes mature on April 1, 2012.

     The outstanding 9 5/8% notes due 2012 were initially represented by two global outstanding 9 5/8% notes due 2012 (the "Old Global Notes") in registered form, registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC" or the "Depositary"), as depositary. The exchange notes exchanged for outstanding 9 5/8% notes due 2012 represented by the Old Global Notes will be initially represented by one or more global exchange notes (the "Exchange Global Notes") in registered form, registered in the name of the Depositary. See "Description of the Exchange Notes -- Book-Entry, Delivery and Form". References herein to "Global Notes" shall be references to the Old Global Notes and the Exchange Global Notes.

     Based on an interpretation of the Securities Act by the staff of the Securities and Exchange Commission (the "SEC" or "Commission"), exchange notes issued pursuant to the exchange offer in exchange for outstanding 9 5/8% notes due 2012 may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased such outstanding 9 5/8% notes due 2012 directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is our "affiliate" (within the meaning of Rule 405 of the Securities Act)), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is acquiring the exchange notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes. Holders of outstanding 9 5/8% notes due 2012 wishing to accept the exchange offer must represent to us that such conditions have been met.

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must agree that it will deliver a prospectus in connection with any resale of such exchange notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding 9 5/8% notes due 2012 where such outstanding 9 5/8% notes due 2012 were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of one year after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

     The exchange notes will be a new issue of securities for which there currently is no market. The initial purchasers are not obligated to make a market in the exchange notes, and any such market making may be discontinued at any time without notice. As the outstanding 9 5/8% notes due 2012 were issued and the exchange notes are being issued to a limited number of institutions who typically hold similar securities for investment, we do not expect that an active public market for the exchange notes will develop. Accordingly, there can be no assurance as to the development, liquidity or maintenance of any market for the exchange notes on any securities exchange or for quotation through the Nasdaq Stock Market. See "Risk Factors".

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This prospectus contains information about certain contracts or other documents that is not necessarily complete. When we make such statements, we refer you to the actual copies of the contracts or documents (that we will make available upon request), because the information is qualified in all respects by reference to those documents.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on the New York Stock Exchange and the Pacific Exchange under the trading symbol "TSO". Our reports, proxy statements and other information filed with the SEC also can be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York, and at the Pacific Exchange, 301 Pine Street, San Francisco, California.

     This prospectus "incorporates by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we complete the exchange offer:

     - Our Annual Report on Form 10-K for the year ended December 31, 2001;

     - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

     - Our Current Report on Form 8-K filed on September 21, 2001, as amended by Amendment No. 1 to our Current Report on Form 8-K filed on October 24, 2001 and Amendment No. 2 to our Current Report on Form 8-K filed on November 5, 2001;

     - Our Current Report on Form 8-K filed on February 4, 2002;

     - Our Current Report on Form 8-K filed on February 5, 2002;

     - Our Current Report on Form 8-K filed on February 21, 2002;

     - Our Current Report on Form 8-K filed on February 22, 2002;

     - Our Current Report on Form 8-K filed on February 25, 2002, as amended by Amendment No. 1 to our Current Report on Form 8-K filed on April 22, 2002;

     - Our Current Report on Form 8-K filed on March 5, 2002;

     - Our Current Report on Form 8-K filed on April 9, 2002 (including the information contained in Item 9 thereto);

     - Our Current Report on Form 8-K filed on May 9, 2002;

     - Our Current Report on Form 8-K filed on May 24, 2002, as amended by Amendment No. 1 to our Current Report on Form 8-K filed on July 16, 2002;

     - Our Current Report on Form 8-K filed on June 18, 2002 (including the information contained in Item 9 thereto); and

     - Our Current Report on Form 8-K filed on July 1, 2002.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address.

        Tesoro Petroleum Corporation
        Attention: Corporate Communications
        300 Concord Plaza Drive
        San Antonio, Texas 78216-6999
        (210) 828-8484

     TO OBTAIN TIMELY DELIVERY OF ANY COPIES OF FILINGS REQUESTED, PLEASE WRITE OR TELEPHONE NO LATER THAN FIVE DAYS BEFORE THE EXPIRATION DATE.

     The financial statements as of December 31, 2001 and 2000 and for the year ended December 31, 2001 and the four month period ended December 31, 2000 of the Golden Eagle Refining and Marketing Assets Business incorporated herein by reference were audited by Arthur Andersen LLP. After reasonable efforts, we have not been able to obtain Arthur Andersen LLP's consent to the incorporation by reference of its audit report dated February 14, 2002 (Note 16 is dated February 20, 2002) into the registration statement of which this prospectus is a part. However, Rule 437a under the Securities Act of 1933, as amended, permits us to file the registration statement of which this prospectus is a part without Arthur Andersen LLP's written consent. Accordingly, investors will not be able to sue Arthur Andersen LLP pursuant to Section 11(a)(4) of the Securities Act of 1933, and any recovery under that section you may have may be limited as a result of the lack of Arthur Andersen LLP's consent.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes and incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are included, or incorporated by reference, in this prospectus, including in the sections entitled "Prospectus Summary", "Risk Factors" and "Business" and relate to, among other things, projections of revenues, earnings, earnings per share, cash flows, capital expenditures, working capital or other financial items, EBITDA (as defined herein), throughput, expectations regarding acquisitions, discussions of estimated future revenue enhancements, potential dispositions and cost savings. These statements also relate to our business strategy, goals and expectations concerning our market position, future operations, margins, profitability, liquidity and capital resources. We have used the words "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "predict", "project", "will" and similar terms and phrases to identify forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus.

     Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on those assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Accordingly, these forward-looking statements are qualified in their entirety by reference to the factors described in "Risk Factors" and elsewhere in this prospectus.

     Actual results and trends in the future may differ materially depending on a variety of factors including, but not limited to:

     - changes in general economic conditions;

     - the timing and extent of changes in commodity prices and underlying demand for our products;

     - the availability and costs of crude oil, other refinery feedstocks and refined products;

     - changes in our cash flow from operations, liquidity and capital requirements;

     - our ability to successfully integrate acquisitions, including the Pipeline System and the Golden Eagle Assets;

     - our ability to identify and complete future strategic dispositions;

     - adverse changes in the ratings assigned to our trade credit and debt instruments;

     - increased interest rates and the condition of the capital markets;

     - the direct or indirect effects on our business resulting from terrorist incidents or acts of war;

     - political developments in foreign countries;

     - changes in our inventory levels and carrying costs;

     - changes in the cost or availability of third-party vessels, pipelines and other means of transporting feedstocks and products;

     - changes in fuel and utility costs for our facilities;

     - disruptions due to equipment interruption or failure at our or third-party terminals;

     - execution of planned capital projects;

     - state and federal environmental, economic, safety and other policies and regulations, any changes therein, and any legal or regulatory delays or other factors beyond our control;

     - adverse rulings, judgments, or settlements in litigation or other legal or tax matters, including unexpected environmental remediation costs in excess of any reserves;

     - actions of customers and competitors;

     - weather conditions affecting our operations or the areas in which our products are marketed; and

     - earthquakes or other natural disasters affecting operations.

     Many of these factors are described in greater detail in our filings with the SEC. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained in this prospectus or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this prospectus.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by and should be read in conjunction with the detailed information and financial statements appearing elsewhere in this prospectus. We urge you to carefully consider the matters discussed under the caption "Risk Factors". The terms "Tesoro", "we", "our" and "us", except as otherwise indicated in this prospectus or as the context otherwise indicates, refer to Tesoro Petroleum Corporation and its subsidiaries. The term "Mid-Continent Acquisition" refers to our September 2001 acquisition of our North Dakota and Utah refineries and related storage, distribution and retail assets from certain affiliates of BP plc ("BP"). The term "Golden Eagle Assets" refers to the 168,000 barrels per day ("bpd") Golden Eagle refinery located in Martinez, California near the San Francisco Bay Area along with 70 associated retail sites throughout northern California that we acquired in May 2002. The term "Acquisitions" refers to the Mid-Continent Acquisition and the acquisition of the Golden Eagle Assets. Unless otherwise indicated herein or the context indicates otherwise, the information contained in this prospectus gives effect to our recent acquisition of the Golden Eagle Assets and the term "Transactions" refers to (1) the Acquisitions, (2) the March 2002 public offering of 23 million shares of our common stock, (3) borrowings under our amended and restated senior secured credit facility used to consummate the acquisition of the Golden Eagle Assets and (4) the offering of the outstanding
9 5/8% notes due 2012. The outstanding 9 5/8% notes due 2012 were originally issued by Tesoro Escrow Corp., our direct, wholly-owned subsidiary. On May 17, 2002, in connection with the acquisition of the Golden Eagle Assets, Tesoro Escrow Corp. merged with and into us and the outstanding 9 5/8% notes due 2012 became our senior subordinated obligations, guaranteed by the subsidiary guarantors.

                                  THE COMPANY

OVERVIEW

     We are an independent refiner and marketer with three operating segments -- (1) refining crude oil and other feedstocks and selling petroleum products in bulk and wholesale markets ("Refining"), (2) selling motor fuels and convenience products and services in the retail market ("Retail") and (3) providing petroleum products and logistics services to the marine and offshore exploration and production industries ("Marine Services"). Through our Refining segment, we manufacture products including primarily gasoline and gasoline blendstocks, jet fuel, diesel fuel and residual fuel for sale to a wide variety of commercial customers in the United States and countries in the Pacific Rim. Our Retail segment sells motor fuels through a retail network of gas stations under the Tesoro, Mirastar, Tesoro Alaska and other brands. Our Marine Services segment markets and distributes a broad range of petroleum products, chemicals and supplies and provides logistical support services to the marine and offshore exploration and production industries operating in the Gulf of Mexico.

     In June 2002, we announced our goal to reduce debt by $500 million by the end of 2003. The overall debt reduction goal is focused on several strategic initiatives that we have instituted, including a working capital optimization program, a cost reduction program, asset sales, reducing capital programs and achieving synergies from the acquisition of the Golden Eagle Assets. The cost reduction program initiated by our senior management involves various efficiency and cost rationalization programs with the goal of permanently reducing costs in manufacturing, retail and overhead. We have set a goal of achieving $10 million in permanent improvements by the end of this year and an additional $65 million of improvements for 2003. We also targeted a reduction in our working capital requirements by $50 million by the end of 2002 and further reduced our capital program, including turnaround costs, to $250 million for each of 2002 and 2003. This represents a total reduction of more than $200 million from our original budget. With regard to the divestiture of assets, our goal is to generate net proceeds of around $200 million. In addition to the previously announced review of our Marine Services operations, the assets under review include the crude and product pipeline systems around the North Dakota refinery and selected retail sites, including the recently acquired Beacon stations in California. The final initiative is to achieve synergies from the acquisition of the Golden Eagle Assets. We expect to achieve $10 million in synergies in 2002 and an additional $25 million in 2003.

THE TRANSFORMATION OF TESORO

     Beginning in 1998, we entered into a series of acquisitions and strategic initiatives that we believe have enhanced our competitive position, the composition and geographical focus of our assets and our financial performance. Components of this transformation include:

     - expansion of our refining capacity through the acquisition of our Hawaii and Washington refineries in 1998 and our Mid-Continent refineries in 2001, which increased our rated crude oil capacity (excluding the recent acquisition of the Golden Eagle Assets) by more than four times the 1997 level;

     - divestiture of our exploration and production assets at the end of 1999 to focus on the refining and marketing sector;

     - expansion of our branded retail network (excluding the recent acquisition of the Golden Eagle Assets), as measured by number of stations, by two and one-half times the 1997 level, increasing our ability to realize the value of our refined products;

     - creation of an integrated refining and marketing system focusing on connected markets in the western United States;

     - our investment in capital projects to increase our ability to process less expensive feedstocks, maximize high value products and increase throughput; and

     - improvement of our refinery reliability and safety.

     The acquisition of the Golden Eagle Assets is the most recent step in our transformation. The acquisition of the Golden Eagle Assets increased our rated crude oil capacity by an additional 168,000 bpd and, in combination with the four refineries acquired since 1998, to increase our total rated crude oil capacity to 558,000 bpd from 72,000 bpd in 1997. The following table summarizes the stages of our transformation:

                                                      REFINING AND RETAIL SEGMENTS
                                  ---------------------------------------------------------------------
                                                                                            PRO FORMA
                                                                             FIRST            FIRST
                                                                            QUARTER          QUARTER
                                   1997     1998(A)        2001(B)           2002            2002(C)
                                  ------    --------    -------------    -------------    -------------
REFINING:
Number of Refineries............       1           3                5                5                6
Rated Crude Oil Capacity
  (thousand bpd)................      72         275              390              390              558
Primary Markets Served..........  Alaska      Alaska           Alaska           Alaska           Alaska
                                              Hawaii           Hawaii           Hawaii           Hawaii
                                                 PNW(d)           PNW(d)           PNW(d)           PNW(d)
                                                                 Utah             Utah             Utah
                                                        North Dakota/    North Dakota/    North Dakota/
                                                            Minnesota        Minnesota        Minnesota
                                                                                             California
RETAIL:
Tesoro-Owned Stations (end of
  period).......................      35          61              213              218              288
Total Branded Stations (end of
  period).......................     194         232              677              679              749

FINANCIAL -- REFINING AND RETAIL
  (in millions)(e):
Identifiable Assets (end of
  period).......................  $337.4    $1,077.7         $2,448.7         $2,469.1         $3,363.5
Revenues........................  $720.9    $1,268.0         $5,045.3         $1,216.8         $1,630.9
EBITDA(f).......................   $33.2       $94.8           $301.2           $(26.8)          $(46.4)

NOTE: PRO FORMA FINANCIAL INFORMATION IS BASED ON PRELIMINARY VALUATIONS AND
      ESTIMATES. SEE PAGES 45 AND 46.

---------------

(a) Data for the Washington refinery (acquired in August 1998) and the Hawaii operations (acquired in May 1998) since their date of acquisition.

(b) Data for the Mid-Continent refining and retail operations have been included in the amounts above since September 6, 2001, their acquisition date.

(c) Pro forma for the acquisition of the Golden Eagle Assets as if it had occurred on January 1, 2001.

(d) Pacific Northwest (Washington, Oregon and Idaho).

(e) The Refining and Retail segments exclude corporate and unallocated data.

(f) Earnings before extraordinary items, interest and financing costs, interest income, income taxes and depreciation and amortization ("EBITDA") is a measure we use for internal analysis and in presentations to analysts, investors and lenders. The calculation of EBITDA is not based on accounting principles generally accepted in the United States ("U.S. GAAP") and should not be considered as an alternative to net earnings or cash flows from operating activities (which are determined in accordance with U.S. GAAP), as an indicator of operating performance or as a measure of liquidity. EBITDA may not be comparable to similarly titled measures used by other entities.

ACQUISITION OF THE GOLDEN EAGLE ASSETS

     On May 17, 2002, we acquired the Golden Eagle Assets from Ultramar Inc., a subsidiary of Valero Energy Corporation. The purchase price for the Golden Eagle Assets was $945 million (including two promissory notes for an aggregate principal amount of $150 million), plus $130 million for feedstock and refined product inventories, subject to post-closing adjustments.

REFINING

     We operate the largest refineries in Hawaii and Utah, the second largest refinery in Alaska, the only refinery in North Dakota and the second largest refinery in northern California. Our six refineries have a combined rated crude oil capacity of 558,000 bpd, as follows:

     - 168,000 bpd in Martinez, California;

     - 108,000 bpd in Anacortes, Washington;

     - 95,000 bpd in Kapolei, Hawaii on the island of Oahu;

     - 72,000 bpd in Kenai, Alaska;

     - 60,000 bpd in Mandan, North Dakota; and

     - 55,000 bpd in Salt Lake City, Utah.

     Our refinery system yield consists primarily of gasoline and gasoline blendstocks, jet fuel, diesel fuel and residual fuel oil. We also manufacture other products, including liquefied petroleum gas and liquid asphalt. During 2001 (excluding the acquisition of the Golden Eagle Assets), products from our refineries accounted for approximately 79% of our sales volumes, with the remaining 21% purchased from other refiners and suppliers. Rated crude oil capacity and actual throughput rates of crude oil and other feedstocks by refinery are as follows:

                                                                     THROUGHPUT (BPD)
                                                      ----------------------------------------------
                                      RATED CRUDE                                      FIRST QUARTER
REFINERY                              OIL CAPACITY     1999       2000       2001          2002
--------                              ------------    -------    -------    -------    -------------
                                         (BPD)
CALIFORNIA AND SOUTHWEST(a)
  California........................    168,000          *          *            --            --
PACIFIC NORTHWEST
  Washington........................    108,000        98,100    116,600    119,400        84,800
  Alaska............................     72,000        48,700     48,500     50,000        50,300
MID-PACIFIC
  Hawaii............................     95,000        86,900     84,400     87,100        82,000
MID-CONTINENT(b)
  North Dakota......................     60,000            --         --     17,100        49,500
  Utah..............................     55,000            --         --     16,500        47,100
                                        -------       -------    -------    -------       -------
     TOTAL REFINERY SYSTEM(a)(b)....    558,000       233,700    249,500    290,100       313,700
                                        =======       =======    =======    =======       =======

---------------

 * Throughput rates are not meaningful for the California refinery prior to ownership by the seller in September 2000 because it was operated as part of a larger refinery system.

(a) Based upon information provided by the seller, California refinery throughput since the refinery was acquired by the seller was 45,400 bpd (averaged over the full year) in 2000, 142,000 bpd in 2001 and 92,200 bpd in the first quarter of 2002 (when the refinery was in turnaround). Based upon information provided by the seller, throughput averaged over the 122 days in 2000 that the seller owned the refinery was 136,200 bpd.

(b) Throughput volumes in 2001 include the Mid-Continent refineries since we acquired them on September 6, 2001, averaged over 365 days. Throughput averaged over the 117 days that we owned the Mid-Continent refineries in 2001 was 53,500 bpd in North Dakota and 51,500 bpd in Utah. Prior to 2001, we believe that annual throughput averaged 54,500 bpd and 50,600 bpd at the North Dakota refinery in 1999 and 2000, respectively, and 50,700 bpd and 51,100 bpd at the Utah refinery in 1999 and 2000, respectively.

     At the Washington refinery, throughput was higher than the rated crude oil capacity in 2000 and 2001 due to operational improvements and the processing of other feedstocks in addition to crude oil. Throughput at the Alaska refinery has been below capacity levels, reflecting supply, demand and marketing economics in the region. Scheduled refinery maintenance turnarounds temporarily reduced throughput in Washington in 1999 and the first quarter of 2002, in Alaska in 1999, in Hawaii and North Dakota in 2000 and in Utah in 2000 and 2001.

     Following our purchase of the Golden Eagle Assets, we continued a project that we expect will increase the capacity of the California Air Resources Board ("CARB") gasoline that can be produced at the refinery by 20,000 bpd. We expect that this project will enable us to comply with California regulations to phase out the use of the oxygenate known as MTBE, currently expected to be effective on January 1, 2004. Based upon a review by an independent engineering firm, we believe that this project will cost a total of approximately $122 million, $47.5 million of which the seller agreed to spend through closing. We expect to spend the remaining $74.5 million in 2002 and 2003 to complete this project. Furthermore, we expect that the project will be substantially complete by the end of 2002.

     Our manufacturing strategy focuses on improving refinery reliability and safety and investing in capital projects to increase our ability to process less expensive feedstocks, maximize high value products and increase throughput. We completed a heavy oil conversion project at our Washington refinery at the end of the first quarter of 2002, which enables us to process a larger proportion of lower-cost heavy crude oils, to manufacture a larger proportion of higher-value gasoline, and to reduce production of lower-value heavy products. The upgraded fluid catalytic cracking ("FCC") unit, the final major component of this project, was fully operational at the end of the first quarter of 2002. The total cost of this project was approximately $121 million (including capitalized interest).

     We also operate refined product terminals in the following states:

     - Alaska -- Anchorage and Kenai;

     - California -- Martinez, Port Hueneme and Stockton;

     - Hawaii -- on the islands of Hawaii, Kauai, Maui and Oahu;

     - Idaho -- Boise and Burley;

     - Minnesota -- Minneapolis/St. Paul, Moorehead and Sauk Center;

     - North Dakota -- Jamestown and Mandan;

     - Utah -- Salt Lake City; and

     - Washington -- Anacortes, Port Angeles and Vancouver.

     In addition, we distribute products through third-party terminals and truck racks in our market areas. Terminals we operate are supplied primarily by our refineries. Fuel distributed through third-party terminals also is supplied by our refineries and through purchases and exchange arrangements with other refining and marketing companies.

     In August 2001, we opened an office in Long Beach, California to provide supply and marketing activities in the southwestern United States. Our goal is to establish a marketing operation in California capable of providing us and other independent marketers in California with a competitive and secure supply of products. To further these objectives, we lease approximately 500,000 barrels of storage capacity with waterborne access in southern California through September 2004. We believe that our Long Beach office and southern California storage capacity, together with the Golden Eagle Assets, will provide us with a competitive advantage in connected markets which should lower our operating, transportation and distribution costs and provide market penetration with competitive prices. We consider connected markets to include markets that are connected to our refining operations by pipelines, trucks, railcars, vessels or other means of conveyance as well as markets that, while not physically connected, are joined by means of exchange supply agreements between participants in those markets.

RETAIL

     With the Golden Eagle Assets, our Retail segment consists of a network of approximately 750 branded retail stations (under Tesoro, Mirastar, Tesoro Alaska and other brands), including over 280 Tesoro-owned retail gasoline stations and over 460 jobber/dealer stations (third-party retail distributors) in the western and mid-continental United States. These numbers include 70 retail stations acquired in the recent acquisition of the Golden Eagle Assets, over 320 retail stations connected with the Mid-Continent Acquisition and 46 retail fueling facilities acquired from a privately-held Seattle, Washington company in November 2001. Our retail network provides a committed outlet for a portion of the motor fuels produced at our refineries and provides a more profitable outlet for motor fuels than the wholesale market.

     We developed our Mirastar brand to be used exclusively under an agreement with Wal-Mart whereby we build and operate retail fueling facilities on parking lots of selected Wal-Mart store locations. Our relationship with Wal-Mart covers 17 western states. Each of the sites under our agreement with Wal-Mart is subject to a ground lease with a ten-year primary term and two options, exercisable at our discretion, to extend a site's lease for additional terms of five years. As of March 31, 2002, we had 61 Mirastar stations in operation. The average cost of constructing a standard Mirastar station with four fuel dispensers is approximately $575,000. The average investment in Mirastar stations will increase in the future with the construction of stations having more than four fueling dispensers.

MARINE SERVICES

     Our Marine Services segment markets and distributes a broad range of petroleum products, chemicals and supplies and provides logistical support services to the marine and offshore exploration and production industries operating in the Gulf of Mexico. These operations are conducted through a network of 15 terminals located on the Texas and Louisiana Gulf Coasts. We also own tugboats, barges and trucks used in the Marine Services operations.

     We are evaluating various strategic opportunities (including a possible sale of all or a part of this business) to capitalize on the value of our Marine Services assets. Our Marine Services business accounted for approximately 5% of our historical operating income and historical EBITDA for the year ended December 31, 2001. For the three months ended March 31, 2002, Marine Services' operating income was $0.4 million (compared to the Company's consolidated operating loss of $63.2 million) and EBITDA was $1.1 million (compared to the Company's negative consolidated EBITDA of $43.1 million).

                       STRATEGY AND COMPETITIVE STRENGTHS

     Our goal is to create value by:

     - maximizing our earnings, cash flows and return on capital employed by reducing costs, increasing efficiencies and optimizing existing assets;

     - reducing our debt levels through optimizing working capital, reducing costs, selling assets, reducing capital programs and achieving synergies from the acquisition of the Golden Eagle Assets; and

     - increasing our competitiveness by expanding our size and market presence through growth initiatives.

     Geographic and Cash Flow Diversity. The Mid-Continent Acquisition and the acquisition of the Golden Eagle Assets have diversified our geographical and operational sources of earnings and cash flow. As a result of the Mid-Continent Acquisition, we commenced refining and marketing operations in the mid-continental United States and expanded our operations in the western United States. The acquisition of the Golden Eagle Assets continues our efforts to expand our presence in California and add another supply point in our core marketing area from which we supply our growing retail network. This geographical diversity reduces our dependence on any one market, which we believe should reduce the volatility of our earnings and cash flow.

     Operations in Attractive Markets. Our operations, including the Acquisitions, are based in markets with industry spreads typically above those in the Gulf Coast and East Coast markets.

     Integrated Refining System. With the addition of the Golden Eagle refinery, we enhanced our ability to optimize our operations among our refineries in California, Washington, Hawaii and Alaska. Each of these refineries has ship docking and off-loading capabilities which allow us to ship a portion of the intermediate feedstock produced at one refinery to another refinery and process it into finished product with higher economic value (net of transportation expenses). The waterborne access of these refineries, along with the tankers we charter, allow us to optimize our crude purchasing activities.

     Platform for Retail Expansion. Our retail operations provide a committed outlet for our products at higher margins than products sold at wholesale. We are using the North Dakota refinery and related assets as a platform for retail expansion in the Minneapolis/St. Paul market and the Utah refinery to expand our proprietary supply to the eastern Washington state market, offering us further retail expansion opportunities. Our agreement with Wal-Mart provides us additional growth opportunities to build and operate retail fueling facilities under the Mirastar brand on sites at selected Wal-Mart store locations in the western United States.

     Solid Track Record. Over the last several years, we have made significant operating improvements in each of our business segments while reducing our overall financial leverage. We have established a solid track record of operating stability and growth, and EBITDA from our Refining and Retail segments has grown from $33.2 million for the year ended December 31, 1997 to $670.7 million for the year ended December 31, 2001 (pro forma for the Acquisitions before the impact of a year-end, non-cash writedown of inventories to current market value). While leverage has historically increased as a result of acquisitions, we have successfully decreased debt levels with increased cash flow, asset sales and aggressive debt repayment efforts. We have significantly reduced our leverage on two separate occasions since the end of 1993. We decreased our total debt to capitalization ratio from 82% on December 31, 1993 to 23% on December 31, 1996. Additionally, we reduced this ratio from 56% on June 30, 1998 to 33% on June 30, 2001. These results demonstrate our experience and commitment to reducing debt levels, as well as our long-term focus on operating with a balanced capital structure.

     Experienced Management Team. We benefit from a strong and experienced management team at both the corporate and operating levels. Our senior management team has an average of 25 years of experience in the energy industry. Our management team has significantly improved our operating and financial performance over the last five years. In addition, our management team has demonstrated its ability to integrate acquisitions involving significant increases in assets, capacity and employees, as evidenced by our successful integration of the Washington and Hawaii refineries in 1998 and the Mid-Continent refineries in 2001 and our ongoing integration of the Golden Eagle Assets.

                            ------------------------

     We were incorporated in Delaware in 1968. Our principal executive offices are located at 300 Concord Plaza Drive, San Antonio, Texas 78216-6999 and our telephone number is (210) 828-8484.

                                THE TRANSACTIONS

ACQUISITION OF THE GOLDEN EAGLE ASSETS

     On May 17, 2002, we acquired the Golden Eagle Assets from Ultramar Inc., a subsidiary of Valero Energy Corporation. The purchase price for the Golden Eagle Assets, as amended, was $945 million, plus $130 million for feedstock and refined product inventories, subject to post-closing adjustments. We issued to the seller two ten-year junior subordinated notes with face amounts aggregating $150 million as part of the $945 million purchase price. The notes consist of:
(1) a $100 million junior subordinated note, due July 2012, which is non-interest bearing for the first five years and carries a 7.5% interest rate for the remaining five-year period, and (2) a $50 million junior subordinated note, due July 2012, which has no interest payment in year one and bears a 7.47% effective interest rate for the second through the fifth years and a 7.5% interest rate for years six through ten.

     The Golden Eagle Assets include:

     - a 168,000 bpd refinery located in Martinez, California near the San Francisco Bay Area;

     - crude oil and product wharfs;

     - a wholesale marketing business, which primarily sells to unbranded customers located in northern California and Reno, Nevada; and

     - 70 retail stations with convenience stores throughout northern
       California.

     We financed the acquisition with the net proceeds from the offering of the outstanding 9 5/8% notes due 2012, the net proceeds from our March 2002 underwritten public offering of 23 million shares of common stock and borrowings under our amended and restated senior secured credit facility.

     The acquisition of the Golden Eagle Assets increased our combined rated crude oil capacity by more than 40% to 558,000 bpd. In addition, our branded retail network expanded to approximately 750 locations, including nearly 100 stations in California. For the three months ended March 31, 2002 (while the refinery was in turnaround), the Golden Eagle Assets generated an operating loss of $29 million and negative EBITDA of $17 million. EBITDA (before the impact of a year-end, non-cash $56 million writedown of inventories to current market value) and operating income for the Golden Eagle Assets for the year ended December 31, 2001 were $247 million and $147 million, respectively. For the year ended December 31, 2001, based upon information provided by the seller, the average daily throughput of the Golden Eagle Assets was 142,000 bpd. In March 2001, the seller restarted the 63,000 bpd No. 3 crude unit, significantly increasing the total amount of crude oil capacity at the refinery. At the same time, the seller restarted the 20,000 bpd No. 2 reformer unit, significantly improving the value of refinery output. As a result of these and other improvements made at the refinery, we expect average daily throughput at the refinery and the value of the refined product output, excluding the impact of turnarounds, to be substantially better than its historical rates and yields.

MID-CONTINENT ACQUISITION

     On September 6, 2001, we acquired two refineries in North Dakota and Utah and related storage, distribution and retail assets from certain affiliates of BP. The acquired assets include a 60,000 bpd refinery in Mandan, North Dakota and a 55,000 bpd refinery in Salt Lake City, Utah. The acquired assets also include related bulk storage facilities, eight product distribution terminals, and retail assets consisting of 42 retail stations and contracts to supply a jobber network of over 280 retail stations. In connection with the acquisition of the North Dakota refinery, we purchased a North Dakota-based, common-carrier crude oil pipeline and gathering system from certain affiliates of BP on November 1, 2001. The Pipeline System is the primary crude supply carrier for our Mandan, North Dakota refinery. We assumed certain liabilities and obligations (including costs associated with transferred employees and environmental matters) related to the acquired assets, subject to specified levels of indemnification. The Mid-Continent Acquisition enabled us to increase the size and scope of our operations and diversify our earnings and geographic exposure. We paid $756.1 million in cash (including $83.0 million for hydrocarbon inventories) for these assets. Pro forma operating income and EBITDA for these assets for the year ended December 31, 2001 (including the period under BP ownership), was $137.6 million and $163.7 million, respectively.

THE FINANCINGS

     Senior Secured Credit Facility. On May 17, 2002, we amended and restated our senior secured credit facility to increase the facility to $1.275 billion to partially fund the acquisition of the Golden Eagle Assets. The amended and restated senior secured credit facility consists of a $225 million revolving credit facility, a $250 million tranche A term loan and a $800 million tranche B term loan. The amended and restated senior secured credit facility is guaranteed by substantially all of our active domestic subsidiaries and is secured by substantially all of our material present and future assets as well as all material present and future assets of our active domestic subsidiaries (with certain exceptions for pipeline, retail and marine services assets) and is additionally secured by a pledge of all of the stock of all current active and future domestic subsidiaries and 66% of the stock of our current and future foreign subsidiaries.

     Notes Offering. Our direct, wholly-owned subsidiary, Tesoro Escrow Corp., which merged with and into us on May 17, 2002, issued $450 million in aggregate principal amount of notes on April 9, 2002. We used the net proceeds of the offering of the outstanding 9 5/8% notes due 2012 to partially fund the acquisition of the Golden Eagle Assets and to pay underwriting fees and offering expenses related to the offering. See "Capitalization".

     Equity Offering. On March 6, 2002, we completed an underwritten public offering of 23 million shares of our common stock. The net proceeds from the stock offering were approximately $244.9 million after deducting underwriting fees and estimated offering expenses. We used the net proceeds of the stock offering to partially fund the acquisition of the Golden Eagle Assets.

                               THE EXCHANGE OFFER

BACKGROUND OF THE OUTSTANDING
9 5/8% NOTES DUE 2012.........   Tesoro Escrow Corp., our direct wholly-owned
                                 subsidiary, which merged with and into us on May 17, 2002, issued $450 million aggregate principal amount of our 9 5/8% Senior
                                 Subordinated Notes due 2012 to Lehman Brothers
                                 Inc., ABN AMRO, Incorporated, Banc One Capital
                                 Markets, Inc., Credit Lyonnais Securities
                                 (USA), Inc. and Scotia Capital (USA) Inc., as the initial purchasers, on April 9, 2002. The initial purchasers then sold the outstanding
                                 9 5/8% notes due 2012 to qualified
                                 institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S.
                                 persons outside the United States in reliance on Regulation S under the Securities Act.
                                 Because they were sold pursuant to exemptions from registration, the outstanding 9 5/8% notes due 2012 are subject to transfer restrictions.

                                 In connection with the issuance of the
                                 outstanding 9 5/8% notes due 2012, we entered into a registration rights agreement in which we agreed to deliver to you this prospectus and to use our best efforts to complete the exchange offer or to file and cause to become effective a registration statement covering the resale of the outstanding 9 5/8% notes due 2012.

THE EXCHANGE OFFER............   We are offering to exchange up to $450 million
                                 principal amount of exchange notes for an identical principal amount of the outstanding
                                 9 5/8% notes due 2012. The outstanding 9 5/8%
                                 notes due 2012 may be exchanged only in $1,000 increments. The terms of the exchange notes are identical in all material respects to the outstanding 9 5/8% notes due 2012 except that the exchange notes have been registered under the Securities Act. Because we have registered the exchange notes, the exchange notes will not be subject to transfer restrictions and holders of exchange notes will have no registration rights.

RESALE OF EXCHANGE NOTES......   We believe you may offer, sell or otherwise
                                 transfer the exchange notes you receive in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

                                 - you acquire the exchange notes you receive in
                                   the exchange offer in the ordinary course of your business;

                                 - you are not participating and have no
                                   understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer; and

                                 - you are not an affiliate of ours.

                                 Each broker-dealer issued exchange notes in the exchange offer for its own account in exchange for the outstanding 9 5/8% notes due 2012 acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes issued in the exchange offer. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.

EXPIRATION DATE...............   5:00 p.m., New York City time, on           ,
                                 2002 unless we extend the exchange offer. It is possible that we will extend the exchange offer until all of the outstanding 9 5/8% notes due
                                 2012 are tendered. You may withdraw the
                                 outstanding 9 5/8% notes due 2012 you tendered at any time before 5:00 p.m., New York City time, on the expiration date. See "The Exchange
                                 Offer -- Expiration Date; Extensions;
                                 Amendments".

WITHDRAWAL RIGHTS.............   You may withdraw the outstanding 9 5/8% notes
                                 due 2012 you tendered by furnishing a notice of withdrawal to the exchange agent or by complying with applicable Automated Tender
                                 Offer Program (ATOP) procedures of The
                                 Depositary Trust Company (DTC) at any time before 5:00 p.m. New York City time on the expiration date. See "The Exchange
                                 Offer -- Withdrawal of Tenders".

ACCRUED INTEREST ON THE
EXCHANGE NOTES AND OUR
OUTSTANDING 9 5/8% NOTES DUE
2012..........................   The exchange notes will bear interest from
                                 April 9, 2002 or, if later, from the most recent date of payment of interest on the outstanding 9 5/8% notes due 2012. Accordingly, holders of outstanding 9 5/8% notes due 2012 that are accepted for exchange will not receive interest that is accrued but unpaid on the outstanding 9 5/8% notes due 2012 at the time of tender.

CONDITIONS TO THE EXCHANGE
OFFER.........................   The exchange offer is subject only to the
                                 following conditions:

                                 - the compliance of the exchange offer with
                                   securities laws;

                                 - the proper tender of the outstanding 9 5/8%
                                   notes due 2012;

                                 - the representation by the holders of the
                                   outstanding 9 5/8% notes due 2012 that they are not our affiliates, that the exchange notes they will receive are being acquired by them in the ordinary course of business and that at the time the exchange offer is completed the holders had no plans to participate in the distribution of the exchange notes; and

                                 - no judicial or administrative proceeding is
                                   pending or shall have been threatened that would limit us from proceeding with the exchange offer.

REPRESENTATIONS AND
WARRANTIES....................   By participating in the exchange offer, you
                                 represent to us that, among other things:

                                 - you will acquire the exchange notes you
                                   receive in the exchange offer in the ordinary course of your business;

                                 - you are not participating and have no
                                   understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer; and

                                 - you are not an affiliate of ours or, if you
                                   are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

PROCEDURES FOR TENDERING OUR
OUTSTANDING 9 5/8% NOTES DUE
2012..........................   To accept the exchange offer, you must send the
                                 exchange agent either

                                 - a properly completed and executed letter of
                                   transmittal; or

                                 - a computer-generated message transmitted by
                                   means of DTC's ATOP system that, when
                                   received by the exchange agent will form a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal;

                                 and either

                                 - a timely confirmation of book-entry transfer
                                   of your outstanding 9 5/8% notes due 2012 into the exchange agent's account at DTC; or

                                 - the documents necessary for compliance with
                                   the guaranteed delivery procedures described below.

                                 Other procedures may apply to holders of certificated notes. For more information, see "The Exchange Offer -- Procedures for Tendering".

TENDERS BY BENEFICIAL
OWNERS........................   If you are a beneficial owner whose outstanding
                                 9 5/8% notes due 2012 are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender those outstanding 9 5/8% notes due 2012 in the exchange offer, please contact the registered holder as soon as possible and instruct that holder to tender on your behalf and comply with the instructions in this prospectus.

GUARANTEED DELIVERY
PROCEDURES....................   If you are unable to comply with the procedures
                                 for tendering, you may tender your outstanding
                                 9 5/8% notes due 2012 according to the
                                 guaranteed delivery procedures described in this prospectus under the heading "The Exchange
                                 Offer -- Guaranteed Delivery Procedures".

ACCEPTANCE OF THE OUTSTANDING
9 5/8% NOTES DUE 2012 AND
DELIVERY OF EXCHANGE NOTES....   If the conditions described under "The Exchange
Offer -- Conditions" are satisfied, we will accept for exchange any and all outstanding 9 5/8% notes due 2012 that are properly tendered before the expiration date.

EFFECT OF NOT TENDERING.......   Any of the outstanding 9 5/8% notes due 2012
                                 that are not tendered or that are tendered but not accepted will remain subject to restrictions on transfer. Since the outstanding
                                 9 5/8% notes due 2012 have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of an exemption from registration. Upon completion of the exchange offer, we will have no further obligation, except under limited circumstances, to provide for registration of the outstanding
                                 9 5/8% notes due 2012 under the federal
                                 securities laws.

FEDERAL INCOME TAX
CONSIDERATIONS................   See "Certain Federal Income Tax Considerations"
                                 for a discussion of U.S. federal income tax considerations we urge you to consider before tendering the outstanding 9 5/8% notes due 2012 in the exchange offer.

EXCHANGE AGENT................   U.S. Bank Trust National Association is serving
                                 as exchange agent for the exchange offer. The address for the exchange agent is listed under "The Exchange Offer -- Exchange Agent".

                               THE EXCHANGE NOTES

     The form and terms of the exchange notes to be issued in the exchange offer are the same as the form and terms of the outstanding 9 5/8% notes due 2012 except that the exchange notes will be registered under the Securities Act and, accordingly, will not bear legends restricting their transfer, and the exchange notes will be issued by Tesoro Petroleum Corporation instead of Tesoro Escrow Corp. Tesoro Escrow Corp merged with and into us on May 17, 2002. The notes issued in the exchange offer will evidence the same debt as the outstanding
9 5/8% notes due 2012, and both the outstanding 9 5/8% notes due 2012 and the exchange notes are governed by the same indenture. The following terms are applicable to both the outstanding 9 5/8% notes due 2012 and the exchange notes. In this document, the term "notes" refers to both the outstanding 9 5/8% notes due 2012 and the exchange notes. We define certain capitalized terms used in this summary in the "Description of the Exchange Notes -- Certain Definitions" section of this prospectus.

Company.......................   Tesoro Petroleum Corporation

Securities Offered............   $450 million in principal amount of 9 5/8%
                                 Senior Subordinated Notes due 2012, Series B.

Maturity Date.................   April 1, 2012.

Interest Payment Dates........   April 1 and October 1 of each year, commencing
                                 on October 1, 2002.

Mandatory Redemption..........   We will not be required to make mandatory
                                 redemption or sinking fund payments with respect to the notes.

Optional Redemption...........   We may redeem the notes in whole or in part at
                                 any time on or after April 1, 2007, at the redemption prices described under "Description of the Exchange Notes -- Optional Redemption".
                                 Prior to April 1, 2005, we may redeem up to 35% of the notes with the proceeds of an equity offering, subject to limitations contained in our amended and restated senior secured credit facility.

Subsidiary Guarantees.........   All payments with respect to the notes will be
                                 fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by our domestic restricted subsidiaries. Our foreign subsidiaries generally will not, and our subsidiaries designated as unrestricted subsidiaries will not, be required to provide guarantees; however, if any subsidiary guarantees any Tesoro indebtedness, it must guarantee these notes. If we cannot make payments on the notes when they are due, the guarantor subsidiaries must make them instead.
                                 See "Description of the Exchange
                                 Notes -- Subsidiary Guarantees".

Change of Control.............   If we experience specific kinds of changes of
                                 control, we must offer to repurchase the notes at 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of repurchase. For more details, see
                                 "Description of the Exchange
                                 Notes -- Repurchase at the Option of
                                 Holders -- Change of Control".

Ranking.......................   The notes will be our unsecured senior
                                 subordinated obligations. The notes will rank:

                                 - subordinate in right of payment to all
                                   existing and future senior indebtedness, including our amended and restated senior secured credit facility;

                                 - equal in right of payment with existing and
                                   any future senior subordinated indebtedness;
                                   and

                                 - senior in right of payment to any existing
                                   and future junior subordinated indebtedness.

                                 Assuming we had completed the Transactions as of March 31, 2002, the notes:

                                 - would have been subordinated to approximately
                                   $1.1 billion of senior indebtedness; and

                                 - would have ranked equally in right of payment
                                   with $515 million of other senior
                                   subordinated indebtedness.

Certain Covenants.............   We issued the outstanding 9 5/8% notes due 2012
                                 and will issue the exchange notes under an indenture with U.S. Bank Trust National
                                 Association, as trustee. The indenture contains limitations on, among other things:

                                 - the payment of dividends and other
                                   distributions with respect to our capital stock and the purchase, redemption or retirement of our capital stock;

                                 - restrictions affecting the right of
                                   restricted subsidiaries to make certain
                                   payments and distributions;

                                 - our ability to incur additional indebtedness
                                   and issue preferred stock;

                                 - asset sales;

                                 - transactions with affiliates;

                                 - the incurrence of liens on assets to secure
                                   certain debt;

                                 - engaging in certain business activities; and

                                 - certain mergers or consolidations and
                                   transfers of assets.

                                 These covenants are subject to exceptions, and many of the covenants will terminate before the notes mature if two specified rating agencies assign the notes an investment-grade rating in the future and no event of default exists under the indenture. See "Description of the Exchange Notes -- Certain Covenants".

Exchange Offer, Registration
Rights........................   Under a registration rights agreement between
                                 us and the initial purchasers of the notes, we have agreed to:

                                 - file with the SEC a registration statement
                                   with respect to an offer to exchange (the
                                   "Registered Exchange Offer") the outstanding
                                   9 5/8% notes due 2012 for notes of ours
                                   having substantially identical terms as the outstanding 9 5/8% notes due 2012 (the "exchange notes") (except that the exchange notes will not contain terms with respect to transfer restrictions) within

                                   60 days after the consummation of the
                                   acquisition of the Golden Eagle Assets; and

                                 - use our reasonable best efforts to cause the
                                   registration statement to become effective under the Securities Act within 120 days after the consummation of the acquisition of the Golden Eagle Assets.

                                 Under certain circumstances, in lieu of a Registered Exchange Offer, we have agreed to file a shelf registration statement with respect to the offered notes and to use our reasonable best efforts to keep the shelf registration statement effective for at least two years after its effective date. The interest rate on the notes will increase under certain circumstances if we do not comply with our obligations under the registration rights agreement. For more details, see "Description of the Exchange Notes -- Registration Rights; Liquidated Damages".

Use of Proceeds...............   We will not receive any cash proceeds from the
                                 exchange offer. We used the net proceeds from the issuance of the outstanding 9 5/8% notes due 2012, along with other sources of cash, to fund the acquisition of the Golden Eagle
                                 Assets.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following tables set forth certain of our summary historical condensed consolidated financial data and certain pro forma information after giving effect to the Transactions and the July 1, 2001 conversion of our Premium Income Equity Securities ("PIES(SM)") into shares of our common stock. The summary historical financial information presented below for each of the years ended December 31, 1999, 2000 and 2001 and for each of the three month periods ended March 31, 2001 and 2002, has been derived from the financial statements incorporated by reference in this prospectus. The pro forma results of consolidated operations for the year ended December 31, 2001 and for the three months ended March 31, 2002, and the pro forma balance sheet data as of March 31, 2002 are derived from our unaudited pro forma financial statements included in this prospectus. The unaudited pro forma statement of operations data set forth below are not necessarily indicative of the results that actually would have been achieved had the Transactions and the conversion of the PIES(SM) been consummated on January 1, 2001 or that may be achieved in the future. The unaudited pro forma balance sheet data set forth below give effect to the acquisition of the Golden Eagle Assets and certain related financings as if they had occurred on March 31, 2002. The unaudited pro forma financial statements do not reflect any benefits from potential cost savings or revenue enhancements resulting from our integration of the Acquisitions. We urge you to read this information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q incorporated by reference in this prospectus and the Pro Forma Financial Statements, the Consolidated Financial Statements of Tesoro Petroleum Corporation, the Financial Statements of the Golden Eagle Refining and Marketing Assets Business and the Combined Financial Statements of The North Dakota and Utah Refining and Marketing Business of BP Corporation North America Inc. included or incorporated by reference in this prospectus.

                                                       TESORO HISTORICAL          PRO FORMA    TESORO HISTORICAL    PRO FORMA
                                                 ------------------------------   ---------   -------------------   ---------
                                                          YEARS ENDED DECEMBER 31,             THREE MONTHS ENDED MARCH 31,
                                                 ------------------------------------------   -------------------------------
                                                   1999       2000     2001(A)      2001        2001       2002       2002
                                                 --------   --------   --------   ---------   --------   --------   ---------
                                                                            (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Revenues
  Refining.....................................  $2,661.7   $4,612.6   $4,554.1   $  *        $1,096.5   $1,026.1   $  *
  Retail.......................................     227.4      305.0      491.2      *            84.4      190.7      *
  Marine Services..............................     111.2      186.8      172.5      *            46.4       26.4      *
                                                 --------   --------   --------   --------    --------   --------   --------
    Total Revenues.............................   3,000.3    5,104.4    5,217.8    8,112.6     1,227.3    1,243.2    1,657.3
                                                 --------   --------   --------   --------    --------   --------   --------
Costs of Sales and Expenses
  Refining.....................................   2,516.6    4,388.0    4,288.9      *         1,037.8    1,046.6      *
  Retail.......................................     209.5      300.1      455.2      *            79.6      197.0      *
  Marine Services..............................     102.7      173.7      159.8      *            43.0       25.3      *
  Corporate and other..........................      41.0       43.7       57.8      *            11.4       17.4      *
  Depreciation and amortization................      42.9       45.5       57.4      *            12.0       20.1      *
                                                 --------   --------   --------   --------    --------   --------   --------
    Total Costs of Sales and Expenses..........   2,912.7    4,951.0    5,019.1    7,651.8     1,183.8    1,306.4    1,748.4
                                                 --------   --------   --------   --------    --------   --------   --------
Operating Income (Loss)........................      87.6      153.4      198.7      460.8        43.5      (63.2)     (91.1)
Interest and Financing Costs, Net of
  Capitalized Interest.........................     (37.6)     (32.7)     (52.8)    (188.1)       (7.5)     (30.3)     (42.8)
Interest Income................................       1.2        2.8        1.0        1.0         0.3        0.7        0.7
                                                 --------   --------   --------   --------    --------   --------   --------
Earnings (Loss) From Continuing Operations
  Before Income Taxes..........................      51.2      123.5      146.9      273.7        36.3      (92.8)    (133.2)
Income Tax Provision (Benefit).................      19.0       50.2       58.9      113.3        14.6      (37.2)     (53.4)
                                                 --------   --------   --------   --------    --------   --------   --------
Earnings (Loss) From Continuing Operations,
  Net..........................................      32.2       73.3       88.0      160.4        21.7      (55.6)     (79.8)
Earnings from Discontinued Operations, Net of
  Income Taxes(b)..............................      42.8         --         --         --          --         --         --
                                                 --------   --------   --------   --------    --------   --------   --------
Net Earnings (Loss)............................      75.0       73.3       88.0      160.4        21.7      (55.6)     (79.8)
Preferred Dividend Requirements(c).............      12.0       12.0        6.0         --         3.0         --         --
                                                 --------   --------   --------   --------    --------   --------   --------
Net Earnings (Loss) Applicable to Common
  Stock........................................  $   63.0   $   61.3   $   82.0   $  160.4    $   18.7   $  (55.6)  $  (79.8)
                                                 ========   ========   ========   ========    ========   ========   ========

NOTE: PRO FORMA FINANCIAL INFORMATION IS BASED ON PRELIMINARY VALUATIONS AND ESTIMATES. SEE PAGES 45
      AND 46.

                                                       TESORO HISTORICAL          PRO FORMA    TESORO HISTORICAL    PRO FORMA
                                                 ------------------------------   ---------   -------------------   ---------
                                                          YEARS ENDED DECEMBER 31,             THREE MONTHS ENDED MARCH 31,
                                                 ------------------------------------------   -------------------------------
                                                   1999       2000     2001(A)      2001        2001       2002       2002
                                                 --------   --------   --------   ---------   --------   --------   ---------
                                                                            (DOLLARS IN MILLIONS)
OTHER DATA:
EBITDA(d)
  Refining.....................................  $  145.1   $  224.6   $  265.2   $      *    $   58.7   $  (20.5)  $      *
  Retail.......................................      17.9        4.9       36.0          *         4.8       (6.3)         *
  Marine Services..............................       8.5       13.1       12.7          *         3.4        1.1          *
                                                 --------   --------   --------   --------    --------   --------   --------
        Total Segment EBITDA...................     171.5      242.6      313.9      683.4        66.9      (25.7)     (45.3)
  Corporate and unallocated....................     (41.0)     (43.7)     (57.8)     (57.8)      (11.4)     (17.4)     (17.4)
                                                 --------   --------   --------   --------    --------   --------   --------
        Total from Continuing Operations.......     130.5      198.9      256.1      625.6        55.5      (43.1)     (62.7)
  Discontinued operations......................     110.3         --         --         --          --         --         --
                                                 --------   --------   --------   --------    --------   --------   --------
        Total Consolidated EBITDA..............  $  240.8   $  198.9   $  256.1   $  625.6    $   55.5   $  (43.1)  $  (62.7)
                                                 ========   ========   ========   ========    ========   ========   ========
Cash Flows From (Used In)
  Operating activities.........................  $  112.7   $   90.4   $  214.4   $      *    $  (18.7)  $  (47.9)  $      *
  Investing activities.........................     166.3      (88.0)    (976.7)         *       (32.8)    (352.7)         *
  Financing activities.........................    (149.2)    (130.1)     800.1          *        38.9      348.9          *
                                                 --------   --------   --------   --------    --------   --------   --------
Increase (Decrease) in Cash and Cash
  Equivalents..................................  $  129.8   $ (127.7)  $   37.8   $      *    $  (12.6)  $  (51.7)  $      *
                                                 ========   ========   ========   ========    ========   ========   ========
Capital Expenditures(e)
  Refining.....................................  $   54.7   $   56.5   $  140.0   $      *    $   26.5   $   36.3   $      *
  Retail.......................................      17.7       31.0       43.2          *         5.6       10.1          *
  Marine Services..............................       1.5        3.2        3.1          *         0.2        1.2          *
  Corporate....................................      10.8        3.3       23.2          *         1.2        5.0          *
                                                 --------   --------   --------   --------    --------   --------   --------
        Total Continuing Operations............      84.7       94.0      209.5          *        33.5       52.6          *
  Discontinued operations......................      56.5         --         --          *          --         --          *
                                                 --------   --------   --------   --------    --------   --------   --------
        Total Capital Expenditures.............  $  141.2   $   94.0   $  209.5   $      *    $   33.5   $   52.6   $      *
                                                 ========   ========   ========   ========    ========   ========   ========
Rated Crude Oil Refining Capacity (thousand
  bpd).........................................       275        275        390        558         275        390        558
Number of Branded Retail Stations (end of
  period)
  Tesoro-owned.................................        62         83        213        283          94        218        288
  Jobber/dealer................................       182        193        464        464         183        461        461
                                                 --------   --------   --------   --------    --------   --------   --------
    Total Stations.............................       244        276        677        747         277        679        749
                                                 ========   ========   ========   ========    ========   ========   ========
Total Debt/EBITDA..............................       1.7x       1.6x       4.5x       3.3x          *          *          *
EBITDA/Interest Expense (Continuing
  Operations)..................................       3.5x       6.1x       4.9x       3.6x        7.4x        (f)         *
EBITDA/Interest Expense plus Preferred
  Dividends (Continuing Operations)(g).........       2.6x       4.4x       4.4x       3.6x        5.3x        (f)         *

                                                       TESORO HISTORICAL          PRO FORMA    TESORO HISTORICAL    PRO FORMA
                                                 ------------------------------   ---------   -------------------   ---------
                                                             AS OF DECEMBER 31,                       AS OF MARCH 31,
                                                 ------------------------------------------   -------------------------------
                                                   1999       2000       2001       2001        2001       2002       2002
                                                 --------   --------   --------   ---------   --------   --------   ---------
                                                                            (DOLLARS IN MILLIONS)
BALANCE SHEET DATA:
Cash and Cash Equivalents......................  $  141.8   $   14.1   $   51.9   $      *    $    1.5   $    0.2    $  95.2
Working Capital................................     290.0      247.8      339.5          *       298.0      302.4      524.7
Property, Plant and Equipment, Net.............     731.6      781.4    1,522.3          *       803.1    1,556.2    2,323.2
Total Assets...................................   1,486.5    1,543.6    2,662.3          *     1,531.2    2,998.6    3,893.0
Total Debt and Other Obligations(h)............     417.6      310.6    1,146.9          *       349.7    1,251.4    2,072.4
Stockholders' Equity(i)........................     623.1      669.9      757.0          *       689.9      948.0      946.4

NOTE: PRO FORMA FINANCIAL INFORMATION IS BASED ON PRELIMINARY VALUATIONS AND ESTIMATES. SEE PAGES 45 AND 46.

---------------

 *  Not available or not applicable.

(a) Financial results of the Mid-Continent refining and retail operations have been included in the amounts above since September 6, 2001, their acquisition date.

(b) In December 1999, we sold our oil and gas exploration and production operations and recorded an aftertax gain of $39.1 million from the sales of these operations.

(c) The PIES(SM) automatically converted into shares of common stock in July 2001, which eliminated our $12 million annual preferred dividend requirement.

(d) EBITDA is a measure we use for internal analysis and in presentations to analysts, investors and lenders. The calculation of EBITDA is not based on U.S. GAAP and should not be considered as an alternative to net earnings or cash flows from operating activities (which are determined in accordance with U.S. GAAP), as an indicator of operating performance or as a measure of liquidity. EBITDA may not be comparable to similarly titled measures used by other entities. Pro forma EBITDA is EBITDA as defined before the impact of a year-end, non-cash $56 million writedown of inventories to current market value for the Golden Eagle Assets for the year ended December 31, 2001.

(e) Capital expenditures excluded $783.4 million in 2001 to fund acquisitions in the Refining and Retail segments.

(f) For the three months ended March 31, 2002 negative EBITDA and interest expense amounted to $43.1 million and $30.3 million, respectively. There were no preferred dividend requirements for the three months ended March 31, 2002.

(g) We paid preferred dividends to holders of our PIES(SM), representing fractional interests of our 7.25% Mandatorily Convertible Preferred Stock, for the periods presented. These securities automatically converted into
    10.35 million shares of our common stock on July 1, 2001. We paid the final quarterly cash dividends on the PIES(SM) on July 2, 2001.

(h) In September 2001, we entered into a senior secured credit facility. We subsequently issued $215 million principal amount of our 9 5/8% notes due 2008 to repay a capital markets term loan under our senior secured credit facility.

(i) In March 2002, we completed an underwritten public offering of 23 million shares of common stock to partially fund the acquisition of the Golden Eagle Assets. We have not paid dividends on our common stock since 1986.

                   SUMMARY REFINING AND RETAIL OPERATING DATA

                                                                                 THREE MONTHS
                                                           FISCAL YEARS             ENDED
                                                      -----------------------     MARCH 31,
                                                      1999     2000     2001         2002
                                                      -----    -----    -----    ------------
REFINERY THROUGHPUT (thousand bpd):
California Refinery(a)..............................      *        *       --          --
Washington Refinery.................................   98.1    116.6(b) 119.4(b)     84.8
Hawaii Refinery.....................................   86.9     84.4     87.1        82.0
Alaska Refinery.....................................   48.7     48.5     50.0        50.3
North Dakota Refinery(c)............................     --       --     17.1        49.5
Utah Refinery(c)....................................     --       --     16.5        47.1
                                                      -----    -----    -----       -----
     Total Throughput...............................  233.7    249.5    290.1       313.7
                                                      -----    -----    -----       -----
REFINERY SYSTEM YIELD (thousand bpd):
California Refinery(d)..............................      *        *       --          --
                                                      -----    -----    -----       -----
Pacific Northwest Refineries
  Gasoline and gasoline blendstocks.................   71.4     74.2     73.1        46.2
  Jet fuel..........................................   29.7     31.4     28.4        26.9
  Diesel fuel.......................................   21.3     27.5     29.5        16.6
  Heavy oils, residual products and other...........   29.7     38.0     44.3        47.0
                                                      -----    -----    -----       -----
     Total for the Pacific Northwest Refineries.....  152.1    171.1    175.3       136.7
                                                      -----    -----    -----       -----
Mid-Pacific Refinery
  Gasoline and gasoline blendstocks.................   21.5     20.8     19.8        20.3
  Jet fuel..........................................   28.6     26.2     27.5        25.2
  Diesel fuel.......................................   11.4     11.7     14.0        11.2
  Heavy oils, residual products and other...........   30.2     26.8     26.8        26.5
                                                      -----    -----    -----       -----
     Total for the Mid-Pacific Refinery.............   91.7     85.5     88.1        83.2
                                                      -----    -----    -----       -----
Mid-Continent Refineries(e)
  Gasoline and gasoline blendstocks.................     --       --     17.6        51.6
  Jet fuel..........................................     --       --      3.5         9.9
  Diesel fuel.......................................     --       --      9.4        25.1
  Heavy oils, residual products and other...........     --       --      4.4        12.2
                                                      -----    -----    -----       -----
     Total for the Mid-Continent Refineries.........     --       --     34.9        98.8
                                                      -----    -----    -----       -----
GROSS REFINING MARGIN ($/barrel)(f):
Pacific Northwest...................................  $6.55    $7.89    $7.42       $3.45
Mid-Pacific.........................................  $4.46    $4.80    $5.85       $3.83
Mid-Continent.......................................     --       --    $8.19(g)    $3.04
NUMBER OF BRANDED RETAIL STATIONS (end of
  period):(h)
Tesoro (including Tesoro Alaska) --
  Tesoro-owned......................................     62       63      138         150
  Jobber/dealer.....................................    182      193      183         196
Mirastar --
  Tesoro-owned......................................     --       20       55          61
Other --
  Tesoro-owned......................................     --       --       20           7
  Jobber/dealer.....................................     --       --      281         265
Total Branded Retail Stations --
  Tesoro-owned......................................     62       83      213         218
  Jobber/dealer.....................................    182      193      464         461

---------------
 * Throughput and yield rates are not meaningful for the California refinery prior to ownership by the seller in September 2000 because it was operated as part of a larger refinery system.

(a) Based upon information provided by the seller, California refinery throughput, since the refinery was acquired by the seller, was 45,400 bpd (averaged over the full year) in 2000, 142,000 bpd in 2001 and

     92,200 bpd in the three months ended March 31, 2002 (when the refinery was in turnaround). Based upon information provided by the seller, throughput averaged over the 122 days in 2000 that the seller owned the refinery was 136,200 bpd.

(b) At the Washington refinery, throughput and refined products manufactured were higher than the rated crude oil capacity in 2000 and 2001 due to operational improvements and the processing of other feedstocks in addition to crude oil.

(c) Throughput volumes in 2001 include the Mid-Continent refineries since we acquired them on September 6, 2001, averaged over 365 days. Throughput averaged over the 117 days that we owned the Mid-Continent refineries in 2001 was 53,500 bpd in North Dakota and 51,500 bpd in Utah. Prior to 2001, we believe that annual throughput averaged 54,500 bpd and 50,600 bpd at the North Dakota refinery in 1999 and 2000, respectively, and 50,700 bpd and 51,100 bpd at the Utah refinery in 1999 and 2000, respectively.

(d) Based upon information provided by the seller, California refinery yield since the refinery was acquired by the seller was 45,000 bpd (averaged over the full year) in 2000, 139,700 bpd in 2001 and 90,900 bpd in the three months ended March 31, 2002 (when the refinery was in turnaround). Based upon information provided by the seller yield averaged over the 122 days in 2000 that the seller owned the refinery was 134,900 bpd.

(e) Refinery system yield in 2001 includes the Mid-Continent refineries since we acquired them on September 6, 2001, averaged over 365 days. Refinery system yield averaged over the 117 days that we owned the Mid-Continent refineries in 2001 was 108,700 bpd.

(f) Gross refining margin excludes the cost of internally produced fuel, which we report as a manufacturing cost. The per barrel cost of internally produced fuel for the Pacific Northwest refineries was $0.81 in 1999, $0.97 in 2000, $1.33 in 2001 and $0.94 in the three months ended March 31, 2002; for the Mid-Pacific refinery, $0.62 in 1999, $0.65 in 2000, $0.89 in 2001 and $0.90 in the three months ended March 31, 2002; and for the Mid-Continent refineries, $0.95 for the period owned in 2001 and $0.77 in the three months ended March 31, 2002. For comparison purposes, if the cost of internally produced fuel had been included in gross refining margin, per barrel margins for the Pacific Northwest refineries would have been $5.74 in 1999, $6.92 in 2000, $6.09 in 2001 and $2.51 in the three months ended March 31, 2002; for the Mid-Pacific refinery, $3.84 in 1999, $4.15 in 2000, $4.96 in 2001 and $2.93 in the three months ended March 31, 2002; and for the Mid-Continent refineries, $7.24 for the period owned in 2001 and $2.27 in the three months ended March 31, 2002.

(g) Gross refining margin for 2001 included amounts for the Mid-Continent refineries since their acquisition on September 6, 2001.

(h)  Excludes 70 retail stations from the acquisition of the Golden Eagle
     Assets.

                                  RISK FACTORS

     Your investment in the exchange notes will involve risks. Before you decide to purchase any notes, we urge you to carefully consider the following risk factors and other information contained, or incorporated by reference, in this prospectus.

RISKS RELATING TO THE EXCHANGE NOTES

WE HAVE A SUBSTANTIAL AMOUNT OF DEBT THAT COULD PREVENT US FROM SATISFYING OUR OBLIGATIONS UNDER THE EXCHANGE NOTES, LIMIT OUR FLEXIBILITY IN OPERATING OUR BUSINESS OR LIMIT OUR ACCESS TO FUNDS WE NEED TO GROW OUR BUSINESS.

     Giving effect to the Transactions, our pro forma consolidated indebtedness as of March 31, 2002 would have been $2.1 billion (including the outstanding
9 5/8% notes due 2012, but excluding an additional $221.3 million available under our revolving credit facility), and our pro forma total debt to EBITDA (before the impact of a year-end, non cash $56 million writedown of inventories to current market value for the Golden Eagle Assets) ratio for the twelve months ended December 31, 2001 would have been 3.3x. Following our announcement of the then pending acquisition of the Golden Eagle Assets, the ratings for the outstanding 9 5/8% notes due 2012 were downgraded by Standard & Poor's Rating Services, Fitch Ratings and Moody's Investors Service, Inc. to B+, B+ and B2, respectively. Our high degree of leverage may have important consequences, including the following:

     - we may have difficulties obtaining additional or favorable financing for capital expenditures, working capital, acquisitions or other purposes;

     - a substantial portion of our cash flow will be used to make debt service payments, which will reduce the funds that would otherwise be available to us for operations and future business opportunities;

     - our debt level could limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - our debt level may place us at a competitive disadvantage to our less leveraged competitors;

     - our debt level makes us more vulnerable to the impact of economic downturns and adverse developments in our business; and

     - our floating rate debt level makes us more vulnerable to the impact of an increase in interest rates.

     Our ability to meet our expenses and debt obligations, to refinance our debt obligations and to fund capital expenditures will depend on our future performance, which will be affected by general economic, financial, competitive, legislative, regulatory and other factors beyond our control. Based upon current levels of operations, we believe cash flow from operations, amounts available under our amended and restated senior secured credit facility and available cash will be adequate to meet our anticipated future requirements for working capital, capital expenditures and scheduled payments of principal and interest on our indebtedness, including the exchange notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q, as well as information in our Current Reports on Form 8-K, incorporated by reference in this prospectus.

     Our business may not generate sufficient cash flow, or we may not be able to borrow funds under our amended and restated senior secured credit facility in an amount sufficient to enable us to service our indebtedness, including the notes and our existing senior subordinated notes, or make capital expenditures. If we are unable to generate sufficient cash flow from operations or to borrow sufficient funds to service our debt, we may be required to sell assets, reduce capital expenditures, refinance all or a portion of our existing debt (including the notes) or obtain additional financing. We may not be able to refinance our debt, sell assets or borrow more money on terms acceptable to us, if at all. Additionally, our ability to incur additional debt will be restricted under the covenants contained in our amended and restated senior secured credit facility and our indentures.

IN THE EVENT OF OUR BANKRUPTCY OR LIQUIDATION, HOLDERS OF THE OUTSTANDING 9 5/8% NOTES DUE 2012 AND THE EXCHANGE NOTES WILL BE PAID FROM ANY ASSETS REMAINING AFTER PAYMENTS TO HOLDERS OF SENIOR DEBT.

     The exchange notes and subsidiary guarantees will be general unsecured obligations, subordinate in right of payment to all of our and our subsidiary guarantors' existing and future senior debt, including all indebtedness under our amended and restated senior secured credit facility. In the event of insolvency, liquidation, reorganization or a similar proceeding relating to us or any subsidiary guarantor, the senior debt of that person must be paid in full before the principal of, and premium, if any, and interest on the exchange notes or the obligations under any subsidiary guarantee may be paid. In the event of a bankruptcy, liquidation or reorganization of us or any subsidiary guarantor, holders of the exchange notes will participate ratably (based upon respective amounts owed to each holder or creditor) with all holders of subordinated indebtedness of us or any subsidiary guarantor that is deemed to be of the same class as the exchange notes in the remaining assets of us or any subsidiary guarantor. If any of these events occur, we cannot assure you that there would be sufficient assets to pay amounts due on the exchange notes or the subsidiary guarantees. In addition, the indenture provides that no payment with respect to the exchange notes or any subsidiary guarantee may be made if a payment default or certain non-payment defaults occur with respect to certain designated senior debt under certain circumstances. The holders of designated senior debt, including indebtedness under our amended and restated senior secured credit facility, will be entitled to preferred payments if a nonpayment default occurs with respect to designated senior debt. As of March 31, 2002, pro forma for the Transactions, we would have had approximately $1.1 billion of senior debt outstanding.

WE ARE A HOLDING COMPANY, AND WE ARE DEPENDENT ON THE ABILITY OF OUR SUBSIDIARIES TO DISTRIBUTE FUNDS TO US.

     Tesoro Petroleum Corporation is a holding company and conducts substantially all of its operations through its subsidiaries. Our only significant assets are the capital stock of our wholly owned subsidiaries. As a holding company, we are dependent on distributions of funds from our subsidiaries to meet our debt service and other obligations, including the payment of principal and interest on the exchange notes. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, applicable laws and regulations. Furthermore, claims of creditors of our existing and future subsidiaries that are not guarantors, including trade creditors of, and banks and other lenders to, those subsidiaries, generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of our creditors, including the holders of the exchange notes. If we are unable to obtain funds from our subsidiaries as a result of restrictions under our other debt instruments, applicable laws and regulations or otherwise, we may not be able to pay interest or principal on the exchange notes when due and we cannot assure you that we will be able to obtain the necessary funds from other sources.

YOUR RIGHT TO RECEIVE PAYMENTS ON THE EXCHANGE NOTES AND GUARANTEES IS UNSECURED AND WILL BE EFFECTIVELY SUBORDINATED TO OUR AND OUR SUBSIDIARIES' EXISTING AND FUTURE SECURED INDEBTEDNESS.

     The exchange notes will be general unsecured senior subordinated obligations of us and our subsidiary guarantors, effectively junior to any secured debt that we and our subsidiary guarantors have and may have in the future to the extent of the value of the assets securing that debt. In the event of liquidation, dissolution, reorganization, bankruptcy or any similar proceeding regarding our assets or the assets of our subsidiary guarantors, whether voluntarily or involuntarily instituted, the holders of our or our subsidiary guarantors' secured debt will be entitled to be paid from our or their assets, as applicable, before any payment may be made with respect to the exchange notes or the subsidiary guarantees. If any of the foregoing events occurs, we cannot assure you that we or our subsidiary guarantors will have sufficient assets to pay amounts due on our and our subsidiary guarantors' secured debt, the exchange notes and the subsidiary guarantees. As a result, the holders of the exchange notes may receive less, ratably, than the holders of secured debt in the event of our or our subsidiary guarantors' liquidation, dissolution, reorganization, bankruptcy or other similar occurrence.

  YOU MAY SUFFER ADVERSE CONSEQUENCES IF YOU DO NOT EXCHANGE THE OUTSTANDING 9 5/8% NOTES DUE 2012.

     Any of the outstanding 9 5/8% notes due 2012 that are not exchanged for exchange notes have not been registered with the SEC or in any state. Unless the outstanding 9 5/8% notes due 2012 are registered, they only may be offered and sold pursuant to an exemption from, or in a transaction that is not subject to, the registration requirements of the Securities Act. Depending upon the percentage of the outstanding 9 5/8% notes due 2012 exchanged for exchange notes, the liquidity of the outstanding 9 5/8% notes due 2012 may be adversely affected.

OUR DEBT INSTRUMENTS IMPOSE RESTRICTIONS ON US THAT MAY ADVERSELY AFFECT OUR ABILITY TO OPERATE OUR BUSINESS.

     The indenture relating to the outstanding 9 5/8% notes due 2012 and the exchange notes and the indentures for our existing senior subordinated notes contain covenants that restrict, among other things, our ability to:

     - pay dividends and other distributions with respect to our capital stock and purchase, redeem or retire our capital stock;

     - incur additional indebtedness and issue preferred stock;

     - enter into asset sales;

     - enter into transactions with affiliates;

     - incur liens on assets to secure certain debt;

     - engage in certain business activities; and

     - engage in certain mergers or consolidations and transfers of assets.

     In addition, our amended and restated senior secured credit facility contains other and more restrictive covenants, including a provision that requires us to consummate one or more transactions resulting in our receipt of net proceeds of at least $125 million by December 31, 2002 from the proceeds of the sale of assets or the sale of common stock, preferred stock mandatorily convertible into common stock within three years of the date of its issuance, or other equity acceptable to the majority of agent banks. Fifty percent of the net proceeds are required to be applied to prepay the term loans, and the remaining fifty percent of the net proceeds shall be applied to prepay any outstanding revolving credit facility loans. If any of such net proceeds remain after prepaying the outstanding revolving credit facility loans, such remaining amount shall be deposited in an account that shall be pledged to the banks to be used for our general corporate purposes, including but not limited to working capital and capital expenditures. Our amended and restated senior secured credit facility also limits our capital expenditures to no more than $275 million in 2002 and $302.5 million in 2003 and thereafter until the ratio of our debt to capitalization falls below 0.58 to 1.00. It also contains a prohibition on making voluntary or optional prepayments of certain of our indebtedness, including the notes. Under our amended and restated senior secured credit facility, we will be required to comply with specified financial covenants, including maintaining specified levels of consolidated leverage and interest and fixed charge coverages and limiting our debt to capital ratio. These financial ratios become more restrictive over the life of our amended and restated senior secured credit facility. Our ability to comply with these covenants may be affected by many events beyond our control and we cannot assure you that our future operating results will be sufficient to comply with the covenants, or in the event of a default, to remedy that default. Our failure to comply with those financial covenants or to comply with the other restrictions contained in our amended and restated senior secured credit facility could result in a default, which could cause that indebtedness (and by reason of cross-default provisions, indebtedness under our indentures and other indebtedness) to become immediately due and payable. If we are unable to repay those amounts, the lenders under our amended and restated senior secured credit facility could proceed against the collateral granted to them to secure that indebtedness. If those lenders accelerate the payment of the amended and restated senior secured credit facility, we cannot assure you that our assets would be sufficient to pay that indebtedness and our other indebtedness, including the exchange notes.

THE SUBSIDIARY GUARANTEES COULD BE DEEMED FRAUDULENT CONVEYANCES UNDER CERTAIN CIRCUMSTANCES, AND A COURT MAY TRY TO SUBORDINATE OR AVOID THE SUBSIDIARY GUARANTEES.

     Our obligations under the exchange notes will be guaranteed on a general unsecured senior subordinated basis by the subsidiary guarantors. Various preference or fraudulent conveyance laws have been enacted for the protection of creditors and may be used by a court to subordinate or avoid any subsidiary guarantee issued by a guarantor. It also is possible that under certain circumstances a court could hold that the direct obligations of a guarantor could be superior to the obligations under its subsidiary guarantee.

     To the extent that a court finds that at the time a guarantor entered into a subsidiary guarantee either (1) the subsidiary guarantee was incurred by a guarantor with the intent to hinder, delay or defraud any present or future creditor or that a guarantor contemplated insolvency with a design to favor one or more creditors to the exclusion in whole or in part of others or (2) the guarantor did not receive fair consideration or reasonably equivalent value for issuing the subsidiary guarantee and, at the time it issued the subsidiary guarantee, the guarantor (a) was insolvent or rendered insolvent by reason of the issuance of the subsidiary guarantee, (b) was engaged or about to engage in a business or transaction for which the remaining assets of the guarantor constituted unreasonably small capital or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay debts as they matured, the court could avoid or subordinate the subsidiary guarantee in favor of the guarantor's other creditors. Among other things, a legal challenge of a subsidiary guarantee issued by a guarantor on fraudulent conveyance grounds may focus on the benefits, if any, realized by the guarantor as a result of our issuance of the exchange notes. To the extent a subsidiary guarantee is avoided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the exchange notes would cease to have any claim in respect of that subsidiary guarantor.

     We cannot assure you that a court would conclude that the exchange notes and the subsidiary guarantees issued concurrently with the issuance of the exchange notes are incurred for proper purposes and in good faith. We also cannot assure you that a court would conclude that, after giving effect to indebtedness incurred in connection with the issuance of the exchange notes and the issuance of the subsidiary guarantees, Tesoro and the subsidiary guarantors are solvent and will continue to be solvent, will have sufficient capital for carrying on their respective businesses and will be able to pay their debts as they become absolute and mature.

WE MAY NOT BE ABLE TO FINANCE A CHANGE OF CONTROL OFFER AS REQUIRED BY THE INDENTURE.

     Upon a change of control under the indenture, we will be required to offer to repurchase all of the outstanding 9 5/8% notes due 2012 and exchange notes then outstanding at 101% of the principal amount, plus accrued and unpaid interest and liquidated damages, if any, to the repurchase date. Since the events that constitute a change of control under the indenture also constitute a change of control under the indenture that governs our existing senior subordinated notes, upon each occurrence, we will be required to offer to repurchase all of our existing senior subordinated notes then outstanding at 101% of the principal amount, plus accrued and unpaid interest to the repurchase date. Prior to repurchasing any of the outstanding 9 5/8% notes due 2012, the exchange notes or any of our existing senior subordinated notes, we must either repay all of our senior debt (including debt under our amended and restated senior secured credit facility) or obtain required consents, if any, from holders of senior debt to allow us to repurchase the outstanding 9 5/8% notes due 2012, the exchange notes and our existing senior subordinated notes. If a change of control were to occur today, we would not have the financial resources available to repay all of our senior debt and any other debt that would become payable upon a change of control and to repurchase all of our outstanding existing senior subordinated notes, the outstanding 9 5/8% notes due 2012 and the exchange notes. We cannot assure you that we will have the financial resources available or that we will be permitted by our debt instruments to fulfill these obligations upon a change of control.

YOUR ABILITY TO TRANSFER THE EXCHANGE NOTES MAY BE LIMITED BY THE ABSENCE OF AN ACTIVE TRADING MARKET, AND WE CANNOT ASSURE YOU THAT ANY ACTIVE TRADING MARKET WILL DEVELOP FOR THE NOTES.

     We do not intend to list the exchange notes on any national securities exchange or to seek the admission of the exchange notes for trading on the Nasdaq National Market. The initial purchasers are not obligated to make a market in the exchange notes and any market-making activities with respect to the exchange notes may be discontinued at any time without notice. We cannot assure you that an active public or other market will develop for the exchange notes or provide you with assurances as to the liquidity of the trading market for the exchange notes. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, that market may be discontinued at any time. If a public trading market develops for the exchange notes, future trading prices of the exchange notes will depend on many factors, including, among other things, prevailing interest rates, our financial condition and results of operations and the market for similar notes. Depending on those and other factors, the exchange notes may trade at a discount from their principal amount.

RISKS RELATING TO THE ACQUISITIONS

WE COULD FACE SIGNIFICANT EXPOSURE TO LIABILITIES THAT WE HAVE ASSUMED IN CONNECTION WITH THE MID-CONTINENT ACQUISITION AND THE ACQUISITION OF THE GOLDEN EAGLE ASSETS.

     We have assumed a substantial portion of the sellers' obligations, responsibilities, liabilities, costs and expenses arising out of or incurred in connection with the Mid-Continent refineries. This includes, subject to certain exceptions, certain of the sellers' obligations, liabilities, costs and expenses for violations of health, safety and environmental laws relating to the assets, including certain known and unknown obligations, liabilities, costs and expenses arising or incurred prior to, on or after the closing date. We also assumed the sellers' obligations and liabilities under a consent decree among the United States, BP Exploration and Oil Co., Amoco Oil Company and Atlantic Richfield Company. BP entered into this consent decree for the Mid-Continent refineries for various alleged violations. As the new owner of these refineries, we are required to address issues including leak detection and repair, flaring protection and sulfur recovery unit optimization. We estimate we will have to spend an aggregate of $7 million to comply with this consent decree. In addition, we have agreed to indemnify the sellers for all losses of any kind incurred in connection with or related to these assumed liabilities.

     In addition to paying the purchase price for the Golden Eagle Assets, we have assumed a substantial portion of the seller's obligations, responsibilities, liabilities, costs and expenses arising out of or incurred in connection with the operation of the Golden Eagle Assets. This includes, subject to certain exceptions, certain of the seller's obligations, liabilities, costs and expenses for environmental compliance matters relating to the assets, including certain known and unknown obligations, liabilities, costs and expenses arising or incurred prior to, on or after the closing date. Subject to certain conditions, we also have assumed the seller's obligations pursuant to its settlement efforts with the Environmental Protection Agency concerning the
Section 114 refinery enforcement initiative under the Clean Air Act, except for any potential monetary penalties, which the seller will retain.

     We also assumed and took assignment of certain of the seller's obligations and rights (including certain indemnity rights) arising out of or related to the agreement pursuant to which the seller purchased the refinery in 2000.

     The operation of refineries and pipelines is inherently subject to spills, discharges or other releases of petroleum or hazardous substances. If any of these events occurred or occurs in connection with the Mid-Continent Acquisition assets or the acquisition of the Golden Eagle Assets, other than events for which we are indemnified, we will be liable for all costs and penalties associated with their remediation under federal, state or local environmental laws or common law, and will be liable for property damage to third parties caused by contamination from releases and spills. The penalties and clean-up costs that we could have to pay for releases or spills, or the amounts that we could have to pay to third parties for damage to their property, could be significant and the payment of these amounts could have a material adverse effect on our business, financial condition and results of operations.

     The operation of the Mid-Continent and Golden Eagle refineries is and will continue to be subject to hazards and risks inherent in refining operations and in transporting and storing crude oil and refined products, including fires, natural disasters, explosions, pipeline ruptures and spills and mechanical failure of equipment. Any of these events can result in environmental pollution and property damage. Our assumption of liability for these events that occurred before closing could expose us to significant and costly liabilities, the payment of which could have a material adverse effect on our business, financial condition and results of operations.

WE WILL INCREASE CAPITAL EXPENDITURES AND INCUR ADDITIONAL MAINTENANCE COSTS AT THE GOLDEN EAGLE REFINERY TO UPGRADE AND MAINTAIN SAFETY AND ENVIRONMENTAL STANDARDS.

     Prior to the period when the Golden Eagle refinery was owned by Ultramar Inc., from which we purchased the refinery, the refinery had experienced a poor safety record (including two incidents involving multiple fatalities). After acquiring the Golden Eagle refinery, Ultramar improved the refinery's safety performance. We anticipate that we will spend a significant amount on capital expenditures and additional maintenance costs to upgrade and maintain the safety and environmental standards for the Golden Eagle refinery. In addition, because of past incidents at the Golden Eagle refinery, we anticipate that the cost to insure the refinery will remain substantially above industry norms. The increased capital expenditures, maintenance costs and insurance costs likely will reduce significantly the amount of available cash flow produced by the Golden Eagle refinery for the next several years.

AS A RESULT OF THE MID-CONTINENT ACQUISITION, WE HAVE SIGNIFICANT PIPELINE CAPACITY AND VARIOUS OBLIGATIONS WITH WHICH WE MAY BE UNFAMILIAR.

     Prior to the Mid-Continent Acquisition, we did not own refineries or pipelines in the mid-continent region and had no experience in operating pipelines in those states. In addition, the Pipeline System significantly increased the quantity of crude oil pipeline which we own and operate. Our management is more experienced at operating refineries than pipelines, so we may face regulatory and operational matters with which we are unfamiliar. In addition, we have entered into agreements with BP pursuant to which BP has agreed to purchase some of the products from the Utah refinery and a majority of the products from the North Dakota refinery. If, however, BP fails to purchase these products under the agreements, we currently are unfamiliar with customers in those markets and we would suffer losses in revenue until we find third-party purchasers.

INTEGRATING OUR OPERATIONS WITH THE GOLDEN EAGLE ASSETS MAY STRAIN OUR
RESOURCES.

     The significant expansion of our business and operations, both in terms of geography and magnitude resulting from the acquisition of the Golden Eagle Assets, may strain our administrative, operational and financial resources. The integration of the Golden Eagle Assets will require the dedication of management resources that may temporarily detract from our day-to-day business. These types of demands and uncertainties could have a material adverse effect on our business, financial condition and results of operations. We may not be able to manage the combined operations and assets effectively or realize any of the anticipated benefits of the Golden Eagle Assets.

RISKS RELATING TO OUR BUSINESS

THE VOLATILITY OF CRUDE OIL PRICES, REFINED PRODUCT PRICES AND FUEL AND UTILITY SERVICE PRICES MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR CASH FLOW AND RESULTS OF OPERATIONS.

     Our refining and wholesale marketing earnings and cash flows from operations depend on the margin above fixed and variable expenses (including the cost of refinery feedstocks) at which we are able to sell refined products. In recent years, the prices of crude oil and refined products have fluctuated substantially. These prices depend on numerous factors beyond our control, including the demand for crude oil, gasoline and other refined products, which are subject to, among other things:

     - changes in the economy and the level of foreign and domestic production of crude oil and refined products;

     - worldwide political conditions;

     - availability of crude oil and refined product imports;

     - marketing of alternative and competing fuels;

     - government regulations; and

     - local factors, including market conditions and the level of operations of other refineries in our markets.

     Our sale prices for refined products are influenced by the commodity price of crude oil. Generally, an increase or decrease in the price of crude oil results in a corresponding increase or decrease in the price of gasoline and other refined products. The timing of the relative movement of the prices, however, as well as the overall change in product prices, can reduce profit margins and could have a significant impact on our refining and wholesale marketing operations and our earnings and cash flows. In addition, we maintain inventories of crude oil, intermediate products and refined products, the values of which are subject to rapid fluctuation in market prices. Also, crude oil supply contracts are generally term contracts with market-responsive pricing provisions. We purchase our refinery feedstocks prior to selling the refined products manufactured. Price level changes during the period between purchasing feedstocks and selling the manufactured refined products from these feedstocks could have a significant effect on our financial results. We also purchase refined products manufactured by others for sale to our customers. Price level changes during the periods between purchasing and selling these products could have a material adverse effect on our business, financial condition and results of operations.

     The rising costs and unpredictable availability of fuel and utility services used by our refineries and other operations have increased operating costs and will continue to impact production and delivery of products. Fuel and utility prices have been and will continue to be affected by supply and demand for fuel and utility services in both local and regional markets.

TERRORIST ATTACKS AND THREATS OR ACTUAL WAR MAY NEGATIVELY IMPACT OUR BUSINESS.

     Our business is affected by general economic conditions and fluctuations in consumer confidence and spending, which can decline as a result of numerous factors outside of our control, such as terrorist attacks and acts of war. Recent terrorist attacks in the United States, as well as events occurring in response to or in connection with them, including future terrorist attacks against U.S. targets, rumors or threats of war, actual conflicts involving the United States or its allies, or military or trade disruptions impacting our suppliers or our customers, may adversely impact our operations. As a result, there could be delays or losses in the delivery of supplies and raw materials to us, decreased sales of our products (especially sales to our customers that purchase jet fuel) and extension of time for payment of accounts receivable from our customers (especially our customers in the airline industry). Strategic targets such as energy-related assets (which could include refineries such as ours) may be at greater risk of future terrorist attacks than other targets in the United States. These occurrences could have an adverse impact on energy prices, including prices for our crude oil and refined products, and an adverse impact on the margins from our refining and wholesale marketing operations. In addition, disruption or significant increases in energy prices could result in government-imposed price controls. It is possible that any or a combination of these occurrences could have a material adverse effect on our business.

COMPLIANCE WITH VARIOUS ENVIRONMENTAL REQUIREMENTS COULD INCREASE THE COST OF OPERATING OUR BUSINESS.

     All of our operations are subject to extensive requirements relating to air emissions, water discharges, waste management and other environmental matters that can entail costly compliance measures. For example, we currently anticipate that revised standards for low sulfur content in gasoline and highway diesel fuel will require us to spend approximately $100 million through 2006 and $45 million in years after 2006 to comply with regulations that will be applicable to our Washington, Hawaii, Alaska, North Dakota and Utah refineries at various dates (depending on the refinery and the fuel involved) between 2004 and 2010, and that other air emissions and environmental requirements will require us to spend at least an additional $60 million through 2006. In addition, the Golden Eagle Assets require substantial expenditures to address upcoming "clean fuels" requirements, including California regulations to phase out the use of the oxygenate known as MTBE by the end of 2003. Based upon a review by an independent engineering firm, we believe that clean fuels costs at the Golden Eagle refinery will cost a total of approximately $122 million, $47.5 million of which the seller agreed to spend through closing. We expect to spend the remaining $74.5 million in 2002 and 2003 to comply with these requirements. Furthermore, we expect that the project will be substantially complete by the end of 2002. We also expect to spend approximately $24 million by 2006 at the Golden Eagle refinery to meet the "ultra low sulfur diesel" standards. The measures we anticipate for achieving compliance with these and other obligations may not be sufficient to meet these requirements or our compliance costs may significantly exceed current estimates. If we fail to meet environmental requirements, we may be subject to administrative, civil and criminal proceedings by state and federal authorities, as well as civil proceedings by environmental groups and other individuals, which could result in substantial fines and penalties against us as well as orders that could limit or halt our operations.

     The Golden Eagle Assets are also subject to extensive environmental requirements. We anticipate that capital expenditures addressing environmental issues at the refinery such as controls on emission of nitrogen oxides and piping upgrades required to be made pursuant to orders from California's Regional Water Quality Control Board with jurisdiction over the refinery, and requirements as a result of a settlement of a lawsuit by a citizens' group concerning coke dust emissions from the refinery's Pittsburg Dock loading facility, will total approximately $32 million during 2002. Although some portion of these costs were incurred by the seller of the Golden Eagle Assets prior to the closing of the transaction, a substantial portion of the work remains, the costs of which we will incur. In addition, we estimate that we will incur approximately $96 million in environmental capital expenditures at the refinery for similar projects from 2003 through 2006 and $90 million beyond 2006.

     In addition, soil and groundwater conditions at the Golden Eagle refinery (including the Amorco terminal and the coke terminal) may entail substantial expenditures over time. Although existing information is limited, our preliminary estimate of costs to address soil and groundwater conditions at the refinery in connection with various projects, including those required pursuant to orders by the California Regional Water Quality Control Board, is approximately $65 million, of which approximately $43 million is anticipated to be incurred through 2006 and the balance afterwards. We believe we will be entitled to indemnification, directly or indirectly, from former owners or operators of the refinery (or their successors) under two separate indemnification agreements, for approximately $59 million of such costs. We cannot assure you that any indemnification will be realized.

     Additionally, soil and groundwater conditions at approximately 50 of the 70 retail stations acquired through the acquisition of the Golden Eagle Assets may require expenditures of approximately $6 million in the aggregate, pursuant to orders and regulations set by the California Regional Water Quality Control Board. We also expect to spend approximately $5 million in the aggregate on capital improvements to meet new California vapor control equipment requirements at each of the retail facilities.

     Our Refining and Marine Services segments operate in environmentally sensitive coastal waters, where tanker, pipeline and refined product transportation operations are closely regulated by local and federal agencies and monitored by environmental interest groups. Our California, Mid-Pacific and Pacific Northwest refineries import crude oil feedstocks by tanker. Transportation of crude oil and refined product over water involves inherent risk and subjects us to the provisions of the Federal Oil Pollution Act of 1990 and state laws in California, Washington, Hawaii, Alaska and the U.S. Gulf Coast. Among other things, these laws require us to demonstrate in some situations our capacity to respond to a "worst case discharge" to the maximum extent possible. We have contracted with various spill response service companies in the areas in which we transport crude oil and refined product to meet the requirements of the Federal Oil Pollution Act of 1990 and state laws. However, there may be accidents involving tankers transporting crude oil or refined products, and response services may not respond to a "worst case discharge" in a manner that will adequately contain that discharge or we may be subject to liability in connection with a discharge.

     Our operations are inherently subject to accidental spills, discharges or other releases of petroleum or hazardous substances that may make us liable to governmental entities or private parties under federal, state or local environmental laws, as well as under common law. These may involve contamination associated with facilities we currently own or operate, facilities we formerly owned or operated and facilities to which we sent wastes or by-products for treatment or disposal and other contamination. Accidental discharges may occur in the future, future action may be taken in connection with past discharges, governmental agencies may assess damages or penalties against us in connection with any past or future contamination, or third parties may assert claims against us for damages allegedly arising out of any past or future contamination.

     From time to time we have been, and presently are, subject to litigation and investigations with respect to environmental and related matters. We may become involved in further litigation or other proceedings, or we may be held responsible in any existing or future litigation or proceedings, the costs of which could be material.

     We have in the past operated service stations with underground storage tanks in various jurisdictions, and currently operate service stations in Hawaii, Alaska and 16 states in the mid-continental and western United States that have underground storage tanks. Federal and state regulations and legislation govern the storage tanks and compliance with these requirements can be costly. The operation of underground storage tanks also poses certain other risks, including damages associated with soil and groundwater contamination. Leaks from underground storage tanks at one or more of our service stations may occur, or previously operated service stations may impact soil or groundwater that could result in fines or civil liability for us.

THE DANGERS INHERENT IN OUR OPERATIONS AND THE POTENTIAL LIMITS ON INSURANCE COVERAGE COULD EXPOSE US TO POTENTIALLY SIGNIFICANT LIABILITY COSTS.

     Our operations are subject to hazards and risks inherent in refining operations and in transporting and storing crude oil and refined products, such as fires, natural disasters, explosions, pipeline ruptures and spills and mechanical failure of equipment at our or third-party facilities, any of which can result in environmental pollution, personal injury claims and other damage to our properties and the properties of others. We do not maintain insurance coverage against all potential losses and we could suffer losses for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. The occurrence of an event that is not fully covered by insurance could have a material adverse effect on our business, financial condition and results of operations.

IF WE ARE UNABLE TO MAINTAIN AN ADEQUATE SUPPLY OF FEEDSTOCKS, OUR RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED.

     We may not continue to have an adequate supply of feedstocks, primarily crude oil, available to our six refineries to sustain our current level of refining operations. If additional crude oil becomes necessary at one or more of our refineries, we intend to implement available alternatives that are most advantageous under then prevailing conditions. Implementation of some alternatives could require the consent or cooperation of third parties and other considerations beyond our control. In particular, the North Dakota refinery is landlocked and does not have a diversity of pipelines to allow us to transport crude oil to it. The North Dakota refinery, therefore, is completely dependent upon the delivery of crude oil through the Pipeline System. If outside events cause an inadequate supply of crude oil, or if the Pipeline System transports lower volumes of crude oil, our anticipated revenues could decrease. We expect that any sale of the Pipeline System will have to take into consideration the North Dakota refinery's dependence on the continued availability of crude oil through the Pipeline System. If we are unable to obtain supplemental crude oil volumes, or are only able to obtain these volumes at uneconomic prices, our results of operations could be adversely affected.

WE ARE SUBJECT TO INTERRUPTIONS OF SUPPLY AND INCREASED COSTS AS A RESULT OF OUR RELIANCE ON THIRD-PARTY TRANSPORTATION OF CRUDE OIL AND REFINED PRODUCTS.

     Our Washington refinery receives all of its Canadian crude oil through pipelines operated by third parties. During 2001, we also delivered approximately 24,000 bpd of finished transportation fuels products through third-party pipelines. Our Hawaii and Alaska refineries receive most of their crude oil and transport a substantial portion of refined products through ships and barges. Our Mid-Continent refineries receive substantially all of their crude oil through pipelines. Our Golden Eagle refinery receives approximately half of its crude oil through pipelines and the balance through ships and barges. In addition to environmental risks discussed above, we could experience an interruption of supply or an increased cost to deliver refined products to market if the ability of the pipelines or vessels to transport crude oil or refined product is upset because of accidents, governmental regulation or third-party action. A prolonged upset of the ability of a pipeline or vessels to transport crude oil or product could have a material adverse effect on our business, financial condition and results of operations.

SINCE ARTHUR ANDERSEN LLP ACTED AS THE INDEPENDENT AUDITOR OF THE GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS, YOUR ABILITY TO SEEK POTENTIAL RECOVERIES FROM THEM RELATED TO THEIR WORK WILL BE LIMITED.

     The financial statements as of December 31, 2001 and 2000 and for the year ended December 31, 2001 and the four month period ended December 31, 2000 of the Golden Eagle Refining and Marketing Assets Business incorporated herein by reference were audited by Arthur Andersen LLP. After reasonable efforts, we have not been able to obtain Arthur Andersen LLP's consent to the incorporation by reference of its audit report dated February 14, 2002 (Note 16 is dated February 20, 2002) into the registration statement of which this prospectus is a part. However, Rule 437a under the Securities Act of 1933, as amended, permits us to file the registration statement of which this prospectus is a part without Arthur Andersen LLP's written consent. Accordingly, investors will not be able to sue Arthur Andersen LLP pursuant to Section 11(a)(4) of the Securities Act of 1933, and any recovery under that section you may have may be limited as a result of the lack of Arthur Andersen LLP's consent.

                     ACQUISITION OF THE GOLDEN EAGLE ASSETS

     On May 17, 2002, we acquired the Golden Eagle Assets from Ultramar Inc., a subsidiary of Valero Energy Corporation. The purchase price for the Golden Eagle Assets, as amended, was $945 million, plus $130 million for feedstock and refined product inventories, subject to post-closing adjustments. We issued to the seller two ten-year junior subordinated notes with face amounts aggregating $150 million as part of the $945 million purchase price. The notes consist of:
(1) a $100 million junior subordinated note, due July 2012, which is non-interest bearing for the first five years and carries a 7.5% interest rate for the remaining five-year period, and (2) a $50 million junior subordinated note, due July 2012, which has no interest payment in year one and bears a 7.47% effective interest rate for the second through the fifth years and a 7.5% interest rate for years six through ten.

     The Golden Eagle Assets include:

     - a 168,000 bpd refinery located in Martinez, California near the San Francisco Bay Area;

     - crude oil and product wharfs;

     - a wholesale marketing business, which primarily sells to unbranded customers located in northern California and Reno, Nevada; and

     - 70 retail stations with convenience stores throughout northern
       California.

     We financed the acquisition with the net proceeds from the offering of the outstanding 9 5/8% notes due 2012, the net proceeds from our March 2002 underwritten public offering of 23 million shares of common stock and borrowings under our amended and restated senior secured credit facility.

     The acquisition of the Golden Eagle Assets increased our combined rated crude oil capacity by more than 40% to 558,000 bpd. In addition, our branded retail network expanded to approximately 750 locations, including nearly 100 stations in California. EBITDA (before the impact of a year-end, non-cash $56 million writedown of inventories to current market value) and operating income for the Golden Eagle Assets for the year ended December 31, 2001 was $247 million and $147 million, respectively. For this period, based upon information provided by the seller, the average daily throughput of the Golden Eagle Assets was 142,000 bpd. In March 2001, the seller restarted the 63,000 bpd No. 3 crude unit, significantly increasing the total amount of crude oil capacity at the refinery. At the same time, the seller restarted the 20,000 bpd No. 2 reformer unit, significantly improving the value of refinery output. As a result of these and other improvements made at the refinery, we expect average daily throughput at the refinery and the value of the refined product output, excluding the impact of turnarounds, to be substantially better than its historical rates and yields.

     In addition to paying the purchase price for the Golden Eagle Assets, we assumed a substantial portion of the seller's obligations, responsibilities, liabilities, costs and expenses arising out of or incurred in connection with the operation of the Golden Eagle Assets. This includes, subject to certain exceptions, certain of the seller's obligations, liabilities, costs and expenses for environmental compliance matters relating to the assets, including certain known and unknown obligations, liabilities, costs and expenses arising or incurred prior to, on or after the closing date. Subject to certain conditions, we have also assumed the seller's obligations pursuant to its settlement efforts with the Environmental Protection Agency concerning the Section 114 refinery enforcement initiative under the Clean Air Act, except for any potential monetary penalties, which the seller will retain.

     We also assumed and took assignment of certain of the seller's obligations and rights (including certain indemnity rights) arising out of or related to the agreement pursuant to which the seller purchased the refinery in 2000. In addition, upon the acquisition of the Golden Eagle Assets, we took assignment from the seller of two environmental insurance policies. The policies provide $140 million of coverage in excess of a $50 million environmental indemnity from Tosco.

     We did not, however, assume liability for any injury or exposure suffered by the seller's current or former employees prior to the closing date. Our agreement to assume the seller's obligations, responsibilities, liabilities, costs and expenses arising out of or incurred in connection with the operation of the Golden Eagle

Assets also excludes taxes and liabilities relating to periods prior to the closing date and certain specified environmental and other matters. We also agreed to offer employment to each employee who worked for the seller in connection with the Golden Eagle Assets, generally on the same terms that the employee received prior to our acquisition of the Golden Eagle Assets.

     We also have entered into a transition services agreement with the seller requiring the seller to provide certain services in operating the Golden Eagle Assets until November 16, 2002.

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

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     Our wholly-owned direct subsidiary, Tesoro Escrow Corp., which merged with and into us on May 17, 2002, issued $450 million aggregate principal amount of the outstanding 9 5/8% notes due 2012 to the initial purchasers on April 9, 2002 in transactions not registered under the Securities Act of 1933 in reliance on exemptions from registration under that act. The initial purchasers then sold the outstanding 9 5/8% notes due 2012 to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-United States persons outside the United States in reliance on Regulation S under the Securities Act. Because they have been sold pursuant to exemptions from registration, the outstanding 9 5/8% notes due 2012 are subject to transfer restrictions.

     In connection with the issuance of the outstanding 9 5/8% notes due 2012, we agreed with the initial purchasers that promptly following the completion of the acquisition of the Golden Eagle Assets we would:

     - file with the SEC a registration statement related to the exchange notes;

     - use our best efforts to cause the registration statement to become effective under the Securities Act; and

     - offer to the holders of the outstanding 9 5/8% notes due 2012 the opportunity to exchange the outstanding 9 5/8% notes due 2012 for a like principal amount of exchange notes upon the effectiveness of the registration statement.

     Our failure to comply with these agreements within certain time periods would result in additional interest being due on the outstanding 9 5/8% notes due 2012. A copy of the agreement with the initial purchasers has been filed as an exhibit to the registration statement of which this prospectus is a part.

     Based on existing interpretations of the Securities Act by the staff of the SEC described in several no-action letters to third parties, and subject to the following sentence, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by their holders, other than broker-dealers or our "affiliates", without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of the outstanding 9 5/8% notes due 2012 who is an affiliate of ours, who is not acquiring the exchange notes in the ordinary course of such holder's business or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

     - will not be able to rely on the interpretations by the staff of the SEC described in the above-mentioned no-action letters;

     - will not be able to tender the outstanding 9 5/8% notes due 2012 in the exchange offer; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the outstanding 9 5/8% notes due 2012 unless the sale or transfer is made under an exemption from these requirements.

     We do not intend to seek our own no-action letter, and there is no assurance that the staff of the SEC would make a similar determination regarding the exchange notes as it has in these no-action letters to third parties.

     As a result of the filing and effectiveness of the registration statement of which this prospectus is a part, we will not be required to pay an increased interest rate on the outstanding 9 5/8% notes due 2012 unless we either fail to timely consummate the exchange offer or fail to maintain the effectiveness of the registration statement to the extent we agreed to do so. Following the closing of the exchange offer, holders of the outstanding 9 5/8% notes due 2012 not tendered will not have any further registration rights except in limited circumstances requiring the filing of a shelf registration statement, and the outstanding 9 5/8% notes due 2012 will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for the outstanding 9 5/8% notes due 2012 will be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions stated in this prospectus and in the letter of transmittal, we will accept all outstanding 9 5/8% notes due 2012 properly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. After authentication of the exchange notes by the trustee or an authenticating agent, we will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of the outstanding 9 5/8% notes due 2012 accepted in the exchange offer.

     By tendering the outstanding 9 5/8% notes due 2012 for exchange notes in the exchange offer and signing or agreeing to be bound by the letter of transmittal, you will represent to us that:

     - you will acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;

     - you are not participating and have no understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer;

     - you are not an affiliate of ours or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

     - if you are not a broker-dealer, that you are not engaged in and do not intend to engage in the distribution of the exchange notes; and

     - if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding 9 5/8% notes due 2012 that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of those exchange notes.

     Broker-dealers that are receiving exchange notes for their own account must have acquired the outstanding 9 5/8% notes due 2012 as a result of market-making or other trading activities in order to participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be admitting that it is an "underwriter" within the meaning of the Securities Act. We will be required to allow broker-dealers to use this prospectus following the exchange offer in connection with the resale of exchange notes received in exchange for outstanding 9 5/8% notes due 2012 acquired by broker-dealers for their own account as a result of market-making or other trading activities. If required by applicable securities laws, we will, upon written request, make this prospectus available to any broker-dealer for use in connection with a resale of exchange notes. See "Plan of Distribution".

     The exchange notes will evidence the same debt as the outstanding 9 5/8% notes due 2012 and will be issued under and entitled to the benefits of the same indenture. The form and terms of the exchange notes are identical in all material respects to the form and terms of the outstanding 9 5/8% notes due 2012 except that:

     - the exchange notes will be issued in a transaction registered under the Securities Act;

     - the exchange notes will not be subject to transfer restrictions;

     - provisions providing for an increase in the stated interest rate on the outstanding 9 5/8% notes due 2012 will be eliminated after completion of the exchange offer; and

     - the exchange notes will be issued by Tesoro Petroleum Corporation instead of Tesoro Escrow Corp.

     As of the date of this prospectus, $450 million aggregate principal amount of the outstanding 9 5/8% notes due 2012 was outstanding. In connection with the issuance of the outstanding 9 5/8% notes due 2012, we arranged for the outstanding 9 5/8% notes due 2012 to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The exchange notes will also be issuable and transferable in book-entry form through DTC.

     This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders as of the close of business on
            , 2002. We intend to conduct the exchange offer as required by the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable.

     Rule 14e-1 describes unlawful tender offer practices under the Exchange Act. This rule requires us, among other things:

     - to hold our exchange offer open for 20 business days;

     - to give ten business days notice of any change in the terms of this offer; and

     - to issue a press release in the event of an extension of the exchange offer.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of the outstanding 9 5/8% notes due 2012 being tendered, and holders of the outstanding 9 5/8% notes due 2012 do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or under the indenture in connection with the exchange offer. We shall be considered to have accepted the outstanding 9 5/8% notes due 2012 tendered according to the procedures in this prospectus when, as and if we have given oral or written notice of acceptance to the exchange agent. See "-- Exchange Agent". The exchange agent will act as agent for the tendering holders for the purpose of receiving exchange notes from us and delivering exchange notes to those holders.

     If any tendered outstanding 9 5/8% notes due 2012 are not accepted for exchange because of an invalid tender or the occurrence of other events described in this prospectus, certificates for these unaccepted outstanding
9 5/8% notes due 2012 will be returned, at our cost, to the tendering holder of outstanding 9 5/8% notes due 2012 or, in the case of outstanding 9 5/8% notes due 2012 tendered by book-entry transfer, into the holder's account at DTC according to the procedures described below, as promptly as practicable after the expiration date.

     Holders who tender outstanding 9 5/8% notes due 2012 in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes related to the exchange of the outstanding 9 5/8% notes due 2012 in the exchange offer. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offer. See "-- Solicitation of Tenders; Fees and Expenses".

     NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO HOLDERS OF THE OUTSTANDING 9 5/8% NOTES DUE 2012 AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING 9 5/8% NOTES DUE 2012 IN THE EXCHANGE OFFER. MOREOVER, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING 9 5/8% NOTES DUE 2012 MUST MAKE THEIR OWN DECISION WHETHER TO TENDER IN THE EXCHANGE OFFER AND, IF SO, THE AMOUNT OF THE OUTSTANDING 9 5/8% NOTES DUE 2012 TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISORS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "expiration date" shall mean 5:00 p.m., New York City time, on
          , 2002, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended.

     We expressly reserve the right, in our sole discretion:

     - to delay acceptance of any outstanding 9 5/8% notes due 2012 or to terminate the exchange offer and to refuse to accept outstanding 9 5/8% notes due 2012 not previously accepted, if any of the conditions described under "-- Conditions" shall have occurred and shall not have been waived by us;

     - to extend the expiration date of the exchange offer;

     - to amend the terms of the exchange offer in any manner;

     - to purchase or make offers for any outstanding 9 5/8% notes due 2012 that remain outstanding subsequent to the expiration date;

     - to the extent permitted by applicable law, to purchase outstanding 9 5/8% notes due 2012 in the open market, in privately negotiated transactions or otherwise.

     The terms of the purchases or offers described in the fourth and fifth clauses above may differ from the terms of the exchange offer.

     Any delay in acceptance, termination, extension, or amendment will be followed as promptly as practicable by oral or written notice to the exchange agent and by making a public announcement. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the amendment.

     Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, termination, extension, or amendment of the exchange offer, we shall have no obligation to publish, advise, or otherwise communicate any public announcement, other than by making a timely release to Business Wire.

     You are advised that we may extend the exchange offer because some of the holders of the outstanding 9 5/8% notes do not tender on a timely basis. In order to give these noteholders the ability to participate in the exchange and to avoid the significant reduction in liquidity associated with holding an unexchanged note, we may elect to extend the exchange offer.

INTEREST ON THE EXCHANGE NOTES

     The exchange notes will bear interest from April 9, 2002 or the most recent date on which interest was paid or provided for on the outstanding 9 5/8% notes due 2012 surrendered for the exchange notes. Accordingly, holders of outstanding 9 5/8% notes due 2012 that are accepted for exchange will not receive interest that is accrued but unpaid on the outstanding 9 5/8% notes due 2012 at the time of tender. Interest on the exchange notes will be payable semi-annually on each April 1 and October 1, commencing on October 1, 2002.

PROCEDURES FOR TENDERING

     Only a holder may tender its outstanding 9 5/8% notes due 2012 in the exchange offer. Any beneficial owner whose outstanding 9 5/8% notes due 2012 are registered in the name of such holder's broker, dealer, commercial bank, trust company or other nominee or are held in book-entry form and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on such holder's behalf. If the beneficial owner wishes to tender on such holder's own behalf, the beneficial owner must, before completing and executing the letter of transmittal and delivering such holder's outstanding
9 5/8% notes due 2012, either make appropriate arrangements to register ownership of outstanding 9 5/8% notes due 2012 in the owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

     The tender by a holder will constitute an agreement among the holder, us and the exchange agent according to the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

     A holder who desires to tender outstanding 9 5/8% notes due 2012 and who cannot comply with the procedures set forth herein for tender on a timely basis or whose outstanding 9 5/8% notes due 2012 are not immediately available must comply with the procedures for guaranteed delivery set forth below.

     THE METHOD OF DELIVERY OF THE OUTSTANDING 9 5/8% NOTES DUE 2012 AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDERS. DELIVERY OF SUCH DOCUMENTS WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT OR DEEMED RECEIVED UNDER THE ATOP PROCEDURES DESCRIBED BELOW. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING 9 5/8% NOTES DUE 2012 SHOULD BE SENT TO US. HOLDERS MAY ALSO REQUEST THAT THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST

COMPANIES OR NOMINEES EFFECT THE TENDER FOR HOLDERS IN EACH CASE AS DESCRIBED IN THIS PROSPECTUS AND IN THE LETTER OF TRANSMITTAL.

  OUTSTANDING 9 5/8% NOTES DUE 2012 HELD IN CERTIFICATED FORM

     For a holder to validly tender outstanding 9 5/8% notes due 2012 held in physical form, the exchange agent must receive, before 5:00 p.m., New York City time, on the expiration date, at its address set forth in this prospectus:

     - a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal, and

     - certificates for tendered outstanding 9 5/8% notes due 2012.

  OUTSTANDING 9 5/8% NOTES DUE 2012 HELD IN BOOK-ENTRY FORM

     We understand that the exchange agent will make a request promptly after the date of the prospectus to establish accounts for the outstanding 9 5/8% notes due 2012 at DTC for the purpose of facilitating the exchange offer, and subject to their establishment, any financial institution that is a participant in DTC may make book-entry delivery of the outstanding 9 5/8% notes due 2012 by causing DTC to transfer the outstanding 9 5/8% notes due 2012 into the exchange agent's account for the 9 5/8% notes due 2012 using DTC's procedures for transfer.

     If you desire to transfer outstanding 9 5/8% notes due 2012 held in book-entry form with DTC, the exchange agent must receive, before 5:00 p.m. New York City time on the expiration date, at its address set forth in this prospectus, a confirmation of book-entry transfer of outstanding 9 5/8% notes due 2012 into the exchange agent's account at DTC, which is referred to in this prospectus as a "book-entry confirmation", and:

     - a properly completed and validly executed letter of transmittal, or manually signed facsimile thereof, together with any signature guarantees and other documents required by the instructions in the letter of transmittal; or

     - an agent's message transmitted pursuant to ATOP.

  TENDER OF OUTSTANDING 9 5/8% NOTES DUE 2012 USING DTC'S AUTOMATED TENDER OFFER PROGRAM (ATOP)

     The exchange agent and DTC have confirmed that the exchange offer is eligible for ATOP. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer outstanding 9 5/8% notes due 2012 held in book-entry form to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send a book-entry confirmation, including an agent's message, to the exchange agent.

     The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering outstanding 9 5/8% notes due 2012 that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. If you use ATOP procedures to tender outstanding 9 5/8% notes due 2012 you will not be required to deliver a letter of transmittal to the exchange agent, but you will be bound by its terms just as if you had signed it.

SIGNATURES

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless outstanding 9 5/8% notes due 2012 tendered with the letter of transmittal are tendered:

     - by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" in the letter of transmittal; or

     - for the account of an institution eligible to guarantee signatures.

     If the letter of transmittal is signed by a person other than the registered holder or DTC participant who is listed as the owner, the outstanding 9 5/8% notes due 2012 must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the outstanding 9 5/8% notes due 2012 on behalf of the registered holder or DTC participant who is listed as the owner, in either case signed as the name of the registered holder(s) who appears on the outstanding 9 5/8% notes due 2012 or the DTC participant who is listed as the owner. If the letter of transmittal or any of the outstanding 9 5/8% notes due 2012 or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

     If you tender your notes through ATOP, signatures and signature guarantees are not required.

DETERMINATIONS OF VALIDITY

     All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered outstanding 9 5/8% notes due 2012 will be determined by us in our sole discretion. This determination will be final and binding. We reserve the absolute right to reject any and all outstanding 9 5/8% notes due 2012 not properly tendered or any outstanding
9 5/8% notes due 2012 our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular outstanding 9 5/8% notes due 2012. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding 9 5/8% notes due 2012 must be cured within the time we shall determine. Although we intend to notify holders of defects or irregularities related to tenders of outstanding 9 5/8% notes due 2012, neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities related to tenders of outstanding 9 5/8% notes due 2012 nor shall we or any of them incur liability for failure to give notification. Tenders of outstanding 9 5/8% notes due 2012 will not be considered to have been made until the irregularities have been cured or waived. Any outstanding 9 5/8% notes due 2012 received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their outstanding 9 5/8% notes due 2012 and:

     - whose outstanding 9 5/8% notes due 2012 are not immediately available;

     - who cannot complete the procedure for book-entry transfer on a timely basis;

     - who cannot deliver their outstanding 9 5/8% notes due 2012, the letter of transmittal or any other required documents to the exchange agent before the expiration date; or

     - who cannot complete a tender of outstanding 9 5/8% notes due 2012 held in book-entry form using DTC's ATOP procedures on a timely basis;

may effect a tender if they tender through an eligible institution described under "-- Procedures for Tendering -- Signatures" or if they tender using ATOP's guaranteed delivery procedures.

     A tender of outstanding 9 5/8% notes due 2012 made by or through an eligible institution will be accepted if:

     - before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery, that: (1) sets forth the name and address of the holder, the certificate number or numbers of the holder's outstanding 9 5/8% notes due 2012 and the principal amount of the outstanding 9 5/8% notes due 2012 tendered, (2) states that the tender is being made, and (3) guarantees that, within five business days after the expiration date, a properly completed and validly executed letter of transmittal or facsimile, together with a certificate(s) representing the outstanding 9 5/8% notes due 2012 to be tendered in proper form for transfer, or a confirmation of book-entry transfer into the exchange agent's account at DTC of the outstanding 9 5/8% notes due 2012 delivered electronically, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     - the properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered outstanding
       9 5/8% notes due 2012 in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.

     A tender made through ATOP will be accepted if:

     - before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives an agent's message from DTC stating that DTC has received an express acknowledgment from the participant in DTC tendering the outstanding 9 5/8% notes due 2012 that they have received and agree to be bound by the notice of guaranteed delivery; and

     - the exchange agent receives, within five business days after the expiration date, either: (1) a book-entry conformation, including an agent's message, transmitted via ATOP procedures; or (2) a properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered outstanding 9 5/8% notes due 2012 in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding 9 5/8% notes due 2012 according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, tenders of outstanding 9 5/8% notes due 2012 may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of outstanding 9 5/8% notes due 2012 in the exchange offer:

     - a written or facsimile transmission of a notice of withdrawal must be received by the exchange agent at its address listed below before 5:00 p.m., New York City time, on the expiration date; or

     - you must comply with the appropriate procedures of ATOP.

     Any notice of withdrawal must:

     - specify the name of the person having deposited the outstanding 9 5/8% notes due 2012 to be withdrawn;

     - identify the outstanding 9 5/8% notes due 2012 to be withdrawn, including the certificate number or numbers and principal amount of the outstanding 9 5/8% notes due 2012 or, in the case of the outstanding 9 5/8% notes due 2012 transferred by book-entry transfer, the name and number of the account at the depositary to be credited;

     - be signed by the same person and in the same manner as the original signature on the letter of transmittal by which the outstanding 9 5/8% notes due 2012 were tendered, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the trustee for the outstanding 9 5/8% notes due 2012 to register the transfer of the outstanding 9 5/8% notes due 2012 into the name of the person withdrawing the tender; and

     - specify the name in which any of these outstanding 9 5/8% notes due 2012 are to be registered, if different from that of the person who deposited the outstanding 9 5/8% notes due 2012 to be withdrawn.

     All questions as to the validity, form and eligibility, including time of receipt, of the withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any outstanding 9 5/8% notes due 2012 so withdrawn will be judged not to have been tendered according to the procedures in this prospectus for purposes of the exchange offer, and no exchange notes will be issued in exchange for those outstanding 9 5/8% notes due 2012 unless the outstanding 9 5/8% notes due 2012 so withdrawn are validly retendered. Any outstanding 9 5/8% notes due 2012 that have been tendered but are not accepted for exchange will be returned to the holder of the outstanding 9 5/8% notes due 2012 without cost to the holder or, in the case of outstanding 9 5/8% notes due 2012 tendered by book-entry transfer into the holder's account at DTC according to the procedures described above. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding 9 5/8% notes due 2012 may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time before the Expiration Date.

CONDITIONS

     The exchange offer is subject only to the following conditions:

     - the compliance of the exchange offer with securities laws;

     - the proper tender of the outstanding 9 5/8% notes due 2012;

     - the representation by the holders of the outstanding 9 5/8% notes due 2012 that they are not our affiliates, that the exchange notes they will receive are being acquired by them in the ordinary course of business and that at the time the exchange offer is completed the holders had no plans to participate in the distribution of the exchange notes; and

     - no judicial or administrative proceeding is pending or shall have been threatened that would limit us from proceeding with the exchange offer.

EXCHANGE AGENT

     U.S. Bank National Association, the trustee under the indenture, has been appointed as exchange agent for the exchange offer. In this capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. Requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent. You should send certificates for the outstanding 9 5/8% notes due 2012, letters of transmittal and any other required documents to the exchange agent addressed as follows:

        By Registered or Certified Mail:

        U.S. Bank Trust Center
        180 East Fifth Street
        St. Paul, Minnesota 55101
        Attn: Specialized Finance Group

        By Hand Delivery or Overnight Courier:

        U.S. Bank Trust Center
        180 East Fifth Street
        St. Paul, Minnesota 55101
        Attn: Specialized Finance Group

        By Facsimile Transmission:
        (for eligible institutions only)
        (651) 244-1537

        To Confirm by Telephone or for Information:
        (800) 934-6802

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS DESCRIBED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     We will bear the expenses of soliciting the requesting holders of outstanding 9 5/8% notes due 2012 to determine if such holders wish to tender those notes for exchange notes. The principal solicitation under the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph, telephone or telecopier.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection with the exchange offer and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding 9 5/8% notes due 2012 and in handling or forwarding tenders for exchange.

     We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs.

     You will not be obligated to pay any transfer tax in connection with the exchange, except if you instruct us to register exchange notes in the name of, or request that notes not tendered or not accepted in the exchange offer be returned to, a person other than you, in which event you will be responsible for the payment of any applicable transfer tax.

ACCOUNTING TREATMENT

     The exchange notes will be recorded at the same carrying value as the outstanding 9 5/8% notes due 2012, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the closing of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange notes.

PARTICIPATION IN THE EXCHANGE OFFER; UNTENDERED 9 5/8% NOTES DUE 2012

     Participation in the exchange offer is voluntary. Holders of the outstanding 9 5/8% notes due 2012 are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     As a result of the making of, and upon acceptance for exchange of all of the outstanding 9 5/8% notes due 2012 tendered under the terms of, this exchange offer, we will have fulfilled a covenant contained in the terms of the registration rights agreement. Holders of the outstanding 9 5/8% notes due 2012 who do not tender in the exchange offer will continue to hold their outstanding 9 5/8% notes due 2012 and will be entitled to all the rights, and subject to the limitations, applicable to the outstanding 9 5/8% notes due 2012 under the indenture. Holders of the outstanding 9 5/8% notes due 2012 will no longer be entitled to any rights under the registration rights agreement that by their terms terminate or cease to have further effect as a result of the making of this exchange offer. See "Description of the Exchange Notes". All untendered outstanding 9 5/8% notes due 2012 will continue to be subject to the restrictions on transfer described in the indenture. To the extent the outstanding 9 5/8% notes due 2012 are tendered and accepted, there will be fewer outstanding 9 5/8% notes due 2012 remaining following the exchange, which could significantly reduce the liquidity of the untendered notes.

     We may in the future seek to acquire our untendered outstanding 9 5/8% notes due 2012 in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. We intend to make any acquisitions of the outstanding 9 5/8% notes due 2012 following the applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable. We have no present plan to acquire any outstanding 9 5/8% notes due 2012 that are not tendered in the exchange offer or to file a registration statement to permit resales of any outstanding 9 5/8% notes due 2012 that are not tendered in the exchange offer, except in those circumstances in which we may be obligated to file a shelf registration statement.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the exchange offer. We used all of the net proceeds of the issuance of the outstanding 9 5/8% notes due 2012, along with other sources, to fund the acquisition of the Golden Eagle Assets.

                       RATIO OF EARNINGS TO FIXED CHARGES

     We have computed the ratio of earnings to fixed charges for each of the following periods on a consolidated basis. We urge you to read the ratio of earnings to fixed charges in conjunction with our consolidated financial statements that are included or incorporated by reference in this prospectus.

                                                                 PRO FORMA                   PRO FORMA
                                                                AS ADJUSTED                 AS ADJUSTED
                                                                  FOR THE        TESORO       FOR THE
                                    TESORO HISTORICAL           TRANSACTIONS   HISTORICAL   TRANSACTIONS
                             --------------------------------   ------------   ----------   ------------
                                         YEAR ENDED DECEMBER 31,
                             -----------------------------------------------      THREE MONTHS ENDED
                             1997   1998   1999   2000   2001       2001            MARCH 31, 2002
                             ----   ----   ----   ----   ----   ------------   -------------------------
Ratio of Earnings to Fixed
  Charges..................  1.14x  1.28x  1.83x  3.31x  2.89x      2.28x         *            *

---------------

* For the three months ended March 31, 2002, fixed charges exceeded earnings by $93.8 million and $134.2 million on a historical and pro forma basis, respectively.

     For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of pretax income from continuing operations plus fixed charges (excluding capitalized interest). "Fixed charges" represent interest incurred (whether expensed or capitalized) and financing costs, amortization of debt expense and that portion of rental expense on operating leases deemed to be the equivalent of interest.

                                 CAPITALIZATION

     The following table sets forth our consolidated capitalization as of March 31, 2002 (1) on a historical basis (including the Mid-Continent Acquisition) and
(2) as adjusted to give effect to the Transactions.

     We urge you to read this table in conjunction with our consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information included elsewhere or incorporated by reference in this prospectus.

                                                                    MARCH 31, 2002
                                                              --------------------------
                                                                             PRO FORMA
                                                                            AS ADJUSTED
                                                                              FOR THE
                                                              HISTORICAL    TRANSACTIONS
                                                              ----------    ------------
                                                                (DOLLARS IN MILLIONS)
Cash and cash equivalents(a)................................   $    0.2       $   95.2
                                                               ========       ========
Debt, including current portion:
  Senior Secured Credit Facility(a)(b):
     Revolving Credit Facility(c)...........................   $  115.0       $     --
     Tranche A Term Loan....................................      168.4          243.4
     Tranche B Term Loan....................................      448.9          798.9
  9 5/8% Senior Subordinated Notes due 2012.................         --          450.0
  9% Senior Subordinated Notes due 2008.....................      297.7          297.7
  9 5/8% Senior Subordinated Notes due 2008.................      215.0          215.0
  Junior Subordinated Notes ($150 million face value).......         --           61.0(d)
  Other debt(e).............................................        6.4            6.4
                                                               --------       --------
     Total debt, including current portion..................    1,251.4        2,072.4
Stockholders' equity........................................      948.0          946.4
                                                               --------       --------
     Total capitalization...................................   $2,199.4       $3,018.8
                                                               ========       ========

---------------
(a) On February 4, 2002, we paid a $53.75 million earnest money deposit in connection with our agreement to purchase the Golden Eagle Assets. The deposit was funded partially with cash on hand and with borrowings under our senior secured credit facility.

(b) Pro forma amounts represent borrowings under our amended and restated senior secured credit facility.

(c) As of June 30, 2002, we had no outstanding borrowings and $3.7 million aggregate amount of letters of credit outstanding under our revolving credit facility.

(d) Pro forma amount represents the estimated present value of two ten-year junior subordinated notes with face amounts of $100 million and $50 million, discounted at a rate of 15.625% and 14.375%, respectively.

(e) Other debt consists primarily of capital lease obligations.

                         PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed balance sheet gives effect to the following events as if each had occurred on March 31, 2002:

     - the acquisition of the Golden Eagle Assets;

     - the offering of the outstanding 9 5/8% notes due 2012; and

     - additional borrowings under our amended and restated senior secured credit facility necessary to consummate the acquisition of the Golden Eagle Assets.

     The Mid-Continent Acquisition and the related financings closed during 2001 and are included in Tesoro's historical balance sheet as of March 31, 2002 as reported in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, which is incorporated herein by reference.

     The following unaudited pro forma combined condensed statements of operations give effect to the following events as if each had occurred on January 1, 2001:

MID-CONTINENT ACQUISITION:

     - consummation of the Mid-Continent Acquisition;

     - the related borrowings under our former senior secured credit facility;
       and

     - the offering of our 9 5/8% notes due 2008.

ACQUISITION OF THE GOLDEN EAGLE ASSETS:

     - the acquisition of the Golden Eagle Assets;

     - the offering of the outstanding 9 5/8% notes due 2012;

     - the March 2002 underwritten public offering of 23 million shares of our common stock; and

     - additional borrowings under our amended and restated senior secured credit facility necessary to consummate the acquisition of the Golden Eagle Assets.

OTHER ADJUSTMENT:

     - the July 1, 2001 conversion of our PIES(SM) into shares of our common stock.

     As reported in our Annual Report on Form 10-K for the year ended December 31, 2001, Tesoro's historical results of operations for the year ended December 31, 2001 included results of the Mid-Continent Acquisition (excluding the Pipeline System) and related interest and financing costs for the period September 6, 2001 (the closing date for those assets) through December 31, 2001 and results of the Pipeline System and related interest and financing costs for the period November 1, 2001 (the closing date for the Pipeline System) through December 31, 2001.

     The acquisition of the Golden Eagle Assets was accounted for using the purchase method of accounting. The estimates of the fair value of the Golden Eagle Assets and related liabilities are based on preliminary estimates. These estimates with respect to inventories, property, plant and equipment, intangible assets and certain assumed liabilities may change from the amounts shown. In June 2002, we announced our goal to reduce debt, which includes, among other things, the possible divestiture of certain assets. We are reviewing certain assets for possible sale, including the Beacon retail stations acquired as part of the Golden Eagle Assets. We have not yet determined that it is likely that the Beacon stations will be sold. Therefore we have not classified these assets as "held for sale" in the unaudited pro forma combined condensed financial statements. We have included the assets and results of operations with the other Golden Eagle Business assets as "held and used". The classification would change if we determine that it is likely that we will sell the Beacon retail stations.

     The unaudited pro forma combined condensed financial statements are based on assumptions that we believe are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of the future financial position or future results of the combined companies or of the financial position or the results of operations that would have actually occurred had the Acquisitions taken place as of the date or for the periods presented. The unaudited pro forma combined condensed statements of operations do not reflect any benefits from potential cost savings or revenue enhancements resulting from the integration of the operations of the Acquisitions. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2001 contains allocations of corporate overhead totaling $23.3 million related to the historical Mid-Continent Acquisition and Golden Eagle Assets financial statements. We believe the actual incremental corporate overhead that we will incur will be less than the allocated amounts.

     These unaudited pro forma combined condensed statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, the historical Consolidated Financial Statements of Tesoro Petroleum Corporation, the Financial Statements of The North Dakota and Utah Refining and Marketing Business of BP Corporation North America Inc. and the Financial Statements of Golden Eagle Refining and Marketing Assets Business (the "Golden Eagle Business") incorporated by reference in this prospectus.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 MARCH 31, 2002

                                                      HISTORICAL                 PRO FORMA
                                                 --------------------    --------------------------
                                                              GOLDEN
                                                              EAGLE
                                                  TESORO     BUSINESS    ADJUSTMENTS      COMBINED
                                                 --------    --------    -----------      ---------
                                                               (DOLLARS IN MILLIONS)
                                              ASSETS
Current Assets:
  Cash and cash equivalents....................  $    0.2    $    0.1      $  (0.1)(a)    $   95.2
                                                                              95.0(b)
  Receivables..................................     434.7          --           --           434.7
  Inventories..................................     418.6       116.7         32.3(c)        567.6
  Prepayments and other........................      14.9         6.5         (4.5)(c)        16.9
                                                 --------    --------      -------        --------
     Total Current Assets......................     868.4       123.3        122.7         1,114.4
                                                 --------    --------      -------        --------
Property, Plant and Equipment..................   1,903.0       909.8       (142.8)(c)     2,670.0
  Less accumulated depreciation and
     amortization..............................    (346.8)      (68.3)        68.3(c)       (346.8)
                                                 --------    --------      -------        --------
     Net Property, Plant and Equipment.........   1,556.2       841.5        (74.5)        2,323.2
                                                 --------    --------      -------        --------
Other Assets:
  Deposits and restricted funds................     300.0          --       (300.0)(b)          --
  Goodwill.....................................      95.2       199.4       (199.4)(d)        95.2
  Other, net...................................     178.8        88.8         64.2(c)        360.2
                                                                              31.0(b)
                                                                              (2.6)(e)
                                                 --------    --------      -------        --------
     Total Other Assets........................     574.0       288.2       (406.8)          455.4
                                                 --------    --------      -------        --------
          Total Assets.........................  $2,998.6    $1,253.0      $(358.6)       $3,893.0
                                                 ========    ========      =======        ========

                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities.....  $  532.0    $  123.3      $(114.3)(c)    $  540.0
                                                                              (1.0)(e)
  Lease termination obligation.................        --        36.1        (36.1)(c)          --
  Current maturities of debt and other
     obligations...............................      34.0          --         15.7(b)         49.7
                                                 --------    --------      -------        --------
     Total Current Liabilities.................     566.0       159.4       (135.7)          589.7
Deferred Income Taxes..........................     148.5        73.3        (73.3)(a)       148.5
Other Liabilities..............................     118.7        35.3         31.7(c)        185.7
Debt and Other Obligations.....................   1,217.4          --        805.3(b)      2,022.7
Net Parent Investment..........................        --       985.0       (985.0)(d)          --
Stockholders' Equity:
  Common stock.................................      11.0          --           --            11.0
  Additional paid-in capital...................     689.5          --           --           689.5
  Retained earnings............................     266.3          --         (1.6)(e)       264.7
  Treasury stock...............................     (18.8)         --           --           (18.8)
                                                 --------    --------      -------        --------
     Total Stockholders' Equity................     948.0          --         (1.6)          946.4
                                                 --------    --------      -------        --------
          Total Liabilities and Stockholders'
            Equity.............................  $2,998.6    $1,253.0      $(358.6)       $3,893.0
                                                 ========    ========      =======        ========

NOTE: PRO FORMA FINANCIAL INFORMATION IS BASED ON PRELIMINARY
VALUATIONS AND ESTIMATES. SEE PAGES 45 AND 46.

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 MARCH 31, 2002

(a) Represents an adjustment to exclude assets and liabilities of the Golden Eagle Business we did not acquire.

(b) Represents an adjustment to reflect the financing of the acquisition of the Golden Eagle Assets, to pay related fees, expenses and debt issuance costs and for general corporate purposes as follows (in millions):

SOURCES
-------
9 5/8% senior subordinated notes due 2012...................  $  450.0
Net borrowings under our amended and restated senior secured
  credit facility...........................................     310.0
Present value of junior subordinated notes issued to seller
  ($150 million face value).................................      61.0
                                                              --------
                                                                 821.0
Deposit and restricted funds................................     300.0
                                                              --------
          Total sources.....................................  $1,121.0
                                                              ========

USES
----
Acquisition of Golden Eagle Assets..........................  $  995.0
Debt issuance costs.........................................      31.0
General corporate purposes..................................      95.0
                                                              --------
          Total uses........................................  $1,121.0
                                                              ========

(c) The following is a preliminary estimate of the purchase price for the Golden Eagle Assets (in millions):

Cash purchase price, including inventories..................  $925.0
Present value of junior subordinated notes issued to seller
  ($150 million face value).................................    61.0
Estimated direct costs of acquisition.......................     9.0
                                                              ------
          Total purchase price..............................  $995.0
                                                              ======

    For purposes of this pro forma analysis, the above estimated purchase price has been allocated based on a preliminary assessment of the fair value of the assets acquired and liabilities assumed as follows (in millions):

    Property, plant and equipment...............................  $ 767.0
    Inventories.................................................    149.0
    Acquired intangibles........................................    135.0
    Other assets................................................     20.0
    Environmental, employee benefit and other liabilities.......    (76.0)
                                                                  -------
         Total purchase price...................................  $ 995.0
                                                                  =======

    We are reviewing certain assets for possible sale, including the Beacon retail stations acquired as part of the Golden Eagle Assets. We have not yet determined that it is likely that the Beacon stations will be sold. Therefore we have not classified these assets as "held for sale" in the unaudited pro forma combined condensed financial statements. We have included the assets with the other Golden Eagle Assets as "held and used", at preliminary values. The classification would change if we determine that it is likely that we will sell the Beacon retail stations, and the valuation of these assets could change based on their estimated sales value.

    Preliminarily, we are not recording a termination liability related to an operating lease reflected on the seller's historical balance sheet. The seller had planned to stop operating the leased asset at the end of 2002. However, our present plans are to operate the leased asset facility throughout the lease term.

(d) Represents the elimination of goodwill and historical equity related to the Golden Eagle Business.

(e) Represents the write-off of $2.6 million in deferred financing costs related to our former senior secured credit facility, net of income tax benefit of $1.0 million.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                  HISTORICAL                    PRO FORMA            HISTORICAL           PRO FORMA
                          ---------------------------   -------------------------   ------------   ------------------------
                                                        MID-CONTINENT                              GOLDEN EAGLE
                                     MID-CONTINENT(1)     AND OTHER      ADJUSTED   GOLDEN EAGLE     BUSINESS
                           TESORO      ACQUISITION       ADJUSTMENTS      TESORO      BUSINESS     ADJUSTMENTS     COMBINED
                          --------   ----------------   -------------    --------   ------------   ------------    --------
                                                       (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues................  $5,217.8        $972.3(2)        $   --        $6,190.1     $2,020.6       $ (98.1)(g)   $8,112.6
Costs and Expenses:
  Costs of sales and
    operating
    expenses............   4,857.5         835.0             (5.5)(a)     5,687.0      1,758.2         (98.1)(g)    7,348.3
                                                                                                         1.2 (h)
  Writedown of
    inventories to
    market value........        --            --               --              --         55.9(4)         --           55.9
  Selling, general and
    administrative
    expenses............     104.2          19.1(3)            --           123.3         15.4(3)         --          138.7
  Depreciation and
    amortization........      57.4          15.2             (1.2)(b)        75.3         44.0          (5.4)(i)      108.9
                                                              3.9 (c)                                   (9.2)(j)
                                                                                                         5.4 (k)
                                                                                                        (1.2)(h)
                          --------        ------           ------        --------     --------       -------       --------
Operating Income........     198.7         103.0              2.8           304.5        147.1           9.2          460.8
Interest and Financing
  Costs, Net of
  Capitalized
  Interest..............     (52.8)           --            (37.2)(d)       (90.0)          --         (86.3)(l)     (188.1)
                                                                                                        (2.6)(m)
                                                                                                        (9.2)(n)
Interest Income.........       1.0            --               --             1.0           --            --            1.0
                          --------        ------           ------        --------     --------       -------       --------
Earnings Before Income
  Taxes.................     146.9         103.0            (34.4)          215.5        147.1         (88.9)         273.7
Income Tax Provision....      58.9          41.2            (13.1)(e)        87.0         60.1         (33.8)(o)      113.3
                          --------        ------           ------        --------     --------       -------       --------
Net Earnings............      88.0          61.8(2)         (21.3)          128.5         87.0         (55.1)         160.4
Preferred Dividend
  Requirements..........       6.0            --             (6.0)(f)          --           --            --             --
                          --------        ------           ------        --------     --------       -------       --------
Net Earnings Applicable
  to Common Stock.......  $   82.0        $ 61.8           $(15.3)       $  128.5     $   87.0       $ (55.1)      $  160.4
                          ========        ======           ======        ========     ========       =======       ========
Weighted average common
  shares:
  Basic.................      36.2                            5.2 (f)                                   23.0 (p)       64.4
  Diluted...............      41.9                                                                      23.0 (p)       64.9
Net earnings per share:
  Basic.................  $   2.26                                                                                 $   2.49
  Diluted...............  $   2.10                                                                                 $   2.47

NOTE: PRO FORMA FINANCIAL INFORMATION IS BASED ON PRELIMINARY VALUATIONS AND
      ESTIMATES. SEE PAGES 45 AND 46.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 2002

                                                              HISTORICAL
                                                       ------------------------           PRO FORMA
                                                                   GOLDEN EAGLE    -----------------------
                                                        TESORO       BUSINESS      ADJUSTMENTS    COMBINED
                                                       --------    ------------    -----------    --------
                                                             (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues.............................................  $1,243.2       $430.6         $(16.5)(g)   $1,657.3
Costs and Expenses:
  Costs of sales and operating expenses..............   1,247.8        444.5          (16.5)(g)    1,678.8
                                                                                        3.0 (h)
  Selling, general and administrative expenses.......      38.5          2.7             --           41.2
  Depreciation and amortization......................      20.1         12.8           (2.8)(j)       28.4
                                                                                        1.3 (k)
                                                                                       (3.0)(h)
                                                       --------       ------         ------       --------
Operating Income (Loss)..............................     (63.2)       (29.4)           1.5          (91.1)
Interest and Financing Costs, Net of Capitalized
  Interest...........................................     (30.3)          --          (21.7)(l)      (42.8)
                                                                                        9.2 (n)
Interest Income......................................       0.7           --             --            0.7
                                                       --------       ------         ------       --------
Earnings (Loss) Before Income Taxes..................     (92.8)       (29.4)         (11.0)        (133.2)
Income Tax Provision (Benefit).......................     (37.2)       (12.0)          (4.2)(o)      (53.4)
                                                       --------       ------         ------       --------
Net Earnings (Loss)..................................  $  (55.6)      $(17.4)        $ (6.8)      $  (79.8)
                                                       ========       ======         ======       ========

Weighted average common shares:
  Basic..............................................      48.2                        16.6 (p)       64.8
  Diluted............................................      48.2                        16.6 (p)       64.8

Net earnings (loss) per share:
  Basic..............................................  $  (1.15)                                  $  (1.23)
  Diluted............................................  $  (1.15)                                  $  (1.23)

NOTE: PRO FORMA FINANCIAL INFORMATION IS BASED ON PRELIMINARY VALUATIONS AND
      ESTIMATES. SEE PAGES 45 AND 46.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENTS OF OPERATIONS

 FOR THE YEAR ENDED DECEMBER 31, 2001 AND THE THREE MONTHS ENDED MARCH 31, 2002

INFORMATIONAL NOTES

(1) Includes the Mid-Continent Acquisition (excluding the Pipeline System) for the period from January 1, 2001 through September 5, 2001, and the Pipeline System for the period from January 1, 2001 through October 31, 2001. The results of operations of the Mid-Continent Acquisition (excluding the Pipeline System) are included in Tesoro's historical results from the date of acquisition, September 6, 2001 through December 31, 2001. The results of operations of the Pipeline System are included in Tesoro's historical results from the date of acquisition, November 1, 2001 through December 31, 2001.

(2) In connection with the Mid-Continent Acquisition, we entered into certain offtake agreements with BP to provide us with a distribution channel for a portion of our refined products produced at these refineries. The offtake agreements commit approximately 37,220 bpd of refined products for a period ranging from two to five years. Historically, BP sold these volumes through its distribution network, which included retail stations and jobbers. The product sales prices that we will receive under the offtake agreements may be less than BP historically realized. A decrease in product sales price of 1 cent per gallon would have resulted in a decrease in revenues of $5.7 million and a decrease in net earnings of $3.4 million for the year ended December 31, 2001.

(3) Historical Mid-Continent Acquisition results include $7.9 million of allocated corporate overhead for the year ended December 31, 2001. Historical Golden Eagle Business results include $15.4 million of allocated corporate overhead for the year ended December 31, 2001.

(4) Represents a year-end, non-cash $55.9 million writedown of inventories to current market values for the year ended December 31, 2001.

(5) We are reviewing certain assets for possible sale, including the Beacon retail stations acquired as part of the Golden Eagle Assets. We have not yet determined that it is likely that the Beacon stations will be sold. Therefore we have not classified these assets as "held for sale" in the unaudited pro forma combined condensed financial statements. We have included the results of these retail operations in the Golden Eagle Business. The unaudited pro forma combined condensed statements of operations would change if we determine that it is likely that we will sell the Beacon retail stations: pro forma operating income and net earnings would decrease approximately $14.1 million and $8.7 million, respectively, for the year ended December 31, 2001 and would increase approximately $3.6 million and $2.2 million, respectively, for the three months ended March 31, 2002.

MID-CONTINENT ADJUSTMENTS (YEAR ENDED DECEMBER 31, 2001)

(a) Represents an adjustment to conform the accounting policy for refinery maintenance turnaround costs to our policy.

(b) Represents an adjustment in depreciation expense due to the change in property, plant and equipment from book value to fair value. Pro forma depreciation is calculated on the straight-line method over estimated useful lives of 28 years for refinery and pipeline assets and 16 years for terminals and retail assets.

(c) Represents the amortization of acquired intangible assets over their estimated useful lives (weighted average life of 19 years). Intangible assets include jobber agreements, customer contracts, refinery permits and plans and refinery technology.

(d) Represents additional interest expense and amortization of debt issuance costs under our senior secured credit facility and senior subordinated notes, offset by a decrease in interest expense and amortization of debt issuance costs related to our prior credit facility.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)

(e) Represents the income tax effect of the adjustments above at a combined statutory tax rate of 38%.

OTHER ADJUSTMENT (YEAR ENDED DECEMBER 31, 2001)

(f) Represents the elimination of the preferred dividend requirements upon conversion of our PIES(SM) into shares of our common stock on July 1, 2001.

GOLDEN EAGLE ADJUSTMENTS (YEAR ENDED DECEMBER 31, 2001 AND THREE MONTHS ENDED MARCH 31, 2002)

(g) Represents an adjustment to eliminate excise taxes on wholesale sales collected on behalf of governmental agencies associated with the seller's operations from both revenues and costs of sales and operating expenses to conform to our accounting policy.

(h) Represents an adjustment to conform the classification of the amortization of refinery maintenance turnaround costs.

(i) Represents an adjustment to eliminate the seller's historical goodwill amortization.

(j) Represents an adjustment to record depreciation expense based on our preliminary allocation of fair values to property, plant and equipment. Pro forma depreciation is calculated on the straight-line method over estimated useful lives of primarily 28 years for refinery assets and 20 and 16 years for retail assets.

(k) Represents an adjustment to record amortization of acquired intangible assets assuming a weighted average life of 25 years.

(l) Represents additional interest expense and amortization of deferred financing costs related to the junior subordinated notes issued to the seller, our 9 5/8% senior subordinated notes due 2012 and our amended and restated senior secured credit facility offset by a decrease in interest expense and amortization of debt issuance costs related to our former credit facility.

(m) Represents the write-off of $2.6 million in deferred financing costs related to our former senior secured credit facility.

(n) Represents bridge financing commitment fees incurred in connection with the acquisition of the Golden Eagle Assets. These costs are included in Tesoro's historical financial statements for the three months ended March 31, 2002.

(o) Represents the income tax effect of the adjustments above at a combined statutory tax rate of 38%.

(p) Represents the underwritten public offering of 23 million shares of our common stock. This offering was completed on March 6, 2002.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following table sets forth certain selected historical consolidated financial information for Tesoro based upon our historical financial statements. Separate financial statements of our subsidiary guarantors are not included herein because our subsidiary guarantors are jointly and severally liable on the notes and the aggregate net assets, earnings and equity of the subsidiary guarantors are substantially equivalent to the net assets, earnings and equity of Tesoro on a consolidated basis. The selected historical consolidated financial information presented below for each of the years ended December 31, 1999, 2000 and 2001 and for the three month periods ended March 31, 2001 and 2002, has been derived from our financial statements incorporated by reference in this prospectus. We urge you to read this information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K, Quarterly Report on Form 10-Q and the Consolidated Financial Statements of Tesoro Petroleum Corporation incorporated by reference in this prospectus.

                                                                                                               THREE MONTHS
                                                                  YEARS ENDED DECEMBER 31,(A)                 ENDED MARCH 31,
                                                      ---------------------------------------------------   -------------------
                                                       1997       1998       1999       2000       2001       2001       2002
                                                      -------   --------   --------   --------   --------   --------   --------
                                                                                                                (UNAUDITED)
                                                                   (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Total Revenues......................................  $ 853.1   $1,386.6   $3,000.3   $5,104.4   $5,217.8   $1,227.3   $1,243.2
Earnings (Loss) from Continuing Operations, Net of
  Income Taxes......................................      2.4        7.6       32.2       73.3       88.0       21.7      (55.6)
Net Earnings (Loss)(b)..............................     30.7      (19.4)      75.0       73.3       88.0       21.7      (55.6)
Net Earnings (Loss) Applicable to Common Stock(c)...     30.7      (25.4)      63.0       61.3       82.0       18.7      (55.6)
Earnings (Loss) per Share from Continuing
  Operations:(c)
  Basic.............................................  $  0.09   $   0.05   $   0.62   $   1.96   $   2.26   $   0.61   $  (1.15)
  Diluted...........................................     0.09       0.05       0.62       1.75       2.10       0.52      (1.15)
OTHER DATA:
Cash Flows From (Used In):
  Operating activities..............................  $  91.0   $  121.8   $  112.7   $   90.4   $  214.4   $  (18.7)  $  (47.9)
  Investing activities..............................   (151.5)    (718.6)     166.3      (88.0)    (976.7)     (32.8)    (352.7)
  Financing activities..............................     41.5      606.6     (149.2)    (130.1)     800.1       38.9      348.9
                                                      -------   --------   --------   --------   --------   --------   --------
Increase (Decrease) in Cash and Cash Equivalents....  $ (19.0)  $    9.8   $  129.8   $ (127.7)  $   37.8   $  (12.6)  $  (51.7)
                                                      =======   ========   ========   ========   ========   ========   ========
EBITDA(d):
  Continuing Operations.............................  $  25.0   $   63.9   $  130.5   $  198.9   $  256.1   $   55.5   $  (43.1)
  Discontinued Operations(b)........................     77.2       87.0      110.3         --         --         --         --
                                                      -------   --------   --------   --------   --------   --------   --------
        Total EBITDA................................  $ 102.2   $  150.9   $  240.8   $  198.9   $  256.1   $   55.5   $  (43.1)
                                                      =======   ========   ========   ========   ========   ========   ========
Capital Expenditures(e):
  Continuing Operations.............................  $  54.6   $   50.0   $   84.7   $   94.0   $  209.5   $   33.5   $   52.6
  Discontinued Operations...........................     92.9      135.1       56.5         --         --         --         --
                                                      -------   --------   --------   --------   --------   --------   --------
        Total Capital Expenditures..................  $ 147.5   $  185.1   $  141.2   $   94.0   $  209.5   $   33.5   $   52.6
                                                      =======   ========   ========   ========   ========   ========   ========
BALANCE SHEET DATA:
Working Capital.....................................  $  61.5   $  182.4   $  290.0   $  247.8   $  339.5   $  298.0   $  302.4
Property, Plant and Equipment, Net..................    236.0      691.4      731.6      781.4    1,522.3      803.1    1,556.2
Total Assets........................................    610.4    1,406.4    1,486.5    1,543.6    2,662.3    1,531.2    2,998.6
Total Debt and Other Obligations(f).................    132.3      543.9      417.6      310.6    1,146.9      349.7    1,251,4
Stockholders' Equity(f)(g)..........................    333.0      559.2      623.1      669.9      757.0      689.9      948.0

---------------

(a) Financial results of operations acquired in 1998 and 2001 have been included in the amounts above since their respective acquisition dates.

(b) In December 1999, we sold our oil and gas exploration and production operations and recorded an aftertax gain of $39.1 million from the sale of these operations. In 1998, these operations incurred pretax write-downs of oil and gas properties of $68.3 million ($43.2 million aftertax) and recognized pretax income from receipt of contingency funds of $21.3 million ($13.4 million aftertax).

(c) The assumed conversion of PIES(SM) into 10.35 million shares of our common stock for 1998 and 1999 produced anti-dilutive results and therefore was not included in the diluted calculations of earnings per share. The PIES(SM) automatically converted into shares of common stock in July 2001, which eliminated our $12 million annual preferred dividend requirement. In March 2002, we completed an underwritten public offering of 23 million shares of common stock to partially fund the acquisition of the Golden Eagle Assets.

(d) EBITDA is a measure we use for internal analysis and in presentations to analysts, investors and lenders. The calculation of EBITDA is not based on U.S. GAAP and should not be considered as an alternative to net earnings or cash flows from operating activities (which are determined in accordance with U.S. GAAP), as an indicator of operating performance or as a measure of liquidity. EBITDA may not be comparable to similarly titled measures used by other entities.

(e) Capital expenditures exclude amounts to fund acquisitions in the Refining segment and Retail segment in 1998 and 2001.

(f) In September 2001, we entered into a senior secured credit facility. We subsequently issued $215 million principal amount of our 9 5/8% notes due 2008 to repay a term loan under the senior secured credit facility. In conjunction with acquisitions in 1998, we refinanced our then existing indebtedness and issued 9% notes due 2008 and additional equity securities, including our common stock and PIES(SM) that are included in stockholders' equity. On July 1, 2001, the PIES(SM) automatically converted into 10.35 million shares of our common stock.

(g) In March 2002, we completed an underwritten public offering of 23 million shares of common stock to partially fund the acquisition of the Golden Eagle Assets. We have not paid dividends on our common stock since 1986.

                                    BUSINESS

     We are an independent refiner and marketer with three operating segments -- (1) refining crude oil and other feedstocks and selling petroleum products in bulk and wholesale markets ("Refining"), (2) selling motor fuels and convenience products and services in the retail market ("Retail") and (3) providing petroleum products and logistics services to the marine and offshore exploration and production industries ("Marine Services"). Through our Refining segment, we manufacture products including primarily gasoline and gasoline blendstocks, jet fuel, diesel fuel and residual fuel for sale to a wide variety of commercial customers in the United States and countries in the Pacific Rim. Our Retail segment distributes motor fuels through a retail network of gas stations under the Tesoro, Mirastar, Tesoro Alaska and other brands. Our Marine Services segment markets and distributes a broad range of petroleum products, chemicals and supplies and provides logistical support services to the marine and offshore exploration and production industries operating in the Gulf of Mexico.

RECENT DEVELOPMENTS

     In June 2002, we announced our goal to reduce our debt by $500 million by the end of 2003. The overall debt reduction goal is focused on several strategic initiatives that we have instituted, including a working capital optimization program, a cost reduction program, asset sales, reducing capital programs and achieving synergies from the acquisition of the Golden Eagle Assets. The cost reduction program initiated by our senior management involves various efficiency and cost rationalization programs with the goal of permanently reducing costs in manufacturing, retail and overhead. We have set a goal of achieving $10 million in permanent improvements by the end of this year and an additional $65 million of improvements for 2003. We also targeted a reduction in our working capital requirements by $50 million by the end of 2002 and further reduced our capital program, including turnaround costs, to $250 million for each of 2002 and 2003. This represents a total reduction of more than $200 million from our original budget. With regard to the divestiture of assets, our goal is to generate net proceeds of around $200 million. In addition to the previously announced review of our Marine Services operations, the assets under review include the crude and product pipeline systems around the North Dakota refinery and selected retail sites, including the recently acquired Beacon stations in California. The final initiative is to achieve synergies from the acquisition of the Golden Eagle Assets. We expect to achieve $10 million in synergies in 2002 and an additional $25 million in 2003.

RECENT ACQUISITIONS

     On May 17, 2002, we acquired the Golden Eagle Assets from Ultramar Inc., a subsidiary of Valero Energy Corporation. The purchase price for the Golden Eagle Assets, as amended, was $945 million (including two promissory notes for an aggregate principal amount of $150 million), plus $130 million for feedstock and refined product inventories, subject to post-closing adjustments.

     In November 2001, we acquired 46 retail fueling facilities, including 37 retail stations with convenience stores and nine commercial cardlock facilities, located in Washington, Oregon and Idaho from a privately-held company based in Seattle, Washington.

     On September 6, 2001, we acquired two refineries in North Dakota and Utah and related storage, distribution and retail assets from certain affiliates of BP. The acquired assets include a 60,000 bpd refinery in Mandan, North Dakota and a 55,000 bpd refinery in Salt Lake City, Utah. The acquired assets also include related bulk storage facilities, eight product distribution terminals, and retail assets consisting of 42 retail stations and contracts to supply a jobber network of over 280 retail stations. In connection with the acquisition of the North Dakota refinery, we purchased the Pipeline System from certain affiliates of BP on November 1, 2001. The Pipeline System is the primary crude supply carrier for our Mandan, North Dakota refinery.

REFINING SEGMENT

OVERVIEW

     We own and operate petroleum refineries in California ("California and the Southwest"), Alaska and Washington (the "Pacific Northwest"), Hawaii (the "Mid-Pacific") and North Dakota and Utah (the "Mid-Continent") and sell refined products to a wide variety of customers in the mid-continental and western continental United States, Hawaii, Alaska and countries in the Pacific Rim. During 2001 (excluding the pending acquisition of the Golden Eagle Assets), products from our refineries accounted for approximately 79% of our sales volumes, with the remaining 21% purchased from other refiners and suppliers.

     Our six refineries have a combined rated crude oil capacity of 558,000 bpd. We operate the largest refineries in Hawaii and Utah, the second largest refinery in Alaska, the only refinery in North Dakota and the second largest refinery in northern California. Capacity and actual throughput rates of crude oil and other feedstocks by refinery are as follows:

                                                                     THROUGHPUT (BPD)
                                                         ----------------------------------------
                                                                                           FIRST
                                         RATED CRUDE                                      QUARTER
REFINERY                                 OIL CAPACITY     1999       2000       2001       2002
--------                                 ------------    -------    -------    -------    -------
                                            (BPD)
CALIFORNIA AND SOUTHWEST(a)
  California...........................    168,000             *          *         --         --
PACIFIC NORTHWEST
  Washington...........................    108,000        98,100    116,600    119,400     84,800
  Alaska...............................     72,000        48,700     48,500     50,000     50,300
MID-PACIFIC
  Hawaii...............................     95,000        86,900     84,400     87,100     82,000
MID-CONTINENT(b)
  North Dakota.........................     60,000            --         --     17,100     49,500
  Utah.................................     55,000            --         --     16,500     47,100
                                           -------       -------    -------    -------    -------
     TOTAL REFINERY SYSTEM(a)(b).......    558,000       233,700    249,500    290,100    313,700
                                           =======       =======    =======    =======    =======

---------------

* Throughput rates are not meaningful for the California refinery prior to ownership by the seller in September 2000 because it was operated as part of a larger refinery system.

(a) Based upon information provided by the seller, California refinery throughput, since the refinery was acquired by the seller was 45,400 bpd (averaged over the full year) in 2000, 142,000 bpd in 2001 and 92,200 bpd in the first quarter of 2002 (when the refinery was in turnaround). Based upon information provided by the seller, throughput averaged over the 122 days in 2000 that the seller owned the refinery was 136,200 bpd.

(b) Throughput volumes in 2001 include the Mid-Continent refineries since we acquired them on September 6, 2001, averaged over 365 days. Throughput averaged over the 117 days that we owned the Mid-Continent refineries in 2001 was 53,500 bpd in North Dakota and 51,500 bpd in Utah. Prior to 2001, we believe that annual throughput averaged 54,500 bpd and 50,600 bpd at the North Dakota refinery in 1999 and 2000, respectively, and 50,700 bpd and 51,100 bpd at the Utah refinery in 1999 and 2000, respectively.

     At the Washington refinery, throughput was higher than the rated crude oil capacity in 2000 and 2001 due to operational improvements and the processing of other feedstocks in addition to crude oil. Throughput at the Alaska refinery has been below capacity levels, reflecting supply, demand and marketing economics in the region. Scheduled refinery maintenance turnarounds temporarily reduced throughput in Washington in 1999 and 2002, in Alaska in 1999, in Hawaii and North Dakota in 2000 and in Utah in 2000 and 2001.

     In 2001, our refinery system received 13% of its crude input from domestic mid-continental sources, 40% from foreign sources (including 16% from Canada), 33% from Alaska's North Slope, 11% from Alaska's Cook Inlet and 3% from other sources. As shown in the table below, in 2001, approximately 45% of our total refinery system throughput was heavy crude oil, compared with 42% in 2000. Actual throughput of crude oil and other feedstocks are summarized below:

                                                                                  THREE MONTHS
                                                                                      ENDED
                                                                                    MARCH 31,
                                   1999             2000             2001             2002
                               -------------    -------------    -------------    -------------
                               VOLUME     %     VOLUME     %     VOLUME     %     VOLUME     %
                               ------    ---    ------    ---    ------    ---    ------    ---
THROUGHPUT (volumes in
  thousand bpd):
CALIFORNIA REFINERY(a).......     --      --       --      --       --      --       --      --
PACIFIC NORTHWEST REFINERIES
  Heavy crude................   35.9      25%    59.3      36%    77.9      46%    53.6      40%
  Light crude................  106.0      72     95.8      58     83.6      49     79.8      59
  Other feedstocks...........    4.9       3     10.0       6      7.9       5      1.7       1
                               -----     ---    -----     ---    -----     ---    -----     ---
     Total...................  146.8     100%   165.1     100%   169.4     100%   135.1     100%
                               =====     ===    =====     ===    =====     ===    =====     ===
MID-PACIFIC REFINERY
  Heavy crude................   45.7      53%    46.7      55%    53.0      61%    59.7      73%
  Light crude................   41.2      47     37.7      45     34.1      39     22.3      27
                               -----     ---    -----     ---    -----     ---    -----     ---
     Total...................   86.9     100%    84.4     100%    87.1     100%    82.0     100%
                               =====     ===    =====     ===    =====     ===    =====     ===
MID-CONTINENT REFINERIES(b)
  Light crude................     --      --       --      --     33.3      99%    93.0      96%
  Other feedstocks...........     --      --       --      --      0.3       1      3.6       4
                               -----     ---    -----     ---    -----     ---    -----     ---
     Total...................     --      --       --      --     33.6     100%    96.6     100%
                               =====     ===    =====     ===    =====     ===    =====     ===
TOTAL REFINERY SYSTEM(b)
  Heavy crude................   81.6      35%   106.0      42%   130.9      45%   113.3      36%
  Light crude................  147.2      63    133.5      54    151.0      52    195.1      62
  Other feedstocks...........    4.9       2     10.0       4      8.2       3      5.3       2
                               -----     ---    -----     ---    -----     ---    -----     ---
     TOTAL...................  233.7     100%   249.5     100%   290.1     100%   313.7     100%
                               =====     ===    =====     ===    =====     ===    =====     ===

---------------
(a) Based upon information provided by the seller, California refinery throughput, since the refinery was acquired by the seller was 45,400 bpd (averaged over the full year) in 2000, 142,000 bpd in 2001 and 92,200 bpd in the three months ended March 31, 2002 (when the refinery was in turnaround). Based upon information provided by the seller, throughput averaged over the 122 days in 2000 that the seller owned the refinery, was 136,200 bpd. Throughput volumes are not meaningful for the California refinery prior to ownership by the seller in September 2000 because it was operated as part of a larger refinery system.

(b) Throughput volumes in 2001 include the Mid-Continent refineries since we acquired them on September 6, 2001, averaged over 365 days. Throughput for these refineries averaged over the 117 days that we owned them in 2001 was 105,000 bpd, which would have increased our total refinery system throughput to 361,500 bpd. Prior to 2001, we believe that annual throughput at the Mid-Continent refineries averaged 105,200 bpd in 1999 and 101,700 bpd in 2000, which would have increased our total refinery system throughput to 338,900 bpd in 1999 and 351,200 bpd in 2000.

     We purchase feedstock for the refineries through term agreements and in the spot market. We purchase Alaska Cook Inlet, Alaska North Slope, Canadian and North Dakota crude oils from several suppliers under term agreements with renewal provisions. Prices under the term agreements fluctuate with market prices.

     We term charter three double-hull U.S. flag tankers to transport crude oil and refined products. One of the charters has a three-year primary term that began in May 2000 and two one-year renewal options. In March 2001, we entered into a charter for a double-hull sister ship for a two-year initial term with an option to renew for an additional year. In the second half of 2001, we entered into a one-year term charter on a third U.S. flag vessel. We also charter other tankers and ocean-going barges on a short-term basis to transport crude oil and petroleum products.

     Our refinery system yield consists primarily of gasoline and gasoline blendstocks, jet fuel, diesel fuel and residual fuel oil. We also manufacture other products, including liquefied petroleum gas and liquid asphalt. Our refinery system yield, in volume and as a percentage, is summarized below:

                                                                                  THREE MONTHS
                                                                                      ENDED
                                                                                    MARCH 31,
                                        1999           2000           2001            2002
                                    ------------   ------------   ------------    -------------
                                    VOLUME    %    VOLUME    %    VOLUME    %     VOLUME     %
                                    ------   ---   ------   ---   ------   ---    ------    ---
REFINERY SYSTEM YIELD (volumes in
  thousand bpd):
CALIFORNIA REFINERY(a)............     --     --      --     --      --     --       --      --
PACIFIC NORTHWEST REFINERIES
  Gasoline and gasoline
     blendstocks..................   71.4     47%   74.2     44%   73.1     42%    46.2      34%
  Jet fuel........................   29.7     20    31.4     18    28.4     16     26.9      20
  Diesel fuel.....................   21.3     14    27.5     16    29.5     17     16.6      12
  Heavy oils, residual products
     and other....................   29.7     19    38.0     22    44.3     25     47.0      34
                                    -----    ---   -----    ---   -----    ---    -----     ---
     Total........................  152.1    100%  171.1    100%  175.3    100%   136.7     100%
                                    =====    ===   =====    ===   =====    ===    =====     ===
MID-PACIFIC REFINERY
  Gasoline and gasoline
     blendstocks..................   21.5     24%   20.8     24%   19.8     23%    20.3      24%
  Jet fuel........................   28.6     31    26.2     31    27.5     31     25.2      30
  Diesel fuel.....................   11.4     12    11.7     14    14.0     16     11.2      14
  Heavy oils, residual products
     and other....................   30.2     33    26.8     31    26.8     30     26.5      32
                                    -----    ---   -----    ---   -----    ---    -----     ---
     Total........................   91.7    100%   85.5    100%   88.1    100%    83.2     100%
                                    =====    ===   =====    ===   =====    ===    =====     ===
MID-CONTINENT REFINERIES(b)
  Gasoline and gasoline
     blendstocks..................     --     --      --     --    17.6     50%    51.6      52%
  Jet fuel........................     --     --      --     --     3.5     10      9.9      10
  Diesel fuel.....................     --     --      --     --     9.4     27     25.1      26
  Heavy oils, residual products
     and other....................     --     --      --     --     4.4     13     12.2      12
                                    -----    ---   -----    ---   -----    ---    -----     ---
     Total........................     --     --      --     --    34.9    100%    98.8     100%
                                    =====    ===   =====    ===   =====    ===    =====     ===
TOTAL REFINERY SYSTEM YIELD(b)
  Gasoline and gasoline
     blendstocks..................   92.9     38%   95.0     37%  110.5     37%   118.1      37%
  Jet fuel........................   58.3     24    57.6     23    59.4     20     62.0      19
  Diesel fuel.....................   32.7     13    39.2     15    52.9     18     52.9      17
  Heavy oils, residual products
     and other....................   59.9     25    64.8     25    75.5     25     85.7      27
                                    -----    ---   -----    ---   -----    ---    -----     ---
     Total........................  243.8    100%  256.6    100%  298.3    100%   318.7     100%
                                    =====    ===   =====    ===   =====    ===    =====     ===

---------------

(a) Based upon information provided by the seller, California refinery yield since the refinery was acquired by the seller was 45,000 bpd (averaged over the full year) in 2000, 139,700 bpd in 2001 and 90,900 bpd in the three months ended March 31, 2002 (when the refinery was in turnaround). Based upon information provided by the seller, yield averaged over the 122 days in 2000 that the seller owned the refinery was 134,900 bpd.

(b) Refinery system yield in 2001 includes the Mid-Continent refineries since we acquired them on September 6, 2001, averaged over 365 days. Refinery system yield for these refineries averaged over the 117 days we owned them in 2001 was 108,700 bpd, which would increase total refinery system yield to 372,100 bpd.

     We operate refined product terminals in the following states:

     - Alaska -- Anchorage and Kenai;

     - California -- Martinez, Port Hueneme and Stockton;

     - Hawaii -- on the islands of Hawaii, Kauai, Maui and Oahu;

     - Idaho -- Boise and Burley;

     - Minnesota -- Minneapolis/St. Paul, Moorehead and Sauk Center;

     - North Dakota -- Jamestown and Mandan;

     - Utah -- Salt Lake City; and

     - Washington -- Anacortes, Port Angeles and Vancouver.

     In addition, we distribute products through third-party terminals and truck racks in our market areas. Terminals we operate are supplied primarily by our refineries. Fuel distributed through third-party terminals also is supplied by our refineries and through purchases and exchange arrangements with other refining and marketing companies.

CALIFORNIA REFINERY

     Refining. The California refinery, located in Martinez, California, approximately 30 miles east of San Francisco, is a highly complex refinery with a rated crude oil capacity of 168,000 bpd. Other major units at the refinery include a FCC, fluid coker, hydrocracker and alkylation unit. These product upgrade units enable the refinery to produce primarily motor fuels including clean burning CARB gasoline and CARB diesel products as well as conventional gasoline and diesel. Other products produced at the refinery include liquefied petroleum gas, coke, fuel oil, decant oil and other residual products. A major turnaround of the refinery, including the refinery's fluid coker, began in November 2001 and was completed in March 2002. A turnaround of the larger of the refinery's two crude units began in May 2002 and was completed in June 2002.

     Following our purchase of the Golden Eagle Assets, we continued a project that we expect will increase the capacity of the California Air Resources Board ("CARB") gasoline that can be produced at the refinery by 20,000 bpd. We expect that this project will enable us to comply with California regulations to phase out the use of the oxygenate known as MTBE, currently expected to be effective on January 1, 2004. Based upon a review by an independent engineering firm, we believe that this project will cost a total of approximately $122 million, $47.5 million of which the seller agreed to spend through closing. We expect to spend the remaining $74.5 million in 2002 and 2003 to complete this project. Furthermore, we expect that the project will be substantially complete by the end of 2002. We also expect to spend approximately $24 million by 2006 at the Golden Eagle refinery to meet the "ultra low sulfur diesel" standards.

     Beginning with its acquisition of this refinery in August 2000, the seller of the refinery had implemented an ongoing program designed to enhance the safety, reliability and overall operating performance of the refinery. For the next several years, we intend to implement a similar multi-year program to improve the reliability and safety at the refinery.

     Crude Oil Supply. The California refinery's crude oil is sourced primarily from California and Alaska, with the remainder composed primarily of spot foreign crude oil cargoes. A portion of the refinery's California and Alaska crude oil is sourced under term contracts which are primarily short-term agreements at market-related prices.

     Transportation. The refinery has waterborne access that enables it to ship and receive crude oil through its Amorco wharf and to ship and receive refined product via its Golden Eagle wharf. The seller of the California refinery recently upgraded the Amorco wharf in conjunction with the restart of the No. 3 crude unit. The Amorco wharf has a depth of 40 feet and is capable of handling vessels of up to 188,500 dead weight tons ("DWT"). The Golden Eagle wharf has a depth of 40 feet with mooring capacity to handle vessels up to 105,000 DWT, 810 feet length over all.

     The refinery also has access to California crude oils via the Unocap, Equilon and KLM pipelines. In addition, the refinery can receive crude oil via the third-party Shore Terminal at Martinez and can ship refined products via the Kinder Morgan product pipeline system.

     Terminals. We operate refined product terminals at Stockton and Port Hueneme, California. We currently distribute product at our Martinez terminal via barge and may elect in the future to make capital expenditures to enhance our distribution capabilities at this terminal.

PACIFIC NORTHWEST REFINERIES

  Washington

     Refining. The Washington refinery, located in Anacortes on the Puget Sound, about 60 miles north of Seattle, includes FCC, alkylation, hydrotreating, vacuum distillation and catalytic reformer units. The FCC and other product upgrade units enable the Washington refinery to produce about 75% to 85% of its output as gasoline (including cleaner-burning CARB gasoline), diesel and jet fuel, depending on the mix of crude oil and other feedstock throughput. The FCC unit also can upgrade heavy vacuum gas oils from the Alaska and Hawaii refineries and other suppliers. In December 1999, the Washington refinery completed the installation of a distillate treater that increased production of low-sulfur diesel and jet fuels. A turnaround of the FCC and alkylation units was completed at the end of the first quarter of 2002.

     We completed a heavy oil conversion project at our Washington refinery at the end of the first quarter 2002, which enables us to process a larger proportion of lower-cost heavy crude oils, to manufacture a larger proportion of higher-value gasoline and to reduce production of lower-value heavy products. The upgraded FCC unit, the final major component of the heavy oil conversion project, was fully operational at the end of the first quarter of 2002. The total cost of the project was approximately $121 million (including capitalized interest).

     Crude Oil Supply. The Washington refinery's crude oil is sourced primarily from Alaska, Canada and Southeast Asia. We receive crude oil from Canada at the Washington refinery through a third-party pipeline system. Other feedstock is delivered by tanker at the Washington refinery's marine terminal at Anacortes. We supply intermediate feedstocks, primarily heavy vacuum gas oil, from some of our other refineries and by spot market purchases from third-party refineries.

     Transportation. The Washington refinery receives crude oil from Canada through the 24-inch, third-party Transmountain Pipeline, which originates in Edmonton, Canada. We receive other crude oil through the Washington refinery's marine terminal. The pipeline and the marine terminal are each capable of providing 100% of the Washington refinery's feedstock needs. During 2001, the Washington refinery shipped approximately 24,000 bpd of high-value products (gasoline, jet fuel and diesel) via the third-party Olympic pipeline system, which serves the Seattle, Washington area with 16-inch and 20-inch lines and continues to Portland, Oregon with a 14-inch line. In February 2002, the Olympic pipeline system increased its tariff rate by 24.3%. We have challenged the interim tariff and, if successful, will receive a rebate for pipeline tariffs we pay after February 1, 2002, equal to the difference between the interim rate and the final approved rate. We also deliver gasoline through a neighboring refinery's truck rack, and we distribute some diesel fuel through a truck rack at our refinery. We also ship products by barge and ship. The Washington refinery can deliver significant volumes of products through our marine terminal to ships and barges. We ship all of the fuel oil production by water. Propane and asphalt are shipped by both truck and rail.

     Terminals. We operate refined product terminals at Port Angeles and Vancouver, Washington and at Stockton and Port Hueneme, California. In addition, we distribute products through third-party terminals and truck racks in our market areas. Terminals we operate are supplied primarily by our refineries. Fuel distributed through third-party terminals also is supplied by our refineries and through purchases and exchange arrangements with other refining and marketing companies.

  Alaska

     Refining. The Alaska refinery is located near Kenai, Alaska, approximately 70 miles southwest of Anchorage, where it has access to Alaskan and imported crude oil supplies. The Alaska refinery produces liquefied petroleum gas, gasoline and gasoline blendstocks, jet fuel, diesel fuel, heating oil, liquid asphalt, heavy oils and residual products. The refinery has a total rated crude oil capacity of 72,000 bpd and is the second largest refinery in the state. We completed a scheduled maintenance turnaround of all major process units at the Alaska refinery in the second quarter of 2001, and the next turnaround is scheduled for the second quarter of 2003.

     Crude Oil Supply. The Alaska refinery runs primarily the Alaska Cook Inlet crude oil that is produced close to the refinery. To a lesser extent, the refinery also runs Alaska North Slope and other crude oils. We deliver crude oil by tanker to the Alaska refinery through the Kenai Pipe Line Company marine terminal, which is a Tesoro-owned common carrier and marine dock facility, and to the Kenai Pipe Line Company marine terminal by pipeline connected directly with some of the Cook Inlet producing fields.

     Transportation. We own and operate a common-carrier petroleum products pipeline, which runs from the Alaska refinery to our terminal facilities in Anchorage and to the Anchorage airport. This ten-inch diameter pipeline has the capacity to transport approximately 40,000 bpd of products and allows us to transport light products to the terminal facilities throughout the year, regardless of weather conditions. We also own and operate a common-carrier pipeline and Kenai Pipe Line Company marine terminal, adjacent to the Alaska refinery, for unloading crude oil feedstocks and loading product inventory on tankers and barges.

     Terminals. We operate refined product terminals at Kenai and Anchorage, Alaska. In addition, we distribute products through third-party terminals and truck racks in our market areas. The terminals we operate are supplied primarily by our refineries. Fuel distributed through third-party terminals also is supplied by our refineries and through purchases and exchange arrangements with other refining and marketing companies.

MID-PACIFIC REFINERY

  Hawaii

     Refining. The Hawaii refinery, located at Kapolei in an industrial park 22 miles west of Honolulu, produces liquified petroleum gas, gasoline and gasoline blendstocks, jet fuel, diesel fuel and fuel oil. The refinery has a total rated crude oil capacity of 95,000 bpd and is the largest refinery in the state. Major product upgrade units include the distillate hydrocracker, vacuum distillation and catalytic reformer units. We completed a planned maintenance turnaround in September 2000, and the next major turnaround is scheduled for the first quarter of 2004.

     Crude Oil Supply. The Hawaii refinery's crude oil supply is sourced primarily from Alaska, Australia and Southeast Asia. We receive crude oil for the Hawaii refinery through our single-point mooring terminal and pipeline system that also can be used for receiving and loading refined products.

     Transportation. Crude oil is transported to Hawaii by tankers and discharged through our single-point mooring terminal, about 1.5 miles offshore from the Hawaii refinery. Three underwater pipelines connect the single-point mooring terminal to the Hawaii refinery to allow crude oil and products to be transferred to the Hawaii refinery and to load products from the Hawaii refinery to ships and barges. We distribute refined products to customers on the island of Oahu through a pipeline system, which includes connections to the military at several locations. We also distribute refined products to commercial customers via third-party terminals at Honolulu International Airport and Honolulu Harbor and by barge to Tesoro-owned and third-party terminal facilities on the islands of Maui, Kauai and Hawaii. Our product pipelines connect the Hawaii refinery to Barbers Point Harbor, 2.5 miles away, which is able to accommodate barges and product tankers up to 800 feet in length and reduces traffic at the single-point mooring terminal.

     Terminals. We operate refined product terminals in Hawaii on the islands of Hawaii, Kauai, Maui and Oahu. In addition, we distribute products through third-party terminals and truck racks in our market areas. Terminals we operate are supplied primarily by our refineries. Fuel distributed through third-party terminals also is supplied by our refineries and through purchases and exchange arrangements with other refining and marketing companies.

MID-CONTINENT REFINERIES

  North Dakota

     Refining. The North Dakota refinery is located near Mandan, North Dakota on 960 acres of land. The 60,000 bpd refinery is the only one in the state and serves both in-state needs and those of neighboring Minnesota. The refinery produces a slate of high-value products derived primarily from local crude oil supplies in the Williston Basin and also some Canadian crude oil, which both reach the refinery through the Pipeline System. The North Dakota refinery produces approximately 60% gasoline, 30% distillates and 10% other products. A maintenance turnaround is scheduled at the North Dakota refinery in the fourth quarter of 2003.

     Crude Oil Supply. The North Dakota refinery's crude oil is sourced primarily from local Williston Basin sweet crude oil. Although the current tariff structure makes local crude oil more economic, the refinery also has access to other sources of crude oil.

     The Pipeline System consists of over 700 miles of pipeline and delivers all of the North Dakota refinery's crude oil requirements as well as some crude oil requirements to regional points where there is additional demand. The Pipeline System is configured to gather crude oil from the local Williston Basin and adjacent production areas in North Dakota and Montana and transport it to the North Dakota refinery. The Pipeline System is a common carrier transporting crude oil subject to regulation by various local, state and federal agencies, including the Federal Energy Regulatory Commission.

     Transportation. Our refined product pipeline system distributes approximately 85% of the North Dakota refinery's product. The main product pipeline is approximately 430 miles and has a capacity of approximately 50,000 bpd. All gasoline and distillate products produced at the North Dakota refinery, with the exception of railroad-spec diesel fuel, can be shipped on the line to downstream terminals. An additional pipeline provides railroad-spec diesel fuel via a five-mile, 5,000 bpd pipeline to the Burlington Northern rail yard in Bismarck, North Dakota.

     Terminals. The main product pipeline of our refined product pipeline system connects the refinery to five owned product marketing terminals located in: (1) Mandan, at the North Dakota refinery; (2) Jamestown, North Dakota; (3) Moorehead, Minnesota; (4) Sauk Center, Minnesota; and (5) the Minneapolis/St. Paul, Minnesota area. Total capacity for all five terminals is 2,830,000 barrels.

     Offtake Agreements. In connection with the Mid-Continent Acquisition, we entered into certain offtake agreements with BP for a portion of our refined products produced at these refineries. The offtake agreements related to the North Dakota refinery commit approximately 30,470 bpd (which represents approximately 59% of the historical three-year average production of 51,770 bpd) of the North Dakota refinery product for each of the first three years. In years four and five the commitment is reduced. Volumes related to the Minneapolis/ St. Paul terminal, committed over five years, will decline after year three. BP initially will receive approximately 68% of the committed product via the Minneapolis/St. Paul terminal with the remainder distributed through the other Minnesota and North Dakota terminals. These agreements provide a stable distribution channel for our product, while allowing time to form relationships and seek new outlets for future product distribution. Sales prices under the offtake agreements are based on market prices at the time of sale.

  Utah

     Refining. The Utah refinery is located in Salt Lake City. The 55,000 bpd refinery is the largest in the state of Utah and is well-positioned to supply products to the growing Utah and Idaho marketing areas. The refinery produces a high-value product slate from Canadian and Rocky Mountain crude oil, which it receives via pipeline and truck from fields in Utah, Colorado, Wyoming and Canada. The Utah refinery's primary products include gasoline, diesel fuel and jet fuel, which are shipped via pipeline, rail car or truck to markets in Utah, Idaho, Wyoming, Nevada, Oregon and Washington. A maintenance turnaround is scheduled at the Utah refinery in the first quarter of 2003.

     Crude Oil Supply. The Utah refinery processes a low sulfur crude oil slate and has the flexibility to process different crude oils. As local crude oil supplies decline, local capacity can be replaced with Canadian Light Sweet or Syncrude. Local crude oils are delivered primarily via the Amoco "U" Pipeline. Canadian crude oil and other domestic crudes are delivered primarily through another pipeline system. The price of local crude oil is primarily based on the Canadian import alternative.

     Transportation. The Utah refinery's products are distributed through a system of both owned and third-party terminals and third-party pipeline connections primarily in Utah and Idaho, with some incremental product to Nevada, Washington and Wyoming.

     Terminals. In addition to sales at the refinery, we distribute product through the Chevron Pipeline to the two terminals we own at Boise and Burley, Idaho and to two terminals we lease from Northwest Terminalling Company in Pocatello, Idaho and Pasco, Washington. Total storage capacity for the three owned terminals, including the Salt Lake City terminal, is 2,467,000 barrels. In addition, the two leased terminals have an aggregate allocated throughput capacity of 10,000 bpd.

     Offtake Agreements. The offtake agreements for the Utah refinery represent approximately 6,750 bpd of refined product produced (approximately 14% of the historical three year-average production of 48,560 bpd) for periods ranging from two years to three years, depending on the terminal. The commitment under the agreements has limited gasoline volumes since we acquired substantially all of BP's retail assets in the region. A majority of the product under the agreements will be distributed through the Salt Lake City terminal. Sales prices under the offtake agreements are based on market prices at the time of sale.

WHOLESALE MARKETING

     Our Refining segment sells refined products, including gasoline and gasoline blendstocks, jet fuel, diesel fuel, heavy oil and residual products in both the bulk and wholesale markets. Sources of our product sales include our refinery system yield, products drawn from inventory balances and products purchased from third parties. Our refined products sales in the Refining segment, including intersegment sales to our Retail operations, consisted of the following:

                                                          1999      2000    2001(A)    2002(B)
                                                         -------    ----    -------    -------
PRODUCT SALES (thousand bpd)
  Gasoline and gasoline blendstocks....................    124      135       161        208
  Jet fuel.............................................     76       76        81         88
  Diesel fuel..........................................     47       54        73         96
  Heavy oils, residual products and other..............     56       58        61         59
                                                           ---      ---       ---        ---
     Total Product Sales...............................    303      323       376        451
                                                           ===      ===       ===        ===

---------------
(a) Sales volumes for 2001 include amounts for the Mid-Continent operations since their acquisition on September 6, 2001, averaged over 365 days. These amounts do not include operations related to the Golden Eagle Assets.

(b) For the three months ended March 31, 2002. These amounts do not include operations related to the Golden Eagle Assets.

     In August 2001, we opened an office in Long Beach, California to provide supply and marketing activities in California and the southwestern United States. Our goal is to establish a marketing operation in California capable of providing us and other independent marketers in California with a competitive and secure supply of products. To further these objectives, we lease approximately 500,000 barrels of storage capacity with waterborne access in southern California through September 2004. We believe that our Long Beach office and southern California storage capacity, together with the Golden Eagle Assets, will provide us with a competitive advantage in connected markets which should lower our operating, transportation and distribution costs and provide market penetration with competitive prices. We consider connected markets to include markets that are connected to our refining operations by pipelines, trucks, railcars, vessels or other means of conveyance as well as markets that, while not physically connected, are joined by means of exchange supply agreements between participants in those markets.

     Gasoline and Gasoline Blendstocks. We sell gasoline and gasoline blendstocks in both the bulk and wholesale markets in the mid-continental and western United States (including Alaska and Hawaii). The demand for gasoline is seasonal in a majority of our markets, with lowest demand during the winter months.

     We also sell gasoline to wholesale customers and bulk end-users (including several major oil companies) under various supply agreements. Gasoline also is delivered to refiners and marketers in exchange for product received at other locations in the mid-continental and western United States. We also sell, at wholesale, to unbranded jobbers. We distribute product through Tesoro-owned and third-party terminals and truck racks. Although our marketing strategy in Hawaii and Alaska is to maximize in-state sales, gasoline and gasoline components produced in excess of market demand may be shipped to the U.S. West Coast or exported to other markets, principally in the Asia/Pacific area.

     We sell CARB quality blendstocks in the wholesale bulk market, generally at higher values than conventional gasoline. We continue to evaluate several additional projects at our existing refineries to increase our production capacity of CARB products. In April 2001, we entered into a nonexclusive license agreement that allows us to make and sell gasoline subject to patents held by Union Oil Company of California, a subsidiary of Unocal Corporation. This agreement removes uncertainty regarding patent royalties as we expand production and marketing of cleaner-burning gasoline.

     Jet Fuel. We are a major supplier of commercial jet fuel to passenger and cargo airlines in Alaska and Hawaii and on the U.S. West Coast. We, along with other marketers, import jet fuel into Alaska, Hawaii and the U.S. West Coast. We primarily market commercial jet fuel at airports in Anchorage, Honolulu and other Hawaiian island locations, as well as at major airports throughout the western United States.

     Diesel Fuel. We sell our diesel fuel production primarily on a wholesale basis for marine, transportation, industrial and agricultural purposes, as well as for home heating. We sell lesser amounts to end-users through marine terminals and for power generation in Hawaii and Washington. Generally, the production of diesel fuel by refiners in Alaska, Hawaii and our market areas in the western United States is typically in balance with demand. As a result of seasonal demand swings, we import and export diesel fuel from Alaska and Hawaii. See "Government Regulation and Legislation -- Environmental Controls and Expenditures" for a discussion of the effect of governmental regulations on the production of low-sulfur diesel fuel.

     Heavy Oil and Residual Products. Our Mid-Pacific and Pacific Northwest refineries have vacuum units that use atmospheric crude oil tower bottoms as a feedstock and further process these volumes into light vacuum gas oil, medium vacuum gas oil, heavy vacuum gas oil and vacuum tower bottoms. Light vacuum gas oil and medium vacuum gas oil are further processed in the Alaska and Hawaii hydrocrackers, where they are converted into jet fuel, gasoline blendstocks and diesel fuel. Heavy vacuum gas oil is used primarily as an FCC feedstock at the Washington refinery where it is upgraded to gasoline and diesel fuel. The vacuum tower bottoms are used to produce liquid asphalt, fuel oil and marine bunker fuel. We sell heavy fuel oils to other refineries, electric power producers and marine and industrial end-users. We sell our liquid asphalt for paving materials in Alaska, Hawaii and Washington. In the Pacific Northwest, demand for liquid asphalt is seasonal because mild weather conditions are needed for highway construction.

     We have marine fuel marketing operations and leased facilities at Port Angeles and Seattle, Washington, and Portland, Oregon. Marine fuels sold from these locations are supplied principally by our Pacific Northwest refineries.

     Sales of Purchased Products. In the normal course of business, we purchase refined products manufactured by others for resale to customers. The products, primarily gasoline, jet fuel, diesel fuel and industrial and marine fuel blendstocks are purchased primarily in the spot market. Sales of these products represented approximately 21% of total volumes we sold in 2001. We conduct our gasoline and diesel fuel purchase and resale activity primarily on the U.S. West Coast. The jet fuel activity primarily consists of imports into Alaska and California.

RETAIL SEGMENT

     Our Retail segment sells gasoline and diesel in retail markets in the mid-continental and western United States (including Alaska and Hawaii). The demand for gasoline is seasonal in a majority of our markets, with highest demand for gasoline during the summer driving season. We sell gasoline to retail customers through Tesoro-owned and operated sites and agreements with third-party, branded jobbers. The addition of retail stations from the Acquisitions further expands our retail market presence and diversifies our income stream. Including the Golden Eagle Assets, our Retail segment includes a network of approximately 750 branded retail stations (under Tesoro, Mirastar, Tesoro Alaska and other brands), including over 280 Tesoro-owned retail gasoline stations and over 460 jobber/dealer stations (third-party retail distributors) in the western and mid-continental United States. These numbers include 70 retail stations acquired in the acquisition of the Golden Eagle Assets, over 320 retail stations acquired in the Mid-Continent Acquisition and 46 retail fueling facilities acquired from a privately-held Seattle, Washington company in November 2001. Our retail network provides a committed outlet for a portion of the motor fuels produced at our refineries and provides a more profitable outlet for motor fuels than the wholesale market. The following table summarizes our retail operations:

                                                                                        THREE MONTHS
                                                           YEARS ENDED DECEMBER 31,        ENDED
                                                          --------------------------     MARCH 31,
                                                           1999      2000      2001         2002
                                                          ------    ------    ------    ------------
NUMBER OF BRANDED RETAIL STATIONS (end of period)(a)
Tesoro (including Tesoro Alaska) --
  Tesoro-owned..........................................      62        63       138          150
  Jobber/dealer.........................................     182       193       183          196
Mirastar --
  Tesoro-owned..........................................      --        20        55           61
Other --
  Tesoro-owned..........................................      --        --        20            7
  Jobber/dealer.........................................      --        --       281          265

                                                                                        THREE MONTHS
                                                           YEARS ENDED DECEMBER 31,        ENDED
                                                          --------------------------     MARCH 31,
                                                           1999      2000      2001         2002
                                                          ------    ------    ------    ------------
Total Branded Retail Stations --
  Tesoro-owned(b).......................................      62        83       213          218
  Jobber/dealer.........................................     182       193       464          461
                                                          ------    ------    ------       ------
    Total...............................................     244       276       677          679
                                                          ======    ======    ======       ======
AVERAGE NUMBER OF BRANDED STATIONS (during period)
  Tesoro-owned..........................................      61        68       132          215
  Jobber/dealer.........................................     177       192       274          464
                                                          ------    ------    ------       ------
    Total Average Retail Stations.......................     238       260       406          679
                                                          ======    ======    ======       ======
TOTAL FUEL VOLUME (millions of gallons)
  Tesoro-owned..........................................    93.5      99.2     209.7         78.3
  Jobber/dealer.........................................   105.8     115.7     186.1         94.2
                                                          ------    ------    ------       ------
    Total Fuel Volumes..................................   199.3     214.9     395.8        172.5
                                                          ======    ======    ======       ======
AVERAGE FUEL VOLUME PER MONTH PER STATION (thousands of
  gallons)
  Tesoro-owned..........................................   126.7     121.5     132.8        121.5
  Jobber/dealer.........................................    49.9      50.3      56.6         67.6
  Average Total Stations................................    69.8      68.9      81.3         84.6
MERCHANDISE AND OTHER REVENUES (in millions)............  $ 51.6    $ 55.4    $ 70.6       $ 22.8
MERCHANDISE MARGIN......................................      31%       32%       30%          26%

---------------
(a) Excludes 70 retail stations from the acquisition of the Golden Eagle Assets.

(b) Tesoro-owned stations included 29 in Alaska, 35 in Hawaii, 47 in Washington, 37 in Utah, 11 in North Dakota and 59 in other western states at March 31, 2002.

     We developed our Mirastar brand to be used exclusively under an agreement with Wal-Mart whereby we build and operate retail fueling facilities on parking lots of selected Wal-Mart store locations. Our relationship with Wal-Mart covers 17 western states. Each of the sites under our agreement with Wal-Mart is subject to a ground lease with a ten-year primary term and two options, exercisable at our discretion, to extend a site's lease for additional terms of five years. As of March 31, 2002, we had 61 Mirastar stations in operation, 4 Mirastar stations under construction and 45 sites in various stages of development or evaluation. The availability of future sites is determined solely at Wal-Mart's option, but decisions concerning the development of a Mirastar station at a site are determined solely by us. Our average cost of constructing a standard Mirastar station with four fuel dispensers is approximately $575,000. The average investment in Mirastar stations will increase in the future with the construction of stations having more than four fuel dispensers.

     Many of our Tesoro-owned stations include convenience stores with the "2-Go Tesoro" brand that sell a wide variety of merchandise items or kiosks that sell limited amounts of merchandise. Our revenues from merchandise sales and other services, such as carwashes, totaled $51.6 million in 1999, $55.4 million in 2000 and $70.6 million in 2001 and $22.8 million in the three months ended March 31, 2002.

     The Mid-Continent Acquisition has created economic benefits for our retail platform by providing a source of proprietary gasoline supply and additional opportunities for our expanded retail network. In addition, in November 2001, we acquired 46 retail fueling facilities, including 37 retail stations with convenience stores and nine commercial card lock facilities, located in Washington, Oregon and Idaho from a privately-held company. Our agreement with Wal-Mart provides us with additional growth opportunities to build and operate retail fueling facilities under the Mirastar brand on sites at selected Wal-Mart store locations in the western United States.

MARINE SERVICES SEGMENT

OVERVIEW

     Our Marine Services segment markets and distributes a broad range of petroleum products, chemicals and supplies and provides logistical support services to the marine and offshore exploration and production industries operating in the Gulf of Mexico. These operations are conducted through a network of 15 terminals located on the Texas and Louisiana Gulf Coasts. We also own tugboats, barges and trucks used in the Marine Services operations.

     We are evaluating various strategic opportunities (including a possible sale of all or a part of this business) to capitalize on the value of our Marine Services assets.

FUELS AND LUBRICANTS

     Marine Services markets and distributes fuels and lubricants to offshore drilling rigs, offshore production platforms, and various ships engaged in seismic surveys. Marine Services also provides petroleum products to the Gulf of Mexico fishing industry, tugboats and barges using the Intracoastal Canal System along the Gulf of Mexico and to ships entering various ports in Texas and Louisiana. Marine Services obtains its supply of fuel from local area refiners. Total gallons of fuel, primarily diesel fuel, sold by this segment amounted to approximately 171 million, 170 million and 148 million in 2001, 2000, and 1999, respectively, and 32 million in the three months ended March 31, 2002.

     We are a distributor of major brands of marine lubricants and greases, offering a full spectrum of brands. Total sales of lubricants amounted to approximately two million gallons in each of the years 1999, 2000 and 2001 and
0.5 million in the three months ended March 31, 2002.

LOGISTICAL SERVICES

     Through many of its Gulf Coast terminals, Marine Services provides full-service shore-based support for offshore drilling rigs and production platforms. These services include cranes, forklifts and loading docks for supply boats serving the offshore exploration and production industry. In addition, Marine Services provides warehousing, office space, living quarters, helicopter landing pads and long-term parking for offshore workers. Marine Services terminals also serve as "one-stop shops" for a full range of offshore exploration and production services. Products and services, such as drilling muds, environmental services, and equipment repair and fabrication, are provided through a variety of arrangements with "tenant partners".

COMPETITION AND OTHER

     The petroleum industry is highly competitive in all phases, including the refining of crude oil, the marketing of refined petroleum products and the marine services business. The industry also competes with other industries that supply the energy and fuel requirements of industrial, commercial and individual consumers. We compete with a substantial number of major integrated oil companies and other companies having greater financial and other resources. These competitors have a greater ability to bear the economic risks inherent in all phases of the industry. The recent consolidation experienced in the refining and marketing industry has reduced the number of competitors; however, it has not reduced overall competition. In addition, unlike many of our competitors, we do not produce crude oil that can then be used in connection with our refining operations. Other larger competitors, although they do not produce crude oil, may have a competitive advantage as larger purchasers when negotiating with crude oil producers.

     The refining and marketing industries are highly competitive, with prices of feedstocks and products being the principal factors in competition. Our California and Washington refineries compete with several refineries on the U.S. West Coast, including refineries that have higher refining capacity than the California and Washington refineries and that are owned by substantially larger companies. Our Hawaii refinery competes primarily with one other refinery in Hawaii that also is located at Kapolei and that has a rated capacity of 54,000 bpd of crude oil. Historically, the other refinery produces lower volumes of jet fuel than our Hawaii refinery. The Alaska refinery competes primarily with other refineries in Alaska and on the U.S. west coast. Our refining competition in Alaska includes two refineries near Fairbanks and one refinery near Valdez. We estimate that the other refineries have a combined capacity to process approximately 270,000 bpd of crude oil. After processing the crude oil and removing the higher-value products, these refiners are permitted, because of their direct connection to the Trans Alaska Pipeline System, to return the remainder of the processed crude oil back into the pipeline system as "return oil" in consideration for a fee, thereby eliminating their need to transport and market lower-value products that are not in demand in Alaska. Our Alaska refinery is not directly connected to the Trans Alaska Pipeline System, and we, therefore, cannot return our lower-value products to the Trans Alaska Pipeline System. Our North Dakota refinery is the sole refinery in North Dakota. Refineries in Wyoming, Montana, the Midwest and the United States Gulf Coast region are the primary competitors to our North Dakota refinery. The Utah refinery is the largest of five refineries located in Utah. We estimate that the other refineries have a combined capacity to process approximately 107,500 bpd of crude oil. These five refineries collectively supply an estimated 70% of the gasoline and distillate products consumed in the States of Utah and Idaho. The bulk of the remainder is imported from refineries in Wyoming and Montana.

     Our jet fuel sales in Alaska are concentrated in Anchorage, where we are one of the principal suppliers to the Anchorage International Airport, a major hub for air cargo traffic between manufacturing regions in the Far East and markets in the United States and Europe. In Hawaii, jet fuel sales are concentrated in Honolulu, where we are the principal supplier to the Honolulu International Airport. We also serve four airports on other islands in Hawaii. In Washington, jet fuel sales are concentrated at the Seattle/Tacoma International Airport. We also supply jet fuel to customers in Portland, Oregon; Los Angeles, San Francisco and San Diego, California; Las Vegas and Reno, Nevada; and Phoenix, Arizona. Other refiners and marketers compete for sales at all of these airports. In Utah, jet fuel sales are concentrated in Salt Lake City. We also supply jet fuel to customers in Boise, Burley and Pocatello, Idaho. The North Dakota refinery supplies jet fuel to customers in Minneapolis/St. Paul and Moorehead, Minnesota and Bismarck, North Dakota. We produce jet fuel in Alaska and Hawaii, both of which must import product to meet demand.

     Our Refining segment sells its diesel fuel primarily on a wholesale basis, competing with other refiners and marketers in all of its market areas. Refined products from foreign sources also compete for distillate markets in our market areas.

     We are a distributor of gasoline in Alaska, California, Hawaii, Utah, Washington and other western states through a network of Tesoro-operated retail stations and branded and unbranded jobbers. We supply a major oil company through a product exchange agreement, whereby gasoline in Alaska is provided in exchange for gasoline delivered to us on the U.S. West Coast. We also supply one of the major oil companies in Alaska and Hawaii through a gasoline sales agreement.

     In connection with the Mid-Continent Acquisition, we entered into certain offtake agreements with BP to provide us with a distribution channel for a portion of our refined products produced at these refineries. The offtake agreements related to the North Dakota refinery commit approximately 30,470 bpd (which represents approximately 59% of the historical three-year average production of 51,770 bpd) of the North Dakota refinery product for each of the first three years. In years four and five, the commitment is reduced. Volumes related to the Minneapolis/St. Paul terminal, committed over five years, will decline after year three. BP initially will receive approximately 68% of the committed product via the Minneapolis/St. Paul terminal with the remainder distributed through the other Minnesota and North Dakota terminals. The offtake agreements for the Utah refinery represent approximately 6,750 bpd of refined product produced (approximately 14% of the historical three-year average production of 48,560 bpd) for periods ranging from two years to three years, depending on the terminal.

     Competitive factors affecting the retail marketing of gasoline include factors such as price and quality, together with station appearance, location and brand-name identification. We compete with other petroleum companies, distributors and other developers for new locations. We compete against independent marketing companies and integrated oil companies when engaging in these marketing operations.

     Demand for services and products offered by Marine Services is significantly affected by the level of oil and gas exploration, development and production in the Gulf of Mexico. Various factors, including general economic conditions, demand for and prices of oil and natural gas, availability of equipment and materials, and government regulations and energy policies cause exploration and development activity to fluctuate and directly impact the revenues of Marine Services. We believe the principal competitive factors affecting the Marine Services operations are location of facilities, availability of logistical support services, experience of personnel and dependability of service. The market for Marine Services' products and services, particularly diesel fuel, is highly competitive and price sensitive.

GOVERNMENT REGULATION AND LEGISLATION

ENVIRONMENTAL CONTROLS AND EXPENDITURES

     All of our operations, to some degree, are affected by federal, state, regional and local laws, regulations and ordinances relating to the protection of the environment. While we believe our facilities generally are in substantial compliance with current requirements, over the next several years we expect our facilities will be engaged in meeting new requirements being adopted and promulgated by the U.S. Environmental Protection Agency and the states in which we operate. Under the federal Clean Air Act, as amended in 1990, for example, we will need to comply with the second phase of regulations establishing Maximum Achievable Control Technologies for petroleum refineries ("Refinery MACT II"). These regulations, which we expect to be promulgated in 2002, will require additional air emission controls for certain processing units at several of our refineries. We expect to spend approximately $35 million in additional capital improvements at our Pacific Northwest, Mid-Pacific and Mid-Continent refineries through 2006 to comply with the Refinery MACT II standards.

     Changes in fuel manufacturing standards, including those related to gasoline and diesel fuel sulfur concentrations, affect our operations. Starting January 1, 2004, the sulfur content in gasoline must be reduced to meet the new fuel manufacturing standard for gasoline. We expect to make approximately $65 million in capital improvements at our Pacific Northwest, Mid-Pacific and Mid-Continent refineries through 2006 and $15 million in years after 2006 to meet the new gasoline fuel standards. In December 2000, the EPA announced additional standards for allowable sulfur concentrations in highway diesel fuels. The "ultra low sulfur diesel" standards will, in general, become effective on June 1, 2006. We expect to spend approximately $35 million in capital improvements at our Pacific Northwest, Mid-Pacific and Mid-Continent refineries through 2006 and $30 million in years after 2006 to meet the new diesel fuel standards.

     In connection with the Mid-Continent Acquisition, we assumed the sellers' obligations and liabilities under a consent decree among the United States, BP Exploration and Oil Co., Amoco Oil Company and Atlantic Richfield Company. BP entered into this consent decree for the Mid-Continent refineries for various alleged violations. As the new owner of these refineries, we are required to address issues including leak detection and repair, flaring protection and sulfur recovery unit optimization. We estimate we will have to spend an aggregate of $7 million to comply with this consent decree. In addition, we have agreed to indemnify the sellers for all losses of any kind incurred in connection with or related to the consent decree.

     During 2001, we spent approximately $7 million on environmental capital projects. We anticipate we will make additional capital improvements (excluding improvements at the Golden Eagle refinery) of approximately $9 million in 2002, primarily for improvements to storage tanks, tank farm secondary containment and pipelines.

     Conditions that require additional expenditures may exist for various of our sites, including, but not limited to, our refineries, tank farms, retail gasoline stations (operating and closed locations) and petroleum product terminals, and for compliance with the Clean Air Act and other state and federal regulations. We currently cannot determine the amount of these future expenditures.

ACQUISITION OF GOLDEN EAGLE ASSETS

     In addition, the Golden Eagle Assets require substantial expenditures to address upcoming "clean fuels" requirements, including California regulations to phase out the use of the oxygenate known as MTBE by the end of 2003. Following our purchase of the Golden Eagle Assets, we continued a project that we expect will increase the capacity of the CARB gasoline that can be produced at the refinery by 20,000 bpd. We expect that this project will enable us to comply with California regulations to phase out the use of the oxygenate known as MTBE, currently expected to be effective on January 1, 2004. Based upon a review by an independent engineering firm, we believe that this project will cost a total of approximately $122 million, $47.5 million of which the seller agreed to spend through closing. We expect to spend the remaining $74.5 million in 2002 and 2003 to complete this project. Furthermore, we expect that the project will be substantially complete by the end of 2002. We also expect to spend approximately $24 million by 2006 at the Golden Eagle refinery to meet the "ultra low sulfur diesel" standards.

     The Golden Eagle Assets are also subject to extensive environmental requirements. We anticipate that capital expenditures addressing environmental issues at the refinery such as controls on emission of nitrogen oxides and piping upgrades required to be made pursuant to orders from California's Regional Water Quality Control Board with jurisdiction over the refinery, and requirements as a result of a settlement of a lawsuit by a citizens' group concerning coke dust emissions from the refinery's Pittsburg Dock loading facility, will total approximately $32 million during 2002. Although some portion of these costs were incurred by the seller of the Golden Eagle Assets prior to the closing of the transaction, a substantial portion of the work remains after the closing, the costs of which we will incur. In addition, we estimate that we will incur $96 million in environmental capital expenditures at the refinery for similar projects from 2003 through 2006 and $90 million beyond 2006.

     In addition, soil and groundwater conditions at our California refinery (including the Amorco terminal and the coke terminal) may entail substantial expenditures over time. Although existing information is limited, our preliminary estimate of costs to address soil and groundwater conditions at the refinery in connection with various projects, including those required pursuant to orders by the California Regional Water Quality Control Board, is approximately $65 million, of which approximately $43 million is anticipated to be incurred through 2006 and the balance afterwards. We believe we will be entitled to indemnification, directly or indirectly, from former owners or operators of the refinery (or their successors) under two separate indemnification agreements, for approximately $59 million of such costs. We cannot assure you that any indemnification will be realized.

     Additionally, soil and groundwater conditions at approximately 50 of the 70 retail stations acquired through the acquisition of the Golden Eagle Assets may require expenditures of approximately $6 million in the aggregate, pursuant to orders and regulations set by the California Regional Water Quality Control Board. We also expect to spend approximately $5 million in the aggregate on capital improvements to meet new California vapor control equipment requirements at each of the retail facilities.

OIL SPILL PREVENTION AND RESPONSE

     The Federal Oil Pollution Act of 1990 and related state regulations include requirements that most oil refining, transport and storage companies maintain and update various oil spill prevention and oil spill contingency plans. We have submitted these plans and received federal and state approvals necessary to comply with the Federal Oil Pollution Act of 1990 and related regulations. Our oil spill prevention plans and procedures are frequently reviewed and modified to prevent oil releases and to minimize potential impacts should a release occur.

     We currently charter, on a long-term and short-term basis, tankers and barges for shipment of crude oil from foreign and domestic sources to our Mid-Pacific and Pacific Northwest refineries. The Federal Oil Pollution Act of 1990 requires, as a condition of operation, that we demonstrate the capability to respond to the "worst case discharge" to the maximum extent practicable. As an example, the State of Alaska requires us to provide spill-response capability to contain or control and cleanup an amount equal to 50,000 barrels of crude oil for a tanker carrying fewer than 500,000 barrels or 300,000 barrels for a tanker carrying more than 500,000 barrels. To meet these requirements, we have entered into contracts with various parties to provide spill response services. We have entered into spill-response agreements with: (1) Cook Inlet Spill Prevention and Response, Incorporated and Alyeska Pipeline Service Company for spill-response services in Alaska; (2) Clean Islands Council for response services throughout the State of Hawaii; and (3) Clean Sound

Incorporated for response actions associated with the Puget Sound, Washington operations. In addition, for larger spill contingency capabilities, we have entered into contracts with Marine Spill Response Corporation in Hawaii and in the Gulf Coast region. We believe these contracts, and those with other regional spill-response organizations that are in place on a location by location basis, provide the additional services necessary to meet spill-response requirements established by state and federal law.

REGULATION OF THE PIPELINE SYSTEM

     The Pipeline System and the refined product pipeline systems in Alaska, North Dakota and Minnesota are common carriers subject to regulation by various local, state and federal agencies including the Federal Energy Regulatory Commission ("FERC") under the Interstate Commerce Act. The Interstate Commerce Act provides that, to be lawful, the rates of common carrier petroleum pipelines must be "just and reasonable" and not unduly discriminatory. New and changed rates must be filed with the FERC, which may investigate their lawfulness upon protest or on its own initiative. The FERC may suspend the effectiveness of the new rates for up to seven months. If the suspension expires before completion of the investigation, the rates go into effect, but the pipeline can be required to refund to shippers, with interest, any difference between the level the FERC determines to be lawful and the filed rates under investigation. Rates that have become final and effective may be challenged by complaint to the FERC filed by a shipper or on the FERC's own initiative. The party filing the complaint may recover reparations for the two-year period prior to the complaint, if the FERC finds the rate to be unlawful.

     The intrastate operations of the Pipeline System are subject to regulation by the North Dakota Public Services Commission. The intrastate operations of our Alaska products pipeline are subject to regulation by the Alaska Public Utilities Commission. Like the FERC, the state regulatory authorities require that shippers be notified of proposed intrastate tariff increases and have an opportunity to protest the increases. The North Dakota Public Services Commission also files with the state authorities copies of interstate tariff changes filed with the FERC. In addition to challenges to new or proposed rates, challenges to intrastate rates that have already become effective are permitted by complaint of an interested person or by independent action of the appropriate regulatory authority.

EMPLOYEES

     At June 30, 2002, we had approximately 4,885 employees. Approximately 450 employees, 136 employees, 285 employees and 217 employees at the California, Hawaii, Mid-Continent and Washington refineries, respectively, are covered by collective bargaining agreements that run until January 31, 2006. Our employees have agreed not to engage in a strike, work stoppage or slowdown, or any other intentional interference of work production for any reason. We consider our relations with our employees to be satisfactory.

LEGAL PROCEEDINGS

     We are currently involved with the EPA regarding a waste disposal site near Abbeville, Louisiana, at which we have been named a potentially responsible party under the Federal Comprehensive Environmental Response, Compensation and Liability Act (also known as CERCLA or Superfund). Although the Superfund law may impose joint and several liability upon each party at the site, we expect the extent of our allocated financial contributions for cleanup to be de minimis based upon the number of companies, volumes of waste involved and total estimated costs to close the site. We believe, based on these considerations and discussions with the EPA, our liability at the Abbeville site will not exceed $25,000.

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

                                   MANAGEMENT

     The following is a list of our directors, executive officers, their ages and their position with Tesoro at June 30, 2002.

NAME                                        AGE                        POSITION
----                                        ---                        --------
Bruce A. Smith............................  58    Chairman of the Board of Directors, President and
                                                  Chief Executive Officer
Steven H. Grapstein.......................  44    Lead Director
James F. Clingman, Jr. ...................  65    Director
William J. Johnson........................  67    Director
A. Maurice Myers..........................  62    Director
Donald H. Schmude.........................  66    Director
Patrick J. Ward...........................  71    Director
William T. Van Kleef......................  50    Executive Vice President and Chief Operating
                                                  Officer
James C. Reed, Jr. .......................  57    Executive Vice President, General Counsel and
                                                  Secretary
Thomas E. Reardon.........................  56    Executive Vice President, Corporate Resources
Everett D. Lewis..........................  54    Senior Vice President, Planning and Risk Management
Gregory A. Wright.........................  52    Senior Vice President and Chief Financial Officer
Sharlene S. Fey...........................  46    Vice President and Controller
G. Scott Spendlove........................  39    Vice President, Finance
Sharon L. Layman..........................  49    Vice President and Treasurer
Susan A. Lerette..........................  44    Vice President, Communications
Rodney S. Cason...........................  52    President, Tesoro Alaska Company
Faye W. Kurren............................  51    President, Tesoro Hawaii Corporation
Donald A. Nyberg..........................  50    President, Tesoro Marine Services, LLC
Jerry H. Mouser...........................  60    Executive Vice President, Commercial Marketing,
                                                  Tesoro Refining and Marketing Company
Stephen L. Wormington.....................  57    Executive Vice President and President, California
                                                  and Southwest Region, Tesoro Refining and Marketing
                                                    Company
Alan R. Anderson..........................  47    Senior Vice President and President, Northern Great
                                                    Plains Region, Tesoro Refining and Marketing
                                                    Company
W. Eugene Burden..........................  53    Senior Vice President, Human Resources and
                                                  Government Relations, Tesoro Petroleum Companies,
                                                    Inc.
Joseph M. Monroe..........................  48    Senior Vice President, Supply and Distribution,
                                                  Tesoro Refining and Marketing Company
Richard M. Parry..........................  48    Senior Vice President, Retail, Tesoro Refining and
                                                    Marketing Company
Daniel J. Porter..........................  46    Senior Vice President and President, Northwest
                                                  Region, Tesoro Refining and Marketing Company
James L. Taylor...........................  48    Senior Vice President, Manufacturing, Tesoro
                                                  Refining and Marketing Company
Rick D. Weyen.............................  43    Senior Vice President and President, Mountain
                                                  Region, Tesoro Refining and Marketing Company

     There are no family relationships among the officers listed, and there are no arrangements or understandings pursuant to which any of them were elected as officers. Officers are elected annually by the Board of Directors at its first meeting following the Annual Meeting of Stockholders, each to hold office until the corresponding meeting of the Board in the next year or until a successor shall have been elected or shall have qualified.

     Bruce A. Smith has been Chairman of the Board of Directors, President and Chief Executive Officer of Tesoro since June 1996. He has been a director of Tesoro since July 1995. Mr. Smith was President and Chief Executive Officer of Tesoro from September 1995 to June 1996; Executive Vice President, Chief Financial Officer and Chief Operating Officer of Tesoro from July 1995 to September 1995; and Executive Vice President responsible for Exploration and Production and Chief Financial Officer of Tesoro from September 1993 to July 1995; and Vice President and Chief Financial Officer of Tesoro from September 1992 to September 1993. He is also a director of Noble Energy, Inc.

     Steven H. Grapstein has been Lead Director since June 2002, Vice Chairman of the Board of Directors from February 1996 until June 2002 and a director of Tesoro since 1992. He has been Chief Executive Officer of Kuo Investment Company and subsidiaries ("Kuo"), an international investment group, since January 1997. From September 1985 to January 1997, Mr. Grapstein was a Vice President of Kuo. He is also a director of several of the Kuo companies. Mr. Grapstein has been a Vice President of Oakville N.V., a Kuo subsidiary, since 1989.

     James F. Clingman, Jr. has been a director of Tesoro since 2001. Mr. Clingman has been President and Chief Operating Officer of H.E. Butt Grocery Company ("H-E-B") since 1996.

     William J. Johnson has been a director of Tesoro since 1996. He has been a petroleum consultant since 1994 and President, director and sole shareholder of JonLoc Inc., a private oil and gas company, since 1994. Mr. Johnson previously served as President, Chief Operating Officer and director of Apache Corporation, a publicly held, independent oil and gas company. Mr. Johnson is on the Board of Directors of Devon Energy Corporation, a publicly held company engaged in oil and gas exploration, development and production, and the acquisition of producing properties.

     A. Maurice Myers has been a director of Tesoro since 2001. Mr. Myers serves as President, Chairman and Chief Executive Officer of Waste Management Inc., Houston. He joined Waste Management in November 1999 after holding the same positions at Yellow Corporation since 1996. Earlier, he served as President and Chief Executive Officer of America West Airlines from January 1994 to 1996 and held executive positions at Aloha Airlines. Mr. Myers is on the Board of Directors of Waste Management, Inc. and Hawaiian Electric Industries.

     Donald H. Schmude has been a director of Tesoro since 1999. Mr. Schmude has 36 years of experience in the energy industry with Texaco and Star Enterprise, a Texaco and Saudi Aramco joint venture. Prior to his retirement from Texaco in 1994, he was Vice President of Texaco and President and Chief Executive Officer of Texaco Refining & Marketing Inc. in Houston, Texas and Los Angeles, California. He also served as Vice President of Texaco, Inc., Special Projects, in Anacortes, Washington, and held various refinery engineering, planning and marketing positions.

     Patrick J. Ward has been a director of Tesoro since 1996. Mr. Ward has 47 years of experience in international energy operations with Caltex Petroleum Corporation, a 50/50 joint venture of Chevron Corp. and Texaco, Inc., engaged in the business of refining and marketing. Prior to his retirement in 1995, he was Chairman, President and Chief Executive Officer of Caltex, positions he had held since 1990. Mr. Ward served on the Board of Directors of Caltex from 1989 to 1995.

     William T. Van Kleef has been Executive Vice President and Chief Operating Officer since July 1998. He was named Executive Vice President in September 1996. He was elected Senior Vice President and Chief Financial Officer in September 1995. He joined Tesoro as Vice President and Treasurer in 1993.

     James C. Reed, Jr. has been Executive Vice President, General Counsel and Secretary since September 1995. He served as Senior Vice President, General Counsel and Secretary from June 1994 to September 1995 and Vice President, General Counsel and Secretary from October 1993 to June 1994. He was Vice President, Assistant General Counsel and Assistant Secretary from February 1990 to October 1993 and Assistant General Counsel from August 1982 to February 1990.

     Thomas E. Reardon has been Executive Vice President, Corporate Resources since November 1999. From May 1998 to November 1999, he served as Senior Vice President, Corporate Resources. From

September 1995 to May 1998, he served as Vice President, Human Resources and Environmental and, before that, was Vice President, Human Resources and Environmental Services of Tesoro Petroleum Companies, Inc., a subsidiary of Tesoro, from October 1994 to September 1995. Prior to that time, he served as Vice President, Human Resources of Tesoro Petroleum Companies, Inc. from February 1990 to October 1994.

     Everett D. Lewis has been Senior Vice President, Planning and Risk Management since April 2001. He served as Senior Vice President of Strategic Projects from March 1999 to April 2001, and served as a senior consultant with EDL Associates from 1997 to 1999. Prior to that time, he was the Project Executive of Refining and Marketing at Transworld Oil from 1993 to 1996. He has more than 30 years of experience in the refining industry in refinery operations, international business and project development.

     Gregory A. Wright has been Senior Vice President and Chief Financial Officer since April 2001. He served as Vice President, Finance and Treasurer from May 1998 to April 2001. He was Vice President and Treasurer from September 1995 to May 1998. He also served as Vice President, Corporate Communications from February 1995 to September 1995.

     Sharlene S. Fey has been Vice President and Controller since April 2001. She previously had served as Assistant Controller, Corporate of Tesoro Petroleum Companies, Inc. since 1994.

     G. Scott Spendlove has been Vice President, Finance, since January 2002. Prior to joining Tesoro, he served as Vice President, Corporate Planning and Investor Relations of Ultramar Diamond Shamrock Corp. from December 1999 to December 2001. From June 1998 to December 1999, Mr. Spendlove served as Director, Investor Relations; and from January 1997 to June 1998, as Manager, Corporate Finance of Ultramar Diamond Shamrock Corp.

     Sharon L. Layman has been Vice President and Treasurer since November 1999. Ms. Layman was Assistant Treasurer from February 1990 to November 1999.

     Susan A. Lerette has been Vice President, Communications, since April 2001. She served as Director, Investor Relations from April 1999 to April 2001. From December 1998 to April 1999, Ms. Lerette served as Manager, Investor Relations, and from 1994 until December 1998, she was Senior Financial Analyst in our Investor Relations Department.

     Rodney S. Cason has served as President of Tesoro Alaska Company since April 2002. Prior to that, he was Vice President, Refining, from February 1998 to April 2002. Mr. Cason served as refinery manager of our Alaska refinery from May 1997 to February 1998.

     Faye W. Kurren has been President of Tesoro Hawaii Corporation since May 1998. Prior to that, she was Vice President, Operations Planning, Supply and International Marketing of BHP Hawaii Inc. from March 1996 to May 1998. She served as Vice President, General Counsel of BHP Hawaii Inc. from February 1995 to March 1996.

     Donald A. Nyberg has been President of Tesoro Marine Services, LLC since November 1996. Mr. Nyberg was Vice President, Strategic Planning, of MAPCO Inc. from January 1996 to November 1996. He served as President and Chief Executive Officer of Marya Resources from August 1994 to January 1996.

     Jerry H. Mouser was named Executive Vice President, Commercial Marketing of Tesoro Refining and Marketing Company in April 2001. He previously served as Senior Vice President of New Business Ventures from June 2000 to July 2001. Prior to joining Tesoro, he was with KBC Advanced Technologies plc, Weybridge, England as President, Worldwide Sales and Marketing from 1997 to 2000; President, Americas from 1994 to 1996; and a director and a member of the Executive Committee from 1994 to 2000. Mr. Mouser has over 30 years experience in both operational and senior management assignments in the energy industry with companies such as E-Z Serve Inc., Enterprise Products Co. and Marathon Oil Co.

     Stephen L. Wormington has served as Executive Vice President and President of the California and Southwest Region of Tesoro Refining and Marketing Company since June 2002. From May 1998 to June 2002, Mr. Wormington was Executive Vice President, Supply and Distribution, of Tesoro Refining and Marketing Company. Prior to that, he was President of Tesoro Alaska Company from September 1995 until May 1998. He was Vice President, Supply and Operations Coordination for Tesoro Alaska from April 1995 until September 1995. He joined Tesoro in January 1995 as General Manager, Strategic Projects.

     Alan R. Anderson was named President of Tesoro Refining and Marketing's Northern Great Plains Region, based in Mandan, North Dakota effective June 1, 2002. He also serves as manager of Tesoro's Mandan Refinery. From the acquisition of the Mandan Refinery by Tesoro Refining and Marketing Company on September 7, 2001 until June 1, 2002, Mr. Anderson served as Business Manager of the Northern Great Plains Region. From August 1997 to September 2001, he was employed by Amoco as a Commercial Manager at the Mandan Refinery and an Amoco business manager for the region, which includes the Dakotas, Kansas, Minnesota and Nebraska. From 1982 to 1997, Mr. Anderson worked for Amoco Production Company as a petroleum engineer and held various assignments with increasing responsibilities in the exploration and production sector.

     W. Eugene Burden was named Senior Vice President, Human Resources and Government Relations of Tesoro Petroleum Companies, Inc. in June 2002. Prior to that, he served as President of Tesoro Alaska Company from February 2001 to June 2002 and Senior Vice President and President, Northwest Region of Tesoro Refining and Marketing Company, from September 2001 until June 2002. Mr. Burden served as Vice President, Government Relations of Tesoro Petroleum Companies, Inc. from September 1999 to February 2001. Prior to joining Tesoro, he was President of Burden & Associates, Inc., which provided consulting services to energy clients in the United States and foreign operations, from February 1996 to September 1999.

     Joseph M. Monroe was named Senior Vice President, Supply and Distribution, for Tesoro Refining and Marketing Company on May 31, 2002. From January 1999 through May 2002, Mr. Monroe served as Vice President, Pipelines and Terminals of Unocal Corporation and as President of Unocal Pipeline Company. He served Unocal Pipeline Company as Managing Director of International Pipelines and Fuel Management from May 1998 to January 1999 and as Senior Vice President of New Ventures in Jakarta, Indonesia from July 1996 to May 1998.

     Richard M. Parry has been Vice President, Retail of Tesoro Refining and Marketing Company, a subsidiary of Tesoro, since June 1999. Mr. Parry was Vice President, Marketing & Sales of Tesoro Hawaii Corporation from May 1998 to June 1999. He served as Vice President, Marketing & Sales of BHP Hawaii Inc. from December 1997 to May 1998 and Vice President, Trading and Marketing, of BHP Hawaii Inc. from December 1994 to December 1997.

     Daniel J. Porter joined Tesoro as Senior Vice President and President of the Northern Great Plains Region of Tesoro Refining and Marketing Company in September 2001 and became Senior Vice President and President of the Northwest Region of Tesoro Refining and Marketing Company in June 2002. Mr. Porter had more than 23 years of experience with BP. He has been Business Unit Leader of the North Dakota refinery since January 1999. He was the Downstream Business Consultant, BP Headquarters, London from January 1998 to January 1999 and Manager, BP Oil Europe Manufacturing, Supply & Distribution Strategy & Planning, Brussels, Belgium from March 1996 to January 1998.

     James L. Taylor joined Tesoro in July 2001 as Senior Vice President of Manufacturing of Tesoro Refining and Marketing Company. During 2000 and 2001, he served as General Manager, Worldwide Technical Services, of Criterion Catalysts and Technologies. Prior to that, Mr. Taylor was with KBC Advanced Technologies, as Job Controller from 1998 to 2000 and as Senior Consultant from 1997 to 1998. From 1996 to 1997, he was a consultant for Amoco Oil Company's refinery in Whiting, Indiana.

     Rick D. Weyen joined Tesoro as Senior Vice President and President of the Mountain Region of Tesoro Refining and Marketing Company in September 2001. Mr. Weyen has over 20 years of experience in the industry. He was Commercial Manager from 1999 to 2001 and Supply and Optimization Manager from 1995 to 1999 for BP at the Salt Lake City refinery. Prior to that, Mr. Weyen served as Operations Manager at the Salt Lake City refinery from 1992 to 1995.

                       DESCRIPTION OF OTHER INDEBTEDNESS

AMENDED AND RESTATED SENIOR SECURED CREDIT FACILITY

     On May 17, 2002, we amended and restated our senior secured credit facility to increase the facility to $1.275 billion to partially fund the acquisition of the Golden Eagle Assets. The amended and restated senior secured credit facility consists of:

     - a $225 million revolving credit facility (with a $150 million sublimit for letters of credit) which terminates and matures on September 6, 2006, of which no borrowings and an aggregate of $3.7 million letters of credit were outstanding at June 30, 2002;

     - a $250 million tranche A term loan that matures on December 31, 2006, of which $231.3 million was outstanding at June 30, 2002; and

     - a $800 million tranche B term loan that matures on December 31, 2007, of which $796.0 million was outstanding at June 30, 2002.

     The amended and restated senior secured credit facility is guaranteed by substantially all of our active domestic subsidiaries and secured by substantially all of our material present and future assets as well as all material present and future assets of our domestic subsidiaries (with certain exceptions for pipeline, retail and marine services assets) and is additionally secured by a pledge of all of the stock of all current active and future domestic subsidiaries and 66% of the stock of our current and future foreign subsidiaries.

     Our amended and restated senior secured credit facility, is provided by a syndicate of lenders led by Lehman Brothers Inc. as Arranger, Lehman Commercial Paper Inc., as Syndication Agent, and Bank One, NA, as Administrative Agent.

     Borrowing rates under our amended and restated senior secured credit facility are based on a pricing grid. Borrowings bear interest at either a base rate (4.75% at June 30, 2002) or a eurodollar rate (ranging from 1.84% to 1.86% at June 30, 2002), plus an applicable margin. The applicable margin at June 30, 2002 for the tranche A term loan and the revolving credit facility was 2.0% in the case of the base rate and 3.0% in the case of the eurodollar rate. The applicable margin for the tranche B term loan was 2.5% in the case of the base rate and 3.5% in the case of the eurodollar rate. Additionally, the tranche B eurodollar rate is deemed to be no less than 3.0%. These margins are the highest margins applicable to the respective base and eurodollar rates and will vary in relation to ratios of our consolidated total debt to consolidated EBITDA, as defined in our amended and restated senior secured credit facility. In addition, at any time during which the senior secured credit facility is rated at least BBB- by Standard & Poor's Rating Services and Baa3 by Moody's Investors Service, Inc., each applicable margin, other than in one instance with respect to the tranche B term loan, will be reduced by at least 0.125%. We are also charged various fees and expenses in connection with the senior secured credit facility, including commitment fees in respect of the unused commitments of the revolving credit facility at a rate of 0.50% per annum and various letter of credit fees.

     Our amended and restated senior secured credit facility contains other and more restrictive covenants, including a provision that requires us to consummate one or more transactions resulting in our receipt of net proceeds of at least $125 million by December 31, 2002 from the proceeds of the sale of assets or the sale of common stock, preferred stock mandatorily convertible into common stock within three years of the date of its issuance, or other equity acceptable to the majority of agent banks. Fifty percent of the net proceeds are required to be applied to prepay the term loans, and the remaining fifty percent of the net proceeds shall be applied to prepay any outstanding revolving credit facility loans. If any of such net proceeds remain after prepaying the outstanding revolving credit facility loans, such remaining amount shall be deposited in an account that shall be pledged to the banks to be used for our general corporate purposes, including but not limited to working capital and capital expenditures. Our amended and restated senior secured credit facility also limits our capital expenditures to no more than $275 million in 2002 and $302.5 million in 2003 and thereafter until the ratio of our debt to capitalization falls below 0.58 to 1.00.

     The amended and restated senior secured credit facility also contains negative covenants limiting our ability to, among other things, incur debt, create liens, guarantee obligations, pay dividends, make distributions or stock repurchases, make loans and advances, engage in sales and leasebacks, change our fiscal year, agree to negative pledge clauses, make investments, engage in transactions with affiliates, sell assets and engage in mergers and acquisitions. Except on terms satisfactory to our lenders, we also will be restricted from refinancing, defeasing, repurchasing or repaying our subordinated debt.

     The amended and restated senior secured credit facility requires us to maintain certain financial ratios, including consolidated senior debt to consolidated EBITDA (decreasing from a ratio of 2.75 to 1.00 to a ratio of 2.00 to 1.00), minimum consolidated EBITDA to consolidated fixed charges (increasing from a ratio of 1.60 to 1.00 to a ratio of 2.00 to 1.00), minimum consolidated EBITDA to consolidated interest expense (increasing from a ratio of 2.50 to 1.00 to a ratio of 4.00 to 1.00) and consolidated total debt to consolidated total capitalization (decreasing from a ratio of 0.69 to 1.00 to 0.55 to 1.00). The initial calculation of these ratios is made in relation to the four quarters ended September 30, 2002, except for the consolidated total debt to consolidated total capitalization ratio which is calculated quarterly, commencing with the quarter ended June 30, 2002. In addition, we are required to have consolidated EBITDA of at least $40 million for the quarter ending June 30, 2002. Failure to satisfy any of these financial covenants constitutes an event of default under the amended and restated senior secured credit facility. The amended and restated senior secured credit facility also includes other customary events of default, including, without limitation, a cross-default to our other material indebtedness and certain changes of control.

9% SENIOR SUBORDINATED NOTES DUE 2008 AND 9 5/8% SENIOR SUBORDINATED NOTES DUE 2008

     In July 1998, we issued $300 million of 9% notes due 2008. These notes are unconditionally guaranteed on a senior subordinated basis by substantially all of our active domestic subsidiaries. The notes mature on July 1, 2008 with interest payable semi-annually in arrears on January 1 and July 1 of each year.

     The 9% notes due 2008 may be redeemed at any time, in whole or in part, on or after July 1, 2003 at a redemption price equal to 104.5% of the principal amount of the notes in the first year, and declining yearly to a redemption price equal to the principal amount at July 1, 2006, in each case plus accrued and unpaid interest to the redemption date.

     In November 2001, we issued $215 million of 9 5/8% notes due 2008. These notes are unconditionally guaranteed on a senior subordinated basis by substantially all of our active domestic subsidiaries. The notes mature on November 1, 2008 with interest payable semi-annually in arrears on May 1 and November 1 of each year.

     The 9 5/8% notes due 2008 may be redeemed at any time, in whole or in part, on or after November 1, 2005 at a redemption price equal to 104.813% of the principal amount of the notes in the first year, and declining yearly to a redemption price equal to the principal amount at November 1, 2007, in each case plus accrued and unpaid interest to the redemption date.

     Upon the occurrence of a change of control, each holder of the notes will have the right to require us to repurchase all or part of that holder's notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the repurchase date.

     The indentures governing the 9% notes due 2008 and the 9 5/8% notes due 2008 contain covenants that, among other things, limit our ability to:

     - pay dividends and other distributions with respect to our capital stock and purchase, redeem or retire our capital stock;

     - incur additional indebtedness and issue preferred stock;

     - enter into asset sales;

     - enter into transactions with affiliates;

     - incur liens on assets to secure certain debt;

     - engage in certain business activities; and

     - engage in certain mergers or consolidations and transfers of assets.

                       DESCRIPTION OF THE EXCHANGE NOTES

     Tesoro Escrow Corp., our direct, wholly-owned subsidiary, which merged with and into us on May 17, 2002 issued the outstanding 9 5/8% notes due 2012 under an Indenture dated as of April 19, 2002 (as supplemented, the "Indenture"), among Tesoro Escrow Corp. and U.S. Bank Trust National Association, as trustee (the "Trustee"). We will issue the exchange notes under the Indenture, as supplemented by the Supplemental Indenture, dated as of May 17, 2002, pursuant to which we expressly assumed all the obligations of Escrow Corp. under the Indenture and the notes. The terms of the notes include those provisions contained in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. In this section, we refer to the 9 5/8% Senior Subordinated Notes due 2012 as our "outstanding 9 5/8% notes due 2012", we refer to the 9 5/8% Senior Subordinated Notes due 2012, Series B offered in the exchange offer as the "exchange notes" and we refer to the outstanding 9 5/8% notes due 2012 and the exchange notes, collectively, as the "notes".

     The following discussion summarizes certain provisions of the Indenture and does not purport to be complete, and is qualified in its entirety by reference to all of the provisions of the notes and the Indenture, including the definition of certain terms, and to the Trust Indenture Act of 1939. A copy of the proposed form of Indenture is available to prospective purchasers of the notes upon request. We urge you to read the Indenture for additional information before you invest in the notes. Wherever particular sections or defined terms of the Indenture are referred to herein, the sections or defined terms are incorporated by reference herein. For purposes of this section, references to "Tesoro", "we", "our", or "us" mean Tesoro Petroleum Corporation and do not include any of its other subsidiaries. You can find the definitions of certain terms used in this section under "-- Certain Definitions".

GENERAL

     The notes will mature on April 1, 2012. The notes will bear interest at the rate set forth on the cover page of this prospectus from April 9, 2002 (the "Issue Date"), or from the most recent interest payment date to which interest has been paid, payable semiannually on April 1 and October 1 of each year, beginning on October 1, 2002. We will pay interest to the persons in whose names the notes are registered at the close of business on March 15 and September 15 of each year. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     We issued the outstanding 9 5/8% notes due 2012 with an initial maximum aggregate principal amount of $450 million. We may issue additional notes from time to time after the date hereof. Any offering of additional notes is subject to the covenant described below under the caption "-- Certain
Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock". The notes and any additional notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

     Principal of, premium, if any, interest and liquidated damages, if any, on the notes will be payable, and the notes will be exchangeable and transferable, at the office or agency of Tesoro in The City of New York maintained for such purposes, which initially will be the office of the Trustee in The City of New York. In addition, interest may be paid, at our option, by check mailed to the registered holders at their respective addresses as shown on the Security Register. The notes will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer, exchange or redemption of notes, except in specified circumstances for any tax or other governmental charge that may be imposed in connection with those transfers, exchanges or redemptions.

     The interest rate on the notes is subject to increase in certain circumstances if we do not file a registration statement relating to the Registered Exchange Offer or, in lieu thereof, a resale shelf registration statement for the notes, if such registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied, all as further described under "-- Registration Rights; Liquidated Damages".

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

SUBORDINATION

     The payment of principal of, and premium, if any, interest and liquidated damages, if any, on, the notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full, in cash, of all Senior Debt of Tesoro, whether outstanding on the Issue Date or thereafter incurred, assumed or guaranteed.

     Upon any distribution to creditors of Tesoro in a liquidation or dissolution of Tesoro or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Tesoro or its property, in an assignment for the benefit of creditors or any marshaling of Tesoro's assets and liabilities, the holders of Senior Debt of Tesoro will be entitled to receive payment in full, in cash, of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt (whether or not an allowable claim)) before the holders of notes will be entitled to receive any payment with respect to the notes, and until all Obligations with respect to such Senior Debt are paid in full, in cash, pursuant to such liquidation or dissolution, any such distribution to which the holders of notes would be entitled shall be made to the holders of such Senior Debt (except that holders of notes may receive and retain (1) Permitted Junior Securities and (2) payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance" or
"-- Satisfaction and Discharge"; provided that at the time of its creation such trust does not violate the Senior Credit Facility).

     Tesoro also may not make any payment upon or in respect of the notes (except (1) in Permitted Junior Securities or (2) from the trust described under "-- Legal Defeasance and Covenant Defeasance" or "-- Satisfaction and Discharge"; provided that at the time of its creation such trust does not violate the Senior Credit Facility) if (1) a default in the payment, when due, of the principal of, or premium, if any, or interest on, Designated Senior Debt occurs and is continuing beyond any applicable period of grace (a "Payment Default"); or (2) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity without further notice or the expiration of any applicable grace periods (a "Nonpayment Default") and the Trustee receives (and Tesoro receives, if not sent by Tesoro) a notice of such default (a "Payment Blockage Notice") from the Representative of the holders of any Designated Senior Debt specifying an election to effect a payment blockage for the period specified in the next paragraph.

     Payments on the notes may and shall be resumed (a) in the case of a Payment Default, upon the date on which such default is cured or waived or any acceleration is rescinded, as applicable; and (b) in case of a Nonpayment Default, the earlier of the date on which such Nonpayment Default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated and not thereafter rescinded, provided, in each case, Tesoro may pay the notes without regard to the foregoing if it and the Trustee receive written notice approving same from Representatives of each Designated Senior Debt. No new period of payment blockage may be commenced unless and until (1) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice; and (2) all scheduled payments of principal of, and, premium, if any, interest and liquidated damages, if any, on, the notes that have come due have been paid in full in cash. No Nonpayment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

     The Indenture will further require that Tesoro promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of notes may recover less ratably than creditors of Tesoro who are holders of its Senior Debt or holders of debt of Tesoro which is pari passu with the notes but not expressly subordinated to such Senior Debt. Tesoro and the Guarantors had approximately $1.1 billion of Senior Debt outstanding at March 31, 2002, pro forma for the Transactions (exclusive of an additional $221.3 million available under our revolving credit facility). The Indenture will limit, subject to certain financial tests and specified exceptions, the amount of

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

additional Indebtedness, including Senior Debt, that Tesoro and its Restricted Subsidiaries can incur. See "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock".

SUBSIDIARY GUARANTEES

     Tesoro's payment obligations under the notes are jointly and severally guaranteed on a senior subordinated basis by the Guarantors. Each Subsidiary of Tesoro that guarantees any Indebtedness of Tesoro shall be required to execute Subsidiary Guarantees and become a Guarantor under the Indenture. The Subsidiary Guarantee of each Guarantor will be subordinated to the prior payment in full of all Senior Debt of such Guarantor, and the amounts for which the Guarantors will be liable under its guarantees issued from time to time with respect to Senior Debt of Tesoro, in each case to the same extent as the Obligations of Tesoro with respect to the notes are subordinated to Senior Debt of Tesoro. An aggregate amount of $6.4 million of Senior Debt of all Guarantors (excluding guarantees of Senior Debt of Tesoro) was outstanding as of March 31, 2002. The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount the Guarantors are permitted to guarantee under applicable law without creating a "fraudulent conveyance".

     The Indenture will provide that, subject to the provisions of the following paragraph, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person whether or not affiliated with such Guarantor unless:

          (1) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the notes and the Indenture;

          (2) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (3) Tesoro would be permitted by virtue of Tesoro's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock"; provided, however, that this clause (3) shall be permanently terminated when we and our Restricted Subsidiaries are no longer subject to the Terminated Covenants. See "-- Certain
     Covenants -- Covenant Termination".

Notwithstanding the foregoing paragraph: (1) any Guarantor may consolidate with, merge into or transfer all or a part of its properties and assets to Tesoro or any other Guarantor; (2) any Guarantor may consolidate with, merge into or transfer all or a part of its properties and assets to a Restricted Subsidiary of Tesoro that has no significant assets or liabilities and was incorporated, organized or formed solely for the purpose of reincorporating or otherwise reorganizing such Guarantor in another State of the United States; provided that such successor, resultant or transferee Person continues to be a Guarantor; and
(3) the Indenture will provide that in certain circumstances involving the disposition (including by way of merger, consolidation or otherwise) of all or substantially all assets or all Capital Stock of any Guarantor, and subject to related conditions, such transaction may be so consummated and such Guarantor will be released from its Subsidiary Guarantee and any resultant, surviving or transferee Person shall not be required to assume such obligations upon the conditions described under the caption "-- Certain Covenants -- Additional Subsidiary Guarantees".

     Upon receipt by the Escrow Agent of notice from Tesoro Petroleum Corporation that the closing of the acquisition of the Golden Eagle Assets occurred, the Escrow Agent released all escrowed funds to Tesoro Petroleum Corporation upon presentation of an officers' certificate certifying that (1) simultaneously with such release, Escrow Corp. has merged with and into Tesoro Petroleum Corporation, Tesoro Petroleum Corporation has assumed the notes, the Guarantors have jointly and severally guaranteed the obligations thereunder and Tesoro Petroleum Corporation has fully completed the acquisition of the Golden Eagle Assets in conformity in all material respects upon the terms and with satisfaction of all material conditions of the related purchase and sale agreement (after giving effect to any amendment, waiver or modification of any term

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

or condition that does not have a material adverse effect on holders of the notes) and (2) the terms of the transactions to be entered into and the operations and assets and liabilities acquired and assumed in the acquisition of the Golden Eagle Assets conform in all material respects to the descriptions thereof contained in this prospectus, subject only to any changes provided for or completed herein.

OPTIONAL REDEMPTION

     The notes will not be redeemable at Tesoro's option prior to April 1, 2007. Thereafter, the notes will be subject to redemption at any time or from time to time at the option of Tesoro, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and liquidated damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

YEAR                                                        PERCENTAGE
----                                                        ----------
2007.....................................................    104.813%
2008.....................................................    103.208%
2009.....................................................    101.604%
2010 and thereafter......................................    100.000%

     Notwithstanding the foregoing, at any time or from time to time after the Escrow Corp. Merger and on or before April 1, 2005, Tesoro may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the Indenture at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest, if any, and liquidated damages, if any, thereon, to the redemption date, with the net cash proceeds of any one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of notes issued under the Indenture remains outstanding immediately after each occurrence of such redemption; and provided, further, that each such redemption shall occur within 90 days of the date of the closing of such Equity Offering.

SELECTION AND NOTICE

     If less than all of the notes are to be redeemed at any time, selection of notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed, or, if the notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no notes of $1,000 or less shall be redeemed in part. Notices of redemption, shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and liquidated damages, if any, cease to accrue on notes or portions of them called for redemption.

REPURCHASE AT THE OPTION OF HOLDERS

     Change of Control. Upon the occurrence of a Change of Control, each holder of notes will have the right to require Tesoro to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, thereon, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, Tesoro will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and

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

described in such notice. Tesoro will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control.

     On the Change of Control Payment Date, Tesoro will, to the extent lawful,
(1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions thereof being purchased by Tesoro. The Paying Agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, Tesoro will either repay all of its outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing such outstanding Senior Debt to permit the repurchase of notes required by this covenant. Tesoro will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable, except as set forth under the captions "-- Legal Defeasance and Covenant Defeasance" and "-- Satisfaction and Discharge". Except as described above with respect to a Change of Control, the Indenture will not contain provisions that permit the holders of the notes to require that Tesoro repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction. The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Tesoro. There is little case law interpreting the phrase "all or substantially all" in the context of an indenture. Because there is no precise established definition of this phrase, the ability of a holder of notes to require Tesoro to repurchase such notes as a result of a sale, lease, exchange or other transfer of Tesoro's assets to a Person or a Group based on the Change of Control provisions may be uncertain.

     The Senior Credit Facility limits the ability of Tesoro to purchase any notes and provides that certain change of control events with respect to Tesoro would constitute a default thereunder. Any future Credit Facilities or other agreements relating to Senior Debt to which Tesoro becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when Tesoro is prohibited by a Credit Facility from purchasing notes, Tesoro could seek the consent of its applicable lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Tesoro does not obtain such a consent or repay such borrowings, Tesoro will remain so prohibited from purchasing notes. In such case, Tesoro's failure to purchase tendered notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Senior Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of notes.

     Tesoro will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Tesoro and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

     Asset Sales. The Indenture will provide that Tesoro will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless
(1) Tesoro or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value (which, in the case of an Asset Sale for consideration exceeding $30 million, shall be determined in good faith by Tesoro's Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of and (2) at least 75% of the consideration therefor received by Tesoro or the Restricted Subsidiary is in the form of, or any combination of, (A) cash or Cash Equivalents, (B) the assumption of any liabilities (as shown on Tesoro's or the Restricted Subsidiary's most recent balance sheet) of Tesoro or any Restricted Subsidiary of Tesoro

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

(other than liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) by the transferee of any such assets pursuant to a customary novation agreement that releases Tesoro or the Restricted Subsidiary from further liability, (C) any securities, notes or other obligations received by Tesoro or any such Restricted Subsidiary from such transferee that are converted by Tesoro or the Restricted Subsidiary into cash or Cash Equivalents within 60 days following their receipt (to the extent of cash or Cash Equivalents received) and (D) assets or rights used or useful in a Permitted Business; provided, that any Asset Sale pursuant to a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Lien incurred not in violation of the covenant described under the caption "Certain Covenants -- Liens" or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure shall not be required to satisfy the conditions set forth in clauses (1) and (2) of this paragraph.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Tesoro or the Restricted Subsidiary, as the case may be, may apply such Net Proceeds, at its option,

          (a) to repay, repurchase or redeem Senior Debt,

          (b) to acquire a controlling interest in another business or all or substantially all of the assets of a business, in each case engaged in a Permitted Business,

          (c) to make capital expenditures, or

          (d) to acquire other non-current assets to be used in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (m) of the definition of "Permitted Investments"

provided, that Tesoro or the Restricted Subsidiary will have complied with clause (b) or (c) if, within 365 days of such Asset Sale, Tesoro or the Restricted Subsidiary shall have commenced and not completed or abandoned an expenditure or Investment, or a binding agreement with respect to an expenditure or Investment, in compliance with clause (b) or (c), and that expenditure or Investment is substantially completed within a date one year and six months after the date of the Asset Sale. Pending the final application of any such Net Proceeds, Tesoro may temporarily reduce Indebtedness under any Credit Facility or otherwise expend or invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $15 million, Tesoro shall be required to make an offer to all holders of notes and holders of each other Indebtedness that ranks by its terms pari passu in right of payment with the notes and the terms of which contain substantially similar requirements with respect to the application of net proceeds from asset sales as are contained in the Indenture (an "Asset Sale Offer") to purchase on a pro rata basis (with the Excess Proceeds prorated between the holders and such holders of pari passu Indebtedness based upon outstanding aggregate principal amounts) the maximum principal amount of the notes, that is an integral multiple of $1,000, that may be purchased out of the prorated Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of notes and other Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Tesoro and its Restricted Subsidiaries may use any remaining Excess Proceeds for general corporate purposes and any other purpose not prohibited by the Indenture. If the aggregate principal amount of notes surrendered by holders thereof exceeds the amount of the prorated Excess Proceeds, the Trustee shall select the notes to be purchased on a pro rata basis. Upon completion of the offer to purchase, the amount of Excess Proceeds shall be reset at zero.

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

CERTAIN COVENANTS

     Restricted Payments. Tesoro will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of Tesoro's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Tesoro or any of its Restricted Subsidiaries) or to the direct or indirect holders of Tesoro's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such, in each case other than dividends or distributions declared or paid in Equity Interests (other than Disqualified Stock) of Tesoro or declared or paid to Tesoro or any of its Restricted Subsidiaries;

          (2) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving Tesoro) any Equity Interests of Tesoro (other than any such Equity Interests owned by a Restricted Subsidiary of Tesoro);

          (3) make any payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes, except a payment of interest or principal at its Stated Maturity; or

          (4) make any Investment other than a Permitted Investment

     (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing; and

          (b) Tesoro would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Tesoro or any of its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (8) or (10) of the next succeeding paragraph), is less than the sum of

             (1) 50% of the Consolidated Net Income of Tesoro for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately following the Issue Date to the end of Tesoro's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a loss, less 100% of such loss), plus

             (2) 100% of the aggregate net cash proceeds, or the Fair Market Value of assets or property other than cash, received by Tesoro from the issue or sale, in either case, since the Issue Date of (A) Equity Interests of Tesoro (other than Disqualified Stock), or (B) Disqualified Stock or debt securities of Tesoro that have been converted into, or exchanged for, such Equity Interests, together with the aggregate cash received at the time of such conversion or exchange, or received by Tesoro from any such conversion or exchange of such debt securities sold or issued prior to the Issue Date other than Equity Interests (or Disqualified Stock or convertible or exchangeable debt securities) sold to a Restricted Subsidiary of Tesoro and other than Disqualified Stock or debt securities that have been converted or exchanged into Disqualified Stock, plus

             (3) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary pursuant to the terms of the Indenture or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to or is liquidated into, Tesoro or a Restricted Subsidiary and provided that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the lesser of (A) the book value (determined in accordance with GAAP) at the date of such redesignation, combination or transfer of the aggregate Investments made by Tesoro and its Restricted Subsidiaries in such Unrestricted Subsidiary (or of the assets transferred or conveyed, as applicable) and
        (B) the fair market value of such Investment in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case as determined in good faith by the Board of Directors of Tesoro, whose determination shall be conclusive and evidenced by a resolution of such Board and, in each case, after deducting any Indebtedness of the Unrestricted Subsidiary so designated or combined or with the assets so transferred or conveyed, plus

             (4) to the extent not already included in Consolidated Net Income for such period, (A) if any Restricted Investment that was made by Tesoro or any Restricted Subsidiary after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment resulting from such sale or disposition (less the cost of disposition, if any) and (B) with respect to any Restricted Investment that was made by Tesoro or any Restricted Subsidiary after the Issue Date, the net reduction in such Restricted Investment resulting from payments of interest, dividends, principal repayments and other transfers and distributions of cash, assets or property, in an amount not to exceed the aggregate amount of such Restricted Investment.

     The foregoing provisions shall not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition, prior to its Stated Maturity, of any (y) Indebtedness (or portion thereof) which is subordinated to the notes, or the making of any principal payment thereon, or (z) Equity Interests of Tesoro or any Restricted Subsidiary, in each case in exchange for, or out of the net cash proceeds of the substantially concurrent sale or issuance (a sale or issuance will be deemed substantially concurrent if such redemption, repurchase, retirement or acquisition occurs not more than 30 days after such sale or issuance) (other than to a Restricted Subsidiary of Tesoro) of, Equity Interests of Tesoro (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition, or payments, shall be excluded from clause (c)(2) of the preceding paragraph;

          (3) the making of any principal payment on, or the defeasance, redemption, repurchase or other acquisition of, prior to its Stated Maturity, Indebtedness which is subordinated to the notes with the net cash proceeds from an incurrence of, or in exchange for the issuance of, Permitted Refinancing Indebtedness;

          (4) the payment of any dividend or distribution by a Restricted Subsidiary of Tesoro to the holders of its Equity Interests (other than Disqualified Stock) on a pro rata basis;

          (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Tesoro or any Restricted Subsidiary of Tesoro held by any current or former officer, employee or director of Tesoro (or any of its Subsidiaries) pursuant to the terms of agreements (including employment agreements) and plans approved by Tesoro's Board of Directors, including any management equity plan or stock option plan or any other management or employee benefit plan, agreement or trust, provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests pursuant to this clause (5) shall not exceed the sum of (y) $4 million in any twelve-month period and (z) the aggregate net proceeds received by Tesoro during such 12-month period from issuance of such Equity Interests pursuant to such agreements or plans;

          (6) repurchases of Equity Interests deemed to occur upon the cashless exercise of stock options;

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          (7) the purchase, redemption, defeasance or retirement, in each case prior to its Stated Maturity, of any Indebtedness that is subordinated to the notes in right of payment by payments out of Excess Proceeds remaining after completion of an Asset Sale Offer, provided that (x) any payments made or value given for such purchase, redemption, defeasance or retirement shall be made out of, or shall not be in excess of, any Excess Proceeds remaining after completion of an Asset Sale Offer (but for the provision of the last sentence under the caption "-- Repurchase at the Option of Holders -- Asset Sales") and (y) Tesoro would, at the time of such payment and after giving pro forma effect thereto as if such payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock";

          (8) reasonable and customary directors' fees to the members of Tesoro's Board of Directors, provided that such fees are consistent with past practice or current requirements;

          (9) the purchase by Tesoro of fractional shares arising out of stock dividends, splits or combinations or business combinations; and

          (10) other Restricted Payments in an aggregate principal amount since the Issue Date not to exceed $50 million;

provided, further, that, with respect to clauses (2), (3), (5), (6), (7), (8) and (10) above, no Default or Event of Default shall have occurred and be continuing.

     In determining whether any Restricted Payment is permitted by the foregoing covenant, Tesoro may allocate or reallocate all or any portion of such Restricted Payment among the clauses (1) through (10) of the preceding paragraph or among such clauses and the first paragraph of this covenant including clauses
(a), (b) and (c), provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of the foregoing covenant.

     The amount of all Restricted Payments (other than cash) shall be the Fair Market Value (as determined by the Board of Directors of Tesoro and as evidenced by a resolution of the Board of Directors of Tesoro set forth in an Officers' Certificate delivered to the Trustee) on the date of the transfer, incurrence or issuance of such non-cash Restricted Payment. Not later than (1) the end of any calendar quarter in which any Restricted Payment is made or (2) the making of a Restricted Payment which, when added to the sum of all previous Restricted Payments made in a calendar quarter, would cause the aggregate of all Restricted Payments made in such quarter to exceed $20 million, Tesoro shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payments were permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon Tesoro's latest available financial statements.

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

          (1) immediately after giving effect to such designation, Tesoro could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test under the first paragraph of the covenant described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock";

          (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing; and

          (3) Tesoro certifies that such designation complies with this covenant. Any such designation by the Board of Directors shall be evidenced by Tesoro promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     The Board of Directors may designate any Subsidiary of Tesoro to be an Unrestricted Subsidiary under the circumstances and pursuant to the requirements described in the definition of "Unrestricted Subsidiary",

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which requirements include that such designation will be made in compliance with this covenant. For purposes of making the determination as to whether such designation would be made in compliance with this covenant, all outstanding Investments by Tesoro and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (1) the net book value (determined in accordance with GAAP) of such Investments at the time of such designation, (2) the Fair Market Value of such Investments at the time of such designation and (3) the original Fair Market Value of such Investments at the time they were made.

     Incurrence of Indebtedness and Issuance of Preferred Stock. The Indenture will provide that Tesoro will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), other than Permitted Debt, and Tesoro shall not issue, and shall not permit any of its Restricted Subsidiaries to issue, any Disqualified Stock; provided, however, that Tesoro or any Guarantor may incur Indebtedness (including Acquired Debt) or Tesoro or any Guarantor may issue shares of Disqualified Stock if Tesoro's Fixed Charge Coverage Ratio for Tesoro's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such additional Indebtedness had been incurred, or such Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by Tesoro or any Guarantor of additional Indebtedness and letter of credit reimbursement obligations under one or more Credit Facilities (with letter of credit reimbursement obligations being deemed to have a principal amount equal to the maximum potential liability of Tesoro or its Restricted Subsidiaries for reimbursement obligations thereunder) in an aggregate principal amount not to exceed $1.225 billion at any one time outstanding under this clause (1);

          (2) the incurrence by Tesoro and the Guarantors of Indebtedness represented by the outstanding 9 5/8% notes due 2012, the exchange notes and the Subsidiary Guarantees;

          (3) the incurrence by Tesoro or any of its Restricted Subsidiaries of Existing Indebtedness;

          (4) the incurrence by Tesoro or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness other than Indebtedness incurred pursuant to clause (1) above;

          (5) the incurrence by Tesoro or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Tesoro and any of its Restricted Subsidiaries; provided, however, that (A) if Tesoro or any Guarantor is the obligor and a Restricted Subsidiary of Tesoro that is not a Guarantor is the obligee on such Indebtedness, such Indebtedness will be subordinated to the payment in full of all Obligations with respect to the notes and (B)
     (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Tesoro or a Restricted Subsidiary of Tesoro and (2) any sale or other transfer of any such Indebtedness to a Person that is not either Tesoro or a Restricted Subsidiary of Tesoro shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Tesoro or such Restricted Subsidiary, as the case may be;

          (6) the incurrence by Tesoro or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction, improvement or development of property, plant or equipment used in the Permitted Business (including, without limitation, oil and gas properties) of Tesoro or a Restricted Subsidiary of Tesoro or incurred to extend, refinance, renew, replace, defease or refund any such purchase price or cost of construction, improvement

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     or development, in each case in an aggregate principal amount not to exceed
     $75 million at any time outstanding;

          (7) the incurrence by Tesoro or any of its Restricted Subsidiaries of Indebtedness incurred in the ordinary course of business under (A) documentary letters of credit, or surety bonds or insurance contracts, which are to be repaid in full not more than one year after the date on which such Indebtedness is originally incurred to finance the purchase of goods by Tesoro or a Restricted Subsidiary of Tesoro, (B) standby letters of credit, surety bonds or insurance contracts issued for the purpose of supporting (1) workers' compensation or similar liabilities of Tesoro or any of its Restricted Subsidiaries, or (2) performance, payment, deposit or surety obligations of Tesoro or any of its Restricted Subsidiaries and (C) bid, advance payment and performance bonds and surety bonds, or similar insurance contracts, for Tesoro and its Restricted Subsidiaries, and refinancings thereof;

          (8) the incurrence by Tesoro or any of its Restricted Subsidiaries of Indebtedness consisting of Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

          (9) Indebtedness arising from agreements of Tesoro or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition or acquisition of any business, assets or a Restricted Subsidiary of Tesoro or any business or assets of its Restricted Subsidiaries, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Restricted Subsidiary of Tesoro or any of its Restricted Subsidiaries for the purposes of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of Tesoro or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum liability in respect of all such Indebtedness incurred in connection with a disposition shall at no time exceed the gross proceeds including noncash proceeds (the Fair Market Value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Tesoro and its Restricted Subsidiaries in connection with such disposition;

          (10) the guarantee by Tesoro or any of the Guarantors of Indebtedness of Tesoro or a Restricted Subsidiary of Tesoro that was permitted to be incurred by any other provision of this covenant; provided that the guarantee of any Indebtedness of a Restricted Subsidiary of Tesoro that ceases to be such a Restricted Subsidiary shall be deemed a Restricted Investment at the time such Restricted Subsidiary's status terminates in an amount equal to the maximum principal amount so guaranteed, for so long as, and to the extent that, such guarantee remains outstanding;

          (11) the issuance by a Restricted Subsidiary of Tesoro of preferred stock to Tesoro or to any of its Restricted Subsidiaries; provided, however, that any subsequent event or issuance or transfer of any Equity Interests that results in the owner of such preferred stock ceasing to be Tesoro or any of its Restricted Subsidiaries or any subsequent transfer of such preferred stock to a Person, other than Tesoro or one of its Restricted Subsidiaries, shall be deemed to be an issuance of preferred stock by such Subsidiary that was not permitted by this clause (11); and

          (12) the incurrence by Tesoro or any of its Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other provision of this covenant) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $75 million.

     To the extent Tesoro's Unrestricted Subsidiaries incur Non-Recourse Indebtedness and any such Indebtedness ceases to be Non-Recourse Indebtedness of such Unrestricted Subsidiary, then such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Tesoro that was subject to this covenant.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described above or is entitled to be incurred pursuant to the first paragraph of this covenant, Tesoro will, in its sole
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discretion, classify (or later reclassify) in whole or in part such item of
Indebtedness in any manner that complies with this covenant and such item of Indebtedness or a portion thereof may be classified (or later reclassified) in whole or in part as having been incurred under more than one of the applicable clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

     Liens. The Indenture will provide that Tesoro will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Indebtedness which is pari passu with the notes, unless the notes are equally and ratably secured with the obligations so secured until such time as such obligations are no longer secured by a Lien. If such obligations secured by a Lien are subordinated to the notes, then the notes must be equally and ratably secured with and have priority over the obligations so secured until such time as such obligations are no longer secured by a Lien.

     Dividend and Other Payment Restrictions Affecting Subsidiaries. The Indenture will provide that Tesoro will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of Tesoro or Tesoro to:

          (1) (x) pay dividends or make any other distributions to Tesoro or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or
     (y) pay any Indebtedness owed to Tesoro or any of its Restricted Subsidiaries;

          (2) make loans or advances to Tesoro or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to Tesoro or any of its Restricted Subsidiaries.

However the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (a) agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings (collectively, for the purposes of this covenant, "amendments") of any such agreements or any Existing Indebtedness to which such agreements relate, provided that such amendments are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in such agreement, as in effect on the Issue Date;

          (b) any Credit Facility in effect after the Issue Date to the extent its provisions are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in the Senior Credit Facility as in effect on the Issue Date;

          (c) the Indenture, the notes, the exchange notes and the Subsidiary Guarantees, or any other indenture governing debt securities issued by Tesoro or any Guarantor that are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in the Indenture and the notes;

          (d) any future Liens that may be permitted to be granted under, or incurred not in violation of, any other provisions of the Indenture;

          (e) applicable law;

          (f) any instrument governing Indebtedness or Capital Stock, or any other agreement relating to any property or assets, of a Person acquired by Tesoro or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except with respect to Indebtedness incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person or such Person's subsidiaries, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;
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          (g) restrictions of the nature described in clause (3) above by reason of customary non-assignment provisions in contracts, agreements, licenses and leases entered into in the ordinary course of business;

          (h) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired;

          (i) any restriction with respect to a Restricted Subsidiary of Tesoro imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

          (j) agreements relating to secured Indebtedness otherwise permitted to be incurred pursuant to the covenant described under the caption
     "-- Incurrence of Indebtedness and Issuance of Preferred Stock", and not in violation of the covenant described under caption "-- Liens", that limit the right of the debtor to dispose of assets securing such Indebtedness;

          (k) Permitted Refinancing Indebtedness in respect of Indebtedness referred to in clauses (a), (b), (c), (f), (h) and (j) of this paragraph, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in the agreements governing the Indebtedness being refinanced; and

          (l) provisions with respect to the disposition or distribution of assets in joint venture agreements and other similar agreements entered into in the ordinary course of business.

     Merger, Consolidation or Sale of Assets. The Indenture will provide that Tesoro will not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets in one or more related transactions, to another Person unless:

          (1) Tesoro is the resulting, transferee or surviving Person or the resultant, transferee or surviving Person (if other than Tesoro) shall be a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) the resulting transferee or surviving Person (if other than Tesoro) assumes all the obligations and covenants of Tesoro under the notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (3) immediately before and after such transaction no Default or Event of Default shall have occurred and be continuing; and

          (4) except in the case of a merger of Tesoro with or into a Restricted Subsidiary, Tesoro or the resultant, transferee or surviving Person (if other than Tesoro) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; provided, however, that this clause (4) shall be permanently terminated when we and our Restricted Subsidiaries are no longer subject to the Terminated Covenants. See "-- Covenant Termination".

     Upon any transaction or series of related transactions that are of the type described in, and are effected in accordance with, the foregoing paragraph, the surviving Person (if other than Tesoro) shall succeed to, and be substituted for, and may exercise every right and power of, Tesoro under the Indenture and the notes with the same effect as if such surviving Person had been named as Tesoro in the Indenture; and when a surviving Person duly assumes all of the obligations and covenants of Tesoro pursuant to the Indenture and the notes, except in the case of a lease of all or substantially all of the properties or assets in one or more related transactions (in which case, Tesoro will not be released from the obligation to pay the principal of and interest and liquidated damages, if any, on, the notes), the predecessor Person shall be relieved of all such obligations. Nothing contained in items (3) and (4) above will be applicable to the Escrow Corp. Merger.

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     Additional Subsidiary Guarantees.  The Indenture will provide that (1) if any Subsidiary of Tesoro guarantees any Indebtedness of Tesoro, then such Subsidiary shall (a) execute a supplemental indenture in form and substance satisfactory to the Trustee providing that such Subsidiary shall become a Guarantor under the Indenture and (b) deliver an opinion of counsel to the effect that such supplemental indenture has been duly authorized and executed by such Subsidiary and (2) upon (x) the release by the lenders of all guarantees of a Guarantor guaranteeing, and all Liens on the property and assets of such Guarantor securing, Indebtedness of Tesoro, or (y) a sale or other disposition, whether in one or a series of related transactions, of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition, whether in one or a series of related transactions, of all of the Capital Stock of any Guarantor in compliance with the Indenture to any entity that is not Tesoro or a Subsidiary, then such Guarantor and such acquiring, resulting, surviving or transferee Person will be released and relieved of any obligations under any Subsidiary Guarantee; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under such Indebtedness and all of its guarantees of, and under all of its pledges of assets or other security interests which secure, Indebtedness of Tesoro shall also terminate upon such release, sale or transfer and, in the event of any sale or other disposition, delivery of an officer's certificate to the Trustee that the Net Proceeds of such sale or other disposition will be applied in accordance with the applicable provisions of the Indenture. See "-- Repurchase at the Option of Holders -- Asset Sales".

     Transactions with Affiliates. The Indenture will provide that Tesoro will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of any such Person (each of the foregoing, an "Affiliate Transaction"), unless

          (1) such Affiliate Transaction is on terms that are no less favorable to Tesoro or the relevant Restricted Subsidiary than those that could have been obtained in a transaction by Tesoro or such Restricted Subsidiary with an unrelated Person; and

          (2) Tesoro delivers to the Trustee:

             (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of at least $5 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above;

             (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20 million, a resolution of its Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors; and

             (c) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30 million and for which there are no disinterested members of its Board of Directors, an opinion as to the fairness to Tesoro of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor;

provided that none of the following shall be deemed to be Affiliate Transactions and therefore shall not be subject to the provisions of the preceding paragraph:

          (1) Affiliate Transactions involving the purchase or sale of crude oil, natural gas and other hydrocarbons, and refined products therefrom, in the ordinary course of any Permitted Business, so long as such transactions are priced in line with industry accepted benchmark prices and the pricing of such transactions are equivalent to the pricing of comparable transactions with unrelated third parties;

          (2) any employment, equity award, equity option or equity appreciation agreement or plan, agreement or other similar compensation plan or arrangement entered into by Tesoro or any of its Restricted Subsidiaries in the ordinary course of its business;

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          (3) transactions between or among (A) Tesoro and its Restricted
     Subsidiaries and (B) the Restricted Subsidiaries;

          (4) the performance of any agreement in effect on the Issue Date;

          (5) loans or advances to officers, directors and employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures and other purposes, in each case in the ordinary course of business;

          (6) maintenance in the ordinary course of business of customary benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans and retirement or savings plans and similar plans;

          (7) fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Tesoro or any of its Restricted Subsidiaries in their capacity as such, to the extent such fees and compensation are reasonable and customary;

          (8) sales of Equity Interests of Tesoro (other than Disqualified Stock) to Affiliates of Tesoro or any of its Restricted Subsidiaries;

          (9) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments"; and

          (10) the completed merger between Tesoro Escrow Corp. and us.

     No Senior Subordinated Debt. The Indenture will provide that, notwithstanding any other provision thereof, (1) Tesoro will not incur, create, issue, assume, guarantee or otherwise become liable directly or indirectly for any Indebtedness (including Acquired Debt) that is expressly subordinate or junior in right of payment to any Senior Debt of Tesoro and senior in any respect in right of payment to the notes, and (2) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness (including Acquired Debt) that is expressly subordinate or junior in right of payment to any Senior Debt of a Guarantor and senior in any respect in right of payment to the Subsidiary Guarantees, it being understood that Indebtedness will not be considered senior to other Indebtedness solely by reason of being secured.

     Business Activities. The Indenture will provide that Tesoro will not, and Tesoro will not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business, except to such extent as would not be material to Tesoro and its Restricted Subsidiaries taken as a whole.

     Special Restrictions on Tesoro Escrow Corp. The Indenture will further provide that Escrow Corp., prior to the Escrow Corp. Merger, will not engage in any trade or business other than the original issuance of the notes under the Indenture and any such activities as are specifically required pursuant to the Indenture, the notes and the pledge and escrow agreement and any activities directly related thereto and will not make any Investments (other than in short-term cash equivalents of the nature permitted to be incurred pursuant to the Senior Credit Facility) in any other Person. Escrow Corp. may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of any of its assets, to any Person, other than in connection with the Escrow Corp. Merger. After the consummation of the Escrow. Corp. Merger and upon execution and delivery by Tesoro Petroleum Corporation of an indenture supplemental to the Indenture pursuant to which Tesoro Petroleum Corporation will expressly assume all of the obligations of Escrow Corp. under the Indenture and the notes, Tesoro Petroleum Corporation will succeed to, and be substituted for, and will exercise every right and power of Escrow Corp., as issuer, under the Indenture.

     Payments for Consent. The Indenture will provide that Tesoro will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid or agreed to be paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

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     Reports.  The Indenture will provide that whether or not Tesoro is required by the rules and regulations of the Commission, so long as any notes are outstanding, Tesoro will furnish to each of the holders of notes (1) all quarterly and annual financial information with respect to Tesoro and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Tesoro were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Tesoro's independent public accountants and (2) all current reports that would be required to be filed with the Commission on Form 8-K if Tesoro were required to file such reports. All such information and reports shall be mailed or otherwise delivered to the holders of notes within 15 days after the dates on which such filings would have been required to be made had Tesoro been subject to the rules and regulations of the Commission.

     Covenant Termination.  The Indenture will provide that in the event that
(a) the rating assigned to the notes by each of S&P and Moody's is an Investment Grade Rating and (b) no Default has occurred and is continuing under the Indenture, Tesoro and its Restricted Subsidiaries will no longer be subject to the provisions of the Indenture described above under the following captions:

     - "-- Repurchase at the Option of Holders -- Asset Sales";

     - "-- Restricted Payments";

     - "-- Incurrence of Indebtedness and Issuance of Preferred Stock";

     - "-- Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries";

     - "-- Transactions with Affiliates"; and

     - "-- Business Activities"

(collectively, the "Terminated Covenants"); provided, however, that Tesoro will remain subject to the provisions of the Indenture described above under the following captions:

     - "-- Subsidiary Guarantees" (other than the financial tests set forth in clause (3) of such provision);

     - "-- Repurchase at the Option of Holders -- Change of Control";

     - "-- Liens";

     - "-- Merger, Consolidation or Sale of Assets" (other than the financial tests set forth in clause (4) of such provision);

     - "-- Additional Subsidiary Guarantees";

     - "-- No Senior Subordinated Debt";

     - "-- Payment for Consent"; and

     - "-- Reports".

EVENTS OF DEFAULT AND REMEDIES

     The Indenture will provide that each of the following constitutes an Event of Default:

          (1) default for 30 days in the payment when due of interest on, or liquidated damages with respect to, the notes;

          (2) default in payment when due of the principal of, or premium, if any, on the notes;

          (3) failure by Tesoro or any of its Restricted Subsidiaries to comply with the provisions described under the captions "-- Certain
     Covenants -- Merger, Consolidation or Sale of Assets", "-- Repurchase at the Option of Holders -- Change of Control" and "-- Special Mandatory Redemption";

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          (4) failure by Tesoro or any of its Restricted Subsidiaries for 60
     days after written notice of such failure from the Trustee or the holders of at least 25% in aggregate principal amount of outstanding notes to comply with any of its other agreements in the Indenture or the notes;

          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Tesoro or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Tesoro or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

             (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default"); or

             (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $20 million or more, and such default shall not have been cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within ten business days after the running of such grace period or the occurrence of such acceleration;

          (6) failure by Tesoro or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20 million (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

          (7) certain events of bankruptcy or insolvency with respect to Tesoro, or any group of Subsidiaries that when taken together, would constitute a Significant Subsidiary or any Significant Subsidiary upon the occurrence of such events; and

          (8) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee (other than by reason of the termination of the Indenture or the release of any such Subsidiary Guarantee in accordance with the Indenture).

     If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Tesoro, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable without further action or notice. Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or liquidated damages) if it determines that withholding notice is in their interest.

     The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the holders of all of the notes (1) waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest and liquidated damages, if any, on, or the principal of, the notes and (2) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or liquidated damages that has become due solely because of the acceleration) have been cured or waived.

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     Tesoro is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and Tesoro is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, MANAGERS, INCORPORATORS, MEMBERS, PARTNERS AND STOCKHOLDERS

     No director, officer, employee, manager, incorporator, member, partner or stockholder or other owner of Capital Stock of Tesoro or any of its Subsidiaries, as such, shall have any liability for any obligations of Tesoro or any Guarantor under the notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Tesoro may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Guarantees ("Legal Defeasance") except for:

          (1) the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest and liquidated damages, if any, on such notes when such payments are due (but not the Change of Control Payment or the payment pursuant to an Asset Sale Offer) from the trust referred to below;

          (2) Tesoro's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the Trustee, and Tesoro's obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the Indenture.

     In addition, Tesoro may, at its option and at any time, elect to have the obligations of Tesoro and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) Tesoro must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, if any, and interest and liquidated damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Tesoro must specify whether the notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, Tesoro shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) Tesoro has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal
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     Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, Tesoro shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness or the grant of Liens securing such Indebtedness, all or a portion of the proceeds of which will be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which Tesoro or any of its Restricted Subsidiaries is a party or by which Tesoro or any of its Restricted Subsidiaries is bound, or if such breach, violation or default would occur, which is not waived as of, and for all purposes, on and after, the date of such deposit;

          (6) Tesoro must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7) Tesoro must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by Tesoro with the intent of preferring the holders of notes over the other creditors of Tesoro with the intent of defeating, hindering, delaying or defrauding creditors of Tesoro or others; and

          (8) Tesoro must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

          (a) either (1) all such notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has heretofore been deposited in trust and thereafter repaid to Tesoro) have been delivered to the Trustee for cancellation; or (2) all such notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and Tesoro has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

          (b) no Default or Event of Default with respect to the Indenture or the notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which Tesoro is a party or by which Tesoro is bound;

          (c) Tesoro has paid or caused to be paid all sums due and payable by it under the Indenture; and

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          (d) Tesoro has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of such notes at maturity or the redemption date, as the case may be. In addition, Tesoro must deliver an Officers' Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and Tesoro may require a holder to pay any taxes and fees required by law or permitted by the Indenture. Tesoro is not required to transfer or exchange any note selected for redemption. Also, Tesoro is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

     The registered holder of a note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture, the notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the Indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including consents obtained in connection with a tender offer or exchange offer for notes).

     Without the consent of each holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

          (1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders");

          (3) reduce the rate of or change the time for payment of interest or liquidated damages on any note;

          (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or liquidated damages, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any note payable in money other than that stated in the notes;

          (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of or premium, if any, or interest or liquidated damages, if any, on the notes;

          (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders");

          (8) make any changes in the provisions of the covenant relating to Special Mandatory Redemption; or

          (9) make any change in the foregoing amendment and waiver provisions.

In addition, any amendment to certain provisions of the Indenture which relate to subordination will require the consent of the holders of at least 75% in aggregate principal amount of the notes then outstanding if such amendment would adversely affect the rights of holders of notes.

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     Notwithstanding the foregoing, without the consent of any holder of notes,
Tesoro and the Trustee may amend or supplement the Indenture, the notes or the Subsidiary Guarantees to cure any ambiguity, defect or inconsistency, to provide for uncertificated notes in addition to or in place of certificated notes, to provide for the assumption of Tesoro's or any Guarantor's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of Tesoro's or such Guarantor's assets, to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the Indenture of any such holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to add any additional Guarantor or to release any Guarantor from its Subsidiary Guarantee, to evidence or provide for the acceptance of appointment of a successor Trustee, or to add any additional Events of Default or to secure the notes or the Subsidiary Guarantees, in each case, as provided in the Indenture.

CONCERNING THE TRUSTEE

     The Indenture will contain certain limitations on the rights of the Trustee, should it become a creditor of Tesoro, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture will provide that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to Tesoro Petroleum Corporation, 300 Concord Plaza Drive, San Antonio, Texas 78216-6999, Attention: Vice President and Treasurer.

BOOK-ENTRY, DELIVERY AND FORM

     The outstanding 9 5/8% notes due 2012 offered and sold to qualified institutional buyers ("Qualified Institutional Buyers" or "QIBs") are represented by one or more global notes in registered, global form without interest coupons (collectively, the "Rule 144A global note"). The Rule 144A global note was initially deposited upon issuance with the Trustee as custodian for The Depository Trust Company (the "Depositary"), in New York, New York, and registered in the name of the Depositary or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

     The outstanding 9 5/8% notes due 2012 sold in offshore transactions in reliance on Regulation S under the Securities Act were initially represented by one or more temporary global notes in registered, global form without interest coupons (collectively, the "Regulation S temporary global note"). The Regulation S temporary global note was registered in the name of a nominee of the Depositary for credit to the subscribers' respective accounts at Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") and Clearstream Banking N.A. ("Clearstream"). Beneficial interests in the Regulation S temporary global note during the Restricted Period may be held only through Euroclear or Clearstream.

     Within a reasonable time period after the expiration of the period of 40 days commencing on the commencement of the notes offering (such period through and including such 40th day, the "Restricted Period"), the Regulation S temporary global note will be exchanged for one or more permanent global notes (collectively, the "Regulation S permanent global note" and, together with the Regulation S temporary global note, the "Regulation S global note" (the Regulation S global note and the Rule 144A global note collectively
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being the "global notes")) upon delivery to the Depositary of certification of compliance with the transfer restrictions applicable to the notes pursuant to Regulation S as provided in the Indenture. During the Restricted Period, beneficial interests in the Regulation S temporary global note may be held only through Euroclear or Clearstream (as indirect participants in the Depository). See "-- Depositary Procedures -- Exchanges between Regulation S Notes and the Rule 144A Global Note". Beneficial interests in the Rule 144A global note may not be exchanged for beneficial interests in the Regulation S global note at any time except in the limited circumstances described below. See "-- Depositary Procedures -- Exchanges between Regulation S Notes and the Rule 144A Global Note".

     Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "-- Depositary Procedures -- Exchange of Book-Entry Notes for Certificated Notes".

     The Rule 144A global note (including beneficial interests in the Rule 144A global note) is subject to certain restrictions on transfer and bears a restrictive legend as described under "Notice to Investors". In addition, transfer of beneficial interests in the global notes are subject to the applicable rules and procedures of the Depositary and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

     The notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITARY PROCEDURES

     The Depositary has advised Tesoro that the Depositary is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Participants or Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of the Depositary are recorded on the records of the Participants and Indirect Participants.

     Clearstream and Euroclear hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which hold those interests in customers' securities accounts in the depositaries' names on the books of the Depositary. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream and The Chase Manhattan Bank acts as U.S. depositary for Euroclear (the "U.S. Depositaries"). Beneficial interests in the global securities are held in denominations of $1,000 and integral multiples thereof. Except as set forth below, the global securities may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

     Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the initial purchasers or their affiliates. Indirect access to Clearstream is also available to
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others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream Participant either directly or indirectly.

     Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

     Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers or their affiliates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of, or relationship with, persons holding through Euroclear Participants.

     Distribution with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited to that extent. Because the Depositary can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants and certain banks, the ability of a person having beneficial interests in a global note to pledge such interests to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the notes, see "-- Depository Procedures -- Exchange of Book-Entry Notes for Certificated Notes",
"-- Exchanges Between Regulation S Notes and the Rule 144A Note" and
"-- Certificated Notes".

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS, OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal and premium and liquidated damages, if any, and interest on a global note registered in the name of the Depositary or its nominee will be payable by the Trustee to the Depositary or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, Tesoro and the Trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes

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whatsoever. Consequently, neither Tesoro, the Trustee nor any agent of Tesoro or the Trustee has or will have any responsibility or liability for

          (1) any aspect of the Depositary's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of the Depositary's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the global notes; or

          (2) any other matter relating to the actions and practices of the Depositary or any of its Participants or Indirect Participants.

     The Depositary has advised Tesoro that its current practices, upon receipt of any payment in respect of securities such as the notes (including principal and interest and liquidated damages, if any), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the global notes as shown on the records of the Depositary. Payments by Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will not be the responsibility of the Depositary, the Trustee or Tesoro. Neither Tesoro nor the Trustee will be liable for any delay by the Depositary or its Participants in identifying the beneficial owners of the notes, and Tesoro and the Trustee may conclusively rely on and will be protected in relying on instructions from the Depositary or its nominee as the registered owner of the notes for all purposes.

     Except for trades involving only Euroclear and Clearstream Participants, interests in the global notes will trade in the Depositary's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of the Depositary and its Participants.

     Transfers between Participants in the Depositary will be effective in accordance with the Depositary's procedures, and will be settled in same-day funds. Transfers between Participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between Participants in the Depositary, on the one hand, and Euroclear or Clearstream Participants, on the other hand, will be effected through the Depositary in accordance with the depository's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in the Depositary, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to the Depositary. Euroclear Participants and Clearstream Participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

     Due to time zone differences, the securities accounts of a Euroclear or Clearstream Participant purchasing an interest in a global note from a Participant in the Depositary will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of the Depositary. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream Participant to a Participant in the Depositary will be received with value on the settlement date of the Depositary but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the Depositary's settlement date.

     The Depositary has advised Tesoro that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account the Depositary interests in the global notes
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are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given direction. However, if there is an Event of Default under the notes, the Depositary reserves the right to exchange global notes for legended notes in certificated form, and to distribute such notes to its Participants.

     The information in this section concerning the Depositary, Euroclear and Clearstream and their book-entry systems has been obtained from sources that Tesoro believes to be reliable, but Tesoro takes no responsibility for the accuracy of that information.

     Although the Depositary, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Regulation S global note and in the Rule 144A global note among Participants in the Depositary, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of Tesoro, the initial purchasers or the Trustee will have any responsibility for the performance by the Depositary, Euroclear or Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

     Exchange of Book-Entry Notes for Certificated Notes. A global note is exchangeable for definitive notes in registered certificated form if (1) the Depositary (A) notifies Tesoro that it is unwilling or unable to continue as depository for the global note and Tesoro thereupon fails to appoint a successor depository or (B) has ceased to be a clearing agency registered under the Exchange Act or (2) Tesoro, at its option, notifies the Trustee in writing that it elects to cause issuance of the notes in certificated form. In addition, beneficial interests in a global note may be exchanged for certificated notes upon request but only upon at least 20 days prior written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures. In all cases, certificated notes delivered in exchange for any global note or beneficial interest therein will be registered in names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear the restrictive legend referred to in "Notice to Investors" unless Tesoro determines otherwise in compliance with applicable law.

     Exchanges between Regulation S Notes and the Rule 144A Global Note. Prior to the expiration of the Restricted Period, a beneficial interest in a Regulation S global note may not be transferred to a U.S. person. Thereafter, such transfers will be permitted on the terms specified in the Indenture.

     Beneficial interests in Rule 144A global notes may be transferred to a person who takes delivery in the form of an interest in Regulation S global notes, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear and Clearstream.

     Any beneficial interest in one of the global notes that is transferred to a person who takes delivery in the form of an interest in another global note will, upon transfer, cease to be an interest in such global note and become an interest in such other global note, and accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other global note for as long as it remains such an interest.

     Transfers involving an exchange of a beneficial interest in the Regulation S global note for a beneficial interest in the Rule 144A global note or vice versa will be effected by the Depositary by means of an instruction originated by the Trustee through the Depositary/Deposit Withdraw at Custodian system. Accordingly, in connection with such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S global note and a corresponding increase in the principal amount of the Rule 144A global note or vice versa, as applicable.

     Certificated Notes. Subject to certain conditions, any person having a beneficial interest in the global note may, upon request to the Trustee, exchange such beneficial interest for notes in the form of certificated notes. Upon any such issuance, the Trustee is required to register such certificated notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such
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certificated notes would be subject to the legend requirements described herein under "Notice to Investors". In addition, if (1) Tesoro notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depository and Tesoro is unable to locate a qualified successor within 90 days or (2) Tesoro, at its option, notifies the Trustee in writing that it elects to cause the issuance of notes in the form of certificated notes under the Indenture, then, upon surrender by the global note holder of its global note, notes in such form will be issued to each person that the global note holder and the Depositary identify as being the beneficial owner of the related notes.

     Neither Tesoro nor the Trustee will be liable for any delay by the global note holder or the Depositary in identifying the beneficial owners of notes and Tesoro and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the global note holder or the Depositary for all purposes.

     Same Day Settlement and Payment. The Indenture will require that payments in respect of the notes represented by the global note (including principal, premium, if any, interest and liquidated damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the global note holder. With respect to certificated notes, Tesoro will make all payments of principal, premium, if any, interest and liquidated damages, if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. Tesoro expects that secondary trading in the certificated notes will also be settled in immediately available funds.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     Pursuant to the registration rights agreement, Tesoro has agreed to file with the Commission the exchange offer registration statement on the appropriate form under the Securities Act with respect to the exchange notes. Upon the effectiveness of the exchange offer registration statement, Tesoro will offer pursuant to the Registered Exchange Offer to the holders of Transfer Restricted Securities who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for exchange notes. If (1) Tesoro is not required to file the exchange offer registration statement or permitted to consummate the Registered Exchange Offer because the Registered Exchange Offer is not permitted by applicable law or Commission policy or (2) any holder of Transfer Restricted Securities notifies Tesoro within 20 business days following consummation of the Registered Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Registered Exchange Offer or (B) it may not resell the exchange notes acquired by it in the Registered Exchange Offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns notes acquired directly from Tesoro or an affiliate of Tesoro, Tesoro will file with the Commission a shelf registration statement to cover resales of the notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement. Tesoro will use its reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each note until (1) the date on which such note has been exchanged by a person other than a broker-dealer for a exchange note in the Registered Exchange Offer, (2) following the exchange by a broker-dealer in the Registered Exchange Offer of a note for a exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement, (3) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement or (4) the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act.

     The registration rights agreement provides that:

          (1) Tesoro will file an exchange offer registration statement with the Commission on or prior to 60 days after the consummation of the acquisition of the Golden Eagle Assets;

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

          (2) Tesoro will use its reasonable best efforts to have the exchange offer registration statement declared effective by the Commission on or prior to 120 days after the consummation of the acquisition of the Golden Eagle Assets;

          (3) unless the Registered Exchange Offer would not be permitted by applicable law or Commission policy, Tesoro will commence the Registered Exchange Offer and use its reasonable best efforts to issue on or prior to 30 business days after the date on which the exchange offer registration statement was declared effective by the Commission, exchange notes in exchange for all notes tendered prior thereto in the Registered Exchange Offer; and

          (4) if obligated to file the shelf registration statement, Tesoro will use its reasonable best efforts to file the shelf registration statement with the Commission on or prior to 60 days after such filing obligation arises (and in any event within 120 days after the consummation of the acquisition of the Golden Eagle Assets) and to cause the shelf registration to be declared effective by the Commission on or prior to 60 days after the date upon which Tesoro is obligated to make such filing.

     If (a) Tesoro fails to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or (c) Tesoro fails to consummate the Registered Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the exchange offer registration statement, or (d) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then Tesoro will pay liquidated damages to each holder of notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of notes held by such holder. The amount of the liquidated damages will increase by an additional $0.05 per week per $1,000 principal amount of notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $0.50 per week per $1,000 principal amount of notes. All accrued liquidated damages will be paid by Tesoro on each Damages Payment Date to the global note holder by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

     Holders of notes will be required to make certain representations to Tesoro (as described in the registration rights agreement) in order to participate in the Registered Exchange Offer and will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their notes included in the shelf registration statement and benefit from the provisions regarding liquidated damages set forth above.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, but excluding, in any event, Indebtedness that is extinguished, retired or repaid in connection with such Person merging with or becoming a Restricted Subsidiary of such specified Person.

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     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of the covenant described under the caption "-- Certain
Covenants -- Transactions with Affiliates" and the use of the term "Affiliates" thereunder, beneficial ownership of 10% or more of the voting securities of a specified Person shall be deemed to be control by the owner thereof.

     "Asset Sale" means (1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Tesoro and its Restricted Subsidiaries taken as a whole will be governed by the covenants described above under the captions "-- Repurchase at the Option of Holders -- Change of Control" and "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales"); and (2) the issue or sale by Tesoro or any of its Restricted Subsidiaries of Equity Interests of any of Tesoro's Restricted Subsidiaries, in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions, (a) that have a Fair Market Value in excess of $5 million or (b) for Net Proceeds in excess of $5 million; provided that the following will not be deemed to be Asset Sales:

          (1) any transfer, conveyance, sale, lease or other disposition of assets or rights securing the Senior Credit Facility or other Senior Debt in connection with the enforcement of the Liens therein;

          (2) any sale or exchange of production of crude oil, natural gas and natural gas liquids, or refined products or residual hydrocarbons, or any other asset or right constituting inventory, made in the ordinary course of the Permitted Business;

          (3) any disposition of assets in trade or exchange for assets of comparable Fair Market Value used or usable in any Permitted Business (including, without limitation, the trade or exchange for a controlling interest in another business or all or substantially all of the assets of a business, in each case engaged in a Permitted Business or for other non-current assets to be used in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause
     (m) of the definition of "Permitted Investments"), provided that (x) except for trades or exchanges of oil and gas properties and interests therein for other oil and gas properties and interests therein, if the Fair Market Value of the assets so disposed of, in a single transaction or in a series of related transactions, is in excess of $35 million, Tesoro shall obtain an opinion or report from an Independent Financial Advisor confirming that the assets received by Tesoro and the Restricted Subsidiaries in such trade or exchange have a fair market value of at least the fair market value of the assets so disposed and (y) any cash or Cash Equivalents received by Tesoro or a Restricted Subsidiary in connection with such trade or exchange (net of any transaction costs of the type deducted under the definition of "Net Proceeds") shall be treated as Net Proceeds of an Asset Sale and shall be applied in the manner set forth in the covenant described under the caption "-- Repurchase at the Option of Holders -- Asset Sales";

          (4) a transfer of assets by Tesoro to a Restricted Subsidiary of Tesoro or by a Restricted Subsidiary of Tesoro to Tesoro or to a Restricted Subsidiary of Tesoro;

          (5) an issuance or sale of Equity Interests by a Restricted Subsidiary of Tesoro to Tesoro or to another Restricted Subsidiary of Tesoro;

          (6) (A) a Permitted Investment or (B) a Restricted Payment that is permitted by the covenant described above under the caption "Certain Covenants -- Restricted Payments";

          (7) the trade, sale or exchange of Cash Equivalents;

          (8) the sale, exchange or other disposition of obsolete assets not integral to any Permitted Business;

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

          (9) the abandonment or relinquishment of assets or property in the ordinary course of business, including without limitation the abandonment, relinquishment or farm-out of oil and gas leases, concessions or drilling or exploration rights or interests therein;

          (10) any lease of assets entered into in the ordinary course of business and with respect to which Tesoro or any Restricted Subsidiary of Tesoro is the lessor and the lessee has no option to purchase such assets for less than Fair Market Value at any time the right to acquire such asset occurs;

          (11) the disposition of assets received in settlement of debts accrued in the ordinary course of business;

          (12) the creation or perfection of a Lien on any properties or assets (or any income or profit therefrom) of Tesoro or any of its Restricted Subsidiaries that is not prohibited by any covenant of the Indenture;

          (13) the surrender or waiver in the ordinary course of business of contract rights or the settlement, release or surrender of contractual, non-contractual or other claims of any kind;

          (14) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property; and

          (15) the disposition of the Marine Services business.

Notwithstanding the foregoing, the Escrow Corp. Merger shall not be deemed to constitute an "Asset Sale".

     "Board of Directors" means the Board of Directors of Tesoro or any committee thereof duly authorized to act on behalf of such Board.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means: (1) in the case of a corporation, corporate stock;
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means: (1) United States dollars; (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition; (3) certificates of deposit and Eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better; (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above; and (5) commercial paper having the highest rating obtainable from Moody's or S&P with maturities of not more than one year from the date of acquisition.

     "Change of Control" means the occurrence of one or more of the following events:

          (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Tesoro to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture) unless immediately following such sale, lease, exchange or other transfer in compliance with the Indenture such assets are owned, directly or indirectly, by Tesoro or a Subsidiary of Tesoro;

          (2) the approval by the holders of Capital Stock of Tesoro of any plan or proposal for the liquidation or dissolution of Tesoro;

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

          (3) the acquisition in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Voting Securities of Tesoro by any Person or Group that either (A) beneficially owns (within the meaning of Rule 13d-3 under the Exchange
     Act), directly or indirectly, at least 50% of Tesoro's then outstanding voting securities entitled to vote on a regular basis for the board of directors of Tesoro, or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of Tesoro's board of directors, including, without limitation, by the acquisition of revocable proxies for the election of directors; or

          (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Tesoro (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders (or members, as applicable) of Tesoro was approved by a vote of 66 2/3% of the directors of Tesoro then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur upon the consummation of any actions undertaken by Tesoro or any of its Restricted Subsidiaries solely for the purpose of changing the legal structure of Tesoro or such Restricted Subsidiary or upon consummation of the Escrow Corp. Merger.

     "Commission" means the U.S. Securities and Exchange Commission.

     "Commodity Hedging Agreements" means agreements or arrangements designed to protect such Person against fluctuations in the price of (1) crude oil, natural gas, or other hydrocarbons, including refined hydrocarbon products; (2) electricity and other sources of energy or power used in Tesoro's refining or processing operations; or (3) any other commodity; in each case in connection with the conduct of its business and not for speculative purposes.

     "Commodity Hedging Obligations" means, with respect to any Person, the net payment Obligations of such Person under Commodity Hedge Agreements.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus:

          (1) an amount equal to any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus

          (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus

          (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus

          (4) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, minus

          (5) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the referent Person shall be added

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to Consolidated Net Income to compute Consolidated Cash Flow only to the extent
(and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to Tesoro by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided that

          (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary;

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (4) the cumulative effect of a change in accounting principles shall be excluded; and

          (5) any ceiling limitation writedowns under Securities and Exchange Commission guidelines shall be treated as capitalized costs, as if such writedown had not occurred.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

          (1) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date, plus

          (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, all of the foregoing determined in accordance with GAAP.

     "Credit Facility" means, with respect to Tesoro or any Restricted Subsidiary of Tesoro, one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, other borrowings (including term loans), receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount) in whole or in part from time to time.

     "Default" means any event that is or with the passage of time or the giving of notice (or both) would be an Event of Default.

     "Designated Senior Debt" means (1) any Indebtedness outstanding under the Senior Credit Facility and (2) any other Senior Debt permitted hereunder the principal amount of which is $25 million or more and that has been designated by Tesoro as "Designated Senior Debt".

     "Disqualified Stock" means, with respect to any Person, any Capital Stock to the extent that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, it matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that

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is 91 days after the date on which the notes mature, except such Capital Stock that is solely redeemable with, or solely exchangeable for, any Capital Stock of such Person that is not Disqualified Stock.

     Notwithstanding the preceding paragraph, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Tesoro or any of its Restricted Subsidiaries to repurchase Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Tesoro or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain Covenants -- Restricted Payments".

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means any public or private sale of Capital Stock of Tesoro (other than sales made to any Restricted Subsidiary of Tesoro and sales of Disqualified Stock) made for cash after the Issue Date.

     "Escrow Corp." means Tesoro Escrow Corp., a Delaware corporation.

     "Escrow Corp. Merger" means the merger of Escrow Corp. with and into Tesoro Petroleum Corporation immediately prior to the acquisition of the Golden Eagle Assets.

     "exchange notes" means notes designated as "Series B" in the Indenture and registered under the Securities Act that are issued under the Indenture in exchange for the notes initially issued under the Indenture pursuant to the Exchange Offer or in replacement of any such initially issued notes pursuant to the Shelf Registration Statement.

     "Existing Indebtedness" means the aggregate Indebtedness of Tesoro and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facility and the outstanding 9 5/8% notes due 2012) in existence on the Issue Date.

     "Fair Market Value" means, with respect to consideration received or to be received, or given or to be given, pursuant to any transaction by Tesoro or any Restricted Subsidiary, the fair market value of such consideration as determined in good faith by the Board of Directors of Tesoro.

     "Financial Hedging Obligations" means, with respect to any Person, the net payment Obligations of such Person under (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates in connection with the conduct of its business and not for speculative purposes.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation or duplication, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations);

          (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period;

          (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon); and

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          (4) the product of;

             (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of Tesoro (other than Disqualified Stock), times

             (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that Tesoro or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings under any Credit Facility) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above:

          (1) acquisitions that have been made by Tesoro or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are applicable at the date of determination.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantees or obligations the full faith and credit of the United States is pledged.

     "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof or pledging assets to secure), of all or any part of any Indebtedness.

     "Guarantors" means (1) each of Digicomp Inc., Far East Maritime Company, Gold Star Maritime Company, Kenai Pipe Line Company, Smiley's Super Service, Inc., Tesoro Alaska Company, Tesoro Alaska Pipeline Company, Tesoro Aviation Company, Tesoro Financial Services Holding Company, Tesoro Gas Resources Company, Inc., Tesoro Hawaii Corporation, Tesoro High Plains Pipeline Company, Tesoro Marine Services Holding Company, Tesoro Marine Services, LLC, Tesoro Maritime Company, Tesoro Northstore Company, Tesoro Petroleum Companies, Inc., Tesoro Refining and Marketing Company, Tesoro Technology
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Company, Tesoro Trading Company, Tesoro Vostok Company and Victory Finance
Company; (2) each of Tesoro's Restricted Subsidiaries that becomes a guarantor of the notes pursuant to the covenant described above under "-- Certain Covenants -- Additional Subsidiary Guarantees"; and (3) each of Tesoro's Restricted Subsidiaries executing a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms thereof.

     "Hedging Obligations" means, with respect to any Person, collectively, the Commodity Hedging Obligations of such Person and the Financial Hedging Obligations of such Person.

     "Indebtedness" means, with respect to any Person, without duplication,

          (1) the principal of and premium, if any, with respect to indebtedness of such Person for borrowed money or evidenced by bonds, notes, debentures or similar instruments;

          (2) reimbursement obligations of such Person for letters of credit or banker's acceptances;

          (3) Capital Lease Obligations of such Person;

          (4) obligations of such Person for the payment of the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

          (5) Hedging Obligations,

     in each case of the foregoing clauses (1) through (5) if and to the extent any of the foregoing obligations or indebtedness (other than letters of credit, banker's acceptances and Hedging Obligations), but excluding amounts recorded in accordance with Statement of Financial Accounting Standard No. 133, would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes:

             (A) obligations or indebtedness of others of the type referred to in the foregoing clauses (1) through (5) that are secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person), but in an amount not to exceed the lesser of the amount of such other Person's obligation or indebtedness or the Fair Market Value of such asset; and

             (B) to the extent not otherwise included, the guarantee by such Person of any obligations or indebtedness of others of the type referred to in the foregoing clauses (1) through (5), whether or not such guarantee is contingent, and whether or not such guarantee appears on the balance sheet of such Person.

     "Independent Financial Advisor" means a nationally recognized accounting, appraisal or investment banking firm that is, in the reasonable judgment of the Board of Directors, qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to Tesoro and its Affiliates; provided, that providing accounting, appraisal or investment banking services to Tesoro or any of its Affiliates or having an employee, officer or other representative serving as a member of the Board of Directors of Tesoro or any of its Affiliates will not disqualify any firm from being an Independent Financial Advisor.

     "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other Obligations), advances (other than advances to customers in the ordinary course of business which are recorded as accounts receivable on the balance sheet of the lender and commissions, moving, travel and similar advances to employees and officers made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Tesoro or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any

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direct or indirect Restricted Subsidiary of Tesoro such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of Tesoro, Tesoro, or such Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the fourth paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments".

     "Issue Date" means the first date on which the notes are issued, authenticated and delivered under the Indenture.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions); or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (2) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds or Cash Equivalents received by Tesoro or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of
(i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking and brokers fees, sales and underwriting commissions and other reasonable costs incurred in preparing such asset for sale), any relocation expenses incurred as a result thereof and any related severance and associated costs, expenses and charges of personnel related to the sold assets and related operations, (ii) taxes paid or reserved as payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under any Credit Facility the repayment of which is expressly subordinate to the notes) secured by a Lien on the asset or assets that were the subject of such Asset Sale, (iv) distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale and (v) any reserve for adjustment (whether or not placed in escrow) in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Indebtedness" means Indebtedness (1) as to which neither Tesoro nor any of its Restricted Subsidiaries, (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness); or (b) is directly or indirectly liable (as a guarantor or otherwise); (2) the incurrence of which will not result in any recourse against any of the assets of Tesoro or its Restricted Subsidiaries; and (3) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Tesoro or any of its Restricted Subsidiaries to declare pursuant to the express terms governing such Indebtedness a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

     "Obligations" means any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Tesoro or its Restricted Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses,

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indemnifications, reimbursement obligations, damages (including liquidated damages), guarantees (including the Subsidiary Guarantees) and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

     "Permitted Business" means, with respect to Tesoro and its Restricted Subsidiaries, the businesses of (1) the acquisition, development, operation and disposition of interests in oil, gas and other hydrocarbon properties, (2) the acquisition, gathering, treating, processing, storage, transportation of production from such interests or properties, (3) the acquisition, processing, marketing, refining, distilling, storage and/or transportation of hydrocarbons and/or royalty or other interests in crude oil or refined or associated products related thereto, (4) the acquisition, operation, improvement, leasing and other use of convenience stores, retail service stations, truck stops and other public accommodations in connection therewith, (5) the marketing and distribution of petroleum and marine products and the provision of logistical services to marine and offshore exploration and production industries, (6) any business currently engaged in by Tesoro or its Restricted Subsidiaries and (7) any activity or business that is a reasonable extension, development or expansion of, or reasonably related to, any of the foregoing.

     "Permitted Investments" means:

          (a) any Investment in Tesoro or in a Restricted Subsidiary of Tesoro;

          (b) any Investment in Cash Equivalents or deposit accounts maintained in the ordinary course of business consistent with past practices;

          (c) any Investment by Tesoro or any Restricted Subsidiary of Tesoro in a Person, if as a result of such Investment

             (1) such Person becomes a Restricted Subsidiary of Tesoro; or

             (2) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Tesoro or a Restricted Subsidiary of Tesoro;

          (d) any security or other Investment received or Investment made as a result of the receipt of non-cash consideration from

             (1) an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales"; or

             (2) a disposition of assets that do not constitute an Asset Sale;

          (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Tesoro;

          (f) any Investment received in settlement of debts, claims or disputes owed to Tesoro or any Restricted Subsidiary of Tesoro that arose out of transactions in the ordinary course of business;

          (g) any Investment received in connection with or as a result of a bankruptcy, workout or reorganization of any Person;

          (h) advances and extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services or the licensing of property in the ordinary course of business;

          (i) relocation allowances for, and advances and loans to, employees, officers and directors (including, without limitation, loans and advances the net cash proceeds of which are used solely to purchase Equity Interests of Tesoro in connection with restricted stock or employee stock purchase plans, or to exercise stock received pursuant thereto or other incentive plans in a principal amount not to exceed the aggregate exercise or purchase price), or loans to refinance principal and accrued interest on any such loans, provided that the aggregate principal amount of such loans, advances and allowances shall not exceed at any time $20 million;

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          (j) other Investments by Tesoro or any Restricted Subsidiary of Tesoro
     in any Person having an aggregate Fair Market Value (measured as of the date each such Investment is made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (j) (net of returns of capital, dividends and interest paid on Investments and sales, liquidations and redemptions of Investments), not in excess of the greater of $50 million and 15% of the Consolidated Net Worth of Tesoro;

          (k) Investments in the form of intercompany Indebtedness or Guarantees of Indebtedness of a Restricted Subsidiary of Tesoro permitted under clauses (5) and (11) of the covenant described under the caption
     "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock";

          (l) Investments arising in connection with Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging currency, commodity or interest rate risk in connection with the conduct of the business of Tesoro and its Subsidiaries and not for speculative purposes;

          (m) Investments in the form of, or pursuant to, operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling agreements, area of mutual interests agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into the ordinary course of the business described in clauses (1) and (2) of the definition of "Permitted Business" excluding, however, investments in corporations;

          (n) any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, worker's compensation, performance and other similar deposits and prepaid expenses made in the ordinary course of business; and

          (o) Investments pursuant to agreements and obligations of Tesoro and any Restricted Subsidiary in effect on the Issue Date.

     "Permitted Junior Securities" means:

          (1) Equity Interests in Tesoro or any Guarantor which, to the extent received by any holder in connection with any bankruptcy, reorganization, insolvency or similar proceeding in which any Equity Interests are also exchanged for or distributed in respect of Senior Debt, are either common equity securities or are subordinated to all such Equity Interests so exchanged or distributed to substantially the same extent as, or to a greater extent than, the notes are subordinated to Senior Debt pursuant to the Indenture; and

          (2) debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the notes are subordinated to Senior Debt pursuant to the Indenture.

     "Permitted Refinancing Indebtedness" means any Indebtedness of Tesoro or any of its Restricted Subsidiaries, or portion of such Indebtedness, issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Tesoro or any of its Restricted Subsidiaries (other than intercompany Indebtedness), including Indebtedness that extends, refinances, renews, replaces, defeases or refunds Permitted Refinancing Indebtedness, provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus fees and expenses incurred in connection therewith, including any premium or defeasance cost);

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          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by Tesoro or a Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Rating Agency" means each of S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Tesoro (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody's, or both, as the case may be.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Representative" means the administrative agent under the Senior Credit Facility or its successor thereunder or any other agent or representative on behalf of the holders of Designated Senior Debt.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary or a direct or indirect Subsidiary of an Unrestricted Subsidiary; provided that, on the Issue Date, all Subsidiaries of Tesoro shall be Restricted Subsidiaries of Tesoro.

     "S&P" means Standard & Poor's Ratings Group, Inc., or any successor to the rating agency business thereof.

     "Senior Credit Facility" means those certain senior secured credit facilities of Tesoro available pursuant to the Amended and Restated Credit Agreement, by and among Tesoro, Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent, ABN AMRO Bank N.V., Credit Lyonnais New York Branch and The Bank of Nova Scotia, as Co-Documentation Agents, Bank One, NA, as Administrative Agent, and certain other lenders and agents, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and in each case as amended, modified, renewed, restated, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time and any agreements (and related documents) governing Indebtedness incurred to refund or refinance credit extensions and commitments then outstanding or permitted to be outstanding under such Senior Credit Facility, whether by the same or any other lender or group of lenders. Tesoro shall promptly notify the Trustee of any such refunding or refinancing of the existing Senior Credit Facility.

     "Senior Debt" means:

          (1) Indebtedness of Tesoro or any Guarantor for money borrowed and all obligations of such Person under, or with respect to, the Senior Credit Facility or any other Credit Facility, whether direct or indirect, under guarantees, letters of credit, banker's acceptances, foreign currency or interest rate swaps, foreign exchange contracts, caps, collars, options, hedges or other agreements or arrangements designed to protect against fluctuations in currency values or interest rates and other Hedging Obligations, other extensions of credit, expenses, fees, reimbursements, indemnities and all other amounts (including interest at the contract rate accruing on or after the filing of any petition in bankruptcy or reorganization relating to Tesoro or any Guarantor whether or not a claim for post-filing interest is allowed in such proceeding);

          (2) the principal of and premium, if any, and accrued and unpaid interest, whether existing on the date hereof or hereafter incurred, in respect of:

             (A) indebtedness of Tesoro or any Guarantor for money borrowed;

             (B) guarantees by Tesoro or any Guarantor of indebtedness for money borrowed by any other Person;

             (C) indebtedness evidenced by notes, debentures, bonds, or other instruments for the payment of which Tesoro or any Guarantor is responsible or liable, by guarantees or otherwise;

             (D) obligations of Tesoro or any Guarantor for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

             (E) obligations of Tesoro or any Guarantor under any agreement to lease, or any lease of, any real or personal property which, in accordance with GAAP, is classified on Tesoro's or any Guarantor's consolidated balance sheet as a liability;

             (F) obligations of Tesoro or any Guarantor under Hedging Obligations; and

             (G) modifications, renewals, extensions, replacements, refinancings and refundings of any such indebtedness, obligations or guarantees, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such indebtedness, obligations or guarantees, or such modifications, renewals, extensions, replacements, refinancings or refundings thereof, are not superior in right of payment to the notes;

        provided that Senior Debt will not be deemed to include:

             (a) Indebtedness represented by preferred stock;

             (b) any obligation of Tesoro or any Guarantor to any Subsidiary or other Affiliate;

             (c) any liability for federal, state, local or other taxes owed or owing by Tesoro or any Guarantor;

             (d) any accounts payable or other liability to trade creditors;

             (e) any Indebtedness, guarantee or obligation of Tesoro or any Guarantor which is expressly subordinate or junior by its terms in right of payment to any other Indebtedness, guarantee or obligation of Tesoro or any Guarantor;

             (f) that portion of any Indebtedness incurred in violation of the covenant described above under the caption "-- Certain
        Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" (other than Indebtedness incurred under a Credit Facility if prior to the incurrence thereof or, in the case of contingent obligations such as letters of credit pursuant to which such Indebtedness is incurred, prior to the issuance thereof or agreement to extend credit in respect thereof, Tesoro has certified to the lenders under such Credit Facility that the incurrence or extension of credit does not violate such covenant); or

             (g) Indebtedness of Tesoro or any Guarantor which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of section 1111(b)(1) of the Bankruptcy Code.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

     "Stated Maturity" means, with respect to any installment of interest or principal, or sinking fund or mandatory redemption of principal, on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid or made, as applicable, in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person,

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person; and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause
     (1) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (1) and related to such Person (or any combination thereof).

     "Subsidiary Guarantee" means the guarantee of the notes and the exchange notes by each of the Guarantors pursuant to the Indenture and in the form of guarantee endorsed on the form of note attached as Exhibit A-1 or A-2 to the Indenture and any additional guarantee of the notes and the exchange notes to be executed by any Subsidiary of Tesoro pursuant to the covenant described above under the caption "-- Certain Covenants -- Additional Subsidiary Guarantees".

     "Unrestricted Subsidiary" means: (1) any Subsidiary of Tesoro (including any newly acquired or newly formed Subsidiary of Tesoro) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors as certified in an Officers' Certificate delivered to the Trustee; and (2) each Subsidiary of an Unrestricted Subsidiary, whenever it shall become such a Subsidiary.

     The Board of Directors may designate any Subsidiary of Tesoro to become an Unrestricted Subsidiary if it (a) has no Indebtedness other than Non-Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with Tesoro or any Restricted Subsidiary of Tesoro unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Tesoro or such Restricted Subsidiary than those that might be obtained, in light of all the circumstances, at the time from Persons who are not Affiliates of Tesoro; (c) is a Person with respect to which neither Tesoro nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Persons' financial condition or to cause such Persons to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Tesoro or any of its Restricted Subsidiaries; (e) does not own any Capital Stock of or own or hold any Lien on any property of, Tesoro or any Restricted Subsidiary of Tesoro; and
(f) would constitute an Investment which Tesoro could make in compliance with the covenant under the caption "-- Certain Covenants -- Restricted Payments". Notwithstanding the foregoing, if, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount of such Indebtedness.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain United States federal income tax considerations relevant to persons holding the outstanding 9 5/8% notes due 2012 that acquired notes in the initial offering at the original issue price. This summary is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and temporary Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion does not address the tax consequences to subsequent holders of notes and is limited to purchasers who hold the notes as capital assets, within the meaning of Section 1221 of the Code. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to particular purchasers in light of their personal circumstances or to certain types of purchasers (such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or currencies, persons holding notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to market method of accounting for their securities holdings, persons liable for alternative minimum tax, or holders of notes whose "functional currency" is not the U.S. dollar) or the effect of any applicable state, local or foreign tax law.

     If a partnership holds the 9 5/8% notes due 2012, the tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner of a partnership holding the 9 5/8% notes due 2012 should consult its tax advisors.

     HOLDERS OF THE OUTSTANDING 9 5/8% NOTES DUE 2012 ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE OUTSTANDING 9 5/8% NOTES DUE 2012, INCLUDING THE APPLICABILITY OF ANY FEDERAL TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND ANY CHANGES (OR PROPOSED CHANGES) IN APPLICABLE TAX LAWS OR INTERPRETATIONS THEREOF.

     As used herein, the term "U.S. Holder" means an individual who is a citizen or resident of the United States (including certain former citizens and former long-term residents), a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate, the income of which is subject to United States federal income taxation regardless of its source, or a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person. A "Non-U.S. Holder" is a holder who is not a U.S. Holder.

PAYMENT OF INTEREST ON 9 5/8% NOTES DUE 2012

     Generally, interest paid or payable on an outstanding 9 5/8% note due 2012 will be taxable to a U.S. Holder as ordinary interest income from domestic sources, generally at the time it is received or accrued, in accordance with such U.S. Holder's regular method of accounting for United States federal income tax purposes. Our failure to consummate the Registered Exchange Offer or to file or cause to be declared effective the shelf registration statement as described under "Description of the Exchange Notes -- Registration Rights; Liquidated Damages" will cause a U.S. Holder to recognize as ordinary income the additional interest payable as a result of such failure when that amount is accrued or paid, in accordance with such U.S. Holder's regular method of accounting. According to United States Treasury regulations, the possibility of a change in the interest rate will not affect the amount of interest income recognized by a U.S. Holder (or the timing of such recognition) if the likelihood of the change, as of the date the notes are issued, is remote. We believe that the likelihood of a change in the interest rate on the 9 5/8% notes due 2012 is remote and do not intend to treat the possibility of a change in the interest rate as affecting the yield to maturity of any 9 5/8% note due 2012.

SALE, EXCHANGE OR RETIREMENT OF THE 9 5/8% NOTES DUE 2012

     Upon the sale, exchange, redemption, retirement at maturity or other disposition of a 9 5/8% note due 2012, the U.S. Holder generally will recognize taxable gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which will be taxable as ordinary income) and such U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the 9 5/8% note due 2012 to such holder, less any principal payments received by such U.S. Holder.

     Gain or loss recognized by a U.S. Holder on the disposition of a 9 5/8% note due 2012 generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder's holding period for the 9 5/8% note due 2012 is more than one year. Long-term capital gains of individuals generally may be subject to tax at a lower tax rate. The deduction of capital losses is subject to certain limitations. U.S. Holders of 9 5/8% notes due 2012 should consult tax advisors regarding the treatment of capital gains and losses.

     The exchange of a 9 5/8% note due 2012 by a U.S. Holder for an exchange note pursuant to the Registered Exchange Offer should not constitute a taxable exchange. Under existing Treasury regulations relating to modifications and exchanges of debt instruments, any increase in the interest rate of the 9 5/8% notes due 2012 resulting from the Registered Exchange Offer not being consummated, or a shelf registration statement not being declared effective, would not be treated as a taxable exchange, as such change in interest rate would occur pursuant to the original terms of the 9 5/8% notes due 2012.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Backup withholding and information reporting requirements may apply to certain payments ("reportable payments") of principal, premium, if any, and interest on a 9 5/8% note due 2012 to a U.S. Holder, and to proceeds paid to a U.S. Holder from the sale or redemption of a 9 5/8% note due 2012 before maturity. We, our agent, a broker, the Trustee or any paying agent, as the case may be, will be required to deduct and withhold the applicable tax from any reportable payment that is subject to backup withholding tax, if, among other things, a U.S. Holder fails to furnish his taxpayer identification number (social security or employer identification number), certify that such number is correct, certify that such holder is not subject to backup withholding or otherwise comply with the applicable requirements of the backup withholding rules. Certain holders, including all corporations and financial institutions, are not subject to backup withholding and reporting requirements. Any amounts withheld under the backup withholding rules from a reportable payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's United States federal income tax and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

     The amount of any reportable payments, including interest, made to the record U.S. Holders of 9 5/8% notes due 2012 (other than to holders that are exempt recipients) and the amount of tax withheld, if any, with respect to such payments will be reported to such U.S. Holders and to the Internal Revenue Service for each calendar year.

NON-U.S. HOLDERS

     The following discussion is a summary of certain United States federal income tax and estate tax consequences to a Non-U.S. Holder that holds a 9 5/8% note due 2012. No United States federal withholding tax under Sections 1441 and 1442 of the Code will be imposed with respect to the payment by us or our paying agent of principal, premium, if any, or interest on a 9 5/8% note due 2012 owned by an Non-U.S. Holder (the "Portfolio Interest Exception"), provided that (1) the Non-U.S. Holder or the Financial Institution holding the 9 5/8% note due 2012 on behalf of the Non-U.S. Holder provides a statement, which may be provided on IRS Form W-8BEN, IRS Form W-8EXP, or IRS Form W-8IMY, as applicable (an "Owner's Statement"), to us, our paying agent or the person who would otherwise be required to withhold tax, certifying, under penalties of perjury, that such Non-U.S. Holder is not a United States person and providing the name and address of the Non-U.S. Holder, (2) such interest is treated as not effectively connected with the Non-U.S.

Holder's United States trade or business, (3) such interest payments are not made to a Non-U.S. Holder within a foreign country that the Internal Revenue Service has listed on a list of countries having provisions inadequate to prevent United States tax evasion, (4) interest payable with respect to the 9 5/8% notes due 2012 is not deemed contingent interest within the meaning of the portfolio debt provisions, (5) such Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (6) such Non-U.S. Holder is not a controlled foreign corporation within the meaning of Section 957 of the Code that is related to us within the meaning of Section 864(d)(4) of the Code, and (7) the beneficial owner is not a bank whose receipt of interest on a 9 5/8% note due 2012 is described in Section 881(c)(3)(A) of the Code. As used herein, the term "Financial Institution" means a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that holds a 9 5/8% note due 2012 on behalf of the owner of the note. A Non-U.S. Holder who does not qualify for the Portfolio Interest Exception would, under current law, generally be subject to United States federal withholding tax at a flat rate of 30% (or lower applicable treaty rate) on interest payments. However, a Non-U.S. Holder will not be subject to the 30% withholding tax if such Non-U.S. Holder provides us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of a tax treaty, or (2) IRS Form W-8ECI (or substitute form) stating that the interest paid on the 9 5/8% notes due 2012 is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States. The 30% United States federal withholding tax will generally not apply to any gain that a Non-U.S. Holder recognizes upon the redemption, retirement, sale, exchange or other disposition of a 9 5/8% note due 2012.

     In general, gain recognized by a Non-U.S. Holder upon the redemption, retirement, sale, exchange or other disposition of a 9 5/8% note due 2012 will not be subject to United States federal income tax unless such gain or loss is effectively connected with a trade or business in the United States of such Non-U.S. Holder. However, a Non-U.S. Holder may be subject to United States federal income tax at a flat rate of 30% (unless a lower applicable treaty rate applies) on any such gain if the Non-U.S. Holder is an individual deemed to be present in the United States for 183 days or more during the taxable year of the disposition of the 9 5/8% note due 2012 and certain other requirements are met.

     If a Non-U.S. Holder is engaged in a trade or business in the United States and if interest on a 9 5/8% note due 2012 is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from United States federal withholding tax as discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if the holder were a U.S. Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or applicable lower tax treaty rate, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on a 9 5/8% note due 2012 will be included in such foreign corporation's effectively connected earnings and profits.

     Backup withholding and information reporting requirements generally do not apply to payments of principal and interest made by us or a paying agent to a Non-U.S. Holder if the Owner's Statement described above is received, provided that the payor does not have actual knowledge that the holder is a U.S. Holder. If any payments of principal and interest are made to the beneficial owner of a 9 5/8% note due 2012 by or through the foreign office of a foreign custodian, foreign nominee, broker (as defined in applicable Treasury regulations), or other foreign agent of such beneficial owner, backup withholding and information reporting also will not apply, assuming the applicable Owner's Statement described above is received (and the payor does not have actual knowledge that the beneficial owner is a United States person) or the beneficial owner otherwise establishes an exemption. Information reporting requirements (but not backup withholding) may apply, however, to a payment by a foreign office of such a custodian, nominee, broker or agent that is (1) a United States person, (2) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (3) a foreign partnership in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or a foreign partnership that is engaged in a trade or business in the United States, or (4) a controlled foreign corporation within the meaning of Section 957 of the Code unless the holder is a Non-U.S.

Holder and certain other conditions are met or the holder otherwise establishes an exemption. Payment of principal and interest on a 9 5/8% note due 2012 to a Non-U.S. Holder by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a 9 5/8% note due 2012, will be subject to both backup withholding and information reporting unless the beneficial owner provides the Owner's Statement described above (and the payor does not have actual knowledge that the beneficial owner is a United States person) or otherwise establishes an exemption.

     Subject to applicable estate tax treaty provisions, 9 5/8% notes due 2012 beneficially owned by an individual Non-U.S. Holder at the time of death will not be included in such Non-U.S. Holder's gross estate for United States federal estate tax purposes provided that (1) such individual Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and applicable Treasury regulations and (2) the interest payments with respect to such 9 5/8% note due 2012 would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual Non-U.S. Holder.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for the outstanding 9 5/8% notes due 2012 where the outstanding 9 5/8% notes due 2012 were acquired as a result of market-making activities or other trading activities. We have agreed that, after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale, if required under applicable securities laws and upon prior written request.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or in a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to those prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers-dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker-dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commission or concessions received by such person may be considered underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will be delivering a prospectus, a broker-dealer will not be regarded as admitting that it is an "underwriter", within the meaning of the Securities Act.

     As required by applicable securities laws, after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer and will indemnify the holders of the outstanding 9 5/8% notes due 2012, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the exchange notes will be passed upon for us by Fulbright & Jaworski L.L.P., Houston, Texas.

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                                    EXPERTS

     The financial statements incorporated in this prospectus by reference from the Annual Report on Form 10-K for the year ended December 31, 2001 of Tesoro Petroleum Corporation have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The combined financial statements of The North Dakota and Utah Refining and Marketing Business of BP Corporation North America Inc. as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, included in Amendment No. 1 to Tesoro Petroleum Corporation's Current Report on Form 8-K filed on October 24, 2001 and incorporated herein by reference have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The financial statements as of December 31, 2001 and 2000 and for the year ended December 31, 2001 and the four month period ended December 31, 2000 of the Golden Eagle Refining and Marketing Assets Business included in Tesoro Petroleum Corporation's Current Report on Form 8-K filed on February 25, 2002, as amended by Amendment No. 1 to Tesoro Petroleum Corporation's Current Report on Form 8-K filed on April 22, 2002, incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of such firm as experts in accounting and auditing in giving such report. After reasonable efforts, we have not been able to obtain Arthur Andersen LLP's consent to the incorporation by reference of its audit report dated February 14, 2002 (Note 16 is dated February 20, 2002) into this prospectus. However, Rule 437a under the Securities Act of 1933 permits us to file the registration statement of which this prospectus is a part without Arthur Andersen LLP's written consent. Accordingly, investors will not be able to sue Arthur Andersen LLP pursuant to Section 11(a)(4) of the Securities Act of 1933, and any recovery under that section you may have may be limited as a result of the lack of Arthur Andersen LLP's consent.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $450,000,000

                      (TESORO PETROLEUM CORPORATION LOGO)

                          TESORO PETROLEUM CORPORATION

                        9 5/8% SENIOR SUBORDINATED NOTES
                               DUE 2012, SERIES B

                           -------------------------

                                   PROSPECTUS

                           -------------------------

                                          , 2002

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, rules, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Article II, Section 2.9 of the Company's By-laws requires indemnification to the full extent authorized or permitted by the laws of the State of Delaware of any person who is made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer, or employee of the Company or serves or served any other enterprise at the request of the Company.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or
(iv) any transaction from which the director derived an improper personal benefit.

     Article Ninth of the Company's Restated Certificate of Incorporation, as amended, provides that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payment of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of the Company and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of the Company and/or its subsidiaries, as the case may be.

     The Company has entered into indemnification agreements with its directors and certain of its officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
 NUMBER                            DESCRIPTION
-------                            -----------
   *1.1    Purchase Agreement, dated April 3, 2002, among Tesoro Escrow
           Corp., Lehman Brothers Inc., ABN AMRO, Incorporated, Banc
           One Capital Markets, Inc., Credit Lyonnais Securities (USA),
           Inc. and Scotia Capital (USA) Inc.
    2.1    Stock Sale Agreement, dated March 18, 1998, among the
           Company, BHP Hawaii Inc. and BHP Petroleum Pacific Islands
           Inc. (incorporated by reference herein to Exhibit 2.1 to
           Registration Statement No. 333-51789).
    2.2    Stock Sale Agreement, dated May 1, 1998, among Shell
           Refining Holding Company, Shell Anacortes Refining Company
           and the Company (incorporated by reference herein to the
           Company's Quarterly Report on Form 10-Q for the period ended
           March 31, 1998, File No. 1-3473).
    2.3    Stock Purchase Agreement, dated as of October 8, 1999, but effective as of July 1, 1999 among the Company, Tesoro Gas
           Resources Company, Inc., EEX Operating LLC and EEX
           Corporation (incorporated by reference herein to Exhibit 2.1 to the Company's Current Report on Form 8-K filed on January
           3, 2000, File No. 1-3473).
    2.4    First Amendment to Stock Purchase Agreement dated December
           16, 1999, but effective as of October 8, 1999, among the
           Company, Tesoro Gas Resources Company, Inc., EEX Operating
           LLC and EEX Corporation (incorporated by reference herein to
           Exhibit 2.2 to the Company's Current Report on Form 8-K
           filed on January 3, 2000, File No. 1-3473).
    2.5    Purchase Agreement dated as of December 17, 1999 among the
           Company, Tesoro Gas Resources Company, Inc. and EEX
           Operating LLC (Membership Interests in Tesoro Grande LLC)
           (incorporated by reference herein to Exhibit 2.3 to the
           Company's Current Report on Form 8-K filed on January 3,
           2000, File No. 1-3473).
    2.6    Purchase Agreement dated as of December 17, 1999 among the
           Company, Tesoro Gas Resources Company, Inc. and EEX
           Operating LLC (Membership Interests in Tesoro Reserves
           Company LLC) (incorporated by reference herein to Exhibit
           2.4 to the Company's Current Report on Form 8-K filed on
           January 3, 2000, File No. 1-3473).
    2.7    Purchase Agreement dated as of December 17, 1999 among the
           Company, Tesoro Gas Resources Company, Inc. and EEX
           Operating LLC (Membership Interests in Tesoro Southeast LLC)
           (incorporated by reference herein to Exhibit 2.5 to the
           Company's Current Report on Form 8-K filed on January 3,
           2000, File No. 1-3473).
    2.8    Stock Purchase Agreement, dated as of November 19, 1999, by and between the Company and BG International Limited
           (incorporated by reference herein to Exhibit 2.1 to the
           Company's Current Report on Form 8-K filed on January 13,
           2000, File No. 1-3473).
    2.9    Asset Purchase Agreement, dated July 16, 2001, by and among the Company, BP Corporation North America Inc. and Amoco Oil
           Company (incorporated by reference herein to Exhibit 2.1 to the Company's Current Report on Form 8-K filed on September
           21, 2001, File No. 1-3473).
    2.10   Asset Purchase Agreement, dated July 16, 2001, by and among the Company, BP Corporation North America Inc. and Amoco Oil
           Company (incorporated by reference herein to Exhibit 2.2 to the Company's Current Report on Form 8-K filed on September
           21, 2001, File No. 1-3473).
    2.11   Asset Purchase Agreement, dated July 16, 2001, by and among the Company, BP Corporation North America Inc. and BP
           Pipelines (North America) Inc. (incorporated by reference
           herein to Exhibit 2.1 to the Company's Quarterly Report on
           Form 10-Q for the quarter ended September 30, 2001, File No.
           1-3473).
    2.12   Sale and Purchase Agreement for Golden Eagle Refining and
           Marketing Assets, dated February 4, 2002, by and among
           Ultramar Inc. and Tesoro Refining and Marketing Company,
           including First Amendment dated February 20, 2002 and
           related Purchaser Parent Guaranty dated February 4, 2002
           (incorporated by reference herein to Exhibit 2.12 to the
           Company's Annual Report on Form 10-K for the fiscal year
           ended December 31, 2001, File No. 1-3473).
    2.13   Second Amendment dated May 3, 2002 to the Sale and Purchase
           Agreement for Golden Eagle Refining and Marketing Assets, as
           amended, by and between Tesoro Refining and Marketing
           Company and Ultramar, Inc. (incorporated by reference herein to Exhibit 2.1 to the Company's Current Report on Form 8-K
           filed on May 9, 2002, File No. 1-3473).

EXHIBIT
 NUMBER                            DESCRIPTION
-------                            -----------
    3.1    Restated Certificate of Incorporation of the Company
           (incorporated by reference herein to Exhibit 3 to the
           Company's Annual Report on Form 10-K for the fiscal year
           ended December 31, 1993, File No. 1-3473).
    3.2    By-Laws of the Company, as amended through June 6, 1996
           (incorporated by reference herein to Exhibit 3.2 to the
           Company's Annual Report on Form 10-K for the fiscal year
           ended December 31, 1996, File No. 1-3473).
    3.3    Amendment to Restated Certificate of Incorporation of the
           Company adding a new Article IX limiting Directors'
           Liability (incorporated by reference herein to Exhibit 3(b)
           to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473).
    3.4    Certificate of Designation Establishing a Series of $2.20
           Cumulative Convertible Preferred Stock, dated as of January
           26, 1983 (incorporated by reference herein to Exhibit 3(c)
           to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473).
    3.5    Certificate of Designation Establishing a Series A
           Participating Preferred Stock, dated as of December 16, 1985
           (incorporated by reference herein to Exhibit 3(d) to the
           Company's Annual Report on Form 10-K for the fiscal year
           ended December 31, 1993, File No. 1-3473).
    3.6    Certificate of Amendment, dated as of February 9, 1994, to
           Restated Certificate of Incorporation of the Company
           amending Article IV, Article V, Article VII and Article VIII
           (incorporated by reference herein to Exhibit 3(e) to the
           Company's Annual Report on Form 10-K for the fiscal year
           ended December 31, 1993, File No. 1-3473).
    3.7    Certificate of Amendment, dated as of August 3, 1998, to
           Certificate of Incorporation of the Company, amending
           Article IV, increasing the number of authorized shares of
           Common Stock from 50,000,000 to 100,000,000 (incorporated by reference herein to Exhibit 3.1 to the Company's Quarterly
           Report on Form 10-Q for the period ended September 30, 1998,
           File No. 1-3473).
    3.8    Certificate of Designation of 7.25% Mandatorily Convertible
           Preferred Stock (incorporated by reference herein to Exhibit
           4.1 to the Company's Current Report on Form 8-K filed on
           July 1, 1998, File No. 1-3473).
    3.9    Certificate of Incorporation of Digicomp, Inc. (incorporated by reference herein to Exhibit 3.9 to Registration Statement
           No. 333-75056).
    3.10   Bylaws of Digicomp, Inc., as amended (incorporated by
           reference herein to Exhibit 3.10 to Registration Statement
           No. 333-75056).
    3.11   Certificate of Incorporation of Far East Maritime Company
           (incorporated by reference herein to Exhibit 3.11 to
           Registration Statement No. 333-75056).
    3.12   Bylaws of Far East Maritime Company (incorporated by
           reference herein to Exhibit 3.12 to Registration Statement
           No. 333-75056).
    3.13   Certificate of Incorporation of Gold Star Maritime Company
           (incorporated by reference herein to Exhibit 3.13 to
           Registration Statement No. 333-75056).
    3.14   Bylaws of Gold Star Maritime Company (incorporated by
           reference herein to Exhibit 3.14 to Registration Statement
           No. 333-75056).
    3.15   Certificate of Incorporation of Kenai Pipe Line Company
           (incorporated by reference herein to Exhibit 3.15 to
           Registration Statement No. 333-75056).
    3.16   Bylaws of Kenai Pipe Line Company, as amended (incorporated by reference herein to Exhibit 3.16 to Registration
           Statement No. 333-75056).
    3.17   Articles of Incorporation of Smiley's Super Service, Inc.
           (incorporated by reference herein to Exhibit 3.17 to
           Registration Statement No. 333-75056).
    3.18   Bylaws of Smiley's Super Service, Inc. (incorporated by
           reference herein to Exhibit 3.18 to Registration Statement
           No. 333-75056).
    3.19   Certificate of Incorporation of Tesoro Alaska Company, as
           amended (incorporated by reference herein to Exhibit 3.19 to
           Registration Statement No. 333-75056).
    3.20   Bylaws of Tesoro Alaska Company, as amended (incorporated by reference herein to Exhibit 3.20 to Registration Statement
           No. 333-75056).

EXHIBIT
 NUMBER                            DESCRIPTION
-------                            -----------
    3.21   Certificate of Incorporation of Tesoro Alaska Pipeline
           Company, as amended (incorporated by reference herein to
           Exhibit 3.21 to Registration Statement No. 333-75056).
    3.22   Bylaws of Tesoro Alaska Pipeline Company, as amended
           (incorporated by reference herein to Exhibit 3.22 to
           Registration Statement No. 333-75056).
    3.23   Certificate of Incorporation of Tesoro Aviation Company, as
           amended (incorporated by reference herein to Exhibit 3.23 to
           Registration Statement No. 333-75056).
    3.24   Bylaws of Tesoro Aviation Company (incorporated by reference herein to Exhibit 3.24 to Registration Statement No.
           333-75056).
    3.25   Certificate of Tesoro Financial Services Holding Company
           (incorporated by reference herein to Exhibit 3.25 to
           Registration Statement No. 333-75056).
    3.26   Bylaws of Tesoro Financial Services Holding Company
           (incorporated by reference herein to Exhibit 3.26 to
           Registration Statement No. 333-75056).
    3.27   Certificate of Incorporation of Tesoro Gas Resources
           Company, Inc. (incorporated by reference herein to Exhibit
           3.27 to Registration Statement No. 333-75056).
    3.28   Bylaws of Tesoro Gas Resources Company, Inc. (incorporated by reference herein to Exhibit 3.28 to Registration
           Statement No. 333-75056).
    3.29   Articles of Incorporation of Tesoro Hawaii Corporation, as
           amended (incorporated by reference herein to Exhibit 3.29 to
           Registration Statement No. 333-75056).
    3.30   Bylaws of Tesoro Hawaii Corporation, as amended
           (incorporated by reference herein to Exhibit 3.30 to
           Registration Statement No. 333-75056).
    3.31   Certificate of Incorporation of Tesoro High Plains Pipeline
           Company, as amended (incorporated by reference herein to
           Exhibit 3.31 to Registration Statement No. 333-75056).
    3.32   Bylaws of Tesoro High Plains Pipeline Company (incorporated by reference herein to Exhibit 3.32 to Registration
           Statement No. 333-75056).
    3.33   Certificate of Incorporation of Tesoro Marine Services
           Holding Company, as amended (incorporated by reference
           herein to Exhibit 3.33 to Registration Statement No.
           333-75056).
    3.34   Bylaws of Tesoro Marine Services Holding Company
           (incorporated by reference herein to Exhibit 3.34 to
           Registration Statement No. 333-75056).
    3.35   Certificate of Formation of Tesoro Marine Services, LLC
           (formerly Tesoro Marine Services, Inc)(incorporated by
           reference herein to Exhibit 3.35 to Registration Statement
           No. 333-75056).
    3.36   Limited Liability Company Agreement of Tesoro Marine
           Services, LLC (incorporated by reference herein to Exhibit
           3.36 to Registration Statement No. 333-75056).
    3.37   Certificate of Incorporation of Tesoro Maritime Company
           (incorporated by reference herein to Exhibit 3.37 to
           Registration Statement No. 333-75056).
    3.38   Bylaws of Tesoro Maritime Company (incorporated by reference herein to Exhibit 3.38 to Registration Statement No.
           333-75056).
    3.39   Articles of Incorporation of Tesoro Northstore Company, as
           amended (incorporated by reference herein to Exhibit 3.39 to
           Registration Statement No. 333-75056).
    3.40   Bylaws of Tesoro Northstore Company, as amended
           (incorporated by reference herein to Exhibit 3.40 to
           Registration Statement No. 333-75056).
    3.41   Certificate of Incorporation of Tesoro Petroleum Companies,
           Inc., as amended (incorporated by reference herein to
           Exhibit 3.41 to Registration Statement No. 333-75056).
    3.42   Bylaws of Tesoro Petroleum Companies, Inc., as amended
           (incorporated by reference herein to Exhibit 3.9 to
           Registration Statement No. 333-75056).
    3.43   [Intentionally omitted]
    3.44   [Intentionally omitted]
    3.45   [Intentionally omitted]
    3.46   [Intentionally omitted]
    3.47   Certificate of Incorporation of Tesoro Technology Company,
           as amended (incorporated by reference herein to Exhibit 3.47 to Registration Statement No. 333-75056).

EXHIBIT
 NUMBER                            DESCRIPTION
-------                            -----------
    3.48   Bylaws of Tesoro Technology Company, as amended
           (incorporated by reference herein to Exhibit 3.48 to
           Registration Statement No. 333-75056).
    3.49   Certificate of Incorporation of Tesoro Vostock Company, as
           amended (incorporated by reference herein to Exhibit 3.49 to
           Registration Statement No. 333-75056).
    3.50   Bylaws of Tesoro Vostock Company, as amended (incorporated by reference herein to Exhibit 3.50 to Registration
           Statement No. 333-75056).
    3.51   Certificate of Incorporation of Tesoro Refining and
           Marketing Company (formerly Tesoro West Coast Company), as amended (incorporated by reference herein to Exhibit 3.51 to
           Registration Statement No. 333-75056).
    3.52   Bylaws of Tesoro Refining and Marketing Company (formerly
           Tesoro West Coast Company), as amended (incorporated by
           reference herein to Exhibit 3.52 to Registration Statement
           No. 333-75056).
    3.53   Certificate of Incorporation of Victory Finance Company, as
           amended (incorporated by reference herein to Exhibit 3.53 to
           Registration Statement No. 333-75056).
    3.54   Bylaws of Victory Finance Company (incorporated by reference herein to Exhibit 3.54 to Registration Statement No.
           333-75056).
    3.55   Certificate of Incorporation of Tesoro Trading Company, as
           amended (incorporated by reference herein to Exhibit 3.1 to
           Amendment No. 1 to Registration Statement No. 333-84018).
    3.56   Bylaws of Tesoro Trading Company (incorporated by reference herein to Exhibit 3.2 to Amendment No. 1 to Registration
           Statement No. 333-84018).
    4.1    Form of Coastwide Energy Services Inc. 8% Convertible
           Subordinated Debenture (incorporated by reference herein to
           Exhibit 4.3 to Post-Effective Amendment No. 1 to
           Registration No. 333-00229).
    4.2    Debenture Assumption and Conversion Agreement dated as of
           February 20, 1996, between the Company, Coastwide Energy
           Services, Inc. and CNRG Acquisition Corp. (incorporated by reference herein to Exhibit 4.4 to Post-Effective Amendment
           No. 1 to Registration No. 333-00229).
    4.3    Form of Cancellation/Substitution Agreement by and between the Company, Coastwide Energy Services, Inc. and Optionee
           (incorporated by reference herein to Exhibit 4.6 to
           Post-Effective Amendment No. 1 to Registration No.
           333-00229).
    4.4    Indenture, dated as of July 2, 1998, between Tesoro
           Petroleum Corporation and U.S. Bank Trust National
           Association, as Trustee (incorporated by reference herein to
           Exhibit 4.4 to Registration Statement No. 333-59871).
    4.5    Form of 9% Senior Subordinated Notes due 2008 and 9% Senior
           Subordinated Notes due 2008, Series B (filed as part of
           Exhibit 4.4 hereof) (incorporated by reference herein to
           Exhibit 4.5 to Registration Statement No. 333-59871).
    4.7    Indenture, dated as of November 6, 2001, between Tesoro
           Petroleum Corporation and U.S. Bank Trust National
           Association, as Trustee (incorporated by reference herein to
           Exhibit 4.8 to Registration Statement No. 333-75056).
    4.8    Form of 9 5/8% Senior Subordinated Notes due 2008 and 9 5/8%
           Senior Subordinated Notes due 2008, Series B (filed as part of Exhibit 4.7 hereof).
    4.9    Indenture, dated as of April 9, 2002, between Tesoro Escrow
           Corp. and U.S. Bank National Association, as Trustee
           (incorporated by reference herein to Exhibit 4.9 to
           Registration Statement No. 333-84018).
   *4.10   Supplemental Indenture, dated as of May 17, 2002, among
           Tesoro Escrow Corp., Tesoro Petroleum Corporation, the
           subsidiary guarantors and U.S. Bank National Association, as
           Trustee.
    4.11   Form of 9 5/8% Senior Subordinated Notes due 2012 (filed as part of Exhibit 4.9 hereof) (incorporated by reference
           herein to Exhibit 4.10 to Registration Statement No.
           333-84018).
    4.12   Registration Rights Agreement, dated as of April 9, 2002,
           among Tesoro Petroleum Corporation, certain subsidiary
           guarantors, Lehman Brothers Inc., ABN AMRO, Incorporated,
           Banc One Capital Markets, Inc., Credit Lyonnais Securities
           (USA), Inc. and Scotia Capital (USA) Inc. (incorporated by reference herein to Exhibit 4.12 to Registration Statement
           No. 333-84018).

EXHIBIT
 NUMBER                            DESCRIPTION
-------                            -----------
   *5.1    Opinion of Fulbright & Jaworski L.L.P.
   10.1    $1,275,000,000 Amended and Restated Credit Agreement, dated as of May 17, 2002, among the Company and Lehman Brothers
           Inc. (arranger), Lehman Commercial Paper Inc. (the syndica-
           tion agent), Bank One, NA (the administrative agent) and a syndicate of banks, financial institutions and other
           entities (incorporated by reference to Exhibit 10.4 to the
           Company's Current Report on Form 8-K filed on May 24, 2002,
           File No. 1-3473).
   10.2    Guarantee and Collateral Agreement, dated as of September 6,
           2001, made by Tesoro Petroleum Corporation in favor of Bank
           One, NA, as Administrative Agent (incorporated by reference to Exhibit 10.2 to Amendment No. 2 to the Company's Current
           Report on Form 8-K filed on November 5, 2001. File No.
           1-3473).
   10.3    $100 million Promissory Note, dated as of May 17, 2002,
           payable by the Company to Ultramar Inc. (incorporated by
           reference to Exhibit 10.1 to the Company's Current Report on
           Form 8-K filed on May 24, 2002, File No. 1-3473).
   10.4    $50 million Promissory Note, dated as of May 17, 2002,
           payable by the Company to Ultramar Inc. (incorporated by
           reference to Exhibit 10.2 to the Company's Current Report on
           Form 8-K filed on May 24, 2002, File No. 1-3473).
  +10.5    The Company's Amended Executive Security Plan, as amended
           through November 13, 1989, and Funded Executive Security
           Plan, as amended through February 28, 1990, for executive
           officers and key personnel (incorporated by reference herein to Exhibit 10(f) to the Company's Annual Report on Form 10-K
           for the fiscal year ended September 30, 1990, File No.
           1-3473).
  +10.6    Sixth Amendment to the Company's Amended Executive Security
           Plan and Seventh Amendment to the Company's Funded Executive
           Security Plan, both dated effective March 6, 1991
           (incorporated by reference herein to Exhibit 10(g) to the
           Company's Annual Report on Form 10-K for the fiscal year
           ended September 30, 1991, File No. 1-3473).
  +10.7    Seventh Amendment to the Company's Amended Executive
           Security Plan and Eighth Amendment to the Company's Funded
           Executive Security Plan, both dated effective December 8,
           1994 (incorporated by reference herein to Exhibit 10(f) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, File No. 1-3473).
  +10.8    Eighth Amendment to the Company's Amended Executive Security
           Plan and Ninth Amendment to the Company's Funded Executive
           Security Plan, both dated effective June 6, 1996 (incorpo-
           rated by reference herein to Exhibit 10.5 to the Company's
           Annual Report on Form 10-K for the fiscal year ended
           December 31, 1998, File No. 1-3473).
  +10.9    Ninth Amendment to the Company's Amended Executive Security
           Plan and Tenth Amendment to the Company's Funded Executive
           Security Plan, both dated effective October 1, 1998
           (incorporated by reference herein to Exhibit 10.6 to the
           Company's Annual Report on Form 10-K for the fiscal year
           ended December 31, 1998, File No. 1-3473).
  +10.10   Amended and Restated Employment Agreement between the
           Company and Bruce A. Smith dated November 1, 1997
           (incorporated by reference therein to Exhibit 10.4 to the
           Company's Annual Report on Form 10-K for the fiscal year
           ended December 31, 1997, File No. 1-3473).
  +10.11   First Amendment dated October 28, 1998 to Amended and
           Restated Employment Agreement between the Company and Bruce
           A. Smith dated November 1, 1997 (incorporated by reference herein to Exhibit 10.8 to the Company's Annual Report on
           Form 10-K for the fiscal year ended December 31, 1998, File
           No. 1-3473).
  +10.12   Amended and Restated Employment Agreement between the
           Company and William T. Van Kleef dated as of October 28,
           1998 (incorporated by reference herein to Exhibit 10.9 to
           the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, File No. 1-3473).
  +10.13   Amended and Restated Employment Agreement between the
           Company and James C. Reed, Jr. dated as of October 28, 1998
           (incorporated by reference herein to Exhibit 10.10 to the
           Company's Annual Report on Form 10-K for the fiscal year
           ended December 31, 1998, File No. 1-3473).
  +10.14   Management Stability Agreement between the Company and
           Thomas E. Reardon dated December 14, 1994 (incorporated by reference herein to Exhibit 10(w) to Registration Statement
           No. 333-00229).

EXHIBIT
 NUMBER                            DESCRIPTION
-------                            -----------
  +10.15   Management Stability Agreement between the Company and Faye
           W. Kurren dated March 15, 2000 (incorporated by reference
           herein to Exhibit 10.1 to the Company's Quarterly Report on
           Form 10-Q for the quarterly period ended March 31, 2000,
           File No. 1-3473).
  +10.16   Management Stability Agreement between the Company and
           Donald A. Nyberg dated December 12, 1996 (incorporated by
           reference herein to Exhibit 10.7 to the Company's Annual
           Report on Form 10-K for the fiscal year ended December 31,
           1997, File No. 1-3473).
  +10.17   Management Stability Agreement between the Company and
           Richard M. Parry dated March 15, 2000 (incorporated by
           reference herein to Exhibit 10.2 to the Company's Quarterly
           Report on Form 10-Q for the quarterly period ended March 31,
           2000, File No. 1-3473).
  +10.18   Management Stability Agreement between the Company and Steve
           Wormington dated September 27, 1995 (incorporated by
           reference herein to Exhibit 10.9 to the Company's Annual
           Report on Form 10-K for the fiscal year ended December 31,
           1997, File No. 1-3473).
  +10.19   Management Stability Agreement between the Company and
           Gregory A. Wright dated February 23, 1995 (incorporated by reference herein to Exhibit 10(p) to the Company's Annual
           Report on Form 10-K for the fiscal year ended December 31,
           1994, File No. 1-3473).
  +10.20   Management Stability Agreement between the Company and
           Sharon L. Layman dated December 14, 1994 (incorporated by
           reference herein to Exhibit 10.14 to the Company's Annual
           Report on Form 10-K for the fiscal year ended December 31,
           1999, File No. 1-3473).
  +10.21   Management Stability Agreement between the Company and W.
           Eugene Burden dated February 11, 2001 (incorporated by
           reference herein to Exhibit 10.1 to the Company's Quarterly
           Report on Form 10-Q for the fiscal quarter ended June 30,
           2001, File No. 1-3473).
  +10.22   Management Stability Agreement between the Company and
           Sharlene S. Fey dated April 8, 2001 (incorporated by
           reference herein to Exhibit 10.1 to the Company's Quarterly
           Report on Form 10-Q for the fiscal quarter ended June 30,
           2001, File No. 1-3473).
  +10.23   Management Stability Agreement between the Company and Jerry
           H. Mouser dated April 8, 2001 (incorporated by reference
           herein to Exhibit 10.1 to the Company's Quarterly Report on
           Form 10-Q for the fiscal quarter ended June 30, 2001, File
           No. 1-3473).
  +10.24   Management Stability Agreement between the Company and
           Everett D. Lewis dated March 15, 2001 (incorporated by
           reference herein to Exhibit 10.1 to the Company's Quarterly
           Report on Form 10-Q for the fiscal quarter ended June 30,
           2001, File No. 1-3473).
  +10.25   Management Stability Agreement between the Company and James
           L. Taylor dated July 27, 2001 (incorporated by reference
           herein to Exhibit 10.24 to Registration Statement No.
           333-75056).
  +10.26   Management Stability Agreement between the Company and
           Daniel J. Porter dated September 6, 2001 (incorporated by
           reference herein to Exhibit 10.25 to Registration Statement
           No. 333-75056).
  +10.27   Management Stability Agreement between the Company and Rick
           D. Weyen dated September 6, 2001 (incorporated by reference herein to Exhibit 10.26 to Registration Statement No.
           333-75056).
  +10.28   Management Stability Agreement between the Company and G.
           Scott Spendlove dated January 24, 2002 (incorporated by
           reference herein to Exhibit 10.1 to the Company's Quarterly
           Report on Form 10-Q for the fiscal quarter ended March 31,
           2002, File No. 1-3473).
  +10.29   The Company's Amended Incentive Stock Plan of 1982, as
           amended through February 24, 1988 (incorporated by reference herein to Exhibit 10(t) to the Company's Annual Report on
           Form 10-K for the fiscal year ended September 30, 1988, File
           No. 1-3473).
  +10.30   Resolution approved by the Company's stockholders on April
           30, 1992 extending the term of the Company's Amended
           Incentive Stock Plan of 1982 to February 24, 1994
           (incorporated by reference herein to Exhibit 10(o) to the
           Company's Annual Report on Form 10-K for the fiscal year
           ended December 31, 1992, File No. 1-3473).
  +10.31   Copy of the Company's Amended and Restated Executive
           Long-Term Incentive Plan, as amended through May 25, 2000
           (incorporated by reference herein to Exhibit 99.1 to the
           Company's Registration Statement No. 333-39070 filed on Form
           S-8).

EXHIBIT
 NUMBER                            DESCRIPTION
-------                            -----------
 *+10.32   Amendment to the Company's Amended and Restated Executive
           Long-Term Incentive Plan effective as of June 20, 2002.
  +10.33   Copy of the Company's 1998 Performance Incentive
           Compensation Plan (incorporated by reference herein to
           Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q
           for the period ended September 30, 1998, File No. 1-3473).
  +10.34   Copy of the Company's Non-Employee Director Retirement Plan
           dated December 8, 1994 (incorporated by reference herein to
           Exhibit 10(t) to the Company's Annual Report on Form 10-K
           for the fiscal year ended December 31, 1994, File No.
           1-3473).
  +10.35   Copy of the Company's Board of Directors Deferred
           Compensation Plan dated February 23, 1995 (incorporated by reference herein to Exhibit 10(u) to the Company's Annual
           Report on Form 10-K for the fiscal year ended December 31,
           1994, File No. 1-3473).
  +10.36   Copy of the Company's Board of Directors Deferred
           Compensation Trust dated February 23, 1995 (incorporated by reference herein to Exhibit 10(v) to the Company's Annual
           Report on Form 10-K for the fiscal year ended December 31,
           1994, File No. 1-3473).
  +10.37   Copy of the Company's Board of Directors Deferred Phantom
           Stock Plan (incorporated by reference herein to Exhibit 10 to the Company's Quarterly Report on Form 10-Q for the
           quarter ended March 31, 1997, File No. 1-3473).
  +10.38   Phantom Stock Option Agreement between the Company and Bruce
           A. Smith dated effective October 29, 1997 (incorporated by reference herein to Exhibit 10.20 to the Company's Annual
           Report on Form 10-K for the fiscal year ended December 31,
           1997, File No. 1-3473).
   10.39   Form of Indemnification Agreement between the Company and
           its officers and directors (incorporated by reference herein to Exhibit B to the Company's Proxy Statement for the Annual
           Meeting of Stockholders held on February 25, 1987, File No.
           1-3473).
  +10.40   Copy of the Company's Amended and Restated 1995 Non-Employee
           Director Stock Option Plan (incorporated by reference herein to Exhibit 10.2 to the Company's Quarterly Report on Form
           10-Q for the fiscal quarter ended March 31, 2002, File No.
           1-3473).
 *+10.41   Amendment to the Company's Amended and Restated 1995
           Non-Employee Director Stock Option Plan effective as of June
           20, 2002.
   10.42   Letter dated May 5, 2002 from the Company to the State of
           California Department of Justice, Office of Attorney General
           (incorporated by reference to Exhibit 10.3 to the Company's
           Current Report on Form 8-K filed on May 24, 2002, File No.
           1-3473).
  *12.1    Statement of Computation of Ratio of Earnings to Fixed
           Charges.
  *21.1    Subsidiaries of the Company.
  *23.1    Consent of Deloitte & Touche LLP.
  *23.2    Consent of Ernst & Young LLP.
  *23.3    Consent of Fulbright & Jaworski L.L.P. (included in their
           opinion filed as Exhibit 5.1).
  *24.1    Powers of Attorney of certain officers and directors of
           Tesoro Petroleum Corporation and other Registrants (included on the signature pages).
  *25.1    Form T-1, Statement of Eligibility under the Trust Indenture
           Act of 1939 of U.S. Bank Trust National Association.
  *99.1    Form of Letter of Transmittal and Consent.
  *99.2    Form of Notice of Guaranteed Delivery.
  *99.3    Form of Letter from Tesoro Petroleum Corporation to
           Registered Holders and Depository Trust Company
           Participants.
  *99.4    Form of Instructions from Beneficial Owners to Registered
           Holders and Depository Trust Company Participants.
  *99.5    Form of Letter to Clients.

---------------

*  Filed herewith.

 + Identifies management contracts or compensatory plans or arrangements.

     Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

ITEM 22.  UNDERTAKINGS

     The each of the undersigned co-registrants hereby undertakes:

     (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

     (2) To respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking also includes documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (3) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (4) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (5) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (6) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 16, 2002.

                                            TESORO PETROLEUM CORPORATION

                                            By:     /s/ BRUCE A. SMITH
                                              ----------------------------------
                                               Bruce A. Smith, Chairman of the
                                                             Board
                                                 of Directors, President and
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James C. Reed, Jr. and Bruce A. Smith and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                 /s/ BRUCE A. SMITH                    Chairman of the Board of           July 16, 2002
-----------------------------------------------------    Directors, President and Chief
                   Bruce A. Smith                        Executive Officer (Principal
                                                         Executive Officer)

                /s/ GREGORY A. WRIGHT                  Senior Vice President and Chief    July 16, 2002
-----------------------------------------------------    Financial Officer (Principal
                  Gregory A. Wright                      Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller      July 16, 2002
-----------------------------------------------------    (Principal Accounting Officer)
                   Sharlene S. Fey

               /s/ STEVEN H. GRAPSTEIN                 Lead Director and Director         July 16, 2002
-----------------------------------------------------
                 Steven H. Grapstein

             /s/ JAMES F. CLINGMAN, JR.                Director                           July 16, 2002
-----------------------------------------------------
               James F. Clingman, Jr.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

               /s/ WILLIAM J. JOHNSON                  Director                           July 16, 2002
-----------------------------------------------------
                 William J. Johnson

                /s/ A. MAURICE MYERS                   Director                           July 16, 2002
-----------------------------------------------------
                  A. Maurice Myers

                /s/ DONALD H. SCHMUDE                  Director                           July 16, 2002
-----------------------------------------------------
                  Donald H. Schmude

                 /s/ PATRICK J. WARD                   Director                           July 16, 2002
-----------------------------------------------------
                   Patrick J. Ward

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 16, 2002.

                                            DIGICOMP, INC.
                                            TESORO AVIATION COMPANY

                                            By:    /s/ GREGORY A. WRIGHT
                                              ----------------------------------
                                                      Gregory A. Wright
                                                  Senior Vice President and
                                                   Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James C. Reed, Jr. and Bruce A. Smith and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                 /s/ BRUCE A. SMITH                    Director and President (Principal  July 16, 2002
-----------------------------------------------------    Executive Officer)
                   Bruce A. Smith

               /s/ JAMES C. REED, JR.                  Director, Executive Vice           July 16, 2002
-----------------------------------------------------    President, General Counsel and
                 James C. Reed, Jr.                      Secretary

              /s/ WILLIAM T. VAN KLEEF                 Director and Executive Vice        July 16, 2002
-----------------------------------------------------    President
                William T. Van Kleef

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

                /s/ GREGORY A. WRIGHT                  Senior Vice President and Chief    July 16, 2002
-----------------------------------------------------    Financial Officer (Principal
                  Gregory A. Wright                      Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller      July 16, 2002
-----------------------------------------------------    (Principal Accounting Officer)
                   Sharlene S. Fey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 16, 2002.

                                            FAR EAST MARITIME COMPANY
                                            GOLD STAR MARITIME COMPANY

                                            By:   /s/ TIMOTHY F. PLUMMER
                                              ----------------------------------
                                                      Timothy F. Plummer
                                                          President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James C. Reed, Jr. and Bruce A. Smith and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
               /s/ TIMOTHY F. PLUMMER                  Director and President (Principal  July 16, 2002
-----------------------------------------------------    Executive Officer)
                 Timothy F. Plummer

                /s/ GREGORY A. WRIGHT                  Director                           July 16, 2002
-----------------------------------------------------
                  Gregory A. Wright

                /s/ JAMES B. WILLCOX                   Treasurer (Principal Financial     July 16, 2002
-----------------------------------------------------    and Accounting Officer)
                  James B. Willcox

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 16, 2002.

                                            KENAI PIPE LINE COMPANY

                                            By:    /s/ GREGORY A. WRIGHT
                                              ----------------------------------
                                                      Gregory A. Wright
                                                  Senior Vice President and
                                                   Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James C. Reed, Jr. and Bruce A. Smith and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                 /s/ BRUCE A. SMITH                    Director                           July 16, 2002
-----------------------------------------------------
                   Bruce A. Smith

               /s/ JAMES C. REED, JR.                  Director, Executive Vice           July 16, 2002
-----------------------------------------------------    President and Secretary
                 James C. Reed, Jr.

              /s/ WILLIAM T. VAN KLEEF                 Director and Executive Vice        July 16, 2002
-----------------------------------------------------    President
                William T. Van Kleef

                 /s/ RODNEY S. CASON                   President (Principal Executive     July 16, 2002
-----------------------------------------------------    Officer)
                   Rodney S. Cason

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

                /s/ GREGORY A. WRIGHT                  Senior Vice President and Chief    July 16, 2002
-----------------------------------------------------    Financial Officer (Principal
                  Gregory A. Wright                      Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller      July 16, 2002
-----------------------------------------------------    (Principal Accounting Officer)
                   Sharlene S. Fey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 16, 2002.

                                            SMILEY'S SUPER SERVICE, INC.
                                            TESORO HAWAII CORPORATION

                                            By:    /s/ GREGORY A. WRIGHT
                                              ----------------------------------
                                                      Gregory A. Wright
                                                  Senior Vice President and
                                                   Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James C. Reed, Jr. and Bruce A. Smith and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                 /s/ BRUCE A. SMITH                    Chairman of the Board of          July 16, 2002
-----------------------------------------------------    Directors
                   Bruce A. Smith

                 /s/ FAYE W. KURREN                    Director and President            July 16, 2002
-----------------------------------------------------    (Principal Executive Officer)
                   Faye W. Kurren

               /s/ JAMES C. REED, JR.                  Director, Executive Vice          July 16, 2002
-----------------------------------------------------    President and Secretary
                 James C. Reed, Jr.

              /s/ WILLIAM T. VAN KLEEF                 Director and Executive Vice       July 16, 2002
-----------------------------------------------------    President
                William T. Van Kleef

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                /s/ GREGORY A. WRIGHT                  Senior Vice President and Chief   July 16, 2002
-----------------------------------------------------    Financial Officer (Principal
                  Gregory A. Wright                      Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller     July 16, 2002
-----------------------------------------------------    (Principal Accounting
                   Sharlene S. Fey                       Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 16, 2002.

                                            TESORO ALASKA COMPANY

                                            By:    /s/ GREGORY A. WRIGHT
                                              ----------------------------------
                                                      Gregory A. Wright
                                                  Senior Vice President and
                                                   Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James C. Reed, Jr. and Bruce A. Smith and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                 /s/ BRUCE A. SMITH                    Chairman of the Board of          July 16, 2002
-----------------------------------------------------    Directors
                   Bruce A. Smith

               /s/ JAMES C. REED, JR.                  Director, Executive Vice          July 16, 2002
-----------------------------------------------------    President and Secretary
                 James C. Reed, Jr.

              /s/ WILLIAM T. VAN KLEEF                 Director and Executive Vice       July 16, 2002
-----------------------------------------------------    President
                William T. Van Kleef

                 /s/ RODNEY S. CASON                   President (Principal Executive    July 16, 2002
-----------------------------------------------------    Officer)
                   Rodney S. Cason

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                /s/ GREGORY A. WRIGHT                  Senior Vice President and Chief   July 16, 2002
-----------------------------------------------------    Financial Officer (Principal
                  Gregory A. Wright                      Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller     July 16, 2002
-----------------------------------------------------    (Principal Accounting
                   Sharlene S. Fey                       Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 16, 2002.

                                            TESORO ALASKA PIPELINE COMPANY
                                            TESORO NORTHSTORE COMPANY

                                            By:    /s/ GREGORY A. WRIGHT
                                              ----------------------------------
                                                      Gregory A. Wright
                                                  Senior Vice President and
                                                   Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James C. Reed, Jr. and Bruce A. Smith and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                 /s/ BRUCE A. SMITH                    Director                          July 16, 2002
-----------------------------------------------------
                   Bruce A. Smith

               /s/ JAMES C. REED, JR.                  Director, Executive Vice          July 16, 2002
-----------------------------------------------------    President and Secretary
                 James C. Reed, Jr.

              /s/ WILLIAM T. VAN KLEEF                 Director and Executive Vice       July 16, 2002
-----------------------------------------------------    President
                William T. Van Kleef

                 /s/ RODNEY S. CASON                   President (Principal Executive    July 16, 2002
-----------------------------------------------------    Officer)
                   Rodney S. Cason

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                /s/ GREGORY A. WRIGHT                  Senior Vice President and Chief   July 16, 2002
-----------------------------------------------------    Financial Officer (Principal
                  Gregory A. Wright                      Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller     July 16, 2002
-----------------------------------------------------    (Principal Accounting
                   Sharlene S. Fey                       Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 16, 2002.

                                  TESORO FINANCIAL SERVICES HOLDING COMPANY
                                  VICTORY FINANCE COMPANY

                                  By:          /s/ CHARLES L. MAGEE
                                     -------------------------------------------
                                                  Charles L. Magee
                                                      President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James C. Reed, Jr. and Bruce A. Smith and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                /s/ CHARLES L. MAGEE                   Director and President (Principal  July 16, 2002
-----------------------------------------------------    Executive, Financial and
                  Charles L. Magee                       Accounting Officer)

                                                       Director
-----------------------------------------------------
                   Heather R. Hill

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 16, 2002.

                                          TESORO GAS RESOURCES COMPANY, INC.

                                          By:     /s/ GREGORY A. WRIGHT
                                            ------------------------------------
                                                     Gregory A. Wright
                                                 Senior Vice President and
                                                  Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James C. Reed, Jr. and Bruce A. Smith and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                 /s/ BRUCE A. SMITH                    Director and President (Principal  July 16, 2002
-----------------------------------------------------    Executive Officer)
                   Bruce A. Smith

              /s/ WILLIAM T. VAN KLEEF                 Director and Executive Vice        July 16, 2002
-----------------------------------------------------    President, Operations
                William T. Van Kleef

                /s/ GREGORY A. WRIGHT                  Senior Vice President and Chief    July 16, 2002
-----------------------------------------------------    Financial Officer (Principal
                  Gregory A. Wright                      Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller      July 16, 2002
-----------------------------------------------------    (Principal Accounting Officer)
                   Sharlene S. Fey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 16, 2002.

                                          TESORO HIGH PLAINS PIPELINE COMPANY

                                          By:     /s/ GREGORY A. WRIGHT
                                            ------------------------------------
                                                     Gregory A. Wright
                                              Senior Vice President and Chief
                                                      Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James C. Reed, Jr. and Bruce A. Smith and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

                /s/ BRUCE A. SMITH                   Chairman of the Board of Directors,    July 16, 2002
 ------------------------------------------------      President and Chief Executive
                  Bruce A. Smith                       Officer (Principal Executive
                                                       Officer)


             /s/ WILLIAM T. VAN KLEEF                Director, Executive Vice President     July 16, 2002
 ------------------------------------------------      and Chief Operating Officer
               William T. Van Kleef


              /s/ JAMES C. REED, JR.                 Director, Executive Vice President,    July 16, 2002
 ------------------------------------------------      General Counsel and Secretary
                James C. Reed, Jr.


              /s/ GREGORY A. WRIGHT                  Senior Vice President and Chief        July 16, 2002
 ------------------------------------------------      Financial Officer (Principal
                Gregory A. Wright                      Financial Officer)


               /s/ SHARLENE S. FEY                   Vice President and Controller          July 16, 2002
 ------------------------------------------------      (Principal Accounting Officer)
                 Sharlene S. Fey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 16, 2002.

                                    TESORO MARINE SERVICES HOLDING COMPANY

                                    By:        /s/ GREGORY A. WRIGHT
                                       -----------------------------------------
                                                   Gregory A. Wright
                                               Senior Vice President and
                                                Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James C. Reed, Jr. and Bruce A. Smith and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                 /s/ BRUCE A. SMITH                    Chairman of the Board of           July 16, 2002
-----------------------------------------------------    Directors
                   Bruce A. Smith

                /s/ DONALD A. NYBERG                   Director and President (Principal  July 16, 2002
-----------------------------------------------------    Executive Officer)
                  Donald A. Nyberg

               /s/ JAMES C. REED, JR.                  Director, Executive Vice           July 16, 2002
-----------------------------------------------------    President, General Counsel and
                 James C. Reed, Jr.                      Secretary

              /s/ WILLIAM T. VAN KLEEF                 Director and Executive Vice        July 16, 2002
-----------------------------------------------------    President
                William T. Van Kleef

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

                /s/ GREGORY A. WRIGHT                  Senior Vice President and Chief    July 16, 2002
-----------------------------------------------------    Financial Officer (Principal
                  Gregory A. Wright                      Financial Officer)

                /s/ DEAN M. KRAKOSKY                   Controller (Principal Accounting   July 16, 2002
-----------------------------------------------------    Officer)
                  Dean M. Krakosky

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 16, 2002.

                                    TESORO MARINE SERVICES, LLC

                                    By:        /s/ GREGORY A. WRIGHT
                                       -----------------------------------------
                                                   Gregory A. Wright
                                               Senior Vice President and
                                                Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James C. Reed, Jr. and Bruce A. Smith and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                 /s/ BRUCE A. SMITH                    Chairman; Chairman of the Board    July 16, 2002
-----------------------------------------------------    of Directors and Director of
                   Bruce A. Smith                        Sole Member

              /s/ WILLIAM T. VAN KLEEF                 Executive Vice President and       July 16, 2002
-----------------------------------------------------    Director of Sole Member
                William T. Van Kleef

               /s/ JAMES C. REED, JR.                  Executive Vice President, General  July 16, 2002
-----------------------------------------------------    Counsel and Secretary and
                 James C. Reed, Jr.                      Director of Sole Member

                /s/ DONALD A. NYBERG                   President and Director of Sole     July 16, 2002
-----------------------------------------------------    Member (Principal Executive
                  Donald A. Nyberg                       Officer)

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

                /s/ GREGORY A. WRIGHT                  Senior Vice President and Chief    July 16, 2002
-----------------------------------------------------    Financial Officer (Principal
                  Gregory A. Wright                      Financial Officer)

                /s/ DEAN M. KRAKOSKY                   Controller (Principal Accounting   July 16, 2002
-----------------------------------------------------    Officer)
                  Dean M. Krakosky

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 16, 2002.

                                    TESORO MARITIME COMPANY

                                    By:        /s/ GREGORY A. WRIGHT
                                       -----------------------------------------
                                                   Gregory A. Wright
                                               Senior Vice President and
                                                Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James C. Reed, Jr. and Bruce A. Smith and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                 /s/ BRUCE A. SMITH                    Chairman of the Board of           July 16, 2002
-----------------------------------------------------    Directors
                   Bruce A. Smith

               /s/ TIMOTHY F. PLUMMER                  Director and President (Principal  July 16, 2002
-----------------------------------------------------    Executive Officer)
                 Timothy F. Plummer

                /s/ GREGORY A. WRIGHT                  Director, Senior Vice President    July 16, 2002
-----------------------------------------------------    and Chief Financial Officer
                  Gregory A. Wright                      (Principal Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller      July 16, 2002
-----------------------------------------------------    (Principal Accounting Officer)
                   Sharlene S. Fey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 16, 2002.

                                            TESORO PETROLEUM COMPANIES, INC.

                                            By:    /s/ GREGORY A. WRIGHT
                                              ----------------------------------
                                                      Gregory A. Wright
                                                  Senior Vice President and
                                                   Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James C. Reed, Jr. and Bruce A. Smith and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                 /s/ BRUCE A. SMITH                    Director and President (Principal  July 16, 2002
-----------------------------------------------------    Executive Officer)
                   Bruce A. Smith

               /s/ JAMES C. REED, JR.                  Director, Executive Vice           July 16, 2002
-----------------------------------------------------    President, General Counsel and
                 James C. Reed, Jr.                      Secretary

              /s/ WILLIAM T. VAN KLEEF                 Director and Executive Vice        July 16, 2002
-----------------------------------------------------    President
                William T. Van Kleef

                /s/ GREGORY A. WRIGHT                  Senior Vice President and Chief    July 16, 2002
-----------------------------------------------------    Financial Officer (Principal
                  Gregory A. Wright                      Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller      July 16, 2002
-----------------------------------------------------    (Principal Accounting Officer)
                   Sharlene S. Fey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 16, 2002.

                                TESORO REFINING AND MARKETING COMPANY

                                By:          /s/ GREGORY A. WRIGHT
                                   ---------------------------------------------
                                                 Gregory A. Wright
                                             Senior Vice President and
                                              Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James C. Reed, Jr. and Bruce A. Smith and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                 /s/ BRUCE A. SMITH                    Chairman of the Board of           July 16, 2002
-----------------------------------------------------    Directors
                   Bruce A. Smith

               /s/ JAMES C. REED, JR.                  Director, Executive Vice           July 16, 2002
-----------------------------------------------------    President and Secretary
                 James C. Reed, Jr.

              /s/ WILLIAM T. VAN KLEEF                 Director and President (Principal  July 16, 2002
-----------------------------------------------------    Executive Officer)
                William T. Van Kleef

                /s/ GREGORY A. WRIGHT                  Senior Vice President and Chief    July 16, 2002
-----------------------------------------------------    Financial Officer (Principal
                  Gregory A. Wright                      Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller      July 16, 2002
-----------------------------------------------------    (Principal Accounting Officer)
                   Sharlene S. Fey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 16, 2002.

                                            TESORO TECHNOLOGY COMPANY

                                            By:    /s/ GREGORY A. WRIGHT
                                              ----------------------------------
                                                      Gregory A. Wright
                                                  Senior Vice President and
                                                   Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James C. Reed, Jr. and Bruce A. Smith and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                 /s/ BRUCE A. SMITH                    Director and President             July 16, 2002
-----------------------------------------------------    (Principal Executive Officer)
                   Bruce A. Smith

               /s/ JAMES C. REED, JR.                  Director, Executive Vice           July 16, 2002
-----------------------------------------------------    President, General Counsel and
                 James C. Reed, Jr.                      Secretary

              /s/ WILLIAM T. VAN KLEEF                 Director and Executive Vice        July 16, 2002
-----------------------------------------------------    President
                William T. Van Kleef

                /s/ GREGORY A. WRIGHT                  Senior Vice President and          July 16, 2002
-----------------------------------------------------    Chief Financial Officer
                  Gregory A. Wright                      (Principal Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller      July 16, 2002
-----------------------------------------------------    (Principal Accounting Officer)
                   Sharlene S. Fey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 16, 2002.

                                            TESORO TRADING COMPANY

                                            By:    /s/ GREGORY A. WRIGHT
                                              ----------------------------------
                                                      Gregory A. Wright
                                                  Senior Vice President and
                                                   Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James C. Reed, Jr. and Bruce A. Smith and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                 /s/ BRUCE A. SMITH                    Chairman of the Board of           July 16, 2002
-----------------------------------------------------    Directors, President and Chief
                   Bruce A. Smith                        Executive Officer
                                                         (Principal Executive Officer)

               /s/ JAMES C. REED, JR.                  Director, Executive Vice           July 16, 2002
-----------------------------------------------------    President, General Counsel and
                 James C. Reed, Jr.                      Secretary

              /s/ WILLIAM T. VAN KLEEF                 Director and Executive Vice        July 16, 2002
-----------------------------------------------------    President and Chief Operating
                William T. Van Kleef                     Officer

                /s/ GREGORY A. WRIGHT                  Senior Vice President and          July 16, 2002
-----------------------------------------------------    Chief Financial Officer
                  Gregory A. Wright                      (Principal Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller      July 16, 2002
-----------------------------------------------------    (Principal Accounting Officer)
                   Sharlene S. Fey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 16, 2002.

                                            TESORO VOSTOK COMPANY

                                            By:    /s/ GREGORY A. WRIGHT
                                              ----------------------------------
                                                      Gregory A. Wright
                                                  Senior Vice President and
                                                   Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James C. Reed, Jr. and Bruce A. Smith and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates as indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                 /s/ BRUCE A. SMITH                    Director and President             July 16, 2002
-----------------------------------------------------    (Principal Executive Officer)
                   Bruce A. Smith

               /s/ JAMES C. REED, JR.                  Director, Executive Vice           July 16, 2002
-----------------------------------------------------    President and Secretary
                 James C. Reed, Jr.

              /s/ WILLIAM T. VAN KLEEF                 Director and Executive Vice        July 16, 2002
-----------------------------------------------------    President
                William T. Van Kleef

                /s/ GREGORY A. WRIGHT                  Senior Vice President and          July 16, 2002
-----------------------------------------------------    Chief Financial Officer
                  Gregory A. Wright                      (Principal Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller      July 16, 2002
-----------------------------------------------------    (Principal Accounting Officer)
                   Sharlene S. Fey

                               INDEX TO EXHIBITS

EXHIBIT
 NUMBER                            DESCRIPTION
-------                            -----------
   *1.1    Purchase Agreement, dated April 3, 2002, among Tesoro Escrow
           Corp., Lehman Brothers Inc., ABN AMRO, Incorporated, Banc
           One Capital Markets, Inc., Credit Lyonnais Securities (USA),
           Inc. and Scotia Capital (USA) Inc.
    2.1    Stock Sale Agreement, dated March 18, 1998, among the
           Company, BHP Hawaii Inc. and BHP Petroleum Pacific Islands
           Inc. (incorporated by reference herein to Exhibit 2.1 to
           Registration Statement No. 333-51789).
    2.2    Stock Sale Agreement, dated May 1, 1998, among Shell
           Refining Holding Company, Shell Anacortes Refining Company
           and the Company (incorporated by reference herein to the
           Company's Quarterly Report on Form 10-Q for the period ended
           March 31, 1998, File No. 1-3473).
    2.3    Stock Purchase Agreement, dated as of October 8, 1999, but effective as of July 1, 1999 among the Company, Tesoro Gas
           Resources Company, Inc., EEX Operating LLC and EEX
           Corporation (incorporated by reference herein to Exhibit 2.1 to the Company's Current Report on Form 8-K filed on January
           3, 2000, File No. 1-3473).
    2.4    First Amendment to Stock Purchase Agreement dated December
           16, 1999, but effective as of October 8, 1999, among the
           Company, Tesoro Gas Resources Company, Inc., EEX Operating
           LLC and EEX Corporation (incorporated by reference herein to
           Exhibit 2.2 to the Company's Current Report on Form 8-K
           filed on January 3, 2000, File No. 1-3473).
    2.5    Purchase Agreement dated as of December 17, 1999 among the
           Company, Tesoro Gas Resources Company, Inc. and EEX
           Operating LLC (Membership Interests in Tesoro Grande LLC)
           (incorporated by reference herein to Exhibit 2.3 to the
           Company's Current Report on Form 8-K filed on January 3,
           2000, File No. 1-3473).
    2.6    Purchase Agreement dated as of December 17, 1999 among the
           Company, Tesoro Gas Resources Company, Inc. and EEX
           Operating LLC (Membership Interests in Tesoro Reserves
           Company LLC) (incorporated by reference herein to Exhibit
           2.4 to the Company's Current Report on Form 8-K filed on
           January 3, 2000, File No. 1-3473).
    2.7    Purchase Agreement dated as of December 17, 1999 among the
           Company, Tesoro Gas Resources Company, Inc. and EEX
           Operating LLC (Membership Interests in Tesoro Southeast LLC)
           (incorporated by reference herein to Exhibit 2.5 to the
           Company's Current Report on Form 8-K filed on January 3,
           2000, File No. 1-3473).
    2.8    Stock Purchase Agreement, dated as of November 19, 1999, by and between the Company and BG International Limited
           (incorporated by reference herein to Exhibit 2.1 to the
           Company's Current Report on Form 8-K filed on January 13,
           2000, File No. 1-3473).
    2.9    Asset Purchase Agreement, dated July 16, 2001, by and among the Company, BP Corporation North America Inc. and Amoco Oil
           Company (incorporated by reference herein to Exhibit 2.1 to the Company's Current Report on Form 8-K filed on September
           21, 2001, File No. 1-3473).
    2.10   Asset Purchase Agreement, dated July 16, 2001, by and among the Company, BP Corporation North America Inc. and Amoco Oil
           Company (incorporated by reference herein to Exhibit 2.2 to the Company's Current Report on Form 8-K filed on September
           21, 2001, File No. 1-3473).
    2.11   Asset Purchase Agreement, dated July 16, 2001, by and among the Company, BP Corporation North America Inc. and BP
           Pipelines (North America) Inc. (incorporated by reference
           herein to Exhibit 2.1 to the Company's Quarterly Report on
           Form 10-Q for the quarter ended September 30, 2001, File No.
           1-3473).
    2.12   Sale and Purchase Agreement for Golden Eagle Refining and
           Marketing Assets, dated February 4, 2002, by and among
           Ultramar Inc. and Tesoro Refining and Marketing Company,
           including First Amendment dated February 20, 2002 and
           related Purchaser Parent Guaranty dated February 4, 2002
           (incorporated by reference herein to Exhibit 2.12 to the
           Company's Annual Report on Form 10-K for the fiscal year
           ended December 31, 2001, File No. 1-3473).
    2.13   Second Amendment dated May 3, 2002 to the Sale and Purchase
           Agreement for Golden Eagle Refining and Marketing Assets, as
           amended, by and between Tesoro Refining and Marketing
           Company and Ultramar, Inc. (incorporated by reference herein to Exhibit 2.1 to the Company's Current Report on Form 8-K
           filed on May 9, 2002, File No. 1-3473).

EXHIBIT
 NUMBER                            DESCRIPTION
-------                            -----------
    3.1    Restated Certificate of Incorporation of the Company
           (incorporated by reference herein to Exhibit 3 to the
           Company's Annual Report on Form 10-K for the fiscal year
           ended December 31, 1993, File No. 1-3473).
    3.2    By-Laws of the Company, as amended through June 6, 1996
           (incorporated by reference herein to Exhibit 3.2 to the
           Company's Annual Report on Form 10-K for the fiscal year
           ended December 31, 1996, File No. 1-3473).
    3.3    Amendment to Restated Certificate of Incorporation of the
           Company adding a new Article IX limiting Directors'
           Liability (incorporated by reference herein to Exhibit 3(b)
           to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473).
    3.4    Certificate of Designation Establishing a Series of $2.20
           Cumulative Convertible Preferred Stock, dated as of January
           26, 1983 (incorporated by reference herein to Exhibit 3(c)
           to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473).
    3.5    Certificate of Designation Establishing a Series A
           Participating Preferred Stock, dated as of December 16, 1985
           (incorporated by reference herein to Exhibit 3(d) to the
           Company's Annual Report on Form 10-K for the fiscal year
           ended December 31, 1993, File No. 1-3473).
    3.6    Certificate of Amendment, dated as of February 9, 1994, to
           Restated Certificate of Incorporation of the Company
           amending Article IV, Article V, Article VII and Article VIII
           (incorporated by reference herein to Exhibit 3(e) to the
           Company's Annual Report on Form 10-K for the fiscal year
           ended December 31, 1993, File No. 1-3473).
    3.7    Certificate of Amendment, dated as of August 3, 1998, to
           Certificate of Incorporation of the Company, amending
           Article IV, increasing the number of authorized shares of
           Common Stock from 50,000,000 to 100,000,000 (incorporated by reference herein to Exhibit 3.1 to the Company's Quarterly
           Report on Form 10-Q for the period ended September 30, 1998,
           File No. 1-3473).
    3.8    Certificate of Designation of 7.25% Mandatorily Convertible
           Preferred Stock (incorporated by reference herein to Exhibit
           4.1 to the Company's Current Report on Form 8-K filed on
           July 1, 1998, File No. 1-3473).
    3.9    Certificate of Incorporation of Digicomp, Inc. (incorporated by reference herein to Exhibit 3.9 to Registration Statement
           No. 333-75056).
    3.10   Bylaws of Digicomp, Inc., as amended (incorporated by
           reference herein to Exhibit 3.10 to Registration Statement
           No. 333-75056).
    3.11   Certificate of Incorporation of Far East Maritime Company
           (incorporated by reference herein to Exhibit 3.11 to
           Registration Statement No. 333-75056).
    3.12   Bylaws of Far East Maritime Company (incorporated by
           reference herein to Exhibit 3.12 to Registration Statement
           No. 333-75056).
    3.13   Certificate of Incorporation of Gold Star Maritime Company
           (incorporated by reference herein to Exhibit 3.13 to
           Registration Statement No. 333-75056).
    3.14   Bylaws of Gold Star Maritime Company (incorporated by
           reference herein to Exhibit 3.14 to Registration Statement
           No. 333-75056).
    3.15   Certificate of Incorporation of Kenai Pipe Line Company
           (incorporated by reference herein to Exhibit 3.15 to
           Registration Statement No. 333-75056).
    3.16   Bylaws of Kenai Pipe Line Company, as amended (incorporated by reference herein to Exhibit 3.16 to Registration
           Statement No. 333-75056).
    3.17   Articles of Incorporation of Smiley's Super Service, Inc.
           (incorporated by reference herein to Exhibit 3.17 to
           Registration Statement No. 333-75056).
    3.18   Bylaws of Smiley's Super Service, Inc. (incorporated by
           reference herein to Exhibit 3.18 to Registration Statement
           No. 333-75056).
    3.19   Certificate of Incorporation of Tesoro Alaska Company, as
           amended (incorporated by reference herein to Exhibit 3.19 to
           Registration Statement No. 333-75056).
    3.20   Bylaws of Tesoro Alaska Company, as amended (incorporated by reference herein to Exhibit 3.20 to Registration Statement
           No. 333-75056).

EXHIBIT
 NUMBER                            DESCRIPTION
-------                            -----------
    3.21   Certificate of Incorporation of Tesoro Alaska Pipeline
           Company, as amended (incorporated by reference herein to
           Exhibit 3.21 to Registration Statement No. 333-75056).
    3.22   Bylaws of Tesoro Alaska Pipeline Company, as amended
           (incorporated by reference herein to Exhibit 3.22 to
           Registration Statement No. 333-75056).
    3.23   Certificate of Incorporation of Tesoro Aviation Company, as
           amended (incorporated by reference herein to Exhibit 3.23 to
           Registration Statement No. 333-75056).
    3.24   Bylaws of Tesoro Aviation Company (incorporated by reference herein to Exhibit 3.24 to Registration Statement No.
           333-75056).
    3.25   Certificate of Tesoro Financial Services Holding Company
           (incorporated by reference herein to Exhibit 3.25 to
           Registration Statement No. 333-75056).
    3.26   Bylaws of Tesoro Financial Services Holding Company
           (incorporated by reference herein to Exhibit 3.26 to
           Registration Statement No. 333-75056).
    3.27   Certificate of Incorporation of Tesoro Gas Resources
           Company, Inc. (incorporated by reference herein to Exhibit
           3.27 to Registration Statement No. 333-75056).
    3.28   Bylaws of Tesoro Gas Resources Company, Inc. (incorporated by reference herein to Exhibit 3.28 to Registration
           Statement No. 333-75056).
    3.29   Articles of Incorporation of Tesoro Hawaii Corporation, as
           amended (incorporated by reference herein to Exhibit 3.29 to
           Registration Statement No. 333-75056).
    3.30   Bylaws of Tesoro Hawaii Corporation, as amended
           (incorporated by reference herein to Exhibit 3.30 to
           Registration Statement No. 333-75056).
    3.31   Certificate of Incorporation of Tesoro High Plains Pipeline
           Company, as amended (incorporated by reference herein to
           Exhibit 3.31 to Registration Statement No. 333-75056).
    3.32   Bylaws of Tesoro High Plains Pipeline Company (incorporated by reference herein to Exhibit 3.32 to Registration
           Statement No. 333-75056).
    3.33   Certificate of Incorporation of Tesoro Marine Services
           Holding Company, as amended (incorporated by reference
           herein to Exhibit 3.33 to Registration Statement No.
           333-75056).
    3.34   Bylaws of Tesoro Marine Services Holding Company
           (incorporated by reference herein to Exhibit 3.34 to
           Registration Statement No. 333-75056).
    3.35   Certificate of Formation of Tesoro Marine Services, LLC
           (formerly Tesoro Marine Services, Inc)(incorporated by
           reference herein to Exhibit 3.35 to Registration Statement
           No. 333-75056).
    3.36   Limited Liability Company Agreement of Tesoro Marine
           Services, LLC (incorporated by reference herein to Exhibit
           3.36 to Registration Statement No. 333-75056).
    3.37   Certificate of Incorporation of Tesoro Maritime Company
           (incorporated by reference herein to Exhibit 3.37 to
           Registration Statement No. 333-75056).
    3.38   Bylaws of Tesoro Maritime Company (incorporated by reference herein to Exhibit 3.38 to Registration Statement No.
           333-75056).
    3.39   Articles of Incorporation of Tesoro Northstore Company, as
           amended (incorporated by reference herein to Exhibit 3.39 to
           Registration Statement No. 333-75056).
    3.40   Bylaws of Tesoro Northstore Company, as amended
           (incorporated by reference herein to Exhibit 3.40 to
           Registration Statement No. 333-75056).
    3.41   Certificate of Incorporation of Tesoro Petroleum Companies,
           Inc., as amended (incorporated by reference herein to
           Exhibit 3.41 to Registration Statement No. 333-75056).
    3.42   Bylaws of Tesoro Petroleum Companies, Inc., as amended
           (incorporated by reference herein to Exhibit 3.9 to
           Registration Statement No. 333-75056).
    3.43   [Intentionally omitted]
    3.44   [Intentionally omitted]
    3.45   [Intentionally omitted]
    3.46   [Intentionally omitted]
    3.47   Certificate of Incorporation of Tesoro Technology Company,
           as amended (incorporated by reference herein to Exhibit 3.47 to Registration Statement No. 333-75056).

EXHIBIT
 NUMBER                            DESCRIPTION
-------                            -----------
    3.48   Bylaws of Tesoro Technology Company, as amended
           (incorporated by reference herein to Exhibit 3.48 to
           Registration Statement No. 333-75056).
    3.49   Certificate of Incorporation of Tesoro Vostock Company, as
           amended (incorporated by reference herein to Exhibit 3.49 to
           Registration Statement No. 333-75056).
    3.50   Bylaws of Tesoro Vostock Company, as amended (incorporated by reference herein to Exhibit 3.50 to Registration
           Statement No. 333-75056).
    3.51   Certificate of Incorporation of Tesoro Refining and
           Marketing Company (formerly Tesoro West Coast Company), as amended (incorporated by reference herein to Exhibit 3.51 to
           Registration Statement No. 333-75056).
    3.52   Bylaws of Tesoro Refining and Marketing Company (formerly
           Tesoro West Coast Company), as amended (incorporated by
           reference herein to Exhibit 3.52 to Registration Statement
           No. 333-75056).
    3.53   Certificate of Incorporation of Victory Finance Company, as
           amended (incorporated by reference herein to Exhibit 3.53 to
           Registration Statement No. 333-75056).
    3.54   Bylaws of Victory Finance Company (incorporated by reference herein to Exhibit 3.54 to Registration Statement No.
           333-75056).
    3.55   Certificate of Incorporation of Tesoro Trading Company, as
           amended (incorporated by reference herein to Exhibit 3.1 to
           Amendment No. 1 to Registration Statement No. 333-84018).
    3.56   Bylaws of Tesoro Trading Company (incorporated by reference herein to Exhibit 3.2 to Amendment No. 1 to Registration
           Statement No. 333-84018).
    4.1    Form of Coastwide Energy Services Inc. 8% Convertible
           Subordinated Debenture (incorporated by reference herein to
           Exhibit 4.3 to Post-Effective Amendment No. 1 to
           Registration No. 333-00229).
    4.2    Debenture Assumption and Conversion Agreement dated as of
           February 20, 1996, between the Company, Coastwide Energy
           Services, Inc. and CNRG Acquisition Corp. (incorporated by reference herein to Exhibit 4.4 to Post-Effective Amendment
           No. 1 to Registration No. 333-00229).
    4.3    Form of Cancellation/Substitution Agreement by and between the Company, Coastwide Energy Services, Inc. and Optionee
           (incorporated by reference herein to Exhibit 4.6 to
           Post-Effective Amendment No. 1 to Registration No.
           333-00229).
    4.4    Indenture, dated as of July 2, 1998, between Tesoro
           Petroleum Corporation and U.S. Bank Trust National
           Association, as Trustee (incorporated by reference herein to
           Exhibit 4.4 to Registration Statement No. 333-59871).
    4.5    Form of 9% Senior Subordinated Notes due 2008 and 9% Senior
           Subordinated Notes due 2008, Series B (filed as part of
           Exhibit 4.4 hereof) (incorporated by reference herein to
           Exhibit 4.5 to Registration Statement No. 333-59871).
    4.7    Indenture, dated as of November 6, 2001, between Tesoro
           Petroleum Corporation and U.S. Bank Trust National
           Association, as Trustee (incorporated by reference herein to
           Exhibit 4.8 to Registration Statement No. 333-75056).
    4.8    Form of 9 5/8% Senior Subordinated Notes due 2008 and 9 5/8%
           Senior Subordinated Notes due 2008, Series B (filed as part of Exhibit 4.7 hereof).
    4.9    Indenture, dated as of April 9, 2002, between Tesoro Escrow
           Corp. and U.S. Bank National Association, as Trustee
           (incorporated by reference herein to Exhibit 4.9 to
           Registration Statement No. 333-84018).
   *4.10   Supplemental Indenture, dated as of May 17, 2002, among
           Tesoro Escrow Corp., Tesoro Petroleum Corporation, the
           subsidiary guarantors and U.S. Bank National Association, as
           Trustee.
    4.11   Form of 9 5/8% Senior Subordinated Notes due 2012 (filed as part of Exhibit 4.9 hereof) (incorporated by reference
           herein to Exhibit 4.10 to Registration Statement No.
           333-84018).
    4.12   Registration Rights Agreement, dated as of April 9, 2002,
           among Tesoro Petroleum Corporation, certain subsidiary
           guarantors, Lehman Brothers Inc., ABN AMRO, Incorporated,
           Banc One Capital Markets, Inc., Credit Lyonnais Securities
           (USA), Inc. and Scotia Capital (USA) Inc. (incorporated by reference herein to Exhibit 4.12 to Registration Statement
           No. 333-84018).

EXHIBIT
 NUMBER                            DESCRIPTION
-------                            -----------
   *5.1    Opinion of Fulbright & Jaworski L.L.P.
   10.1    $1,275,000,000 Amended and Restated Credit Agreement, dated as of May 17, 2002, among the Company and Lehman Brothers
           Inc. (arranger), Lehman Commercial Paper Inc. (the syndica-
           tion agent), Bank One, NA (the administrative agent) and a syndicate of banks, financial institutions and other
           entities (incorporated by reference to Exhibit 10.4 to the
           Company's Current Report on Form 8-K filed on May 24, 2002,
           File No. 1-3473).
   10.2    Guarantee and Collateral Agreement, dated as of September 6,
           2001, made by Tesoro Petroleum Corporation in favor of Bank
           One, NA, as Administrative Agent (incorporated by reference to Exhibit 10.2 to Amendment No. 2 to the Company's Current
           Report on Form 8-K filed on November 5, 2001. File No.
           1-3473).
   10.3    $100 million Promissory Note, dated as of May 17, 2002,
           payable by the Company to Ultramar Inc. (incorporated by
           reference to Exhibit 10.1 to the Company's Current Report on
           Form 8-K filed on May 24, 2002, File No. 1-3473).
   10.4    $50 million Promissory Note, dated as of May 17, 2002,
           payable by the Company to Ultramar Inc. (incorporated by
           reference to Exhibit 10.2 to the Company's Current Report on
           Form 8-K filed on May 24, 2002, File No. 1-3473).
  +10.5    The Company's Amended Executive Security Plan, as amended
           through November 13, 1989, and Funded Executive Security
           Plan, as amended through February 28, 1990, for executive
           officers and key personnel (incorporated by reference herein to Exhibit 10(f) to the Company's Annual Report on Form 10-K
           for the fiscal year ended September 30, 1990, File No.
           1-3473).
  +10.6    Sixth Amendment to the Company's Amended Executive Security
           Plan and Seventh Amendment to the Company's Funded Executive
           Security Plan, both dated effective March 6, 1991
           (incorporated by reference herein to Exhibit 10(g) to the
           Company's Annual Report on Form 10-K for the fiscal year
           ended September 30, 1991, File No. 1-3473).
  +10.7    Seventh Amendment to the Company's Amended Executive
           Security Plan and Eighth Amendment to the Company's Funded
           Executive Security Plan, both dated effective December 8,
           1994 (incorporated by reference herein to Exhibit 10(f) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, File No. 1-3473).
  +10.8    Eighth Amendment to the Company's Amended Executive Security
           Plan and Ninth Amendment to the Company's Funded Executive
           Security Plan, both dated effective June 6, 1996 (incorpo-
           rated by reference herein to Exhibit 10.5 to the Company's
           Annual Report on Form 10-K for the fiscal year ended
           December 31, 1998, File No. 1-3473).
  +10.9    Ninth Amendment to the Company's Amended Executive Security
           Plan and Tenth Amendment to the Company's Funded Executive
           Security Plan, both dated effective October 1, 1998
           (incorporated by reference herein to Exhibit 10.6 to the
           Company's Annual Report on Form 10-K for the fiscal year
           ended December 31, 1998, File No. 1-3473).
  +10.10   Amended and Restated Employment Agreement between the
           Company and Bruce A. Smith dated November 1, 1997
           (incorporated by reference therein to Exhibit 10.4 to the
           Company's Annual Report on Form 10-K for the fiscal year
           ended December 31, 1997, File No. 1-3473).
  +10.11   First Amendment dated October 28, 1998 to Amended and
           Restated Employment Agreement between the Company and Bruce
           A. Smith dated November 1, 1997 (incorporated by reference herein to Exhibit 10.8 to the Company's Annual Report on
           Form 10-K for the fiscal year ended December 31, 1998, File
           No. 1-3473).
  +10.12   Amended and Restated Employment Agreement between the
           Company and William T. Van Kleef dated as of October 28,
           1998 (incorporated by reference herein to Exhibit 10.9 to
           the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, File No. 1-3473).
  +10.13   Amended and Restated Employment Agreement between the
           Company and James C. Reed, Jr. dated as of October 28, 1998
           (incorporated by reference herein to Exhibit 10.10 to the
           Company's Annual Report on Form 10-K for the fiscal year
           ended December 31, 1998, File No. 1-3473).
  +10.14   Management Stability Agreement between the Company and
           Thomas E. Reardon dated December 14, 1994 (incorporated by reference herein to Exhibit 10(w) to Registration Statement
           No. 333-00229).

EXHIBIT
 NUMBER                            DESCRIPTION
-------                            -----------
  +10.15   Management Stability Agreement between the Company and Faye
           W. Kurren dated March 15, 2000 (incorporated by reference
           herein to Exhibit 10.1 to the Company's Quarterly Report on
           Form 10-Q for the quarterly period ended March 31, 2000,
           File No. 1-3473).
  +10.16   Management Stability Agreement between the Company and
           Donald A. Nyberg dated December 12, 1996 (incorporated by
           reference herein to Exhibit 10.7 to the Company's Annual
           Report on Form 10-K for the fiscal year ended December 31,
           1997, File No. 1-3473).
  +10.17   Management Stability Agreement between the Company and
           Richard M. Parry dated March 15, 2000 (incorporated by
           reference herein to Exhibit 10.2 to the Company's Quarterly
           Report on Form 10-Q for the quarterly period ended March 31,
           2000, File No. 1-3473).
  +10.18   Management Stability Agreement between the Company and Steve
           Wormington dated September 27, 1995 (incorporated by
           reference herein to Exhibit 10.9 to the Company's Annual
           Report on Form 10-K for the fiscal year ended December 31,
           1997, File No. 1-3473).
  +10.19   Management Stability Agreement between the Company and
           Gregory A. Wright dated February 23, 1995 (incorporated by reference herein to Exhibit 10(p) to the Company's Annual
           Report on Form 10-K for the fiscal year ended December 31,
           1994, File No. 1-3473).
  +10.20   Management Stability Agreement between the Company and
           Sharon L. Layman dated December 14, 1994 (incorporated by
           reference herein to Exhibit 10.14 to the Company's Annual
           Report on Form 10-K for the fiscal year ended December 31,
           1999, File No. 1-3473).
  +10.21   Management Stability Agreement between the Company and W.
           Eugene Burden dated February 11, 2001 (incorporated by
           reference herein to Exhibit 10.1 to the Company's Quarterly
           Report on Form 10-Q for the fiscal quarter ended June 30,
           2001, File No. 1-3473).
  +10.22   Management Stability Agreement between the Company and
           Sharlene S. Fey dated April 8, 2001 (incorporated by
           reference herein to Exhibit 10.1 to the Company's Quarterly
           Report on Form 10-Q for the fiscal quarter ended June 30,
           2001, File No. 1-3473).
  +10.23   Management Stability Agreement between the Company and Jerry
           H. Mouser dated April 8, 2001 (incorporated by reference
           herein to Exhibit 10.1 to the Company's Quarterly Report on
           Form 10-Q for the fiscal quarter ended June 30, 2001, File
           No. 1-3473).
  +10.24   Management Stability Agreement between the Company and
           Everett D. Lewis dated March 15, 2001 (incorporated by
           reference herein to Exhibit 10.1 to the Company's Quarterly
           Report on Form 10-Q for the fiscal quarter ended June 30,
           2001, File No. 1-3473).
  +10.25   Management Stability Agreement between the Company and James
           L. Taylor dated July 27, 2001 (incorporated by reference
           herein to Exhibit 10.24 to Registration Statement No.
           333-75056).
  +10.26   Management Stability Agreement between the Company and
           Daniel J. Porter dated September 6, 2001 (incorporated by
           reference herein to Exhibit 10.25 to Registration Statement
           No. 333-75056).
  +10.27   Management Stability Agreement between the Company and Rick
           D. Weyen dated September 6, 2001 (incorporated by reference herein to Exhibit 10.26 to Registration Statement No.
           333-75056).
  +10.28   Management Stability Agreement between the Company and G.
           Scott Spendlove dated January 24, 2002 (incorporated by
           reference herein to Exhibit 10.1 to the Company's Quarterly
           Report on Form 10-Q for the fiscal quarter ended March 31,
           2002, File No. 1-3473).
  +10.29   The Company's Amended Incentive Stock Plan of 1982, as
           amended through February 24, 1988 (incorporated by reference herein to Exhibit 10(t) to the Company's Annual Report on
           Form 10-K for the fiscal year ended September 30, 1988, File
           No. 1-3473).
  +10.30   Resolution approved by the Company's stockholders on April
           30, 1992 extending the term of the Company's Amended
           Incentive Stock Plan of 1982 to February 24, 1994
           (incorporated by reference herein to Exhibit 10(o) to the
           Company's Annual Report on Form 10-K for the fiscal year
           ended December 31, 1992, File No. 1-3473).
  +10.31   Copy of the Company's Amended and Restated Executive
           Long-Term Incentive Plan, as amended through May 25, 2000
           (incorporated by reference herein to Exhibit 99.1 to the
           Company's Registration Statement No. 333-39070 filed on Form
           S-8).

EXHIBIT
 NUMBER                            DESCRIPTION
-------                            -----------
 *+10.32   Amendment to the Company's Amended and Restated Executive
           Long-Term Incentive Plan effective as of June 20, 2002.
  +10.33   Copy of the Company's 1998 Performance Incentive
           Compensation Plan (incorporated by reference herein to
           Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q
           for the period ended September 30, 1998, File No. 1-3473).
  +10.34   Copy of the Company's Non-Employee Director Retirement Plan
           dated December 8, 1994 (incorporated by reference herein to
           Exhibit 10(t) to the Company's Annual Report on Form 10-K
           for the fiscal year ended December 31, 1994, File No.
           1-3473).
  +10.35   Copy of the Company's Board of Directors Deferred
           Compensation Plan dated February 23, 1995 (incorporated by reference herein to Exhibit 10(u) to the Company's Annual
           Report on Form 10-K for the fiscal year ended December 31,
           1994, File No. 1-3473).
  +10.36   Copy of the Company's Board of Directors Deferred
           Compensation Trust dated February 23, 1995 (incorporated by reference herein to Exhibit 10(v) to the Company's Annual
           Report on Form 10-K for the fiscal year ended December 31,
           1994, File No. 1-3473).
  +10.37   Copy of the Company's Board of Directors Deferred Phantom
           Stock Plan (incorporated by reference herein to Exhibit 10 to the Company's Quarterly Report on Form 10-Q for the
           quarter ended March 31, 1997, File No. 1-3473).
  +10.38   Phantom Stock Option Agreement between the Company and Bruce
           A. Smith dated effective October 29, 1997 (incorporated by reference herein to Exhibit 10.20 to the Company's Annual
           Report on Form 10-K for the fiscal year ended December 31,
           1997, File No. 1-3473).
   10.39   Form of Indemnification Agreement between the Company and
           its officers and directors (incorporated by reference herein to Exhibit B to the Company's Proxy Statement for the Annual
           Meeting of Stockholders held on February 25, 1987, File No.
           1-3473).
  +10.40   Copy of the Company's Amended and Restated 1995 Non-Employee
           Director Stock Option Plan (incorporated by reference herein to Exhibit 10.2 to the Company's Quarterly Report on Form
           10-Q for the fiscal quarter ended March 31, 2002, File No.
           1-3473).
 *+10.41   Amendment to the Company's Amended and Restated 1995
           Non-Employee Director Stock Option Plan effective as of June
           20, 2002.
   10.42   Letter dated May 5, 2002 from the Company to the State of
           California Department of Justice, Office of Attorney General
           (incorporated by reference to Exhibit 10.3 to the Company's
           Current Report on Form 8-K filed on May 24, 2002, File No.
           1-3473).
  *12.1    Statement of Computation of Ratio of Earnings to Fixed
           Charges.
  *21.1    Subsidiaries of the Company.
  *23.1    Consent of Deloitte & Touche LLP.
  *23.2    Consent of Ernst & Young LLP.
  *23.3    Consent of Fulbright & Jaworski L.L.P. (included in their
           opinion filed as Exhibit 5.1).
  *24.1    Powers of Attorney of certain officers and directors of
           Tesoro Petroleum Corporation and other Registrants (included on the signature pages).
  *25.1    Form T-1, Statement of Eligibility under the Trust Indenture
           Act of 1939 of U.S. Bank Trust National Association.
  *99.1    Form of Letter of Transmittal and Consent.
  *99.2    Form of Notice of Guaranteed Delivery.
  *99.3    Form of Letter from Tesoro Petroleum Corporation to
           Registered Holders and Depository Trust Company
           Participants.
  *99.4    Form of Instructions from Beneficial Owners to Registered
           Holders and Depository Trust Company Participants.
  *99.5    Form of Letter to Clients.

---------------

*  Filed herewith.

 + Identifies management contracts or compensatory plans or arrangements.